ROCHE
Engineering











RARE ELEMENT RESOURCES INC.
Bear Lodge Project
Canadian NI 43-101

Technical Report on the Mineral Reserves and Development of the Bull Hill Mine

April 2012

ROCHE
Engineering



RARE ELEMENT RESOURCES INC.

Bear Lodge Project
Canadian NI 43-101

Technical Report on the Mineral Reserves and Development of the Bull Hill Mine

Digitally signed by Eric F. Larochelle
DN: cn=Eric F. Larochelle, o=Roche Engineering,
ou=Vice President of Operations, USA,
email=eric.larochelle@roche-engineering.com,
c=US
Date: 2012.04.13 10:28:17 -06'00'

April 2012

Roche engineering
9815 Monroe Street, Suite 502
Sandy Utah, 84070
USA
Phone 801-871-2400
www.roche-engineering.com

ROCHE Engineering

CERTIFICATE OF AUTHOR

Eric F. Larochelle, Eng.
Roche Engineering Inc.
9815 Monroe Street, Suite 502
Sandy, Utah 84070, USA
Phone : 801 871 2400 Fax : 801 565 0116

I, Eric F. Larochelle, do hereby certify that:

1. I am Vice President, Operation and carried out this assignment as author/reviewer of Roche Engineering Inc., 9815 Monroe Street, Suite 502, Sandy, Utah, 84070, USA.
2. This certificate applies to the Technical Report titled "Rare Element Resources Inc. - Bear Lodge Project, Canadian NI 43-101 Technical Report on the Mineral Reserves and Development of the Bull Hill Mine" dated April 13, 2012.
3. I am a graduate of McGill University, located in Montréal with a B. Eng in Chemical Engineering in December of 1989;
4. I am a Senior Chemical Engineer, Member of the Ordre des Ingénieurs du Québec (#112819)
5. I have practiced my profession continuously as a chemical engineer in the industry for 22 years;
6. I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education, affiliation with a professional association (as defined by NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101;
7. I have supervised the development of the technical content in the following sections (17,18,21,22,24,25,26);
8. I visited the property in November of 2011;
9. I have had no prior involvement with the properties that are the subject of this Technical Report.
10. I am independent of the issuer as defined in section 1.5 of NI 43-101.

11. I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
12. As of the date of this certificate, to the best of my information, knowledge and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

I consent of the filing of the Technical Report with any Canadian stock exchange and consent other securities regulatory authority and any publication by them for regulatory purposes of the technical report.

Dated, April 13, 2012

"Signed and Sealed, Eric F. Larochelle"

Eric F. Larochelle, Eng.
OIQ # 112819

Certificate of Author

Alan C. Noble
Ore Reserves Engineering
Lakewood, Colorado 80215 USA
Telephone: 303-237-8271 Fax: 303-237-4533
Email: alan@ore-reserves.com

As an author of the technical report dated April 13, 2012, entitled "Technical Report on the Mineral Reserves and Development of the Bull Hill Mine" (the "Technical Report"), and prepared for Rare Element Resources Inc., I, Alan C. Noble, P.E. do hereby certify that:

1. I am a self-employed Mining Engineer doing business as:

   Ore Reserves Engineering
   12254 Applewood Knolls Drive
   Lakewood, Colorado 80215 USA

2. I graduated from the Colorado School of Mines in Golden, CO with a Bachelor of Science Mining Engineering in 1970.

3. I am a Registered Professional Engineer in the State of Colorado, USA, PE 26122. In addition, I am a Member of the Society of Mining, Metallurgy, and Exploration (SME).

4. I have practiced my profession as a mining engineer continuously since graduation for a total of 42 years. During that time I worked on mineral resource estimates and mine planning for over 135 mineral deposits.

5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration as a professional engineer and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6. I am responsible for Section 14 of the Technical Report. In addition, I prepared the resource estimate that is used as the basis for the Technical Report.

7. I have had prior involvement with the property that is the subject of the Technical. This prior involvement included preparation of several previous Technical Reports and resource estimates. I last visited the property in August 2011 for a period of three days.

8. As of the date of the certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9. I am independent of the issuer, Rare Element Resources Inc., applying all of the tests of Section 1.5 of National Instrument 43-101.

10. I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and that form.

11. I consent to the filing of the Technical Report with stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 13th Day of April 2012

"Signed and Sealed, Alan C. Noble"

____

Alan C. Noble, PE 26122.

John T. Boyd Company
Mining and Geological Consultants

Michael P. Richardson, P.E.
600 17th Street, Suite 710S
Denver, CO 80202, USA
Telephone: 303-293-8988
Fax: 303-293-2232
Email: m-rich@jtboyd.com

CERTIFICATE OF QUALIFIED PERSON

As an author of the report entitled "Rare Element Resources Inc. Bear Lodge Project, Canadian NI 43-101, Technical Report on the Mineral Reserves and Development of the Bull Hill Mine" (the "Technical Report"), dated 13 April 2012 and prepared for Rare Element Resources, Ltd., I, Michael P. Richardson, do hereby certify that:

- I am a Senior Mining Engineer with the John T. Boyd Company (BOYD), Mining and Geological Consultants, and employed at BOYD's Denver, Colorado office located at 600 17th Street, Suite 710S, Denver, CO 80202, USA.

- I graduated from the Colorado School of Mines, Golden, Colorado, in 1969, with the degree Geologic Engineer.

- I am a Registered Professional Engineer in the State of Colorado, registration number 33279. I am a Registered Member of The Society for Mining, Metallurgy, and Exploration, Inc. (SME), member number 2701350RM.

- I have practiced my profession as a mining engineer for a total of 37 years. During that time I have worked in engineering positions at operating mines, corporate offices and as an independent consultant. I have experience working in nine different countries on four continents. My experience encompasses most major metals as well as some industrial minerals and coal. I have been involved with many mining related disciplines including mining engineering, geology, metallurgy and environmental.

- I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration as a professional engineer, affiliation with a professional association (as defined in NI 43-101) and past relevant

work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

- I am the author of Chapter 15, Mineral Reserve Estimate, and Chapter 16, Mining Methods, of the Technical Report.

- I have been associated with the Bear Lodge project for over two years, serving as an independent, outside consultant to Rare Element Resources Ltd. During that time. I have visited the property on two occasions, once in September 2009 and once in July 2010.

- As of the date of the certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

- I am independent of Rare Earth Resources, Ltd. as defined in Part 1.5 of the NI 43-101.

- I have read National Instrument 43-101 and Form 43-101F1, and Chapters 15 and 16 of the Technical Report have been prepared in compliance with that instrument and that form.

- I consent to the filing of the Technical Report with stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Signed and Sealed "Michael P. Richardson, P.E."

Michael P. Richardson, P.E. 33279
13 April 2012, Denver, Colorado USA

CERTIFICATE OF QUALIFIED PERSON

Jaye T Pickarts
Rare Element Resources, Inc.
225 Union Blvd. Suite 250
Lakewood, Colorado 80228

Telephone:	720 278 2460
Fax:	720 278 2490
Email:	jpickarts@rareelementresources.com

I, Jaye T Pickarts, do hereby certify that:

I am the Chief Operating Officer for Rare Element Resources Inc., 225 Union Blvd., Suite 250 Lakewood, Colorado 80228

1. This certificate applies to the Technical Report titled "Rare Element Resources Inc., Bear Lodge Project, Canadian NI 43-101,Technical Report on the Mineral Reserves and Development of the Bull Hill Mine" (the "Technical Report"), dated April 13, 2012 for Rare Element Resources Inc.
2. I graduated from the Montana College of Mineral Science and Technology, Butte, Montana, with a Bachelor of Science Degree in Mineral Processing Engineering in 1982.
3. I am a Licensed Professional Engineer in the State of Colorado, USA, PE37268 and the State of Nevada, USA PE020893. In addition, I am a Registered Member of the Society for Mining, Metallurgy, and Exploration (SME) No. 2543360 and a Qualified Person member of the Mining and Metallurgical Society of America (MMSA).
4. I have practiced my profession continuously since 1982, and have been involved in mineral processing and metallurgical engineering for a total of 30 years.
5. I have read the definition of "Qualified Person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration as a professional engineer, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.
6. I am responsible for the preparation of Items 13, Mineral Processing and Metallurgical Testing, Item 17, Recovery Methods, and Item 20, Environmental Studies, Permitting and Social or Community Impact, of the Technical Report.
7. I have visited the property several times, the most recently on November 4, 2011.
8. I have had prior involvement with the property that is the subject of the Technical Report. The nature of my involvement is the preparation of metallurgical test programs and environmental baseline studies prior to my engagement as the Chief Operating Officer for Rare Element Resources, during 2010 and part of 2011.
9. I am NOT independent of the issuer as described in Section 1.5 of NI 43-101.
10. I have read NI 43-101 and Form 43-101F1, and Items 13, 17, and 20 of the Technical Report have been prepared in compliance with the instrument and form.
11. As the effective date of the Technical Report, to the best of my information, knowledge and belief, Items 13, 17, and 20 of the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated the 12th day of April 2012.

Original signed and sealed by

Signed: Jaye T. Pickarts, P.E. 37268/020893

PROFESSIONAL ENGINEER - STATE OF NEVADA
JAYE THOMAS PICKARTS
Exp: 12/2013
MINING
No. 020893

CERTIFICATE OF QUALIFIED PERSON

Donald E. Ranta
309 Parkview Avenue
Golden, Colorado 80401

Telephone: 303 526 4850
Fax: 303 526 4628
Email: deranta@comcast.net

I, Donald E. Ranta, Ph.D., C.P.G. do hereby certify that:

I am the Chairman and a Director for Rare Element Resources Ltd. and Rare Element Resources, Inc., 225 Union Blvd., Suite 250, Lakewood, Colorado 80228

1. This certificate applies to the Technical Report titled "Rare Element Resources Inc., Bear Lodge Project, Canadian NI 43-101,Technical Report on the Mineral Reserves and Development of the Bull Hill Mine" (the "Technical Report"), dated April 16, 2012 for Rare Element Resources Inc.

2. I graduated from: a) the Colorado School of Mines, Golden, Colorado, with a Doctor of Philosophy in Geological Engineering in 1974; b) the University of Nevada, Reno, Nevada, with a Master of Science in Geological Engineering in 1967; c) the University of Minnesota, Minneapolis, with a Bachelor of Science in Geological Engineering in 1965.

3. I am a Certified Professional Geologist of the American Institute of Professional Geologists, USA, CPG-10926. In addition, I am a Member and Past-President of the Society for Mining, Metallurgy, and Exploration (SME).

4. I have practiced my profession as a geologist continuously since my graduations for a total of 40 years. During that time I worked in mineral exploration, project evaluation, or mine geology in many around the world. I have managed these activities in a series of positions with increasing responsibilities for a variety of major mining companies culminating as a Vice President of Exploration.

5. I have read the definition of "Qualified Person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration as a professional engineer, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.

6. I am responsible for reviewing and approving Item 2, Introduction, Item 3, A Reliance on Other Experts, Item 4, Property Description and Location, Item 5, Accessibility, Climate, etc., Item 7, Geological Setting and Mineralization, Item 8, Deposit Types, Item 9, Exploration, Item 10, Drilling, Item 11, Sample Preparation, Analyses and Security, and Item 12 Data Verification.

7. I have visited the property multiple times over the past four and a half years, most recently on September 8, 2011.

8. I have had extensive prior involvement with the property that is the subject of the Technical Report. This prior involvement began in October 2007 with a series of visits to the Bear Lodge Mountains to review the technical activities during and following drilling programs. I have inspected all the available data, and had numerous conversations and other communications with James Clark, Ellen Leavitt and John Ray concerning information on the project during the past three to four years.

9. I am NOT independent of the issuer as described in Section 1.5 of NI 43-101.

10. I have read NI 43-101 and Form 43-101F1, and Items 2, 3,.4, 5, 7, 8, 9, 10, 11, and 12 of the Technical Report have been prepared in compliance with the instrument and form.

11. As the effective date of the Technical Report, to the best of my information, knowledge and belief, Items 2, 3, 4, 5, 7, 8, 9, 10, 11, and 12 of the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated the 13th day of April 2012.

Original signed and sealed by


AMERICAN INSTITUTE OF PROFESSIONAL GEOLOGISTS
CERTIFICATE NUMBER
10926
AIPG
DONALD E. RANTA
CERTIFIED PROFESSIONAL GEOLOGIST

Signed, Donald E Ranta

Table of Content

Appendices

List of Tables

List of Figures

Glossary

Ampere (amp) .... A
Average percent total rare earth oxide .... %TREO
Atmosphere .... atm
Billion cubic feet .... Bft^3
Centimeter .... cm
Centimeter per second .... cm/sec
Cubic yard .... yd^3
Cubic foot .... ft^3
Cubic feet per minute .... cfm
Degrees .... °
Degrees Fahrenheit .... °F
Degrees Celsius .... °C
Dollars per kilogram .... $/kg
Dollars per year .... $/y
Dollars per ton .... $/t
Dry short tons per day .... dstpd
Dry short tons of 2,000 pounds .... ton
Ferro-manganese rare earth element .... FMR
Feet (') .... ft
Gallons per minute (US) .... usgpm
Gram .... g
Gravity (g-force) .... g
Gram per cubic centimeter .... g/cc
Gram per square meter .... g/m^2
Hour .... h
Horsepower .... hp
Kilo (thousand) .... K
Kilogram .... kg
Kilometer .... km
Kilowatt .... kW
Kilowatt-hour .... kWh
Kiloamp .... kA

Kilovolt .... kV
Metric ton .... tonne
Metric ton per day .... mtpd
Metric ton per year .... mtpy
Miles per hour .... mph
Mega-annum (million years) .... Ma
Million .... MM
Million tons .... MM tons
Microns .... µm
Millimeter .... mm
Milliliter .... mL
Megavolt-ampere .... MVA
Megawatt .... MW
Meter .... m
Ounce .... oz
Percent .... %
Parts per million .... ppm
Pounds per cubic foot .... lb/ft^3
Second .... sec
Square feet .... ft^2
Short tons .... st
Short ton unit .... STU
Short tons per day .... stpd
Short tons per year .... stpy
Square meter .... m^2
thousandth of an inch .... mil
United States dollar .... USD
US dollars .... $
Volt V
Weight .... wt
Year .... y
Waste rock/ore .... W/Ore
Weight basis .... w/w
US dollars/ore ton .... $/ore ton

Universal Transverse Mercator geographic coordinate system .... UTM

Abbreviations and Acronyms

ALS Laboratories .... ALS
Approximately .... appx
Bureau of Land Management .... BLM
Canadian Institute of Mining, Metallurgy and Petroleum .... CIM
Controlled Source Audio-Magneto-Telluric .... CSMAT
Council of Environmental Quality .... CEQ
Definitive Feasibility Study .... DFS
Digital Elevation Model .... DIM
Distributed control system .... DCS
Environmental impact statement .... EIS
Freight on board .... FOB
Geographic information system .... GIS
General & administrative .... G&A
Global positioning system .... GPS
Geochemical Applications International Inc. .... GAII
Hydrometallurgical plant .... HYDROMET
High-grade .... HG
High density polyethylene .... HDPE
Heavy rare earth elements .... HREE
Internal rate of return .... IRR
Inverse-distance-power .... IDP
John T. Boyd Company .... BOYD
Low grade .... LG
Leachate collection and recovery systems .... LCRS
Land Quality Division .... LQD
Minus .... -
Minerals Exploration Geochemistry .... MEG
Mountain States R&D International .... MSRDI
Memorandum of understanding .... MOU
National environmental policy act .... NEPA
Net present value .... NPV

Net smelter returns .... NSR
Nearest neighbor .... NN
Ore Reserves Engineering .... O.R.E.
Plus .... +
Plus/minus .... +-
Physical upgrading plant .... PUG
Quality assurance/quality control .... QA/QC
Qualified person .... QP
Relative standard deviation .... RSD
Right of first refusal .... ROFR
Record of decision .... ROD
Rare Element Resource .... RER
Rare earth .... RE
Rare earth elements .... REE
Rare earth magnesium pentaborate .... CBT
Rare earth oxides .... REO
Standard deviation .... std dev
Standard penetration test .... SPT
Total rare earth elements .... TREE
Tailings storage facility .... TSF
Total rare earth oxides .... TREO
United Parcel Service .... UPS
US Bureau of Mines .... USBM
United States Forest Service .... USFS
Work in progress .... WIP
Weighted average cost of capital .... WACC
Wyoming Department of Environmental Quality .... WDEQ

1 Executive Summary

The purpose of this Preliminary Feasibility Study (PFS) is to provide Rare Element Resources, Inc. (RER or Company) a preliminary plan for the development of a rare-earth-element (REE) mining operation at the Bull Hill Mine of the Bear Lodge Project located in the Bear Lodge Mountains, in Crook County, Wyoming, and the processing facility located near Upton, in Weston County, Wyoming.

The Preliminary Feasibility Study was commissioned to provide a technical report with the following: the mineral reserve and resource model, the technical activities of the rare-earth exploration program, an open pit mine plan, a detailed description of mineral concentration and hydrometallurgical processing, and an economic analysis of the rare-earth project. These data are presented in this National Instrument compliant report titled: "Technical Report on the Mineral Reserves and Development of the Bull Hill Mine". The results of the PFS show that the Bear Lodge project is technologically feasible with robust returns on invested capital.

Table 1.1 - Bear Lodge Financial Summary (Million)

Pre-tax NPV @ 10% discount rate	$1,271
Pre-tax IRR	47.80%
Annual Pre-tax Cash flow	$234.25
Project Payback after start-up	2.1
Start-up Capital Expenditure	$334.062
Sustaining Capital Expenditure	$70.12
Life-of-Mine Capital Expenditure	$404.18
RE Concentrate Price, $/kg ($/lb.)	17.36 (7.89)
Estimated Annual Cash Operating Cost	$61.77

The scope of the development of the Bear Lodge Project is planned to consist of three principal components:

- The open-pit mine operation at Bull Hill and associated support facilities, located approximately 12 miles (19 kilometers) by road north of Sundance, Wyoming;

- A physical upgrading (PUG) plant for mineral pre-concentration located on-site adjacent to the mine, and
- A hydrometallurgical (Hydromet) plant for further concentration of the rare-earth elements (REE) into a rare-earth (RE) carbonate concentrate product at Upton, Wyoming.

Upton is located approximately 40 miles (64 kilometers) south from the Bull Hill Mine site and is adjacent to a railway line. The REE mineral pre-concentrate will be transported by truck to the Hydromet plant. The Hydromet plant will use hydrochloric acid leaching to produce a bulk mixed rare-earth carbonate concentrate, which represents the initial saleable product for the mining operation. All of these facilities are designed based on United States standards and international best practices.

Table 1.2 - Key Operating Assumptions (Nominal)

Annual Ore Production Short Tons	350,856
Tonnes	318,226
Average Stripping Ratio	8.7
Annual Production	
Concentrate Short Tons	23,111
Tonnes	20,962
TREO Short Tons	10,400
Tonnes	9,433
Average Grade %	3.62
Life of Mine yrs.	19
Mining Dilution %	5
Metallurgical Recovery %	81.4
Production Start-up	4th Quarter 2015
Ramp-up to Full Production	One year

Rare Element Resources Ltd., through its wholly owned subsidiary—Rare Element Resources, Inc., is developing the Bear Lodge rare-earth project in northeastern Wyoming. The project consists of the Bull Hill deposit, which is the most advanced resource, and is planned to be developed first. In addition several other deposits and targets located further to the west and north are likely to be developed sequentially, assuming resource and reserve definition. Exploration to define the other potential resources, some of which are enriched in the most valuable heavy rare earths, will continue for several years, and the rare-earth district is still open in two directions and could eventually prove to be much larger. Rare Element holds a 100% interest in the group of unpatented mining claims known as the Bear Lodge property. The Bear Lodge property consists of 497 claims and a leased Wyoming State section for a total of approximately 15 square miles (39 square kilometers).

Metallurgical testing, pilot plant testing and results, and plant engineering have progressed sufficiently for the process design to be reported in the Preliminary Feasibility Study.

Wyoming has been identified as one of the best mining jurisdictions in the world, according to the Fraser Institute. Infrastructure in this location is exceptionally good including rail transportation, low cost utilities, good road access, skilled labor, and ready access to consumables including sulfuric acid and sodium carbonate.

The Company plans to move quickly into more detailed metallurgical design and engineering to be reported in a Definitive Feasibility Study (DFS) that is expected to further establish the economic viability of the Bear Lodge Project. In addition, the Company has initiated a preliminary rare element separation test program.

1.1 Mineral Reserves and Resources

The mineral resources and reserve estimates and associated mine plan, developed by Alan C. Noble, P.E. of Ore Reserves Engineering (O.R.E.), an independent Qualified Person as defined by National Instrument 43-101 ("NI 43-101") and John T. Boyd Company (BOYD) and approved by the RER management team is the basis for the development of this Pre-feasibility Study.

Proven and probable reserves are estimated in compliance with NI 43-101 and are also compliant with SEC Industry Guide 7. The mineral resource estimate, which is the basis for the engineering studies that estimate reserves, is compliant with NI 43-101. SEC Industry Guide 7 does not address reporting of mineral resource estimates.

The Bear Lodge Project facilities and infrastructure, and the financial analysis were developed by Roche Engineering, Inc. (Roche), based on North American standards. The economic analysis used standard industry accounting practices to develop the financial model. Production flexibility is incorporated into the designs to accommodate ore variability and market demands.

Table 1.3 - Mineral Reserves and Resources Summary

	Short Tons	Tonnes	Average Grade	Contained TREO	
	(Million)		(% TREO)	Short Tons	Tonnes
Proven and Probable Reserves					
Oxide + Oxide-carbonate (OxCa) (1.5% cutoff)	6.33	5.74	3.62	229,168	207,856
Oxide Stockwork (1.0% cutoff)	1.58	1.43	1.1	17,560	15,927
Low Grade Stockwork (0.5% cutoff)	8.51	7.72	0.7	59,570	54,030
Waste	60.7	55.05			
Measured and Indicated Resource					
Oxide + Oxide-carbonate	6.8	6.2	3.75	255,000	231,285
Inferred Resource (Oxide + OxCa))	16.5	15	2.76	455,400	413,048

The Bull Hill Mine is planned as a conventional truck and shovel open pit operation that will extract near-surface proven and probable mineral reserves consisting of a diluted 6.3 million short tons (5.7 million tonnes) averaging 3.6% rare-earth oxide (TREO), plus 1.6 million short tons (1.45 million tonnes) of lower grade stockwork material averaging 1.1% TREO. The mineral reserve is derived from a measured and indicated (M&I) mineral resource of 6.8 million short tons (6.2 million tonnes) averaging 3.75% TREO. Located within the pit is another 4.5 million short tons (4.1 million tonnes) of high-grade oxide inferred mineral resource that will be the subject of further drilling in 2012 with a goal to upgrade the resource category. An additional 12 million short tons (10.9 million tonnes) of near-surface oxidized high-grade inferred resources occurs outside the pit area, plus there is considerable exploration potential in the district for more of the heavy rare-earth-element (HREE) enriched oxidized types of resources.

Table 1.4 - Rare Earth Element Distribution in M&I Resource of Bull Hill

Rare Earth Oxide + OxCa		Relative Distribution (%)	Absolute Grade in Resource (%)
Lanthanum	La_2O_3	28	1.05
Cerium	Ce_2O_3	43.5	1.63
Praseodymium	Pr_2O_3	5	0.187
Neodymium	Nd_2O_3	17.6	0.66
Samarium	Sm_2O_3	2.7	0.102
Europium	Eu_20_3	0.6	0.021
Gadolinium	Gd_2O_3	1.3	0.049
Terbium	Tb_2O_3	0.1	0.0038
Dysprosium	Dy_2O_3	0.28	0.0106
Holmium	Ho_2O_3	0.031	-
Erbium	Er_2O_3	0.064	-
Thulium	Tm_2O_3	0.005	-
Ytterbium	Yb_2O_3	0.04	-
Lutetium	Lu_2O_3	0.005	-
Yttrium	Y_2O_3	0.8	0.03
TOTAL		**100%**	**3.75%**

1.2 Physical Upgrading Plant

The PUG plant is designed to maximize concentration of the rare-earth minerals and produce a pre-concentrate using a screening and washing process. The PUG process employs a series of crushing, attritioning, washing and screening methods to concentrate the RE-bearing fines and reduce the physical mass. Harder oxide-carbonate and stockwork ores will be used as the attritioning media to break up the clay-like oxide ores.

As discussed in Chapter 8, Deposit Types, there are areas of the Bull Hill deposit that contain variable amounts of weathered oxide ores or oxide-carbonate ores, and that contain variable grades of stockwork mineralization adjacent to the higher grade ores.

Each of these ore types has a different upgrade percentage and mass reduction in the PUG circuit. The mining plan will encounter each of these ore types within any given bench, therefore the PUG circuit has the ability to process 1,000 short tons (907 tonnes) per day of high grade oxide and 1,000 short tons (907 tonnes) per day, (depending on ore variability) of oxide-carbonate, stockwork and low grade ores, which will be blended to meet mine pit production plans and market demands. These product streams will combine to produce 188 short tons (170 tonnes) per day of bulk mixed RE carbonate pre-concentrate. The PUG processing strategy is to maximize the RE grade and recovery, and minimize the mass or tonnage of the pre-concentrate that is transported to the Hydromet plant.

1.3 Hydrometallurgical Plant

The hydrometallurgical plant has been designed with two parallel circuits to process the mineral pre-concentrate from the PUG plant. The RE production rate is anticipated to be 23,111 short tons (20,962 tonnes) of RE carbonate concentrate containing 10,400 short tons (9,433 tonnes REO) per year, but the Hydromet plant has sufficient flexibility that higher tonnages of RE pre-concentrate and contained REO could be produced with minor modifications. The hydrometallurgical process uses a 20 percent hydrochloric acid solution, heated to 194 degrees Fahrenheit (90 degrees Celsius) to leach the REE from the pre-concentrate. Iron is then precipitated from the solution, and calcium and manganese can be extracted by an ion exchange process. The REEs' are finally precipitated as carbonates through neutralization with the use of sodium carbonate. Bench scale test work has shown that a 45% TREO content can be consistently achieved in the carbonate concentrate, although higher concentrations have been produced.

Upton is considered an advantageous site for the hydrometallurgical plant because of the following attributes:

- Located on private land;
- Located adjacent to an existing railway;
- Located near an industrial park where there are sufficient infrastructure and low cost utilities; and
- Located in a region where there are relatively inexpensive sources of consumables such as sulfuric acid and sodium carbonate that can be shipped by rail.

1.4 Capital Expenditures

Start-up capital expenditures are estimated at $334.1 million. The Life-of-Mine capital cost for the project, including sustaining capital, is estimated at $404.2 million, which includes a 25% contingency of $80.8 million.

Table 1.5 - Capital Expenditures

		(Thousands)
Mine	$	55,661
Physical Upgrading Plant	$	64,597
Hydrometallurgical Plant and Tailings Disposal	$	108,272
Infrastructure (roads, power, etc.)	$	19,938
Owners Costs including closure, first fills and spares	$	36,280
Engineering and Commissioning	$	38,599
Contingency (25%)	$	80,837
Life-of-Mine Capital Expenditures	$	404,184
Sustaining Capital Expenditures	$	70,122
Start-up Capital Expenditures	**$**	**334,062**

1.5 Infrastructure

The project area is located 7 air miles or 12 road miles (11 or 19 kilometers) northwest of the town of Sundance, Wyoming, which is on US Interstate Highway 90, and 22 air miles (35 kilometers) west of the South Dakota state line.

The REO pre-concentrate will be shipped from the mine approximately 40 miles (64 kilometers) south along State Highway 116 to Upton, Wyoming. Tailings generated from beneficiation will be disposed in close proximity to the plant.

All necessary infrastructure, such as housing, food, fuel, skilled labor, mining supplies, etc., would be available in the nearby towns, or further to the west in Gillette or to the southeast in Newcastle. Water rights at the mine site are available through permits issued by the Wyoming State Engineer's Office. The water supply at the hydrometallurgical plant is available from the City of Upton. At the mine site, a power line, which will be upgraded, runs to within a mile of the project area. Electrical power would be supplied by the Powder River Energy Corporation, and power costs are

reported to be some of the lowest in the United States. Power for the hydrometallurgical site will be fed from a sub-station at a nearby industrial park.

Supplies can be trucked to the site 60 miles (100 kilometers) from Gillette, which is located on both US Interstate Highway 90 and rail lines. A Burlington Northern rail transport line is also located at Moorcroft, 34 miles (54 kilometers) west of Sundance, and at Upton, 40 miles (64 kilometers) south. The Powder River Basin is one of the world's major coal mining regions and it contains multiple coal-fired power plants. Gillette, the largest city in the basin, would be a major logistics center for any development at the Bull Hill Mine. The current size of the total mine site property controlled by unpatented mining claims and one leased section is approximately 15 square miles (39 square kilometers) and is sufficiently large to support a mining operation, with no foreseeable obstacles regarding expansion. The hydrometallurgical site is located on approximately 400 acres (160 hectares) of private land, west of the city of Upton.

1.6 Operating Costs

The average total annual operating costs at the production rate of 975 short tons (885 tonnes) per day of high-grade feed to the PUG plant, producing 10,400 short tons (9,433 tonnes) per year TREO in 23,111 short tons (20,962 tonnes) of REO concentrate is $61.8 million.

Table 1.6 - Operating Costs

	Cost/ Short Ton Ore	Cost/ Tonne Ore	REO Concentrate		TREO (45% grade)	
			Cost/lb	Cost/kg	Cost/lb	Cost/kg
Mining & PUG	$45.46	$50.12	$0.35	$0.76	$0.77	$1.70
Hydrometallurgical Plant	$111.77	$123.23	$0.85	$1.87	$1.89	$4.17
General and Administrative	$18.82	$20.75	$0.14	$0.31	$0.32	$0.70
TOTAL	**$176.05**	**$194.10**	**$1.34**	**$2.94**	**$2.98**	**$6.57**

1.7 Environmental

Rare Element Resources, Inc. will be required to obtain permits to operate the Bull Hill Mine and the Upton Plant and Tailings Storage Facility from the United States Forest Service (USFS) and the Wyoming Department of Environmental Quality (WDEQ). In accordance with RER's Environmental, Health, and Safety Policy, RER will comply with applicable federal and state environmental statutes, standards, regulations, and guidelines in the permitting of the Bull Hill Mine and Upton Plant/Tailings Storage Facility (TSF).

Environmental baseline studies are on-going at both the mine and plant locations to meet the federal and state permit requirements.

Mining activity at the Bull Hill Mine and associated processing facilities and operation of the hydrometallurgical plant at Upton will affect the human and natural environment. A number of governmental approvals and permits will be required for the development of these facilities. To date, no fatal flaws associated with environmental permitting, legal issues, title, taxation, socio-economic impacts, or product marketing have been identified.

1.8 Markets and Pricing

The project economics assume an average price of $17.36 per kilogram ($7.87 per pound) of bulk mixed RE carbonate concentrates with an average grade of 45% TREO. This price was derived from the three-year (2009-2011) trailing average of separated individual REO prices, FOB China, from the Metal-Pages Bulletin. Recognizing that the output concentrate produced from the Bull Hill mine is a "basket mix" of individual rare earths as carbonates, a discount of 40% was assumed for the concentrate pricing in the economic models. As additional detail is added to the mine schedule in the Definitive Feasibility Study, concentrate pricing may vary depending on the mix of RE in the concentrates during any one mining period (year). The Pre-feasibility Study assumes an average price in all years. A sensitivity case which assumes a 25% lower price, $13.02 per kilogram ($5.91 per pound) of RE concentrates, demonstrates the financial merits of the project at substantially lower long-term price forecasts.

Metal-Pages also reports prices for RE carbonate concentrates, containing 42-45% TREO, FOB China. A three-year trailing average of RE carbonate concentrate prices from Metal-Pages is $19.69 per kilogram ($8.93 per pound), and a four-year trailing average of RE concentrate prices is $15.92 per kilogram ($7.22 per pound). Thus the assumed price of $17.36 per kilogram ($7.87 per pound) is a reasonable figure that

falls between these two average prices. Because the volatility of the RE markets has distorted the normal market pricing over the past 20 months, a sensitivity case is presented that uses a lower concentrate price of $13.02 per kilogram ($5.91 per pound).

Table 1.7 - Bear Lodge Price Sensitivity ± 25% Summary (Million)

	-25% Case	Base Case	+ 25% Case
Pre-tax NPV @ 10% Discount Rate	$790.00	$1,271.00	$1,752.00
Pre-tax IRR	36%	48%	58.10%
Annual Pre-tax Cash Flow	$156.00	$234.24	$312.70
Project Payback After Start-up, Years	2.7	2.1	1.7
Initial Capital Expenditure	$334.06	$334.06	$334.06
Total Capital Expenditure	$404.18	$404.18	$404.18
RE Concentrate Price, ($/kg)	$13.02	$17.36	$21.70
Estimated Annual Cash Operating Cost	$61.80	$61.80	$61.80

An economic analysis of the Bear Lodge Project assessed the economic viability of constructing and operating the project as designed. The bases of the analysis are mining plans for the Base Case production schedules. The schedule is as follows:

- The production schedule assumes 23,111 short tons (20,962 tonnes) per year of concentrate production at 45% TREO for a duration of 19 years, which equals 10,400 short tons (9,433 tonnes) per year of rare earth oxide.

The sensitivity analysis was performed on the Base Case data.

The Company's breakeven cash flow price for rare-earth concentrate is $4.40 per kilogram ($2.00 per pound), which is 75 percent below the $17.36 per kilogram ($7.87 per pound) price used in the base case economics. The price required to obtain a 30 percent IRR is approximately $11.05 per kilogram ($5.01 per pound), which is 36 percent below the base case price.

1.9 Increased Production Case-Plus 50% Higher than Base Case

The design of the PUG and hydromet plants has been sized to treat multiple ore types, and depending on the mine sequence, blending requirements, and market demand, production could approach 175%-200% of the Base Case production scenario. The Pre-Feasibility Study includes a sensitivity case at a production rate 50% higher than the Base Case. Additional capital expenditures are not required for the plants. The mine would be supplemented with additional and extended operating shifts as required.

This case shows excellent economic results with an NPV (10% discount) of $1.747 million and an IRR of 65.1 percent.

Table 1.8 - Plus 50% Production Sensitivity Case at $17.36 per kilogram ($7.87 per pound) Price

Annual Production (Nominal)	
Ore	526,284 stpy (477,442 mtpy)
Concentrate	34,667 stpy (31,443 mtpy)
TREO	15,500 stpy (14,059 mtpy)
Life-of-Mine Years	15 years
NPV @ 10% Discount Rate (Million)	$1,747
IRR	65.10%
Annual Cash Flow (Million)	$348
Estimated Annual Cash Operating Cost, per Ore Ton (Tonne)	$170.81 ($188.32)
Project Payback After Start-up	1.5 years
Initial Capital Expenditure (Million)	$334
Life-of-Mine Capital Expenditure (Million)	$404

There is anecdotal evidence that vendor "budget quotes" for mining equipment have increased significantly over the past few years. It is unknown whether these high "budget quotes" have resulted in high firm equipment prices. Whether these inflated "budget quotes" will result in high equipment costs is dependent on commodity prices and the level of project development in the mining industry.

There are numerous risks to the financial viability of the project, as discussed below. As such, sensitivity analysis has been performed to assess the impacts on the financial results of the project given variations in these risk factors.

1.10 Risks

The global market price for rare earth concentrates, oxides, or metals are not as large or well established as it is for commodity metals. Because of the comparatively narrow markets for rare earths, rare earth oxides or metals cannot be considered commodities, and their markets may be subject to conditions and manipulations that would not be present in established commodity metal markets.

Producers cannot be considered to be perfectly competitive price-takers in the market. While the Base production case may be considered a production level at which the global price will not be impacted, risks of market manipulation by other producers exists.

While current prices are assumed efficient and may be at equilibrium, market conditions in the long-term may shift in either direction, causing long-term change in the mineral prices. Metal markets are assumed to be volatile, thus currently unforeseen price level changes are possible and could significantly impact the financial results of the project. The Company currently does not have off-take agreements for the sale of the REO carbonate concentrate. Several rare earth separation facilities have been identified as potential customers.

As with any project in the early days of development, there are many details and additional support work required to move this project into the next phase. The company intends to advance this project to a definitive feasibility stage in 2013 and several data gap testwork programs will need to be completed. These include mine variability testing, developing a grade and ore blending plan, optimizing RE upgrading and reagent consumption, development of a cost effective manganese removal process, and install a comprehensive environmental procedures and control plan.

Detailed engineering of several of the infrastructure and support facilities have not been completed. These include the development of a raw water supply system and water rights, establishment of access road easements along the county road, and the final power line routing to the mine site. These details will be finalized in the DFS.

One of the more significant project risks is with the environmental and permitting process. The procedures for obtaining a mining permit from the Wyoming Department of Environmental Quality (WDEQ) are well established. A major project milestone was successfully achieved this year when the company received from the WDEQ a decision that both the Bull Hill Mine site and the Upton Hydrometallurgical facility could be permitted under the Land Quality Division guidelines and a single permit. This decision will help streamline the state permitting process. The ore from the Bull Hill Mine contains small quantities of Uranium and Thorium. The current beneficiation and tailings disposal methods will result in a low radionuclide level that meets the current regulatory guidelines.

The Environmental Impact Statement (EIS) process is also well established in the National Environmental Policy Act (NEPA), which is the formal process to review the impact of the proposed mining activities on federal public lands. While the company is actively establishing the environmental baseline conditions, there is a risk that the final Record of Decision (ROD) could be denied, or contain conditions that would adversely affect the project economics, or be challenged. The company is developing extensive impact studies and will establish the best available mitigation measures to meet or exceed regulatory agency requirements.

1.11 Opportunities

Mining activity at the Bull Hill Mine and associated processing facilities and operation of the hydrometallurgical plant at Upton will affect the human and natural environment. A number of governmental approvals and permits will be required for the development of these facilities. To date, no fatal flaws associated with environmental permitting, legal issues, title, taxation, socio-economic impacts, or product marketing have been identified.

The limits of the REE- mineralized system on the Bear Lodge property have yet to be determined. The development of existing deposits outside of the Bull Hill mine area, the recent identification of areas peripheral to the Bull Hill deposit that carry significant enrichment in HREE, and excellent potential for the discovery of new REE exploration target areas all add great upside potential to the project. Oxidized equivalents of carbonate and carbonate related REE mineralization are widespread on the property, and current data indicate that the area proximal to the Bull Hill and Whitetail diatremes appears to be the most prospective for the occurrence of significant REE-mineralized bodies. RE mineralization of similar grade has been found in targets beyond the two diatremes.

Although the resources falling in the Inferred Category were not used in the Pre-feasibility Study, they represent a significant opportunity for the project. As reported in Table 14.12, the total Inferred Resource is 24.2 million short tons (21.9 million tonnes) at an average grade of 2.74% TREO (1.5% cut off). Approximately 16.5 million short tons (15 million tonnes) are high grade oxide resources at a grade of 2.75% TREO. Future drilling campaigns will focus on converting this Inferred Resource into Measured and Indicated, and potentially extending the mine life or providing expansion opportunity.

The company is currently progressing with the development of rare-earth oxide separation technology and is considering constructing and operating a separation plant within a few years after the start-up of the Hydromet plant.

Heavy REE-enriched iron, manganese, rare earth (FMR) veins and stockwork zones were drilled during 2010 and 2011 in two additional target areas – Carbon and East Taylor. They are particularly enriched in europium, terbium, dysprosium, and gadolinium (Eu, Tb, Dy, and Gd) and carry significant yttrium. More drilling is planned to further delineate the extent and orientation of mineralization in the Carbon and East Taylor target areas.

It has been observed that heavy rare earths (Y,Eu,Dy,Tb,Er,Yb,Ho,Lu,Tm) are approximately 7% of the total rare earth oxides in the Whitetail Ridge Deposit resource, compared to approximately 3% in the Bull Hill Deposit. Since the heavy rare earth elements are more valuable than the light rare earth elements, this may have a favorable impact on the economics of mining the Whitetail Ridge Deposit assuming the resource can be upgraded.

The physical upgrading of the mined ore has proven to be very successful with all of the known oxidized ores within the deposit. The PUG processing plant has been sized appropriately to accommodate ore variability, changing market requirements, and any additional processing techniques that may be required for the heavy rare earths. Blending of the various oxide ores will allow the PUG circuit to maximize the RE grade in the pre-concentrate.

The average RE concentrate grade used in this study is 45% TREO, based on previous bench scale testwork. Recent results from the on-going manganese removal testwork have achieved RE concentrate grades up to 64% TREO, while removing most of the impurities. Confirmation of an economic process will increase the value of the concentrate product.

As demonstrated by the 38 percent increase in NPV ($481 million at 10% discount rate) for the plus 25% price sensitivity case, the project benefits markedly from modest price increases. Forecasting future demand growth and prices in the rare earth industry is challenging considering the volatility of prices over the past two years. Demand growth is dependent on numerous existing industries as well as emerging markets. The recent dramatic swings in REO prices are symptomatic of uncertainty in economic growth, the adoption of emerging technologies, and the role of China. During the next 5 years the perspective on the industry is most likely to change. It is possible that technology and emerging markets will grow at rates greater than currently forecasted, especially in the years beyond 2015, when the Bull Hill Mine is projected to come on stream.

1.12 Mineral Reserves and Resources - Gold

Zones of anomalous gold mineralization in rock chip and soil samples are widespread in the Bear Lodge intrusive complex and suprajacent sedimentary rocks. The mineralization occurs in a variety of environments that include intrusive and hydrothermal breccias, fracture-fault zones, and Paleozoic clastic and carbonate sedimentary rocks, fenitized Precambrian granite, and carbonatite. The near-surface zones of gold mineralization are generally low-grade and disseminated. Several of these zones were partially delineated by previous operators and further expanded with more recent drilling by Newmont and RER, leading to delineation in March, 2011 of a 43-101 compliant inferred gold resource prepared by Alan C. Noble, P.E. of Ore Reserves Engineering (O.R.E.), an independent Qualified Person as defined by National Instrument 43-101 ("NI 43-101"). The inferred resource includes 947,000 ounces of gold contained in 76.4 million short tons (69.3 million tonnes) averaging 0.42 grams per tonne Au using a 0.15 grams per tonne cutoff grade in three deposits, Smith, Taylor, and Carbon (Table 1.9). The inferred resource includes 947,000 ounces of gold (26,847 kilograms) contained in 69.3 million metric tonnes averaging 0.42 grams per tonne Au using a 0.15 grams per tonne cutoff grade in three deposits, Smith, Taylor, and Carbon. This inferred gold resource is not updated with the results from the Company's 2011 gold drilling program.

2 Introduction

2.1 Project Background

Rare Element Resources, Inc. is progressing with technical work at its Bear Lodge Project in anticipation of:

- Defining sufficient near-surface oxidized high-grade rare-earth-element (REE) reserves in the Bull Hill area deposits to justify development of an open pit mining operation;
- Defining a physical upgrading (PUG) process (mineral concentration) that provides adequate recovery and sufficiently high grades of pre-concentrate to justify further processing in a hydrometallurgical plant;
- Defining a hydrometallurgical process that cracks the REE minerals, dissolves the REEs, and precipitates a bulk mixed REE carbonate concentrate for sale;
- Considering the separation of REEs into individual rare-earth oxides (REO) for sale of value-added products;
- Determining if sufficient quantities of REEs contained in lower-grade stockwork mineralization adjacent to the high-grade dikes can be concentrated with a simple inexpensive process and provide feed to the PUG plant;
- Discovering and defining deposits enriched in heavy REEs in the Whitetail Ridge, Bull Hill West, East Taylor, and Carbon areas.

The Company is transitioning from an exploration and evaluation focus to a development focus with environmental work, metallurgy, chemistry, and engineering becoming more important. A number of detailed metallurgical testing programs and a pilot plant program were conducted to determine the amenability of the REE ore to recovery and concentration, and to use these data to estimate prefeasibility capital and operating costs. Various detailed engineering studies were accomplished to determine a mining method, and identify and validate facility sites.

The Bear Lodge Project is held by Rare Element Resources, Inc. (formerly Paso Rico (USA), Inc.), a wholly owned subsidiary of Rare Element Resources Ltd. For purposes of this report, Rare Element or the Company refers to Rare Element Resources, Inc., which is the legal entity conducting business in the United States and also the employer of all US-based Company consultants, contractors, and full-time employees.

2.2 Rare-Earth Element Background Information

Rare-earth elements are key components of green energy technologies and other high-technology applications. Some of the major applications include: hybrid automobiles, plug-in electric automobiles, advanced wind turbines, nickel-metal-hydride batteries, computer hard drives, magnetic refrigeration technologies, compact fluorescent light bulbs, metal alloys, additives in ceramics and glass, fluid and petroleum cracking catalysts, and a number of critical military uses. China currently produces approximately 96% of the 136,714 short tons (124,000 tonnes) of rare earths consumed annually worldwide, and China has been reducing its exports of rare earths each year. The rare-earths market is growing rapidly at 7 to 10 percent per year, and is projected to accelerate if green technologies are implemented on a broad scale.

2.3 Purpose and Basis of Report

The purpose of this preliminary feasibility study report is to provide an engineering-economic assessment of the Bull Hill area deposits within the Bear Lodge project, located in Crook County, Wyoming. The Technical Report includes summaries of the following:

- Characteristics of the geology, mineralogy, and ore controls of REE mineralization;
- Opportunities for expansion of reserves, and definition and discovery of additional heavy REE-enriched resources;
- Updated drilling data, reserves, and resources through October 2011;
- Results of updated metallurgical testing and the initial pilot plant tests;
- An open pit mine plan and production schedule which further define minable reserves;
- A summary of the Environmental Programs employed to minimize the impact and provide the appropriate mitigation measures;
- Physical upgrading and hydrometallurgical plants design;
- Mining and processing economics, and cash flow analysis;
- A description of all other technical activities to date on the Bear Lodge project.

The updated resource and reserve model has a defined study area on and around Bull Hill, where drilling data are included from the 2008 program through part of the 2011 program, and where additional evaluation work is currently being conducted.

The REE deposits within the boundaries of the study area are the principal focus of this report, but the immediate surrounding area is also under current exploration for REE mineralization by the Company.

This report was prepared using published information, unpublished company reports, and data generated by the Company's employees, consultants, and contractors. The first fifteen sections of this report are significantly updated and revised from the NI 43-101-compliant Technical Report entitled "Technical Report: Preliminary Economic Assessment (Scoping Study) of the Bear Lodge Rare-Earths Project—A National Instrument 43-101 Report, Crook County, Wyoming," by Michael P. Richardson, P.E., Alan C. Noble, P.E., Ron Roman, PhD, P.E., James G Clark, PhD, LGeo, dated November 2010 and prepared by John T. Boyd Company for Rare Element Resources Ltd. A prior NI 43-101-compliant Technical Report is entitled "Technical Report on the Bear Lodge Rare-Earths Property, Crook County, Wyoming – USA," by Alan C. Noble, P.E., James G. Clark, PhD, LGeo, and Donald E. Ranta, PhD, CPG, dated May 9, 2009 and prepared by Ore Reserves Engineering for Rare Element Resources Ltd. The first NI 43-101-compliant Technical Report is entitled "Geological Exploration Report of the Bear Lodge Rare Earth Property, Crook County, Wyoming – USA," by Brian H. Meyer, P.Geol, dated September 30, 2002 and prepared by an independent geologist for Paso Rico Resources Ltd. (now known as Rare Element Holdings, Ltd.), which is a wholly owned subsidiary of Rare Element Resources Ltd. Significant additions in all sections of this report contain previously unreported data. The mineral processing and metallurgical testing information in Section 13, and the mineral resource and reserve descriptions and estimates in Sections 14 and 15, are based on substantial new data collected since the Richardson *et al*, (2010) NI 43-101 Technical Report.

As a part of the studies described in this report, work was done on geologic evaluation, drilling and assaying, reserves and resources estimation, metallurgical testing, process engineering, geotechnical engineering, environmental engineering, mining engineering, facility siting, costs estimation, and economic modelling.

This preliminary feasibility study incorporates existing information contained in Rare Element files and considerable new drilling data from the 2010 and part of the 2011 exploration programs. The information consists of a digital drill-hole database, complete with assays. In addition, the data include thousands of pages of documents and other data gathered during nearly 40 years of exploration activities in the Bear Lodge district. Historic paper documents include supporting assay data for drill holes, surface geology, geochemistry, geophysical surveys, mineralogical and petrographic studies, geological interpretations, metallurgical testing, technical correspondence, and scientific publications. Much of the project information is in electronic format that allows for ease of use and analysis.

This report utilizes the results of current exploration activities conducted by Rare Element, as well as the activities and results documented in previous reports compiled by geologists of mining companies formerly involved in the exploration of the property prior to the Company's involvement. These data include published institutional reports, such as the U.S. Geological Survey and U.S Bureau of Mines investigative studies conducted over the same area of interest. The data referenced in this report date from the early 1970s up through 2011. They are taken from reports prepared by Duval Corporation, Molycorp Inc., FMC Corporation, Coca Mines Inc., Hecla Mining Company, Newmont Exploration Limited, Phelps Dodge, Paso Rico (USA), and Rare Element Resources. These data are included in the archival information provided by Rare Element. All related and pertinent referenced information are listed in Chapter 21 – References.

Roche Engineering, Inc. is the principal author of this report. However, several experts, many of whom are NI 43-101 Qualified Persons also acted as co-authors. The drill-hole database was verified independently by Ore Reserves Engineering, which frequently undertakes mineral property studies. O.R.E. is familiar with the CIM mineral resource/reserve definitions and disclosure requirements of NI 43-101, to which the mineral resource and reserve classification in this report conform. The mine plan was designed by John T. Boyd Company. Metallurgical test results and the process description were summarized by Jaye T. Pickarts, P.E., COO of Rare Element. Geology and exploration information were summarized by Dr. Ellen Leavitt, PhD, CPG and Donald E. Ranta, PhD, CPG. Additional Chemical Engineering support was provided by Mr. Bill Ahrens.

Neither Roche, nor any of its principals involved in this project, nor O.R.E., or BOYD or any of its principals, have any direct pecuniary or contingent interests of any kind in Rare Element or its mining properties. Roche, O.R.E., and BOYD are to receive fees for their work based on time expended, expenses incurred, and their respective fee schedules. Pickarts, Leavitt, and Ranta do have direct pecuniary or contingent interests in Rare Element.

2.4 Authors and Participants

This Technical Report was compiled and edited by Eric F. Larochelle, P.Eng., who is Vice President of Operations, USA, of Roche and is qualified as an Independent Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, and for this Technical Report. Individuals contributing to the preparation of this Technical Report are discussed in Section 1.2 of this report. Three of the six authors—Larochelle, Pickarts and Leavitt —observed the district geologic setting, the physical setting, and existing site conditions, and reviewed selected core sample intercepts of the REE mineralization together on November 3rd, 2011. Noble , Richardson, and Ranta have made multiple trips to the property over the past three years. Table 2.1 presents the authors of the report.

Table 2.1 – Qualified Persons for the Bear Lodge Project Canadian NI 43-101 PFS Technical Report

Qualified Person	Company	Chapters	Has Visited the Property?
Eric F. Larochelle	Roche Engineering, Inc.	Compilation of the report, 17, 18, 21, 22, 24, 25, 26	Yes
Alan C. Noble	Ore Reserves Engineering	14	Yes
Michael P. Richardson	John T. Boyd Company	15, 16	Yes
Jaye T. Pickarts	Rare Element Resources	1, 6, 13, 20, 23	Yes
Dr. Donald Ranta	Rare Element Resources	2, 3, 4, 5, 7, 8, 9, 10, 11, 12	Yes

Rare Element Resources provided staff support and assistance by drafting certain figures incorporated in the report (as credited below each illustration) and aiding in the final assembly of the report. A number of figures drafted by Roche, BOYD, or O.R.E. are also used in the report.

2.5 Terms of Reference

A portion of the overall REE resources are categorized as measured and indicated mineral resources. It is recognized that further infill drilling and testing are needed to place additional inferred resources into higher reliability categories (i.e., measured and indicated resources) to extend mine life beyond that indicated in this report. The economic cost and cash flow analyses presented in this Technical Report are considered preliminary and are intended to confirm that the Bear Lodge Project is worthy of further investment.

All costs referenced in this report are denominated in United States dollars. The units commonly used in the United States, dry short tons of 2,000 pounds (tons), miles, feet, etc., are the major units used in this report.

Where metric units are used, such is noted, they are usually within parentheses. For the purpose of this report, the term "ppm" will refer to parts per million.

Other abbreviations and terminology used in this report include:

- BASKET PRICE—The basket price represents the unique rare-earth element oxide price for a deposits' unique blend of rare-earth elements that are present, recoverable and marketable in the ore. The starting point is the blend of rare-earth oxide (REO) prices for each element recoverable and saleable from the ore. When the rare-earth elements are to be sold in concentrate form rather than as a REO, the full basket price would be converted to a concentrate basket price based on the expected concentrate grade and discounted by a conversion factor to reflect the marketable product's stage of separation into individual rare-earth oxides.
- IRR—The internal rate of return on an investment or project is the annualized effective compounded return rate or rate of return that makes the NPV of all cash flows from a particular investment equal to zero.
- NPV (Rate) —Net present value of a time series of cash flows both incoming and outgoing, is defined as the sum of the present values of the individual cash flows. The NPV of a sequence of cash flows takes as input the cash flows and a discount rate (Rate) and outputs a return of dollars above the discount rate.
- PUG—Physical Upgrade. Refers to the Physical Upgrade process or facility. The Physical Upgrade process uses mechanical equipment to upgrade the

REE content of the ore, reducing the amount of gangue material in the pre-concentrate.

- RE—Rare-earth. See REE.
- REE—Rare-earth elements. Used particularly in reference to describing the 14 lanthanide elements (+ yttrium) as a group; also the total elemental content of rare-earth elements.
- REO—Rare-earth oxides or TREO- Total Rare-earth oxides. This common convention refers to the total rare-earth content (+ yttrium) generally from assay results, but quantities are expressed as the oxides of the REE (i.e., %REO).

3 Reliance on Other Experts

3.1 Introduction

The opinions expressed in this report are based on the available information and the interpretations, as supplied by Rare Element Resources and third party sources, which were available at the time of this report. Roche Engineering, Inc. (Roche), John T. Boyd Company (BOYD), Ore Reserves Engineering (O.R.E.), Jaye T. Pickarts, and Dr. Donald Ranta exercised all due care in reviewing the supplied information and believe that the basic assumptions are factual and correct, and that the interpretations are reasonable. Assumptions, conditions, and qualifications are as set forth in the body of this report.

This report was prepared using public and private documents, as well as data collected by various consultants on the Company's behalf. Reasonable care was taken in preparing this report; however, the authors cannot guarantee the accuracy or completeness of historic supporting documentation.

Estimates of capital costs, operating costs, and mineral reserves and resources and resource estimates require a high degree of assurance in the underlying data when the estimates are made. Unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results may differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties, including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, adverse changes in environmental or mining laws and regulations and inflationary factors affecting cost estimates. The timing and effects of variances from estimated values cannot be accurately predicted. Based on the measured and indicated reserve status of the REE reserves, all associated economic projections are considered preliminary.

3.2 Exploration and Geology Data

Although O.R.E. independently reviewed some of the drill-hole and assay data, the accuracy of the results and conclusions from the review rely on the accuracy of the data as supplied by Rare Element Resources. O.R.E. relied on the supplied information and has no reason to believe that any material facts were withheld, or that a more detailed analysis may reveal additional material information. O.R.E. did not undertake a program of independent sampling, drilling, or assaying.

The identification of mineralized subsurface rare-earth intercepts is based on Rare Element's drilling from 2008 through part of 2011; however the Company's drilling accomplished from 2004 through 2007 was not used for any resource or reserve estimation due to its lack of precise survey data. In outlying parts of the district some historic drill-hole data from Hecla Mining and, to a lesser degree, from Duval Corporation and Molycorp, provide subsurface mineralization intercepts that are considered exploration targets for follow-up by the Company. The drilling before 2004 was done prior to the inception of NI 43-101 standards and regulations. Nevertheless, the drill-hole data were generated by experienced exploration companies that used contractors and laboratories recognized to have high standards at the time. Where other supporting documentation was cited in this report, a reference for each source of information is found within Chapter 27 – References. The authors have borrowed freely from all sources cited, and specific citation is used only where necessary to emphasize a point.

With respect to the above-mentioned exploration reports, the authors cannot verify the professional qualifications of those involved in the preparation of such. However, the general thoroughness of each company's exploration program, and the relative consistency of comparative assay values from company report to company report, and including those from the USGS, indicate an apparent quality of work which is acceptable for the purpose of this report.

3.3 Land and Property Data

The land status information in Chapter 4 – Property Description and Location, was provided by Rare Element. This information was reviewed by Dr. Ranta and appears to be reliable, based on the documents examined. In addition, the disclosure of information relating to land, legal, title, and related issues relies on the following documents:

- "Mineral Lease and Option for Deed and Assignment" agreement between Phelps Dodge Mining Company and Paso Rico (USA), Inc. dated March 30, 2000.
- Amended "Mineral Lease and Option for Deed and Assignment" agreement between Phelps Dodge Mining Company and Paso Rico (USA), Inc. dated August 9, 2001.
- "Notice of Termination of Mineral Lease and Option For Deed" agreement, "Lease Termination and Environmental Indemnity" agreement, and "Quitclaim

Deed" and royalty assignment agreement all signed by Paso Rico, (USA), Inc. and Phelps Dodge Mining Company dated September 30, 2002.

- "Bear Lodge Venture Agreement" signed by Paso Rico (USA), Inc. and Newmont North American Exploration Limited dated June 1, 2006.
- "Royalty Purchase & Sale Agreement" signed by Freeport McMoRan Corporation (formerly Phelps Dodge Corporation) and Rare Element Resources Ltd. dated March 31, 2009.
- "Termination of Bear Lodge Venture and Right of First Refusal" agreement signed by Paso Rico (USA), Inc. and Newmont North American Exploration Limited dated May 14, 2010.

The principal author is not responsible for such information, but has assumed it to be accurate for the purposes of this report.

4 Property Description and Location

4.1 Bull Hill Mine and PUG Site Location

The Bear Lodge Project Bull Hill Mine site is located in central Crook County, north-eastern Wyoming (see Figure 4.1), in the north-western portion of the Black Hills uplift. The property is situated in the central Bear Lodge Mountains, a relatively small north-westerly trending range. The project is flanked to the west by the Powder River Basin, famous for its extensive coal mining, and is surrounded by the Great Plains. The Bear Lodge Project lies about 7 air miles (11 kilometers) or 12 road miles (19 kilometers) northwest of the town of Sundance, Wyoming, approximately 22 air miles (35 kilometers) west of the South Dakota state line, 55 air miles (89 kilometers) east of Gillette, Wyoming, and 230 miles (370 kilometers) north of Cheyenne, the State capitol. Gillette is the Wyoming coal mining industry headquarters and has many of the services required by the mining industry.

The Bear Lodge Project currently totals approximately 8,998 acres (3,641 hectares) held by 497 unpatented lode mining claims and a leased state section in the Bear Lodge Mining District of Crook County in the State of Wyoming, USA. The property is located within parts of Sections 5, 6, 7, 8, 9, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 26, 27, 28, 29, 30, 31, 32, 33, 34 and 35 in Township 52 North and Range 63 West, Sixth Principal Meridian (see Figure 4.1, following this page). The approximate center of the principal study area is at longitude 104 degrees 27 minutes West and latitude 44 degrees 30 minutes North (4,927,000N and 544,000E UTM coordinates). (Refer to Appendix A –Listing of the Claims)

4.2 Upton Hydromet Site Location

The Upton Hydromet project site is located in north-central Weston County, north-eastern Wyoming. The property is located 3 road miles (5 kilometers) northwest of the town of Upton, Wyoming and approximately 22 air miles (35 kilometers) or 40 road miles (64 kilometers) southwest of the town of Sundance, Wyoming. The approximate center of the Hydromet location is at longitude 104 degrees 39 minutes West and latitude 44 degrees 06 minutes North.

4.3 Bull Hill Mine and PUG Site Property Description and Ownership

Rare Element Resources, Inc. (formerly known as Paso Rico (USA), Inc.), holds a 100% interest in the unpatented mineral claims known as the Bear Lodge Project. These claims were, in part, acquired from Phelps Dodge Exploration Company

(Phelps Dodge) by way of a "Mineral Lease and Option for Deed" in 2000, and an additional 327 claims were transferred from Newmont in 2010. Additional claims have been added in 2011. Some of the claims and a portion of a defined area of influence surrounding the claims were subject to a production royalty of 2% of Net Smelter Returns (NSR) payable to Phelps Dodge (now Freeport McMoRan Corporation), but subsequently the royalty was purchased by Rare Element Resources, Ltd. in March 2009. In July 2009 Rare Element Resources, Ltd assigned the Phelps Dodge royalty to Rare Element Resources, Inc. retaining the royalty as it applies to the production of rare-earth minerals.

The property comprises 497 unpatented mineral claims located on land administered by the U.S. Forest Service and a 640-acre (259 hectares) Wyoming state lease (Section 16) for a total of approximately 9,638 acres (3,900 hectares) (see Figure 4.1). Appendix A lists all claims and the lease currently held within Rare Element's Bear Lodge Project, including the Bear Lodge and Sundance projects.

On June 1, 2006, Paso Rico (USA), Inc. and Newmont signed an agreement to establish the Sundance gold-exploration venture (Venture) on the Company's Bear Lodge property. Newmont spent approximately $2.85 million in exploration by May 2010 and chose to terminate the Venture agreement prior to earning any interest. Newmont transferred 327 unpatented mining claims held outside the Venture to the Company. Newmont holds a 0.5% NSR royalty on the 327 claims it previously held independent of the Venture, and retains a right-of-first-refusal (ROFR) to the gold and other metals, but excluding rare earths for both the royalty and the ROFR, on the property if Rare Element chooses to sell an interest or bring in a partner. As a result of the new agreement with Newmont, the Company retains a totally unencumbered rare-earth project on 497 claims, and now has 100% interest in all gold and other minerals in the Bear Lodge district. The core group of claims (original Venture area) is free of royalties other than the former Phelps Dodge royalty on rare-earth production now payable to Rare Element's parent.

All of the mining claims are unpatented, such that the paramount ownership and title of the land is held by the United States of America. Claim maintenance payments and related documents must be filed annually with the Wyoming State Office of the Bureau of Land Management (BLM) and recorded with the Crook County, Wyoming Clerk and Recorder, to keep the claims from terminating by operation of law, and the claims can be maintained in good standing so long as those requirements are met.

Figure 4.1 - General Property Map


N
Legend
Fee Patent
JV Claims
Newmont Mining Corp
Dan Claims
JV Boundary
JV Boundary
T52N
T51N
R63W
R64W
FIGURE 4.1
GENERAL PROPERTY MAP
Crook County, Wyoming
Prepared For
RARE ELEMENT RESOURCES LTD.
John T. Boyd Company
November 2010
Scale 1" = 4,000'
SCALE (ft)
4000 3000 2000 1000 0 4000
Note, Map Data provided by Bensing and Associates, Inc.

(Richardson et al., 2010)

Surface usage and access to the claims are part of the rights held by the owners of mining claims.

The Wyoming state section lease grants the Company the right to prospect, mine, extract, and remove "gold, silver and precious metals, rare earth metals, base metals and other metals" from the leased area, along with surface rights "necessary to the full enjoyment" of the mineral rights. A nominal rental payment is required each year, which is now $2 per acre (0.4 hectare), and if a mine is developed on the leased land, a royalty of 5 to 10% of an "adjusted sales value per ton" is due to the state. The lease is for a period of 10 years, ending October 1, 2014, but can be renewed for additional ten year terms.

In order to maintain all claims in good standing, Rare Element is responsible for payment of annual fees (currently $140/claim) and the recording of the annual claim maintenance and intent to hold notice. All 497 unpatented claims included in the project are located on federal lands and are subject to annual maintenance fees payable to the United States Bureau of Land Management. Mineral rights on the mining claims and the leased state section allow Rare Element mineral and surface rights to explore, develop, and mine the Bear Lodge property, subject to the prior procurement of required operating permits and approvals, and compliance with applicable federal, state, and local laws, and regulations and ordinances. The Company believes that all of their mining claims are in good standing, and the authors of this report have no reason to believe otherwise and have accepted the land ownership and control to be as represented.

The authors are not aware of the existence of any outstanding environmental liabilities, except for reclamation work associated with the Company's ongoing exploration and drilling activities. Permits required to carry out the exploration and evaluation program proposed in this report are included within Rare Element's Plan of Operations, which was transferred from Newmont. Permits for the Company's current operations were approved by both the U.S. Forest Service and the Wyoming Department of Environmental Quality. The Plan of Operation includes a reclamation plan and a posted reclamation bond of $410,000 to cover the reclamation cost of planned work.

Additional permits are required for a mining and processing operation should the company choose to proceed to mine development.

4.4 Upton Hydromet Site Property Description and Ownership

Rare Element Resource currently holds an option to purchase all land within the Upton Hydromet site identified by the pre-feasibility study as part of the project. The land within the Upton Hydromet site is private and the purchase option is valid until 2014. Land purchase is conditional to the completion of due diligence.

5 Accessibility, Climate, Local Resources, Infrastructure and Physiography

5.1 Accessibility

Access to the Bear Lodge Project is good except for the winter months, when snow storms can make travel difficult. The project area is located 7 air miles (11 kilometers) or 12 road miles (19 kilometers) northwest of the town of Sundance, Wyoming, which is on US Interstate Highway 90, and 22 air miles (35 kilometers) west of the South Dakota state line. Primary access to the property is from the town of Sundance, although good gravel roads provide access from the west, north, and east. The project site is reached by traveling west from Sundance about one mile along I-90, then 1.5 miles (2.4 kilometers) west on US Highway 14, then north on the paved Sundance-Warren Peaks Road (USFS road #838 and County Road 100) for 1 miles (1.6 kilometers) and turn left on Sundance-Miller creek road. The Sundance-Miller creek road will be approximately 8 miles (13 kilometers) long and will lead to the Bear Lodge Project Bull Hill Mine and Physical Upgrade plant. Road access within the property is relatively extensive via a number of good quality dirt logging roads and four-wheel-drive trails that were constructed originally during logging or exploration activities, and subsequently rehabilitated. Figure 5.1 displays the access routes to the Bear Lodge Project.

Ore from the mine will be physically upgraded to create an REE pre-concentrate for shipment from the mine approximately 40 miles (64 kilometers) south to Upton, Weston County, Wyoming (Township 48 North, Range 65 West) through Wyoming highway #116. In Upton, the trucks will turn right on US Highway 16 for 2 miles (3.2 kilometers) then exit to the left on Haul road. The Hydromet will be located less than a mile south of the exit. At the Upton site, the pre-concentrate will be processed through leaching, neutralization and precipitation to form the final REE product. Tailings generated from beneficiation will be disposed in close proximity to the plant. Figure 5.2 shows the project area encompassing approximately 850 acres (344 hectares).

5.2 Climate and Physiography

The Bear Lodge Mountains have a warm and relatively dry climate during summer, followed by cold winters with variable amounts of snow. Optimal field conditions extend from June through November. During the exploration program, the Warren Peaks Road was not maintained during winter months, and snowmobile access was given priority from December through March.

Once mine construction and operations begin, road access will be maintained throughout the year. The property lies within the Black Hills National Forest, covering the crest of the Bear Lodge Mountains, a narrow northwest-trending range situated in north-eastern Wyoming. Physiographically the mountains are a north-westerly extension of the Black Hills uplift of western South Dakota. The range is characterized by rounded grass and pine-covered mountains reaching an elevation of 6,400 feet (1,951 meters) within the property.

The mountains have moderate slopes covered by western yellow (Ponderosa) pine and aspen forest interspersed with dense thickets of brush. Narrow grassy meadows cover the upper reaches of seasonal drainages. The lowest point within the project area is about 5,800 feet (1,768 meters) elevation.

The climate of Crook County varies with topography. There are two major areas: the Bear Lodge Mountains and the lower-lying foothills and plains area. Climatic data from the radar station referenced in the Final Preliminary Assessment/Site Inspection Report, Former PM-1 Reactor (US Air Force Air Combat Command, December 2006) are used for the Bear Lodge Mountains and are considered the most representative for the study area. The following summarizes data from the radar station:

- Average annual air temperature is 43.6°F (6.4 °C).
- Lowest recorded temperature is -42°F (-41°C).
- Highest recorded temperature is 105°F (40.5°C).
- Average annual precipitation is 17.41 inches (44.2 centimeters).
- Lowest annual precipitation was 11.58 inches (29.4 centimeters) in 1954.
- Highest annual precipitation was 25.38 inches (64.5 centimeters) in 1964.
- Average seasonal snowfall recorded for Sundance is 64 inches (162.5 centimeters).

The average total precipitation in Sundance is 18.14 inches (46.1 centimeters) and the average total snowfall is 74.6 inches (189.4 centimeters). Most of the precipitation occurs as thunderstorms during April through July. Winds are generally from the west or northwest.

The Upton climate is more moderate and has a weather station within the city limits. The following data summarizes the Upton weather:

- Average annual air temperature is 43.6°F (6.4 °C).
- Daily low temperature (January) is 6°F (-14.4°C).
- Daily high temperature (July/August) is 89°F (31.7°).
- Average annual precipitation is 14.9 inches (37.8 centimeters).
- Highest average precipitation is 2.5 inches (6.35 centimeters) in May.
- Highest average seasonal snowfall is 9.2 inches (23.4 centimeters) in March.
- Average wind speed is 11.3 mph (18 km/h).
- Highest average wind speed is 13 mph (20.8 km/h), recorded in April.

5.3 Infrastructure and Local Resources

Motels, restaurants, and gas stations are available south of the property in the nearby town of Sundance, Upton and other nearby towns, and a greater variety of accommodations are available to the east in Spearfish, South Dakota. All necessary infrastructure, such as housing, food, fuel, etc., would be available in the towns, or further to the west in Gillette and southeast in Newcastle. Water rights at the mine site are available through permitting by the Wyoming State Engineer's Office. The water supply at the Hydromet Plant is available from the City of Upton. At the mine site, a power line, which needs to be upgraded, runs to within a mile of the project area. Electrical power would be supplied by the Powder River Energy Corporation, and power costs are reported to be some of the lowest in the United States. Power for the Hydromet site will be fed from a sub-station from a nearby industrial park.

Supplies can be trucked to the site 60 miles (100 kilometers) from Gillette, which is located on both US Interstate Highway 90 and rail lines. A Burlington Northern rail transport line is also located at Moorcroft, 34 miles (54 kilometers) west of Sundance, and at Upton, 40 miles (64 kilometers) south. The Powder River Basin contains multiple coal-fired power plants, and Gillette, the largest city in the basin, would be a major logistics center for any development at the Bull Hill Mine. The current size of the mine property at approximately 15 square miles (39 square kilometers) is sufficiently large to support a mining operation, with no foreseeable obstacles regarding expansion. The Hydromet site is located on approximately 400 acres (162 hectares) of private land, west of the city of Upton. A more detailed description of the local and regional infrastructure is in Section 18.

Figure 5.1 - Access Map Showing the Bear Lodge Project



MAJOR DRAINAGE
MILLER CREEK ROAD
NO SCALE

(Oakley, 2012)

Figure 5.2 - Access Map Showing the Upton Plant Location


Rare Element Resources
FIGURE 1
Bear Lodge Project
Upton Vicinity Map
Legend

6 History

6.1 History of the Rare-Earth District

The Bear Lodge Mountains were initially prospected for gold during the late nineteenth and early twentieth century, with a reportedly short-lived mine and mill in operation (the Bock Mine). Thorium and rare-earth mineralization in the Bear Lodge Mountains were first discovered in 1949 as a result of uranium exploration activity by prospectors, and the mineralization and some carbonatite occurrences were documented by a USGS report in 1953. The US Bureau of Mines completed a limited radiometric survey and a ten-hole drilling program in the area of the rare-earths mineralization in the early 1950s. The exploration activity for uranium during the late 1940s and early 1950s included the excavation of hundreds of bulldozer trenches, but was short-lived, because the uranium grades are very low and there was no readily available market for either thorium or rare earths at that time.

In 1972, Duval Corporation acquired the exploration rights to the area by claim staking based on the results of a stream sediment geochemical survey. They initiated an exploration program focused on a Palabora model for disseminated "porphyry-type" copper-molybdenum mineralization. This program continued until the end of the 1977 field season. Duval identified locally high-grade occurrences of copper and rare-earth metals, and low-grade gold mineralization within an altered "syenite-carbonatite" alkaline intrusive complex. The company completed 13 diamond drill holes (WBD-1 to 13 for a total of 20,363 feet) (6,207 meters), 5 rotary drill holes (WBR-1 to 5 for 765 feet) (233 meters), and about 42 claim-validation rotary drill holes (DUVR-1 to 42 for 2,105 feet) (642 meters). Duval reported an intercept of 40 feet (12.2 meters) averaging 3.5% copper and 4.7 oz silver/ton in hole WBD-5, and many drill holes encountered significant intercepts with total rare-earth abundances that range from 1 to 15% in association with carbonatite and carbonatite-related intrusive bodies.

Duval recognized that the Bear Lodge property had potential to host an economically significant rare-earth-element (REE) deposit, and they brought Molycorp Inc. into the project as an operating joint venture partner in 1978. Molycorp owned and operated the Mountain Pass rare-earth mine in California. From 1978 to 1980, Molycorp completed 12 diamond drill holes (BL-1 to 12 for a total of 13,618 feet) (4,151 meters), 165 claim-validation holes (MOL-1 to 165 for 8,250 feet) (2,515 meters), and they conducted soil geochemical, ground magnetic, IP/resistivity, and radiometric surveys.

The company also completed a TEM survey and had all pre-existing core analyzed for REE abundances. Molycorp withdrew from the joint venture in 1980. Duval continued with a diminished level of exploration activity until September 1984. With the divestiture of Duval and spin-off of Battle Mountain Gold Company, the property was abandoned after a recommended rare-earth metallurgical feasibility study was rejected by management.

The U.S. Geological Survey conducted field and laboratory studies on the property between 1975 and 1979 including geologic mapping, rock geochemistry, petrographic studies, and radiometric surveys covering a large area that encompasses the current Bear Lodge project area. M.H. Staatz (1983) of the U. S. Geological Survey documented results of the work in Professional Paper 1049D, entitled "Geology and Description of Thorium and Rare-Earth Deposits in the Southern Bear Lodge Mountains, Northeastern Wyoming" in 1983. The report concludes that "the Bear Lodge disseminated deposits have one of the largest resources of both total rare earths and thorium in the United States".

Hecla Mining Company acquired a land position in the district in 1986 and added to it in 1988 by optioning additional claims. Hecla discovered high-grade REE mineralization and concentrated on rare-earth exploration until the end of the 1990 field season, when the rare-earth prices were falling, and then Hecla acquired Coca Mines, which controlled an adjacent property. Following the Coca acquisition in 1991, Hecla focused on the low-grade gold potential of the merged property position. Hecla completed 12 diamond drill holes (13,756 feet) (4,194 meters) during its REE exploration phase and defined rare-earth mineralization in several carbonatite dike sets along the southwestern flank of Bull Hill.

The U.S. Bureau of Mines conducted work in the Bear Lodge Mountains to evaluate the REE mineralization in the early 1950s and again in 1990. In 1950, the USBM conducted sampling that identified an REE anomalous area defined by total REE abundances greater than (>) 2000 ppm and drilled the anomalous area (mostly Whitetail Ridge) with 10 shallow core holes that ranged in depth from 23.5 to 220.1 feet (7.2 to 67.1 meters). The work was reviewed in 1990 and resulted in an estimate of potential REE resources in the general Bull Hill area.

Phelps Dodge acquired a large part of the area in 1994 and focused their efforts on gold exploration over the next three years. It was apparent that Phelps Dodge ceased exploration due more to the downturn in gold prices rather than to lowered expectations for the property.

Paso Rico (USA), Inc. (now known as Rare Element Resource, Inc.) began looking at the Bear Lodge property in 1998-99, staked some claims, and negotiated a lease and option agreement on adjacent claims held by Phelps Dodge Corporation in March 2000. The lease was terminated and replaced by a 2% NSR royalty in September 2002. The 2% royalty was purchased from Freeport McMoRan Corporation (formerly Phelps Dodge Corporation) by Rare Element in March 2009, so Phelps Dodge/Freeport has no further interests in the property. Rare Element Resources Ltd. was incorporated in the province of British Columbia on June 3, 1999 and acquired Paso Rico Resources Ltd. (Paso Rico) in 2003, as a wholly owned subsidiary, in order to explore and develop primarily the rare-earth mineralization, but also the gold. Rare Element Resource, Inc. owns the Bear Lodge property claims in Wyoming. On June 1, 2006, Rare Element, through its subsidiary, Paso Rico, and Newmont North American Exploration signed an agreement to establish a gold exploration venture. This agreement was terminated in May 2010, with Rare Element becoming the sole participant in the project.

6.2 Historical Resource Estimates

This section discusses a number of historical resource estimates that are included as part of the historical record for the project. None of these estimates were prepared according to the standards of NI 43-101. No qualified person did sufficient work on these estimates to classify them as current resources, and the reliability of the estimates is unknown. Rare Element does not consider the historical estimates as current resources, and the historical estimates should not be relied upon.

Resource estimates for rare-earth metals on the Bear Lodge property were first reported by Molycorp in 1980. The company stated that it had partially drilled two "shallow blanket-type stockwork bodies which total 9.1 million short tons (8.26 million tonnes) of potential resources, with an estimated grade of 1.71% REO", and a third deep tabular body which "has been estimated to contain 6.8 million short tons (6.2 million tonnes) of potential resources at a grade of 1.25% REO" (Lujan 1980).

In 1991, Hecla reported "total geological reserves for the three main dikes at 4.3 million short tons (3.9 million tonnes) at an average grade of 3.8% total REO" in the first estimate of the Bull Hill deposit, and "roughly 8.5 million short tons (7.7 million tonnes) at an average grade of 3.0% total REO" for the three dike swarms (Wineteer, 1991). None of these historical estimates is NI 43-101 compliant. The non-compliant historical resource estimate of 4.3 million short tons (3.9 million tonnes) at 3.8% REO is based on about ten holes drilled in or near the resource area, and it would likely be

classified as an inferred mineral resource according to Section 1.3 of National Instrument 43-101. The other historical resource estimates have drill-hole spacing too broad to establish mineralization continuity and insufficient mineralized intercepts to constitute anything other than exploration targets.

Most of the historical drill core was discarded over the years, and only minor skeleton core samples are still available. Historical assays cannot be confirmed, and many original assay certificates from Duval and Molycorp are lost. However, the quality of work performed by Duval, Molycorp, and Hecla is likely to be at or above the standards of the industry, and their exploration and drilling results clearly indicate the high potential for the property to host economically significant REE mineralization.

The U.S. Bureau of Mines (USBM) conducted work in the Bear Lodge Mountains for REE in 1950 and again in 1990 (Gersic *et al.*, 1990). In 1950, the USBM conducted sampling that identified an REE anomalous area defined by total REE abundances >2000 ppm, and drilled 9 of 10 shallow core holes, which ranged in depth from 23.5 to 220.1 feet (7.2 to 67 meters), into one of the anomalous areas—the Whitetail Ridge target. The mineralized portions of the holes are reported to have many small mineralized veins and veinlets in a "stockwork" deposit, and the average grade was 1.5% REE for nearly all of the holes. In 1990, the USBM re-evaluated the earlier work and drilling results and probably had access to considerably more exploration data, possibly including the Duval and Molycorp drill data, old and new surface trench sampling data, and the USGS surface sampling assay results. The USBM reported for the area drilled that "A general estimate of the REE resource possible in the stockwork deposit in the Bear Lodge area was calculated to be approximately 84 million short tons (76.2 million tonnes) containing 1.5% REO within 200 feet (61 meters) of the surface. The estimate was made by assuming a 0.6 square mile (1.6 square kilometers) area, a 100 feet (30.5 meter) average depth of stockwork REO mineralization, an average grade of 1.5%, and a tonnage factor of 1 short ton / 12 cubic feet (1 tonne / 0.34 cubic meter) of rock in place." This historical estimate is also not NI 43-101 compliant and should only be used to indicate exploration potential.

7 Geological Setting and Mineralization

7.1 Introduction

This section is modified from the Technical Report: Preliminary Economic Assessment, prepared by John T. Boyd Company (Richardson *et al.*, 2010). This section was compiled by Rare Element Resources' technical staff, which includes a Qualified Person for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects. The Qualified Person is listed as a co-author of this Technical Report.

7.2 Regional Geology

The Bear Lodge Mountains of northeastern Wyoming are part of the Black Hills Uplift, formed during the Late Cretaceous-Tertiary Laramide Orogeny. The uplift has a north-westerly orientation and extends from the western South Dakota – Nebraska border through north-eastern Wyoming into south-eastern Montana. The exposed basement consists of Precambrian schist, gneiss, and granite overlain by Paleozoic and Mesozoic clastic and carbonate sedimentary rocks that were subsequently eroded from higher elevations. The Palaeozoic and Mesozoic rocks were subjected to large-scale monoclinal folding that encircles the Black Hills Uplift. Younger Oligocene, Miocene, and Pliocene sediments disconformably overlie the older sedimentary and igneous rocks at lower elevations of the uplift (Figure 7.1).

Tertiary alkaline intrusive bodies in the northern Black Hills are located along a N70-80W trending belt that extends from Bear Butte in South Dakota, through the Bear Lodge Mountains, to Devil's Tower and Missouri Buttes in north-eastern Wyoming (Figure 7.1). The alkaline igneous rocks generally transition in composition from silica-saturated to silica-undersaturated from east to west. Potassium-argon age dates of the Tertiary intrusive rocks range from 38 to 60.5 Ma (Lisenbee 1985), with younger intrusions more common towards the western end of the belt (Figure 7.1). Isolated anticlinal domes are dispersed throughout the region and are probably cored by alkaline igneous plugs of Tertiary age. On a broader scale, the Bear Lodge intrusive complex and other Black Hills alkaline igneous bodies are part of a northerly trending belt of scattered alkaline-igneous systems that occur from Mexico to Canada, several of which are associated with significant gold deposits (e.g., Cripple Creek in Colorado, Zortman-Landusky complex in Montana, and the Carache Canyon breccia pipe in New Mexico).

Aside from the Bear Lodge intrusive complex, only the Gallinas Mountains complex in New Mexico is known to host carbonatites associated with significant rare earth occurrences.

Figure 7.1 - Geologic Setting and General Geology of Bear Lodge Mountains


BEAR LODGE PROJECT
Sundance
Lead
BLACK HILLS UPLIFT
Rapid City
Newcastle
LEGEND
Tertiary intrusive rocks
Cenozoic sedimentary rocks
Mesozoic rocks below Newcastle Sandstone (L.Cret.)
Paleozoic rocks
Precambrian rocks
0 5 10 15 20 25
Miles
WYOMING
SOUTH DAKOTA

(Modified from Karner, 1981)

7.3 District Geology

The Bear Lodge mining district is located in the Bear Lodge Mountains, near the western end of the northern Black Hills intrusive belt (Figure 7.1.). The Bear Lodge Mountains expose and are underlain by multiple alkaline plugs, sills, and dikes intruded into Precambrian basement and Palaeozoic and Mesozoic sedimentary rocks approximately 38 – 50 million years ago, forming an elongate, northwest-trending dome approximately 8 miles by 6 miles (13 km by 10 km) (Long *et al.*, 2010) (Figure 7.2).

Figure 7.2 - Geology of the Bear Lodge District



Tertiary Alkaline Complex
Mesozoic
Upper Paleozoic
Lower Paleozoic
Precambrian Granite
Faults
NORTH
2 miles
3 km

(Richardson *et al.*, 2010)

Several large Precambrian granitic rock bodies occur within the southern portion of the complex. The Precambrian rock units may be roof pendants or, alternatively, may be anchored in the basement. The Palaeozoic sedimentary rocks surround the intrusive core of the dome and consist mainly of limestone and quartzite, with minor sandstone, shale, and siltstone. Mesozoic rocks include siltstone and shale, with minor sandstone.

Alkalic rocks of the Bear Lodge complex penetrated Precambrian granite and gneiss, and intruded as plugs, dikes, and sills into the suprajacent Palaeozoic sedimentary rocks. Sub-volcanic trachyte and phonolite constitute the bulk of the complex. These rocks are intruded by a variety of alkaline dikes, associated intrusion and/or contact breccias, and several diatremes or heterolithic breccias. These intrusive bodies commonly exhibit a northwest alignment in the core of the complex and dome. Carbonatite and silicocarbonatite dikes intruded during later stages of the evolution of the complex and cut across the main host rocks that include trachyte, phonolite, and breccias. Phonolite dikes intruded the complex during the waning phases of igneous activity.

Tertiary sedimentary rocks unconformably overlie all older rocks and consist of loosely consolidated siltstone, sandstone, and conglomerate of local derivation. Quaternary deposits include alluvium, soil cover, and colluvial deposits. Table 7.1 below summarizes the formations and rock units in the Bear Lodge Project area.

Table 7.1 - Summary of Bear Lodge Project Formations and Lithologies

Geol. Time	Formation	Thickness		Lithology
		(Feet)	(Meters)	
Quaternary				alluvium, land-slide debris
Pliocene Miocene	Ogallala	0-56	0-17	unconsolidated gravels, trachyte- phonolite pebble-boulder conglomerate
Oligocene	White River	0-138	0-42	poorly bedded, friable, tan siltstone
Unconformity				
Eocene Palaeocene	Alkalic intrusives			trachyte, phonolite, heterolithic diatreme breccia, latite, syenite, malignite, pseudoleucite, carbonatite, silicocarbonatite
Cretaceous	Lakota	10-13	3-4	light grey to white medium grained sandstone
Jurassic	Morrison	< 20	< 6	greenish-grey claystone
	Sundance	~374	~114	sandstone & shale members
Triassic Permian	Spearfish	509-896	155-273	reddish brown, friable shale, siltstone &fine grained sandstone, white gypsum
	Minnekahta	43-59	13-18	thin grey limestone marker
	Opeche	66-85	20-26	Fine grained reddish brown siltstone & Shale
Pennsylvania	Minnelusa	574-650	175-198	tan-light brown friable calcareous sandstone
Mississippian	Pahasapa	509-574	155-175	grey, massive fine grained limestone
Ordovician	Whitewood	~148	~45	light grey fine grained limestone
Cambrian	Deadwood	> 886	> 270	hard white, red quartzite, thin bedded shaly limestone commonly inflated or replaced by Tertiary intrusive bodies
Precambrian				Granite roof pendants

(Modified after Meyer, 2002)

The Bear Lodge intrusive complex locally exhibits effects of hydrothermal alteration that is dominated by two main types: K-feldspar-pyrite alteration that is commonly structurally controlled, and widespread fenitization (alkali-ferric iron metasomatism), an alteration type commonly associated with carbonatites and other alkaline igneous rocks. Argillization (clay alteration), sericitization, and silicification are commonly concentrated along structures and associated with intrusive breccias. Supergene weathering of rocks extends to depths of up to 500 ft. (152 m), resulting in oxidation of sulfides, leaching of carbonates, and development of clay minerals.

The Bear Lodge intrusive complex hosts a variety of mineralization types, including gold, lanthanides (rare-earth elements), base metals (Cu, Pb, Zn), thorium, and uranium. The Bear Lodge REE deposits are contained within carbonatite-related dikes, veins, and stockwork. Gold is generally associated with potassic alteration and is commonly structurally controlled.

The Bear Lodge intrusive rock types, and patterns of alteration and mineralization, share many features with the Cripple Creek alkaline igneous complex in Colorado. Fenitization is variably accompanied by LREE-enriched apatite, LREE-enrichment of primary apatite, and sulfide (primarily pyrite). In both districts, REEs and Au are spatially related, but the highest concentrations of REEs and Au are not necessarily coincident, particularly in the Bear Lodge district. The Bear Lodge LREE-rich deposit at Bull Hill exhibits a lateral zonation, in which peripheral deposits are characterized by relative enrichment in HREE's, Y, and Au. In the Cripple Creek deposit, the REE minerals, bastnasite and monazite, are common in gold telluride veins, and apatite with LREE-enriched rims is common in wall rocks adjacent to the Au-bearing veins. The Bear Lodge property hosts a significant REE deposit, adjacent to several small Au gold resources, while Cripple Creek contains a significant Au deposit, with associated minor enrichment in REEs. More detailed descriptions of the geology, alteration, and mineralization associated with the Bear Lodge REE and Sundance gold resource deposits and significant mineralized zones are provided below.

7.4 Bear Lodge REE Project Geology

The Bear Lodge REE deposits are located near the axis of the elongate dome and are associated with carbonatite and silicocarbonatite dikes, veins, and stockwork hosted by the Bull Hill and Whitetail diatremes, and surrounding trachyte and phonolite. The northwest alignment of diatremes extends from Bull Hill through Whitetail Ridge, to Carbon Hill, and coincides with numerous north- to northwest-striking alkalic dikes and mineralized zones (Figure 7.3). Carbonatite and silicocarbonatite dikes intrude diatremal heterolithic breccias and surrounding trachyte, phonolite, and igneous intrusion breccia. They commonly strike north-westerly to northerly. Within the Bear Lodge REE deposit, the carbonatite and silicocarbonatite dikes are generally concentrated within the margins of the diatreme and in adjacent wall rocks along a northwest corridor extending from the south and west flanks of Bull Hill, through the Whitetail diatreme, towards the Carbon Hill diatreme.

Figure 7.3 - Geology of the Bear Lodge Property


Legend
Carbon Hill diatreme
Whitetail Ridge diatreme
Bull Hill diatreme
RER drill hole collars
Meters
UTM NAD 27 ZONE 13N

(John Ray, Rare Element Resources 2011)

Major structural trends are oriented west-northwest, northwest (parallel to the axis of the dome), and northeast or east-northeast. Widespread thin soil cover and lack of outcrop hinder structural mapping and interpretation. Surface rock exposure in the complex is probably on the order of 5% or less. However, data obtained in 2011 from surface mapping of drill pads, roads, and trenches. Borehole televiewer data from core holes, and the construction of detailed geologic cross sections in the Bear Lodge REE deposit area utilizing results of closely spaced drilling support earlier district-wide observations that indicate a predominant orthogonal set of northwest and northeast structures, as well as subordinate north-northwest, east-northeast, and northerly trending structures. Geophysical surveys (magnetics, radiometrics, and IP/resistivity) are in accord with the field data.

Most of the rock units are affected by widespread potassic alteration and have a thick near-surface oxidized zone. Recognizable hydrothermal alteration includes pervasive

fenitization (alkali-ferric iron metasomatism), K-feldspar-pyrite alteration, minor silicification, and localized argillic alteration, along with superimposed oxidation and surface weathering.

Geological events that are interpreted in the core of the complex include multiple intrusions of dominantly porphyritic phonolite and trachyte, multiple brecciation events, carbonatite magmatism, alkali-ferric iron metasomatism (fenitization), hydrothermal alteration, REE and gold mineralization, and supergene oxidation. Pre-intrusion, syn-intrusion, and post-intrusion faulting and deformation disrupt the geology, although displacements appear to be relatively small.

7.5 Bear Lodge Deposit Alteration and REE Mineralization

REE mineralization in the Bear Lodge deposit is contained primarily within dikes, veins, and stockwork of carbonatite, variably oxidized and leached carbonatite (transitional and oxide-carbonate), and FMR (FeOx-MnOx-REE). The latter two types of mineralization are interpreted to represent progressive degrees of hydrothermal and supergene alteration of the carbonatite that generally increase with decreasing depth. The FMR dikes and veins are typically black to rusty brown in color. Many are friable and vuggy, and drill recoveries are often poor. However, some of the FMR bodies are silicified and highly competent. REE grades tend to be somewhat higher in the FMR bodies than in the corresponding carbonatite and can reach more than 20% REO. Significant intercepts of FMR encountered during drilling contain grades up to 10% REO. The FMR bodies and mineralization style tend to persist to depths of 300 feet (91 m) or more beneath the surface.

Within the deposit, REE mineralization is concentrated in three main resource areas, described in the next section (Chapter 8.0). These include: Bull Hill (formerly known as Bull Hill Southwest, and including Bull Hill West), Bull Hill Northwest, and the Whitetail Ridge resource areas. The greatest concentration of REE-mineralized bodies occurs in NW-trending dike swarms and stockworks in the Bull Hill resource area. The generalized vertical distribution of ore-types is shown schematically in Table 7.2 and described from least altered to most altered as follows.

Table 7.2 - Zonal REE Mineralogy in the Bear Lodge Carbonatite and Derivative Dikes and Veins

Zone	Mineralized Body	REE Mineralogy
Oxide	FMR dikes and veins; oxidized and leached carbonatite (surface to appx. 5,600 feet (1,707 meters) elevation ±300-500 feet (91-152 meters) thickness) FeOx-MnOx-REE ± Ksp, ap, Q, bi	Bastnasite group minerals (bastnasite-dominant), monazite, ± variable, but generally subordinate cerianite
Oxide-Carbonate	Oxidized and partially leached carbonatite (variable, surface to appx 5,600 feet (1,707 meters) elevation) FeOx-MnOx-REE-calc ± Ksp, ap, Q, bi	Bastnasite group minerals (bastnasite-dominant), ancylite, monazite, ± variable, but generally subordinate cerianite
Transitional	Partly oxidized carbonatite (appx. 5,600 feet (1,707 meters) elevation) Calc-REE-sulf-FeOx-REE ± Ksp, ap, aeg, bi	Predominantly ancylite; minor to significant bastnasite group minerals, ± monazite
Unoxidized/ Sulfide	Unoxidized carbonatite and silicocarbonatite (< 5,600 feet (1,707 meters) elevation) Calc-REE-sulf (py-po±cp,sl,gn,mb)-bi ± Ksp, ap, aeg	Predominantly ancylite; minor to significant bastnasite group minerals; ± minor monazite, carbocernaite, burbankite

7.5.1 Unoxidized Zone

The upper contact of the unoxidized, or sulfide-bearing, zone is generally relatively flat-lying, and extends from depth upward to within approximately 600 feet (183 meters) of the surface, locally deeper along structural zones. This zone is characterized by rare earth mineralization accompanied by sulfides, but with no oxidation or apparent leaching of minerals. REE mineralization in the carbonatite consists primarily of ancylite ($Sr(La,Ce)(CO_3)_2OH \cdot H_2O$) and subordinate bastnasite group minerals (REE fluocarbonates that include bastnasite, parisite, and synchysite) ± minor monazite (Table 7.2). Ancylite forms stubby, prismatic crystals that are intimately intergrown with strontianite and minor barite ± minor bastnasite group REE minerals in hexagonal pseudomorphs after an earlier REE phase.

Ancylite and the bastnasite group REE minerals occur also as discrete phases intergranular to the gangue minerals. The gangue mineralogy in the carbonatite is dominated by calcite, with subordinate amounts of sulfide minerals ± biotite, apatite, sanidine, barite, and/or strontianite.

The sulfide minerals are present in amounts from less than 5% (locally less than 1%) to more than 20% and include pyrrhotite and pyrite ± minor amounts of chalcopyrite, galena, sphalerite, and/or molybdenite. Pyrrhotite is commonly the most abundant sulfide phase, although it is not uncommon for pyrite to be the most abundant sulfide phase. Sulfides are typically unoxidized. Rare earth grades in the carbonatite can reach in excess of 10% REO, although average grades of the dikes are less than 5% REO.

There are no mining activities planned for the unoxidized mineralization, since a mineable resource estimate and a metallurgical process have not been developed. Current mining plans will leave a buffer of oxidized mineralization over the unoxidized minerals to prevent oxidation.

7.5.2 Transitional Zone

Directly overlying the unoxidized zone is a conformable, flat-lying, thin zone, generally 20 feet (6 m) thick, and characterized by carbonatite-style mineralization with variable sulfides and variable indications of gangue mineral leaching. Between 10% and 90% of the sulfides are oxidized to limonite. The transitional zone grades upward rapidly into the oxidized zone, and in some locations into the oxide-carbonate zone. It occurs at depths of 500 to 600 feet (152-183m) beneath the surface.

7.5.3 Oxide-Carbonate Zone

The oxide-carbonate zone extends from surface to nearly 500 feet (152m) in depth. It overlies part of the transitional zone and extends lateral to, or beneath, part of the oxidized zone. These carbonatites appear to be strongly oxidized, with no residual sulfides, but they are variably leached of gangue carbonates.

The oxide-carbonate zone (OxCa) is visually similar to oxidized mineralization in the overlying oxide/FMR zone, with fully oxidized sulfides, but it contains variable quantities of residual carbonate. One interpretation of this zone is that the carbonatite may have had a lower original sulfide content, which resulted in less and

more easily diluted acid produced from sulfide oxidation during weathering, and concomitant partial removal of the carbonates. The rare earth mineral assemblage consists of a mix of fibrous bastnasite, stubby ancylite, and erratic monazite. Hexagonal pseudomorphs are in evidence in this zone and contain bastnasite group minerals and/or ancylite accompanied by strontianite and barite. Bastnasite appears to form largely from the partial to nearly complete replacement of ancylite. The upper boundary of this zone is irregular, and locally shallows above some of the more robust dike zones.

7.5.4 Oxidized Zone

The oxidized zone extends from the surface to depths of 500 to 600 feet (152-183m), except where it is underlain by the oxide-carbonate zone. Within the oxidized zone (oxide), FMR (FeOx-MnOx-REE) dikes and veins are interpreted to represent primary carbonatite that was subjected to intense oxidation and complete to nearly complete leaching of gangue carbonates. FMR consists primarily of iron and manganese oxides and amorphous silica, along with variable abundances of silicate and accessory minerals. Silicate and accessory minerals include biotite, quartz, chalcedony, K feldspar, apatite, barite, and celestite. The FMR veins and dikes host significant hydrothermal or supergene REE minerals, dominantly bastnasite group minerals and subordinate monazite and cerianite. The FMR material occurs as stockwork veinlets, veins, and dikes throughout the oxidized zone.

A schematic cross section of the Bull Hill dike and vein swarm is shown in Figure 7.4. Selected significant drill intercepts, alteration zones, and ore types are summarized in the figure.

Figure 7.4 - Schematic Cross-Section of the Bull Hill Dike and Vein Swarm

(Looking N45W)



Bull Hill
Bull Hill West
79' Ox-Ca dike at 4.5% TREO
6250'
6000'
5750'
5500'
5250'
Oxide (Ox)
Oxide Carbonate (Ox-Ca)
Transitional
Sulfide
Trachyte/Phonolite
FMR/Ox Ca
CBT/SBT
Dikes-Veins-Stockwork
Trachyte/Phonolite
Bull Hill Diatreme
200 ft
Looking N45W

(Joe Monks, Rare Element Resources 2011)

7.5.5 Stockwork Mineralization

The stockwork mineralization consists of zones of intersecting veins and veinlets that tend to occur as envelopes along and between larger FMR/carbonatite veins and dikes. Stockwork-type mineralization is common in all of the ore types summarized in Table 7.2. Individual veinlets can range from sub-millimeter to meter widths, and exhibit random orientation or orientation sub-parallel to the major dikes and veins. REO grades in the stockwork mineralization tend to be lower than in the dikes and larger veins, with a range from about 0.5% total REO to about 3% total REO. Vein densities vary widely, with higher vein densities and abundance of contained vein material generally corresponding to higher REO grades within a given stockwork zone. The stockwork mineralization contributes significantly to the contained REO in the Bull Hill, Bull Hill NW, and Whitetail Ridge resource areas, and in the Carbon and East Taylor target areas. Recognition of this category of mineralization will be an important component in the mine grade control plan.

7.6 Bear Lodge District REE zonation

The Bear Lodge REE deposits in the Bull Hill area are generally LREE-enriched with the bulk of REE's hosted by bastnasite group minerals, and variable but minor monazite and cerianite. Exploration drilling of the Whitetail resource area and the

Carbon and East Taylor target areas in 2010 and 2011 led to the recognition of an apparent district zonation of LREE and HREE, in which the western areas exhibit a pronounced enrichment in HREE. Preliminary mineralogical studies and assay data suggest that the HREE may be hosted in parisite and synchysite at Whitetail Ridge and Carbon, and in xenotime, Y-V phosphate (termed xenotime (V)), parisite, and synchysite at East Taylor. Monazite at Whitetail Ridge, Carbon, and East Taylor appears to be enriched in Nd, but not in HREE (Table 7.3).

Table 7.3 - Oxide Zone REE Mineralogy Distribution of the Bear Lodge REE District

Area	REE Mineralogy
Bull Hill Resource Area	bastnasite group minerals; monazite; cerianite; REE-MnOx
Whitetail Ridge Resource Area (preliminary)	bastnasite group minerals (Y, Th); monazite (Nd, Sr, Th); Ce carbonate; cerianite; REE-MnOx
Carbon REE (preliminary)	bastnasite group minerals (Y, Th); apatite
East Taylor (preliminary)	xenotime (V;?); xenotime; monazite (Nd, Sr, Th); bastnasite group minerals (Y, Th); Ce carbonate; cerianite; REE-MnOx

7.7 Sundance Gold Geology

Gold-mineralized zones in the Bear Lodge dome are hosted by igneous rocks of the Tertiary intrusive complex and the enclosing Archean granite and surrounding Paleozoic sedimentary rocks. The known Sundance gold deposits are peripheral to the Bull Hill REE deposits and locally coincide with HREE-Y target areas (Figure 7.5).

Figure 7.5 - Map of Central Bear Lodge Showing Gold Deposits at Smith, Taylor and Carbon peripheral to the Bull Hill-Whitetail REE Mineralization


Bear Lodge
REE and Gold Deposits
CARBON
WHITETAIL
BULL HILL NW
BULL HILL
TAYLOR
SMITH

(John Ray, Rare Element Resources 2011)

Pink polygons represent areas of FMR dikes and green polygons are +2% TREO grade shells identified as of the end of 2011. Gold and HREE-enriched mineralization locally overlap as at East Taylor and Whitetail.

7.8 Sundance Gold Deposits Alteration and Mineralization

Alteration types in the Bear Lodge gold deposits include an early carbonate + sulfide pulse, followed by pervasive potassium-iron metasomatism (fenitization), which progressively drives off carbonate, corrodes mafic phenocrysts, oxidizes sulfide (mainly pyrite), and adds considerable potassium to the matrix and phenocryst sites. In areas of strong fenitization, quartz crystals in granite and quartzose sedimentary rocks of the Deadwood formation are resorbed. Minor alteration types include silicification, which appears to be post-mineralization and structurally-controlled,

argillization in areas of high sulfide content, sericitization, and surface weathering and supergene oxidation.

Gold occurs as disseminations in a variety of host rocks, including pseudoleucite porphyry, phonolite, diatreme breccia, Paleozoic sedimentary rock, and fenitized Precambrian granite. It occurs in the matrices of hydrothermal breccias and in stockwork zones of goethite veinlets and/or open-space adularia/barite/fluorite veins. Gold is also noted in smoky quartz veins, jasperoid, and carbonatite. The zones of gold mineralization at Taylor and Carbon are apparently rootless, plume-shaped bodies hosted by oxidized units that extend from the surface to a depth of 300 to 500 feet (100 to160 meters). Mineralization at the Smith prospect is hosted by a steeply dipping pseudoleucite porphyry dike that extends from the surface to 1000 feet (300 meters) and remains open at depth. In 2010, drill hole SUN-060 at Smith intersected 0.89 grams per tonne Au over 280.5 feet (85.5 meters), including 1.3 grams per tonne over 145 feet (44.2 meters) along the strike of the main pseudoleucite body in veined phonolite wall rock. In 2011, follow up hole SUN-116 situated 328 feet (100 meters) west of SUN-060, and oriented to intersect a mineralized trend believed to be perpendicular to the main zone, assays 1.21 grams per tonne Au over 580 feet (176.8 meters), including 4.5 g/t Au over 80 feet (24.4 meters) in a similar host of K-feldspar veined phonolite. This represents, by far, the highest grade and thickest gold drill intercept in the fifty year exploration history of the entire Bear Lodge Alkaline Complex. These data are beginning to define a new target area of noteworthy grade adjacent and perpendicular to the main Smith deposit. The occurrence of open-space K-feldspar veining and the higher grade intervals (up to 11.4 grams per tonne Au) within this new zone are suggestive of a feeder structure. Several of the gold mineralized areas were partially delineated by previous operators, including FMC, International Curator, and Phelps Dodge, and three were expanded by recent Newmont and RER drilling.

Petrographic studies by Newmont indicate that gold mineralization is associated primarily with K-feldspar-pyrite-fluorite ± barite and carbonate mineral species. High-grade gold mineralization is identified in rock chip samples of feldspathic quartzite of the Deadwood formation (up to 27 ppm Au), fenitized Precambrian granite (14.2 ppm Au), open-space adularia-barite-fluorite veins in phonolite, hydrothermal breccias, and primary carbonatite.

8 Deposit Types

8.1 Introduction

This section was compiled by Rare Element Resources' technical staff, which includes a Qualified Person for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects. The Qualified Person is listed as a co-author of this Technical Report.

8.2 Carbonatite-Hosted Rare Earths

The US Geological Survey stated that the Bear Lodge Mountains contain one of the largest deposits of disseminated rare-earth elements (REE) in North America (Staatz, 1983). REE-mineralized carbonatites were discovered and defined during exploration of the Bear Lodge Project area over the past forty years. The carbonatites occur within an alkaline intrusive complex and share similarities with the Mountain Pass (California) carbonatite-hosted rare-earth deposit.

The Bear Lodge REE deposit comprises three main resource areas: Bull Hill (includes Bull Hill West), Bull Hill Northwest, and Whitetail Ridge, plus several exploration targets that may contain resources but need further work (Figure 8.1). These three resources contain carbonatite-related dikes and veins that range in size from hairline fracture veinlets to dikes that may exceed 100 feet (30 meters) in width. The higher-grade REE-bearing dikes and veins are commonly surrounded by lower-grade stockworks of veinlets. Oxidized mineralization (FMR and oxide-carbonate) extends to depths of 500 to 600 feet (152 to 183 meters) and contains the mineable reserve described in this report (hosted within oxide and oxide-carbonate alteration zones described in Chapter 7.0). Oxide zone REE mineralization is dominated by rare earth minerals of the bastnasite group, with variable, and typically subordinate, quantities of monazite and cerianite. Oxide-carbonate mineralization contains a variable mix of bastnasite group minerals and ancylite, with varied and subordinate quantities of monazite and cerianite.

Figure 8.1 - Locations of REE Resource Areas, Bear Lodge Deposit, and REE Target Areas



543000
543500
544000
544500
GEOLOGIC MAP
Greater Bull Hill Area
SUN_GEOL_SIM_DIATREME
SUN_GEOL_SIM_BRECCIA
SUN_GEOL_SIM_SYENITE
SUN_GEOL_SIM_PHONOLITE
SUN_GEOL_SIM_TRACHYTE
SUN_GEOL_SIM_DEADWOOD
Carbon REE
SUN-079
Whitetail Ridge
RES10-20/21
Bull Hill NW
Bull Hill
SUN-023
SUN-009
SUN-490
East Taylor
Bull Hill West
UTM NAD 27 ZONE 13N

(John Ray, Rare Element Resources 2011)

The highest concentration of REE-mineralized bodies occurs in a series of steeply dipping, northwest- and lesser north-trending dike swarms and stockworks along the western contact zone between the Bull Hill diatreme and enveloping trachytic and phonolitic intrusive rocks. The Bull Hill deposit area forms the bulk of the Bear Lodge REE deposit and generally exhibits light REE-enrichment (generally including Ce, La, Nd, Pr, and Sm). The Bull Hill mineralized zone extends approximately 1,700 feet (518 meters) in a north-westerly direction, by 300 feet (91 meters) to more than 700 feet (213 meters) in a north-easterly direction, reflecting the overall orientation of a relatively persistent swarm of steeply dipping, northwest-striking dikes and veins of FMR and carbonatite (Figure 8.2). Individual dikes display strike lengths of 300 to 800 feet (91 to 244 meters), down dip extensions of 300 feet (91 meters) to more than 800 feet (91 meters), and thicknesses of less than 20 feet (6 meters) to more than 100 feet (30 meters). Individual dikes can pinch, swell, and bifurcate along strike and

down dip. These generally follow the interfingering contact between the Bull Hill diatreme and adjacent trachytes and phonolites.

Drilling through 2011 shows that the southern two thirds of the dike swarm east of the drainage include a persistent northwest-striking zone of dikes, veins, and stockwork. Within this zone is a relatively continuous dike, locally more than 100 feet thick (30 meters) and steeply dipping to vertical, and multiple subparallel dikes. In general, the main dike zone appears to follow the interfingering contact between diatreme breccia and the host trachyte-phonolite unit in the southern portion of the Bull Hill deposit. Increased density of drilling through 2011, as well as limited surface mapping and trenching, define a more complex distribution of mineralization in the northern third of the deposit. The NW-trending zone described above contains northerly-striking splays at either end. At the northern end of the NW-trending zone, the main dike splits into a horsetail of smaller NNW-trending dikes and stockwork zones (Figure 8.1). Zones of moderate to strong stockwork are observed between the dike splays. The main dike zone appears to change to a more WNW orientation at the splay, also referred to as an inflection point.

Drilling through 2011 indicates that FMR and carbonatite dikes, veins, and stockwork extend west of the drainage that borders the west flank of Bull Hill and are variably hosted by diatreme, trachyte, and phonolite (Bull Hill West). To the south of Bull Hill, mineralization appears to be offset along an easterly trending fault, or feathers out close to the boundary with Section 20. Section 20 is withdrawn currently from mineral entry and drilling. In the Bull Hill resource area, structure, the diatreme contact, and host rock lithology exhibit a complex interplay of controls on the localization of mineralization.

REE mineralization in the Bull Hill Northwest resource area is contained within dikes, veins, and minor stockwork of FMR and carbonatite/silicocarbonatite that intrude trachyte and phonolite. Less well-understood, owing to decreased drilling densities compared with the Bull Hill resource area, the dikes, veins, and stockwork zones are northerly trending, steeply dipping to vertical, and relatively narrow and broadly spaced. Individual dikes appear to display strike lengths of less than 100 feet (30 meters), down dip extensions to more than 200 feet (60 meters), and thicknesses to 10 feet (3 meters). The oxide zone extends downward to a relatively flat-lying contact with a narrow oxide-carbonate zone that is conformable with a narrow transition zone (unlike the irregular oxide-carbonate upper contact at Bull Hill that locally extends to the surface).

Figure 8.2 - Plan View of Drill Hole Traces and Mineralized Intercepts Projected to the Surface


N
Bull Hill SW
Bull Hill W
Smaller Dike || to Main
Main Dike
Possible NS Dike

(A. Noble, Ore Reserves Engineering, 2010)

Pre-existing fractures in more competent host rock in this area may have influenced the northerly orientations and size of the dikes and veins. The size and spacing of veins, an elevated original sulfide content, and faults or structural zones may have enhanced leaching of gangue carbonate during oxidation, leaving little to no oxide-carbonate zone. In the Bull Hill Northwest resource area, structure appears to be the dominant control on the localization of mineralization, and there may be additional potential mineralized zones to the north.

REE mineralization in the Whitetail Ridge resource area is contained within discontinuous dikes, veins, and stockwork FMR, and carbonatite/silicocarbonatite hosted primarily by heterolithic breccia of the Whitetail diatreme. Higher-grade mineralized zones typically contain narrow, steeply dipping dikes and veins up to 10 feet (3 meters) wide. Although strikes of these zones are unclear with the current distribution of drilling, several dikes appear to trend northerly. This area exhibits enrichment of heavy REEs relative to the Bull Hill resource area, with increased variable and subordinate quantities of monazite and cerianite accompanying the bastnasite group minerals. In addition, the bastnasite group minerals exhibit variable Ce depletion and common enrichment in Nd and Y. Monazite shows significant Nd enrichment, as well. The oxide to oxide-carbonate boundaries are variable in the area, more similar to zones observed at the Bull Hill resource area.

However, more drilling is needed to better define orientations of higher-grade veins, as well as the extent of the diatreme and associated stockwork mineralization. Lithology appears to be the dominant control on the localization of mineralization in the Whitetail Ridge resource area. The diatreme appears to have been relatively permeable and less brittle than host rocks in the other resource areas. Mineralization is dominantly hosted within discontinuous stockwork veinlets and hairline fractures (referred to as disseminated deposits by Staatz, 1983).

Rare Element's exploration program is currently delineating and expanding known zones of potentially exploitable rare-earth-bearing carbonatite and carbonatite-related bodies, and determining their amenability to metallurgical processing and extraction. Drilling conducted historically by Duval, Molycorp, and Hecla, and more recently by the Company, indicates that carbonatite-related REE mineralization is widespread on the property. However, current data indicate that the area proximal to the Bull Hill and Whitetail diatremes appears to be the most prospective for the occurrence of significant REE-mineralized bodies.

Heavy REE-enriched FMR veins and stockwork zones were drilled during 2010 and 2011 in two additional target areas – Carbon and East Taylor (Figure 8.1). They are particularly enriched in europium, terbium, dysprosium, gadolinium, and yttrium (Eu, Tb, Dy, Gd, and Y). Carbon is located approximately 800 feet (244 meters) northwest of the Whitetail Ridge resource area (Figure 8.1, e.g., drill hole SUN-079). FMR veins and stockwork are locally silicified, and hosted by phonolites, trachytes, and syenites. The East Taylor target is located approximately 2,500 feet (760 meters) west of the main Bull Hill resource area, and 2,500 feet (760 meters) southwest of the Whitetail Ridge resource area (Figure 8.1). Steeply dipping FMR veins and stockwork are hosted by trachytes and minor Deadwood Formation, and comprise a zone that may extend more than 700 feet (213 meters) east-west by 250 feet (76 meters) north-south. More drilling is planned to further delineate the extent and orientation of mineralization in the Carbon and East Taylor target areas. The relative distributions of key light and heavy REE's in the Bull Hill, Whitetail Ridge, Carbon, and East Taylor areas are summarized in Table 8.1.

Table 8.1 - Select REE Distributions in the Bull Hill, Whitetail Ridge, Carbon, and East Taylor Areas

	Bull Hill (M&I oxide)	**Whitetail Ridge** (Inferred oxide)	**East Taylor** 6 hole wtd avg 294.25' aggreg	**Carbon** (SUN079, 15-45')
Eu2O3	0.022	0.027	0.05	0.04
Tb2O3	0.0039	0.0071	0.022	0.013
Dy2O3	0.0117	0.0233	0.082	0.062
Y2O3	0.043	0.059	0.277	0.097
∑Eu+Tb+Dy	0.038	0.057	0.154	0.115
∑Pr+Nd+Eu+Tb+Dy	0.888	0.687	1.069	1.255
TREO (%)	**3.84%**	**2.62%**	**4.44%**	**4.69%**

8.3 Preliminary Assessment of the Distribution of Thorium and Uranium at the Bull Hill REE Deposit

Thorium and uranium abundances in significant mineralized intercepts in core drilled during the Rare Element Resources 2010 drill program at the Bull Hill REE deposit are listed in Table 8.2, along with a description of the various mineral phases in Table 8.3. There is a wide range of thorium and uranium abundances in the mineralized bodies that probably reflect variations in the proportions of thorium and uranium-

bearing mineral phases. The range and average thorium and uranium abundances are given below and expressed as abundance in ppm (parts per million) per one percent of REO abundance.

Table 8.2 - Thorium and Uranium Abundance

Element	Range (ppm/1% REO)	Average (ppm/1% REO)
Thorium	37-429	98.25
Uranium	3-120	28.32
Thorium + Uranium	40-441	126.57

Table 8.3 - Thorium and Uranium-Bearing Mineral Phases Associated with the Bear Lodge REE Deposit

Mineral Phase	Formula	Occurrence	Importance
Monazite	$(Ce,La,Nd,Th)PO_4$ (May contain multiple percent Th and minor U)	Variable distribution in REE-mineralized dikes and veins. May constitute up to 1/3 of REE minerals locally, but generally very minor abundance.	High
Thorianite	ThO_2 (Primary Th mineral; >80% Th)	Variable distribution in REE-mineralized dikes and veins.	Moderate
Pyrochlore (betafite)	$(Ca,U)_2(Ti,Nb,Ta)_2O_6(OH)$	Identified tentatively as trace accessory in oxidized REE mineralized dikes and veins.	Low
Uranpyrochlore	$(U,Ca,Ce)_2(Nb,Ta)_2O_6(OH,F)$	Trace accessory in host rocks.	Low
Britholite	$(Ce,Ca,Th,La,Nd)_5(SiO_4,PO_4)_3(OH,F)$	Trace accessory noted in some gold-bearing veins outside zone of REE mineralization.	Low

Minor amounts of thorium and uranium may also be present in the primary REE minerals, the REE fluocarbonates (bastnasite, parisite, and synchysite) and ancylite (hydrous Sr-REE carbonate), but thorium and uranium do not appear in the literature

as essential components of these phases. Average thorium and uranium abundances of the bastnasite group minerals and ancylite, based on electron microprobe analyses conducted by the Company in 2006 are presented in Table 8.4.

Table 8.4 - Average Thorium and Uranium Abundances of the Bastnasite Group Minerals and Ancylite

Mineral Phase	Formula	Average Th (%)	Average U (%)
Bastnasite	$REE(CO_3)F$	0.2	0
Parisite	$Ca(Ce,La)_2(CO_3)_3F_2$	0.3	0
Synchysite	$CaREE(CO_3)_2F$	0.29	0.04
Ancylite	$SrREE(CO_3)_2(OH)\cdot(H_2O)$	0.27	0.06

8.4 Alkaline Gold

The Bear Lodge district contains the upper levels of a mineralized alkaline-igneous complex that is very similar to the more deeply eroded Cripple Creek alkaline-igneous complex in Colorado. The Cripple Creek mining district hosts a deposit that has produced more than 23 million ounces of gold since its discovery in 1878. Gold occurs primarily in narrow vein sets over a vertical range in excess of 3,300 feet (1,000 meters). Economically important disseminated gold mineralization is present also near surface in hydrothermal breccias and low-grade, bulk-tonnage deposits.

The Cripple Creek system provides the alkaline-igneous gold exploration model used to explore the Bear Lodge property. The depth range of gold mineralization in the Bear Lodge complex is incompletely investigated. Past gold exploration by several companies was focused on the identification of large tonnage, bulk-mineable deposits of low to intermediate grade. The potential for deeper, higher-grade vein type deposits was largely ignored. The historic exploration efforts identified several areas of near-surface, low-grade gold mineralization that are too small to be economically viable at current resource levels, but that have potential for expansion. The results from exploration conducted by Newmont and RER over the past several years demonstrate that the Bear Lodge alkaline complex has potential to host gold mineralization amenable to open pit extraction, and deep, high-grade veins or structurally controlled vein and stockwork mineralization. Ongoing exploration has identified several main targets areas for both near-surface, low-grade mineralization and high-grade gold mineralization at depth.

8.5 Preliminary Assessment of Gold Resource and Target Areas on the Bear Lodge Property

Zones of anomalous gold mineralization in rock chip and soil samples are widespread in the Bear Lodge intrusive complex and suprajacent sedimentary rocks. The mineralization occurs in a variety of environments that include intrusive and hydrothermal breccias, fracture-fault zones, Paleozoic clastic and carbonate sedimentary rocks, fenitized Precambrian granite, and carbonatite. The near-surface zones of gold mineralization are generally low-grade and disseminated. Several of these zones were partially delineated by previous operators and further expanded with more recent drilling by Newmont and RER, leading to delineation of a 43-101 compliant inferred gold resource prepared by O.R.E. in the spring of 2011. The inferred resource includes 947,000 ounces of gold (26,847 kilograms) contained in 76.4 million short tons (69.3 million tonnes) averaging 0.42 grams per tonne Au using a 0.15 grams per tonne cutoff grade in three deposits, Smith, Taylor, and Carbon. This inferred gold resource is not updated with the results from the Company's 2011 gold drilling program.

9 Exploration

9.1 Introduction

This section is modified from the Technical Report: Preliminary Economic Assessment, prepared by John T. Boyd Company (Richardson et al., 2010). It was compiled by Rare Element Resources' technical staff, which includes a Qualified Person for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects. The Qualified Person is listed as a co-author of this Technical Report.

The Bear Lodge mining district was explored for rare earths, precious metals, and base metals by a number of major mining companies over the past 40 years. These various exploration campaigns identified a number of rare-earth and precious-metals occurrences that the Company believes warrant further exploration and evaluation. Initial exploration for copper has not progressed past early tests by Duval Corp., but their activities led serendipitously to further exploration for gold and rare earths, both of which have the potential to become substantial resources. Historical exploration activities are largely documented in Chapter 6.0 – History. The Bear Lodge project comprises RER exploration activities targeting REE, while the Sundance Gold project comprises the Newmont and RER exploration activities targeting Au.

9.2 Bear Lodge Project Exploration Target Areas

Rare Element's Bear Lodge project REE exploration activities have focused on three carbonatite-related rare earth resource areas, the Bull Hill, Bull Hill NW, and Whitetail Ridge deposits, and two recently identified exploration target areas, Carbon and East Taylor (Chapter 8.0). Several previous exploration target areas have been incorporated into the Bull Hill deposit (previously referred to as Bull Hill SW), including Bull Hill West, Bull Hill Southwest Extension, and the Carbonatite Plug (or deep Bull Hill West). Geological characteristics of the REE deposits and new targets are reviewed in Chapter 8.0 and locations are provided in Figure 8.1. The exploration areas are described briefly below (summarized in Table 9.1), followed by a discussion of the Company's exploration activities at the Bear Lodge project (Table 9.2). Significant results from the drilling programs can be found in Appendix B. An updated grade-thickness model by O.R.E. that incorporates drilling results through the first part of 2011 for the Bear Lodge REE project is shown in Figure 9.1.

Figure 9.1 - Grade-Thickness Block Model



Main NWS trend
Bull Hill
Main NS trend
Bull Hill Northwest
Bull Hill NW trend
Bull Hill West
Whitetail Ridge

(O.R.E., 2011)

9.2.1 Bull Hill

The Bull Hill deposit consists of an REE-mineralized carbonatite dike swarm located on the west margin of the Bull Hill diatreme. Near-surface iron oxide-manganese oxide-rare earth (FMR) dikes and veins are interpreted to be intensely oxidized and leached equivalents of the carbonatite dikes at depth. The dike swarm was

discovered by the Hecla Mining Company and described in an unpublished Hecla report (Wineteer, 1991). Rare Element Resources conducted additional drilling between 2004 – 2011, in order to confirm the continuity and grade of the mineralized carbonatite bodies at Bull Hill. As described in Chapter 8.0, increased density of drilling shows that the southern two thirds of the dike swarm east of the drainage include a persistent northwest-striking zone of dikes, veins, and stockwork enveloping a relatively continuous, steeply dipping to vertical dike that locally exceeds 100 feet (30 meters) in width, and multiple sub-parallel dikes. At the northern end of the NW-trending zone, the main dike splits into a horsetail of smaller WNW- and NNW-trending dikes and stockwork zones (Figures 8.2 and 9.1).

Drilling in 2010 and 2011 indicates that REE-mineralized dikes, veins, and stockwork occur west of the previously inferred "West Bull Hill Fault," with no demonstrable offset of mineralization. The fault interpretation is suspect, although some type of structural zone may be present. Instead, the area west of the drainage comprises additional REE resources included in the current modeled estimate (Figure 9.1). The southeastern extent of the mineralized dike swarm remained open after the 2010 drilling. Drilling in 2011 suggests that the dike swarm feathers out and/or is offset along an easterly trending fault that is approximately coincident with the northern boundary of Section 20 (currently withdrawn from mineral entry). The Bull Hill deposit is open to the northwest.

The presence of a deep carbonatite plug located within the Bull Hill West area (now part of the Bull Hill resource area) has been inferred from drilling and geophysics. Molycorp drill holes BL-1, BL-8, BL-9, and BL-12, Hecla drill holes WP-7 and WP-8, and several Rare Element drill holes intersect significant intercepts of weakly mineralized (1-3% total REO) FMR, carbonatite, and silicocarbonatite stockworks and breccias in this area. The stockwork zones were interpreted to represent the brecciated carapace over a buried carbonatite plug. Examination of the topography and airborne magnetic data (Phelps Dodge and Hecla reprocessing of NURE geophysical data; Newmont airborne magnetic/radiometric survey) indicates that the area hosts intersecting NNW and roughly E-W trending structures, coincident with a magnetic low and positive Th/K anomalies. The area is also covered by a coincident IP/resistivity anomaly identified in surveys conducted by Molycorp in 1978, and by Newmont in 2006 – 2007. The anomaly is consistent with the presence of strong sulfide mineralization at depths greater than 500 feet (150 meters), and the carbonatite bodies represent the most sulfide-rich lithologies in the district. A postulated buried REE-mineralized carbonatite plug remains an attractive exploration target in the district, albeit the one with the highest risk. Several deep

drill holes, including RES10-57, targeted this potential plug without success. Although no obvious plug was intersected, abundant carbonatite and silicocarbonatite stockwork, veins, and dikes were intersected at depth with grades up to 3.8% REO (Appendix B). This mineralization confirms the continuity of significant REE mineralization west of the drainage, possible down-dip extensions of the Bull Hill dike swarms, and/or stockwork mineralization, possibly above a deeper carbonatite plug.

9.2.2 Bull Hill Northwest

The Bull Hill Northwest deposit is located approximately 1,000 feet (300 meters) north of the Bull Hill deposit (Figures 8.1 and 9.1). Strongly mineralized FMR and carbonatite dike bodies were discovered by Hecla in drill hole WP-2 in this area. Drilling in 2010 provided evidence for a system of steeply dipping, northerly trending, narrow FMR/carbonatite dikes hosted predominantly by trachyte-phonolite. This drilling suggests that Hecla's drill hole WP-2 may have drilled down-dip, along a northerly-striking dike, producing a long high-grade intercept. Additional controls on mineralization throughout the project area appear to include widespread NE to ENE fractures and joints, and these structures may have played a role in focusing the mineralization. Several NNE trending hematitic fracture zones (possible faults) traverse this target area and may further complicate interpretation of the distribution of dikes and their orientations. Soil and radiometric anomalies within approximately 500 feet (150 meters) NNE of this area, and the current distribution of significant drill intercepts, indicate that the deposit remains open to the north and provides an attractive exploration target area.

9.2.3 Whitetail Ridge

The Whitetail Ridge deposit is located approximately 1,500 feet (460 meters) northwest of the Bull Hill deposit and approximately 500 to 1000 feet (150 to 300 meters) west of the Bull Hill Northwest deposit. A disseminated stockwork REE deposit at Whitetail was explored in the early 1950's by the U.S. Bureau of Mines. In 1950, the USBM conducted sampling that identified an REE-anomalous area defined by total REE abundances greater than 2000 ppm. The sampling program was followed in 1951 by a limited drill program that tested the anomalous area with 10 shallow core holes that ranged in depth from 23.5 to 220.1 feet (7 to 67 meters). The drilling identified FMR stockwork veinlets that consist of REE minerals in a matrix dominated by iron and manganese oxides. A re-evaluation of the data by the USBM in 1990 estimated about 76.2 million standard tons of material containing 1.5% REO (noncompliant 43-101 estimate; Gersic et al., 1990).

Results of detailed geologic mapping and surface sampling, a positive ground radiometric anomaly, and strong REE mineralization in nearby historic drill holes further identified this area as a prospective target. Historic drill hole WP-1, drilled within the Whitetail Ridge target area by Hecla Mining Company in 1987, intersected 430 feet (131 meters) that averaged 2.44% REO in a near-surface intercept from 0 to 430 feet (131 meters). Several 10-foot (3-meter) intercepts with grades ranging from 5.5 to 13.7% REO were contained within the larger intercept. Rare Element conducted additional detailed geologic mapping and rock chip sampling in 2010, and drilled two core holes to follow up the anomaly at WP-1 (RES10-20 and RES10-21). Encouraging aspects of the drill holes include intercepts of more than 70 feet (21 meters) at 4.1% REO (approximate true thickness of 36 feet or 11 meters), and the presence of several steeply dipping higher-grade zones surrounded by lower grade stockwork. The 2011 drill program tested for the extensions of mineralization from Whitetail Ridge northwest toward Carbon and southeast and east to Bull Hill NW and Bull Hill on approximate 200 foot (60 meters) centers. Initial results from 9 holes confirm the extension of the REE mineralization and identify the presence of steeply dipping dikes in addition to widespread stockwork zones. Additional drill results are pending.

9.2.4 Carbon and East Taylor

Two reverse circulation drill holes (SUN-076 and SUN-079) completed during the 2010 Sundance gold exploration program were collared south of the Carbon diatreme and approximately 800 feet (250 meters) northwest of the Whitetail Ridge deposit. Significant moderate enrichment of HREE in FMR vein material hosted by trachytic and syenitic intrusive rocks was identified and provides a new REE exploration target area that may be a possible extension of the Whitetail Ridge REE resource area. The 2011 RER core program tested this area further, with results and interpretation pending. This area remains a priority exploration target.

The East Taylor target is located approximately 2,500 feet (700 meters) west of Bull Hill, A reverse circulation drill hole (SUN-090) collared at East Taylor and completed during the 2010 Sundance gold exploration program yielded significant HREE-enriched REE mineralization in FMR dikes, veins, and stockwork in trachyte and Deadwood Formation. In 2011, the RC hole was twinned and offset with a total of 7 core holes, confirming mineralization drilled by SUN-090. The mineralized zone has an apparent East West trend and remains open both to the east and west. Current results elevate the target to a high priority.

Table 9.1 - Bear Lodge Project Exploration Target Areas, 2004 through 2011

Target Area	Location	Comment
Bull Hill (Formerly known as Bull Hill Southwest)	Southwest flank of Bull Hill	NW to N trending dike swarm, drilled previously by a few Hecla holes. 89 new core holes (2004 – 2011) delineate system of dikes, veins, stockwork; additional radiometric and soil surveys, trenches, and surface samples indicate mineralization.
Bull Hill West (Formerly known as" Southwest Fault Offset, now part of Bull Hill resource area)	West of Bull Hill drainage (Previous inferred West Bull Hill Fault")	2010 – 2011 drilling, trenching, soil and radiometric surveys indicate continuation of REE-mineralized dikes west of Bull Hill drainage (not obvious fault); approximately 25 core holes (2008 – 2011) test target area (Bull Hill West now part of Bull Hill resource proper).
Bull Hill Southwest Extension (Now part of Bull Hill resource area)	Extension to the southeast from southwest Bull Hill	2010-2011 drilling indicates feathering out and/or fault offsets of mineralization at approx. Sec. 20 EW boundary.
Carbonatite Plug (Deep Bull Hill West)	Southwest of Bull Hill, west of drainage (previous inferred West Bull Hill Fault")	Postulated REE-mineralized carbonatite plug beneath stockwork carbonatite carapace, IP anomaly at depth; multiple Rare Element, Hecla, and Molycorp drill holes intersect FMR/CBT stockwork and veins at shallow to moderate depths. Two deep holes (2010) intersect dense CBT/SBT stockwork at depth; possible down dip projection of dikes at SW Bull Hill, and/or plug carapace.
Bull Hill Northwest	Approximately 1,000 feet (300 meters) north of Bull Hill deposit	High-grade REE-mineralized dike or dikes first intersected by Hecla drill hole WP-2. Approximately 18 core holes (2007-2011) indicate presence of northerly trending, steeply dipping narrow dikes, hosted primarily by trachyte-phonolite.
Whitetail Ridge	Approximately 500-1,000 feet (150-300 meters) west of Bull Hill NW deposit and 1500 feet (460 meters) NW of Bull Hill deposit	Strong REE mineralization in FMR dikes, veins, and stockwork, with a coincident radiometric anomaly. Tested by Hecla drill hole WP-1, and USBM shallow holes. Approximately 16 core holes (2010-2011) indicate N to NW trending, steeply dipping narrow veins, and widespread disseminated stockwork zones, hosted primarily by diatreme; moderate HREE enrichment.
Carbon	Approximately 800 feet (250 meters) northwest of Whitetail Ridge deposit	Area coincident with previous Au target areas; selected intervals from 2 RC holes (2010) contain strong REE mineralization within silicified FMR veins and stockwork hosted in syenite breccias and phonolite; 4 core holes (2011) confirm strong REE mineralization and indicate HREE enrichment.
East Taylor	Approximately 2,500 feet (700 meters) west of Bull Hill deposit	Area coincident with previous Au target areas: selected intervals from 1 RC hole (2010) contain strong REE mineralization within FMR dikes, veins, and stockwork hosted in trachyte-phonolite; 7 core holes (2011) confirm strong REE mineralization and indicate HREE enrichment.

9.3 Rare Element's REE Exploration Activities

Rare Element Resources began exploration of the Bear Lodge Project properties for REE in late 2004, following the Company's merger in 2003 with Paso Rico Resources Ltd., including the wholly owned subsidiary, Paso Rico (USA), Inc. Paso Rico had accomplished some geological and geophysical work prior to the merger. Exploration was focused initially in the southwest Bull Hill area that was identified and explored previously by Hecla Mining Company (Hecla) from 1987 through 1991. Most of the core drill holes targeted strike and dip extensions of the carbonatite dike swarm at the Bull Hill SW target. The Company conducted limited drilling programs in 2004, 2005, 2007, and 2008. From 2009 through 2011, Rare Element conducted aggressive core drilling campaigns in order to expand and upgrade the deposit at Bull Hill, as well as to test additional target areas, including Bull Hill NW, Whitetail Ridge, Bull Hill West, Carbon, and East Taylor (Figure 9.1). In addition, geophysical surveys and geologic mapping and sampling were carried out in order to identify additional targets and improve geological understanding of controls on mineralization. In 2010 and 2011, the Company also drilled large-diameter core holes that provided bulk sample material for metallurgical testing. Rare Element's exploration history from 2004 to 2011 is summarized in Table 9.2. Significant assay results from the drilling are given in Appendix B, and results from metallurgical testing are described in Chapter 13.0.

In 2008 and early 2009, the Company engaged Ore Reserves Engineering (O.R.E.), Datamine North America, and GIS Technologies to advance its project development activities. A drill-hole database was assembled with the assistance of Datamine, and GIS Technologies organized much of the Bear Lodge data into a Geographic Information System format. O.R.E. has continued consultation on exploration and development drilling through the 2011 drill campaigns and has modeled updates of the resource and reserve estimates of the deposit. In order to address data security and growth issues, as well as merge Rare Element and Newmont district-wide databases, the Company's and Newmont's data were migrated into a unified database developed and maintained by EDM Solutions in 2011. The system is web-based (server is on the "cloud") with links to modeling programs that include Datamine and Downhole Explorer. GIS spatial data will be generated directly from the database with automated updates.

The 2009 exploration program marked the beginning of a dramatic increase in the total drilling compared to prior years (15,388 feet or 4690 meters) in 20 core holes), as well additional geological mapping and geophysical surveys in the Bull Hill and Whitetail Ridge areas. The aggressive 2010 and 2011 exploration and drilling

programs were designed to continue expansion and upgrade of existing resources, as well as to identify and explore new targets. Geological mapping and geophysical surveys were directed towards improving understanding of the surface and structural signatures and controls on mineralization within the deposits and project area. The Company conducted ground radiometric and soil surveys in 2009 and 2010, and controlled source audio-magneto-telluric (CSMAT) surveys over both rare earth and surrounding precious metal target areas in 2010 and 2011. Geological mapping, rock chip sampling, and radiometric surveys were carried out in areas with newly created exposures of subcrop and outcrop, including drill roads and drill pads. Trenches excavated during the 2011 field season exposed subcrop and outcrop in the Bull Hill resource area. The trenches were subject to detailed mapping, sampling, and radiometric surveys. Borehole televiewer surveys were conducted on selected drill holes during the 2011 drill season and provided additional detailed geological and structural information.

Table 9.2 - Rare Element's Bear Lodge Project Exploration, 2004 through 2011

Year	Drilling	Other	Area	Results
2004-2008	12 core holes (13,317 feet or 4059 meters)		Bull Hill	Confirm dike continuity, grade from historic drilling. No drilling in 2008.
2009	20 core holes (15,388 feet or 4690 meters)		Bull Hill, Bull Hill NW	Continued infill, step-off drilling, 200 feet (60 meters) centers, Bull Hill dike swarm; confirm Bull Hill NW
		Ground radiometric survey	Bull Hill, Bull Hill NW &W, Whitetail Ridge, Carbon	Radiometric anomalies coincident with REE's and structures
		Mapping & rock chip sampling	Bull Hill drill roads	Hi REE associated with Fe-Mn Ox surface veins, stockwork
2010	63 core holes (42,409 feet or 12,926 meters)		Bull Hill, Bull Hill NW, Whitetail Ridge, Bull Hill W	Continued infill, step-off drilling, 100 to 200 feet (30 to 60 meters) centers, Bull Hill deposit; increased reserve and resource
	3 SUN RC (Au) holes (2010 feet)		Carbon, East Taylor	Selected intervals w/FMR and significant REO
		Ground radiometric survey	Infill, expand prior Bull Hill to Carbon survey; Cole claims	NE broad anomalies cut by narrower NW zones; NS zone over Bull Hill (dike?)
		Soil survey	Infill Newmont survey, Bull Hill	NITON results comparable to lab; strong anomalies at Bull Hill, Bull Hill W
		CSAMT survey	Bull Hill and Au target areas (Carbon, Taylor)	Definition of Au and possible REE structures, dikes, and diatreme
		Mapping & rock chip sampling	Whitetail Ridge; drill roads; drill pads	High REE associated with Fe-Mn Ox surface veins, stockwork; exposed E-NE veins, Bull Hill
2011	63 core holes (48,474 feet or 14,775 meters)		Bull Hill, Bull Hill W, Whitetail Ridge, Carbon, East Taylor, Bull Hill NW	Continued infill, step-off drilling100 to 200 feet (30 to 60 meters) centers, Bull Hill deposit and target areas; increase reserve and resource
		Borehole televiewer surveys	Bull Hill, Bull Hill W, Whitetail Ridge, East Taylor	5 drill holes surveyed; lithologic, mineralization, and structural data; confirm NW and NE fabric
		CSAMT survey	Expansion of 2010 survey, esp. Bull Hill	Definition of structures, contacts, possible identification of diatreme and dikes
		Trenches; mapping, radiometric surveys, channel sampling	Bull Hill, Bull Hill W	Strong NE jointing fabric; also cross-cutting NW dikes, veins; exposed dikes Bull Hill W
		Mapping and rock chip sampling	Drill roads, drill pads	Hi REE associated with Fe-Mn Ox surface veins, stockwork; exposed E-NE, N veins, Bull Hill W, East Taylor

9.4 Sundance Gold Project Exploration Target Areas

Rare Element's Sundance Gold project exploration activities during 2010-2011 focused on: 1) expansion of previously identified and drilled mineralized areas; 2) delineation of additional inferred resources, follow up of high grade Au intercepts, and development of associated targets; 3) drill testing of new target areas; and 4) condemnation drilling of an area proposed for stockpile and tailings disposal for the proposed Bull Hill REE mine. As described in Chapter 6.0, the Au target areas were explored and developed by Newmont, during its joint venture with Rare Element, with continued exploration conducted by Rare Element in 2010 and 2011.

9.5 Rare Element's Gold Exploration Activities

Rare Element Resources began exploration of the Sundance Gold properties in 2010 following the divestiture of the RER/Newmont JV in May, 2010. As described in Chapter 6.0, Rare Element, through its subsidiary, Paso Rico, and Newmont North American Exploration signed an agreement to establish the Sundance gold exploration venture on June 1, 2006, This agreement was terminated in May 2010, with Rare Element becoming the sole participant in the project. The current target areas were developed as a result of collective exploration efforts by Newmont and RER. Those efforts built on information in the database containing results from earlier exploration activities.

9.5.1 Gold Exploration

Newmont explored the Bear Lodge igneous complex following compilation of available historic information into a database, Newmont conducted airborne (radiometrics, magnetics, EM) and ground geophysical surveys (radiometrics, magnetics, gravity, IP, CSAMT), geologic mapping, and rock and soil geochemistry. Subsequent drill campaigns tested targets identified in 2006, 2007 and 2009 (Table 9.3). Following termination of the JV agreement in 2010, RER initiated an aggressive drill program to delineate gold resources at several target areas. In the spring of 2011, the Company identified an aggregate inferred resource of 947,000 ounces (26,847 kilograms) of gold (O.R.E., 2011). During 2011, drilling was focused on identification of high-grade Au zones, expansion of the inferred resource, and condemnation drilling in a proposed tailings disposal site in State Section 16 for the Bear Lodge REE project (Figure 9.2). Significant gold assay intercepts from the 2006-2011 gold drilling programs are summarized in Appendix C.

Table 9.3: - Rare Element Resources - Newmont Sundance Joint Venture and Post JV Activities Summary

Year	RC Drilling	Core Drilling	Trenching	Other
2005				Helicopter-borne EM, magnetic, and radiometric surveys covering the entire Bear Lodge complex: Geologic mapping/sampling
2006	9 holes 5,535 feet (1,687 meters)	2 holes/ 1,755 feet (535 meters)	9 trenches / 3,608 feet (1,100 meters)	Geological mapping; soil and rock chip sampling surveys; ground radiometric surveys; expansion of the gravity survey; compilation of GIS database
2007	14 holes/ 9,375 feet (2,858 meters)	1 hole/ 758 feet (231 meters)		IP survey test line; Geological mapping; soil and rock chip sampling surveys; continued compilation of GIS database
2008	None	Deepened RES08-4 from 900 to 1,886 feet (274 to 757 meters)		CSAMT 3 N-S lines 6.9km - Smith Ridge; IP Survey 11 N-S lines 22.2km- Smith Ridge: Ground Magnetics 114.8km; Geological mapping; soil and rock chip sampling surveys; continued compilation of GIS database; Environment Assessment (EA)
2009	19 holes/ 13,102 feet (3,993 meters)	3 holes/ 1,001 feet (305 meters)		EA approved in June, 2009; Data interpretation, limited mapping and sampling
2010	34 holes/ 21,605 feet (6,585 meters)			JV between NMC and RER is terminated in May CSAMT 4 E-W lines 8400m -Taylor to Bull Hill
2011	36 holes/ 22,930 feet (6,989 meters)	8 holes/ 3,990 feet (1,216 meters)		CSAMT 7 E-W lines 13,600m Whitetail/Carbon; Structural synthesis

The Figure 9.2 shows the gold targets surrounding the Bull Hill REE deposit. Drill hole collars from the 2011 program are shown in yellow. Drill-indicated gold-mineralized areas that contain greater than 300 ppb (>0.3 grams per tonne) gold for each target area are shown as ruled polygons.

Brief descriptions of the main target areas are given in the following sections.

Figure 9.2 - Plan Map of the Smith, Carbon, Taylor, and Section 16 Gold Target Areas


SUNDANCE GOLD
2011 DRILL PROGRAM
Carbon
Bull Hill
Section 16
Taylor
Smith

(John Ray, Rare Element Resources 2011)

9.5.2 Taylor

The Taylor gold exploration target covers a large area of structurally controlled, anomalous gold mineralization and pervasive hydrothermal alteration over Taylor Ridge (Figure 9.2). Major structures trend northwest and east-northeast, and gold mineralization occurs in both trachytic and phonolitic intrusive rocks and in quartzose sandstones and siltstones of the Cambro-Ordovician Deadwood formation (Figure 9.3). Rock chip and soil samples collected by a number of companies over the years identify a broad area of anomalous gold. The area was drilled by Newmont in 1985 and Phelps Dodge in 1995 and 1996. Most of the holes are oriented vertically and do not adequately test steep mineralized structures. Newmont trenched in 2006 (six trenches totalling 2,132 feet (650 meters) and drilled exclusively angle holes during 2006 and 2007 (one core hole of 758 feet (231

meters) and 11 reverse circulation holes totalling 7,125 feet (2,172 meters)) and again in 2009 (three reverse circulation holes totalling 2,110 feet (643 meters)).

Figure 9.3 - Representative West to East Drill Section through the South Side of the Taylor Target with Gold Distribution as of the End of 2006


SW
NE
26m at 0.27g/t
49m at 0.23g/t
SUN-005, -006
SUN-008
70m at 0.30g/t
189m at 0.42g/t
1900
1800
1700
1600
69m at 0.51g/t
128m at 0.44g/t
32m at 0.37g/t
18m at 0.35g/t
32m at 0.39g/t
78m at 0.25g/t
24m at 0.39g/t
32m at 0.34g/t
Sanidine trachyte porphyry
Trachyte
Deadwood Fm.
Archean felsic gneiss
2006 drill hole
Pre-2006 drill hole
Hole projection = ±100m
50m

(John Ray, Rare Element Resources 2011)

(imperial units not reported)

Rare Element Resources resumed exploration at Taylor during 2010 with eight rotary drill holes (SUN-085 through SUN-092; 4,730 feet (1,442 meters) total), and in 2011 with eleven more rotary holes (7,550 feet (2,301 meters)) in SUN-104 through SUN-114. Core drilling (six holes totaling 1,945 feet (593 meters)) was also done in 2011 in the vicinity of rotary hole SUN-090 to further define the extent of a newly discovered zone of coincident HREE-enriched FMR veins and dikes and gold mineralization.

The gold mineralization at Taylor is contained within a plume-like mass that generally extends from the surface to a depth of about 400 feet (125 meters) (Figure 9.4). Representative grades within this plume range from 0.42 to 0.67 grams per tonne Au over thicknesses of 184 to 630 feet (56 to 192 meters). In a 2010 test of a

CSAMT resistivity anomaly, SUN-090 penetrated a higher-grade portion of the plume that assays 1.34 grams per tonne Au from the surface to a depth of 205 feet (62.5 meters) with coincident HREE-enriched mineralization. Core holes in the vicinity penetrate higher-grade intervals, including 1.93 grams per tonne Au over 130 feet (39.5 meters) and 2.01 grams per tonne Au over 161 feet (49.2 meters) respectively (See Appendix C). These results suggest an approximate width of 394 feet (120 meters) for this easterly-trending zone of gold mineralization and HREE enrichment. On a broader scale, a breccia unit and a block of Deadwood formation track northwesterly from southeast of Taylor Ridge and terminate abruptly at or near this zone, suggesting it is a major structure that may control and/or displace gold mineralization.

Figure 9.4 shows the 2011 drill hole collars (yellow dots) with respect to previous drilling, and the footprint of gold mineralization defined by drill intercepts greater than 300 ppb (>0.3 grams per tonne) gold over significant widths. Core holes drilled for coincident REE and gold are shown in pink.

Figure 9.4 - Plan Map of the Taylor Gold Target Area



TAYLOR GOLD RESOURCE AREA
2011 DRILL PROGRAM
SUN-110
SUN-111
SUN-105
SUN-109
SUN-108
SUN-104
SUN-113
SUN-112
SUN-106
SUN-107
SUN-114
Prospect
Mineshaft
Huchins

(John Ray, Rare Element Resources 2011)

9.5.3 East Taylor Bowl

The East Taylor Bowl target was identified by Newmont and covers an area east of Taylor Ridge, south of Carbon Hill, and southwest and west of Bull Hill. Silicification and jasperoid in the area are developed in trachyte and phonolite associated with iron-manganese-rich veins and crackle breccia. Surface gold assays tend to be low, but the rocks commonly carry anomalous silver and base metals. Veins appear to have higher temperature assemblages and contain locally abundant K-feldspar, biotite, pyroxene, and carbonate. Geophysical anomalies over the area include IP/resistivity chargeability highs that also identify the area as a target of exploration interest. Drill hole RES08-4 was collared by Rare Element Resources to test the NW extension of the Bull Hill SW carbonatite dike swarm, and it was deepened by Newmont from 900 to 1,886 feet (274 to 575 meters) to test a part of the IP/resistivity chargeability high along the eastern edge of the East Taylor Bowl target. This drill hole contains indications of complex diking and variable iron and base metal sulfide mineralization, K-spar veining, traces of fluorite, and REE minerals. It correlates at the surface with a NNE-trending valley with local jasperoid, and marks the end of the Bull Hill diatreme breccia. The overall sulfide content of the hole averages about 3 to 5%, with rare narrow, higher-grade intervals (5 to 10% sulfide). Anomalous gold is associated with REE-mineralized veins in calcareous phonolite breccia (105 ppb Au), biotite veins in pseudoleucite porphyry (102 ppb Au), and fluorite-calcite-pyrite veins in xenolithic calcareous phonolite (127 to 204 ppb Au).

9.5.4 Carbon

The Carbon (Southeast) gold exploration target covers a large area of pervasive hydrothermal alteration within and along the southeastern edge of the Carbon Hill diatreme Figure 9.2). In contrast to the Taylor target, rock chip and soil samples collected over the area show only sporadic gold anomalies. The area was drilled in 1995 and 1996 by Phelps Dodge, mostly with vertical holes that did not adequately test the mineralized structures. Mineralization at the Carbon SE target is hosted by brecciated trachyte and fenitized diatreme breccia. Newmont drilled this area during 2006, 2007 and 2009 with angle holes, many of which intersected significant intercepts of gold mineralization (see Appendix C).

RER resumed gold exploration in the Carbon area in 2010 with a drill program of eight rotary holes (5,265 feet or 1,604 meters) completed along the main trend of

the Carbon gold zone (Figure 9.5). Highlights include the discovery of new areas of gold mineralization within the Carbon diatreme, including intercepts in SUN-071 of 0.52 grams per tonne Au over 224 feet (68.3 meters) (including 0.96 grams per tonne over 40 feet (12.2 meters)), and in SUN-072 of 0.59 grams per tonne Au over 260 feet (79.3 meters). Additional drilling on the east side of the diatreme (SUN-077) was carried out in an area of magnetite-destructive alteration and soil gold anomalies, similar to the pattern seen in the Carbon resource area (Figure 9.6). SUN-077 represents a new gold target area 1,640 feet (500 meters) to the east-northeast of the original Carbon target, with an initial intercept of 0.41 grams per tonne Au over 170 feet (51.8 meters). Significant assay results from the 14 holes drilled by RER on the Carbon SE target are summarized in Appendix C.

The Figure 9.5 shows the location of the 2010 drill holes (green collars) and footprint of gold mineralization containing drill intercepts greater than 300 ppb gold (ruled polygon). Drill hole SUN-077 located off the map to the east-northeast.)

The Figure 9.6 presents the Magnetic susceptibility base map of the Carbon diatreme area showing relationship of gold mineralization with respect to alteration induce magnetic lows. New gold zone (SUN-077) is shown on the east side of the diatreme.

Figure 9.5 - Plan map of the Carbon gold target area



CARBON DIATREME
SUN-073
SUN-072
SUN-083
SUN-084
CARBON GOLD RESOURCE
SUN-074
SUN-075
SUN-076
Prospects
0
125
250
Meters
UTM NAD27 Z13N

(John Ray, Rare Element Resources 2011)

Figure 9.6 - Magnetic susceptibility base map of the Carbon diatreme area



CARBON RESOURCE AREA
2010 DRILL PROGRAM
CARBON DIATREME
MAGNETIC LOWS
SUN-077
SUN-073
SUN-084
SUN-071
SUN-083
SUN-074
SUN-075
SUN-080
SUN-076
SUN-079
SUN-082
0
500
1,000
Meters
UTM NAD27 Z13N

(John Ray, Rare Element Resources 2011)

9.5.5 Smith

The Smith gold exploration target is located on Smith Ridge, 0.9 miles (1.5 kilometers) southeast of Bull Hill (Figure 9.2). The target area includes the East and West breccia deposits, discovered by FMC in 1985 and defined further by International Curator and Coca Mines (1987 – 1990). Coca Mines conducted metallurgical testing on a bulk surface sample of the mineralization and achieved excellent recoveries for gold and silver. The breccias penetrate large blocks of Precambrian granite and enveloping alkaline igneous intrusive rocks. Past drilling at the Smith target consists primarily of shallow holes (<500 feet (152 meters)). Examples of widths and grades representative of high grade gold mineralization from several historical drill holes include: 5 feet (1.5 meters) at 33.9 grams per tonne

Au, 10 feet (3.05 meters) with 15.6 grams per tonne Au, and 15 feet (4.57 meters) at 8 grams per tonne Au (see Appendix C).

During 2009, Newmont drilled a total of nine holes, including SUN-040 through SUN-046, SUN-049, and SUN-050. As shown in Figure 9.7, SUN-044 penetrates 450 feet (137 meters) of quartz ± biotite-bearing granitic gneiss with eight narrow (5 to 15 feet (1.5 to 4.6 meters)) phonolite dikes in the hanging wall, where anomalous gold is historically associated within phonolite, in goethite clots in granite, and in veinlets developed at granite/phonolite contacts. The main gold zone from 450 to 700 feet (137 to 213 meters) contains pseudoleucite porphyry breccia with a hydrothermal overprint that averages 1.05 grams per tonne Au over 184 feet (56 meters). There is potential to expand the mineralization along strike and at depth, particularly along structures that were not defined prior to the Newmont exploration effort. High-grade gold mineralization is found at the Smith target in both surface rocks and drill holes, and the higher grades may reflect mineralized structures that could not be identified in the chip samples collected from the RC drill holes. Figure 9.8 is a photograph of drill core from SUN-049 with open-space veins containing fluorite + adularia + barite + quartz at a grade of 3.9 grams per tonne Au over 5.2 feet (1.6 meters), attesting to the potential for higher-grade zones within the system. A CSAMT (Controlled Source Audio Magneto-telluric Technique) survey along four lines was successful in defining a relative conductive structure in the Smith gold zone that harbors the bulk of the known gold mineralization.

During 2010, RER resumed exploration of the Smith area with twelve holes (8,345 feet (2,544 meters)), eight of which are drilled along the main trend of the Smith gold zone. Highlights include definition of a nearly continuous zone of gold mineralization in the main Smith deposit extending 3,281 feet (1,000 meters) along strike and 984 feet (300 meters) down dip, and identification of a new host rock for gold mineralization along strike to the northwest. Drill hole SUN-060 intersected 0.89 grams per tonne Au over 281 feet (85.5 meters), including 1.3 grams per tonne Au over 145 feet (44.2 meters) in open-space, K-feldspar veins in phonolite wall rock (see Appendix C).

Figure 9.7 - Smith Area – Drill Section SUN-044


SW
NE
Smith Deposit-
East Breccia
SUN-044
1900m
1800m
1700m
56m at 1.05 g/t
Includes
15m at 1.81 g/t
Au (oxide)
Phonolite Breccia
Phonolite
Archean Gneiss
0
50m
Color Breaks for Au
0.001 to 0.005
0.005 to 0.150
0.150 to 0.300
0.300 to 0.500
0.500 to 1.00
1.00 to 500.0
TD 301m

(John Ray, Rare Element Resources 2011)

(imperial units not reported)

Figure 9.8 - High Grade Gold Zone in Vuggy Pseudoleucite Porphyry – Drill Hole SUN-049



(John Ray, Rare Element Resources 2011)

In 2011, RER drilled an additional eight rotary holes containing 5,410 feet (1,649 meters) (SUN-115 through SUN-119, SUN-122, SUN-123 and SUN-125), and one core hole (SUN-120C (847 feet (258 meters))) to test areas adjacent to and outboard of the Smith gold resource area (Figure 9.9). SUN-116 is situated 328 feet (100 meters) west of SUN-060 and oriented to intersect a mineralized trend believed to be perpendicular to the main zone. Assays from SUN-116 return 1.21 grams per tonne Au over 580 feet (176.8 meters), including 4.5 grams per tonne Au over 80 feet (24.4 meters). The mineralization is hosted by K-feldspar veined phonolite. This represents the highest-grade gold drill intercept in the fifty-year exploration history of the Bear Lodge district. Drill hole SUN-117, collared west of SUN-116, contains an intercept of 1.35 grams per tonne Au over 40 feet (12.2 meters), and SUN-118 has 1.24 grams per tonne Au over 40 feet (12.2 meters). Further to the west, SUN-119 has multiple intercepts exceeding 0.5 grams per tonne Au (20 and 30 feet (6.1 and 9.1 meters), respectively; see Appendix C). These data define a new target area adjacent and perpendicular to the main Smith deposit. Approximately 0.3 mile (0.5 kilometer) east of the main Smith deposit, drill holes SUN-123 and SUN-125 were drilled to follow-up anomalous gold mineralization intersected in hole SUN-069, drilled in 2010 and coincident with a northeast-trending structure. Drill hole SUN-123 cut a maximum intercept of 20 feet (6.1 meters) grading 0.51 grams per tonne Au,

while SUN-125 had a best intercept of 50 feet (15.2 meters) at 0.45 grams per tonne Au. Results from these drill holes demonstrate potential for a new area of low-grade gold mineralization.

The Figure 9.9 shows the location of 2011 drill holes (yellow collars) with respect to previous drilling. The polygons represent successive level plans of the footprint of a northeast-dipping gold mineralization defined by drill intercepts greater than 300 ppb (>0.3 grams per tonne) gold over significant widths. The southerly trending ridge on the northwest end of the main Smith resource is a newly discovered area of high grade gold mineralization. SUN-120C is a core hole that tested coincident gold and HREE anomalies.

Figure 9.9 - Plan Map of the Smith Gold Target Area



SMITH GOLD RESOURCE AREA
2011 DRILL PROGRAM
545000
545500
546000
546500
4926000
4925500
4925000
Allread Spring
Mineshaft
Prospect
Prospects
Smith
Ridge
SUN-115
SUN-117
SUN-118
SUN-119
SUN-122
SUN-123
SUN-125
SUN-170C
0
125
250
500
Metres

(John Ray, Rare Element Resources 2011)

9.5.6 Section 16

Section 16 is located east and adjacent to Section 17, which hosts the Bull Hill REE deposit. It is under consideration for stockpile and tailings facilities for the proposed Bull Hill REE mine (Figure 9.2). The area is underlain by alkaline intrusive rocks, and Paleozoic and Mesozoic sedimentary rocks. During 2011, 7,533 feet (2,296 meters) were drilled in 15 rotary RC holes to assess the REE and gold potential (Figure 9.10). Significant gold mineralization intersected in Section 16 drill holes is summarized in Appendix C. Although no significant REE mineralization was encountered, anomalous gold mineralization was identified in four holes collared in the south central part of Section 16. Drill holes SUN-098 (35 feet (10.7 meters) at 0.75 grams per tonne Au), SUN-101 (10 feet (6.1 meters) at 0.40 grams per tonne Au and 25 feet (7.6 meters) at 0.50 grams per tonne Au), SUN-126 (145 feet (44.2 meters) at 0.58 grams per tonne Au and 10 feet (6.1 meters) at 0.41 grams per tonne Au), and SUN-128 (multiple intercepts >0.4 grams per tonne Au; Appendix C) contribute to the definition of an anomalous zone that will be subject to additional evaluation in 2012.

The Figure 9.10 shows the location of 2011 drill holes (yellow collars) with respect to previous drilling, and outline of anomalous gold mineralization defined by drill intercepts.

Figure 9.10 - Plan Map of the Section 16 Area



SECTION 16 AREA
2011 DRILL PROGRAM
SUN-127
SUN-099
SUN-100
SUN-097
SUN-098
SUN-128
SUN-124
SUN-101
SUN-102
Low grade gold anomaly
Prospect
Spring
Cree
Meters

(John Ray, Rare Element Resources 2011)

9.5.7 Other Prospective Target Areas

Other prospective gold target areas occur on the Sundance Venture property, as identified by gold geochemical anomalies in rock chips and soil, and by geophysical anomalies. Additional exploration target areas may yet be developed in incompletely investigated areas that host intrusive breccias and strong K-feldspar-pyrite alteration.

10 Drilling

10.1 Introduction

This section was compiled by Rare Element Resources' technical staff, which includes a Qualified Person for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects. The Qualified Person is listed as a co-author of this Technical Report.

10.2 Historic REE Drilling

Rare-earth element (REE) exploration drilling on the Bear Lodge property prior to its acquisition by Rare Element Resources was conducted by Molycorp Inc. and Hecla Mining Company (see Chapter 6.0 - History). Duval Corporation assayed for select REEs, but its primary exploration objective was base metals. Drill holes, footages, and assay intervals from the historic REE exploration drilling are summarized in Table 10.1 below:

Table 10.1 - Historic REE Drilling

Company	Dates	Number of Drill Holes	Total Footage	Number of Assay Intervals
Duval Corporation	1972 - 1984	20	21,900.00	914
Molycorp, Inc.	1978 - 1980	12	13,618.00	Indeterminate
Hecla Mining	1987 - 1990	12	13,765.50	612

(metric units not reported)

REE exploration drill holes by Molycorp, Duval, and some by Hecla, were widely spaced across the property. A portion of the drilling by Hecla was focused on southwest Bull Hill, where three holes were drilled from two sites into the current Bull Hill resource area at varying inclination and azimuth, owing to space and permitting restrictions.

10.3 Rare Element's Bear Lodge Project REE Drilling

Rare Element Resources began exploration drilling at the Bear Lodge property in August 2004. The Company carried out seasonal drill campaigns every year from 2004 through 2008, except for 2006, with two to four drill holes per year.

The programs were substantially expanded from 2009 through 2011, following release of the first qualified resource estimate. The drill programs were conducted to expand and upgrade the REE resource, test targets outside of the Bull Hill SW resource area, and provide material for metallurgical testing. Between 2004 and 2011, a total of 119,590 feet (36,450 meters) was completed in 158 core holes that range in depth from 88 to 1,886 feet (27 to 575 meters) in the exploration and development drilling programs. During 2010 and 2011, an additional 9,692 feet (2,955 meters) were drilled in 78 large diameter core holes (PQ- and HQ-size) for the bulk sample program (Table 10.2). A summary of the bulk sample drilling program is provided in Chapter 13. Dr. James Clark, VP Exploration, supervised the drilling on site during 2004, 2005, 2007, and part of 2008. Two geologists experienced in industry-standard drilling practices supervised drilling during the remainder of 2008 and 2009, and reported to Dr. Clark. Dr. Ellen Leavitt, CPG, consulting geologist, supervised the drilling on site in 2010 and 2011.

Table 10.2 - Rare Element Resources REE Drilling

Rare Element Resources	Dates	Number of Drill Holes	Total Footage	Number of Assay Intervals
Exploration	2004	3	3,248	36
	2005	2	2,174	11
	2007	3	3,057	58
	2008	4	4,840	77
	2009	20	15,388	1,635
	2010	63	42,409	4,361
	2011	63	48,474	3,024*
Exploration Drilling Total		**158**	**119,590**	**9,202**
Bulk Sample/Metallurgy**	2010	40	3,870	
	2011	38	5,822	
Bulk Sample Drilling Total		**78**	**9,692**	

(metric units not reported)

*assays completed for less than half of 2011 drill core, at time of January 04, 2012 resource update.

** Drill core utilized for metallurgical testing. See Chapter 13.

Rare Element's initial drill programs focused on the Bull Hill SW resource. A number of holes were drilled in a variety of generally northeasterly orientations from two sites, in order to confirm the dike swarm on the southwest flank of Bull Hill. Permitting restrictions through 2009 restricted access to roads and sites along the drainage areas. Beginning in 2009, drilling at Bull Hill was focused on a grid with 100- to 200-foot spacing. Drill holes were oriented at 045° azimuth and inclined to the northeast, along 045° fences or sections of holes in order to delineate the north-westerly, generally vertical to southwest-dipping dike swarm. In 2010, increased access to previously restricted areas was allowed with specified operating and reclamation requirements. The improved access led to more closely spaced infill drilling in the Bull Hill resource area. In addition, several unsurveyed historic drill sites were reoccupied and drilled. In 2011, continued drilling in the Bull Hill resource area focused on step-out holes to the south and west of the main dike swarm, some of which also provided infill intercepts of deeper portions of the dike swarm. The majority of drill holes were aligned along the 045° grid. Several holes were drilled perpendicular to the 045° sections to test for east to northeasterly structures and veins. A fence of drill holes directed to the northwest (315° azimuth) was completed in the Bull Hill West target area, west of the Bull Hill drainage. One hole was drilled to the southeast (135° azimuth) in the northern third of the resource, east of the drainage.

Holes in the Bull Hill NW resource area were drilled initially and generally on a 045° azimuth. Other orientations drilled in 2009 included a northerly-directed hole (RES09-08) and a westerly oriented hole (RES09-11). In 2010, more holes were drilled on the east-west orientation as a result of the developing model of northerly trending dikes in that area. Orientations of drill holes in the Whitetail Ridge resource area are largely at a 045° azimuth. However, the dominant orientation of the mineralized bodies is still incompletely understood. Recent modeling suggests a higher-grade northerly trend within the widespread disseminated stockwork mineralization.

The current spacing between fences of drill holes within the main Bear Lodge project area ranges from approximately 100 to 800 feet (30 to 250 meters), with fences 100 (30 meters) and 200 (60 meters) feet apart in the three main resource areas. Drill hole spacing along the fences ranges from 100 to 200 feet (30 to 60 meters) (Figure 10.1). Selected results from exploration drilling from 2004 through 2011 are summarized in Appendix B.

Figure 10.1 - Rare Element Resources 2010 and 2011 REE Drill Holes


Bear Lodge Project
BULL HILL AREA
Drill Program
2010-2011
REE_DRILL_2011
REE_DRILL_2010
Mineshaft
Prospects
Prospects
Bull
Hill

(John Ray, Rare Element Resources 2012)

10.3.1 Drilling Logistics and Methods

Drilling operations during 2004 (August to December) were performed by AK Drilling of Butte, Montana, utilizing a truck-mounted Longyear 44 core drilling rig. Drilling operations in 2005 (October), 2007 (May, June, and October), 2008 (August and September), and 2009 (August to December) were conducted by Godbe Drilling LLC of Montrose, Colorado, and Layne Christensen Company (2009 only) of Chandler, Arizona. The 2005 and 2008 drilling programs were conducted with a skid-mounted Longyear LF-70 core drill, while both truck-mounted Longyear 44 and skid-mounted Longyear LF-70 drill rigs were used for the 2007 drilling program. Two LF-70 drills were utilized by Godbe Drilling for the 2009 drill program, while Layne Christensen utilized a CS1500 truck-mounted core drill. Two LF-70 drills and a CS-1000 were utilized by Godbe Drilling for the 2010 (June to December) and 2011 (June to November) drill programs. A Maxidrill 10-C was brought in as a fourth drill during the second half of the 2011 drill program.

In general the holes were drilled with HQ-sized core (77.8 millimeter diameter inside barrel). During the 2004 through 2008 drill programs (12 holes total), HQ core was drilled through the oxidation zone (approximate depths of 300 to 500 feet; 90 to 150 meters), after which core size was generally reduced to NQ (60.3 millimeter inside diameter). In 2007, two drill holes (RES07-1 and RES07-2) were drilled deeper with HQ core before reducing to NQ, in order to secure a larger sample for metallurgical testing. In 2008, one hole (RES08-4) was reduced from HQ to NQ at about 300 feet (90 meters), and then from NQ to BQ (46.1 millimeter diameter) at about 1,400 feet (425 meters) depth. BQ core was drilled to the end of the hole (1,886 feet; 575 meters). From 2009 through 2011 most holes were drilled with HQ-sized core, with the exception of 15 holes that were reduced to NQ prior to the end of the hole. One hole (RES10-57) was drilled with PQ-sized core (85 millimeter diameter) through the top several hundred feet to address anticipated recovery problems associated with broken ground. Initial use of the larger diameter PQ core provided additional opportunities to reduce in the event of adverse down-hole drilling conditions. The core was reduced to HQ-sized core, and then to NQ-sized core several hundred feet from the end of the hole (1675 feet; 510 meters).

10.3.2 Recovery and Rock Quality

The carbonatite dikes and FMR veins and dikes, the near-surface oxidized equivalents of the carbonatite dikes, were the target of most drilling completed in the Bull Hill area through the 2008 drilling. From 2004 through 2008, core recovery in the friable, leached and weathered FMR zones was generally much lower than in the more competent mixed and sulfide-bearing carbonatite rocks, with a range from 0 to 100% and an average recovery of slightly better than 70 percent. The low recoveries are due primarily to the presence of the variably leached and fractured FMR dikes, veins, and stockwork, which tend to fracture and disaggregate easily during the drilling process. The zones may also contain significant void space that also reduces recoveries. The void space results from karst-type dissolution of matrix carbonate in the original host. Average core recovery in the oxidized zone was improved significantly during the 2009 drilling program to better than 80%, owing to consultation with Clint Johnson of Western Mud Services, the Godbe Drilling mud engineer, and a consequent change in the mud formula for drilling in the oxidized zone. Through 2009, core recovery in the transitional and unoxidized carbonatite zones was generally ≥ 90% to 100%. In 2010 and 2011, Godbe Drilling continued to focus on improving recoveries in the oxide zone. In 2010 and 2011 recoveries of FMR dikes and veins averaged 80% in the oxide zone and 88% in the oxide-carbonate zone. Recoveries of carbonatite/silicocarbonatite dikes and veins

(transitional and sulfide zones) averaged 94%. In 2011, when more quantities of stockwork were drilled, particularly in the area of Bull Hill West, recoveries of stockwork FMR in the oxide and oxide-carbonate zones averaged 83%. Analysis of relative recoveries in the different resource areas is ongoing. The recovery issues with FMR, as well as stockwork mineralized zones, in addition to material requirements, resulted in the use of PQ core for bulk sampling of FMR and oxide-carbonate material for metallurgical testing. Minimal material was returned to the surface in a relatively few intervals from all drill holes in the FMR material, owing to extreme friability and loss of material in voids that may be related to zones of structural disruption, fracturing related to stockwork mineralization, or karst related to dissolution of matrix carbonate. Potential analytical bias resulting from poor recoveries in the FMR zones is under investigation. A case can be made for under-representation of grade in areas with poor recoveries, as well-mineralized, but poorly consolidated material might be washed away during the drilling process. O.R.E. suggests that this might be the most probable case. There may also be void zones that lack mineralized material. Certain void areas are not included in assay intervals, but are tabulated as voids.

10.3.3 Collar Surveys

Rare Element Resources contracted the drill hole collar surveys for all 2008 through 2011 core holes to Bearlodge Ltd., professional engineers and land surveyors, based in Sundance, Wyoming. Collars were marked and surveyed after completion of each hole. During the survey, the WGS84 geographic coordinates are measured and corrected on-the-fly while in the field. Geographic coordinate corrections are based on a correction factor transmitted from an accurately located base station set up by Bearlodge Ltd. in the vicinity of the area being surveyed. At the end of each day the measurements are uploaded to a computer and processed by "TG Office" to produce a set of projected coordinate values. Coordinates are provided in numerous geographic projection systems, with the original data obtained in WGS84. Through 2011, Rare Element requested UTM Zone 13 (meters) projected coordinate values based on the NAD27 geographic datum. Bearlodge Ltd. has also routinely provided the data in additional coordinate systems, including NAD83 and the Wyoming State Plane System. Bear Lodge project data utilized for development activities and resource estimates is reported in NAD83 feet coordinates.

10.3.4 Down-Hole Surveys

Down-hole surveys were conducted at approximate 100-foot intervals on all core holes drilled by Rare Element Resources from 2008 through the 2011 drill programs. The surveys demonstrate deviation of the drill stem from a straight line projection of the surface bearing and inclination. Measurements were carried out by the drillers utilizing an electronic single shot instrument (Reflex EZ-SHOT). The instrument provides seven parameters in a single shot, including: azimuth, dip, roll angle relative gravity, roll angle relative magnetic north, temperature, magnetic field strength, and magnetic dip angle. The instrument is sensitive to magnetic interference. Measurements are read and recorded from a digital display on the instrument at the collar after retrieval. Subsequently, all data are entered into the database.

Azimuth measurements are corrected to true north. In general, very minor dip deflections were recorded in the 2010 and 2011 drill holes. Deflections were generally no more than several degrees upward or downward, but ranged up to 10 degrees in 2009 over 1000 feet (300 meters). Lateral deflection was typically less than 5 degrees, but ranged up to 10 degrees over 1000 feet (300 meters) in 2009.

10.3.5 Summary of Drilling Results

The evaluation of the drill data is ongoing, and less than one half of the assays were received for the 2011 drill holes prior to the updated resource estimate of January 4, 2012. Significant REE-mineralized drill intercepts, generally greater than 1.5% REO, are presented in Appendix B. True thicknesses of the drill intercepts are estimated from cross sections and 3D modeling of the mineralized zones. The 158 drill holes completed by Rare Element Resources confirm and expand the extent of the known rare-earth mineralization (Figure 8.2). The 150 surveyed holes drilled since 2008 expand and give more definition to the historic resource (not 43-101 compliant) originally identified by Hecla Mining Company (Wineteer, 1991), as well as the 43-101 compliant resource estimates completed for the Company in 2010 and 2011 by O.R.E. These 150 surveyed drill holes allow the estimation of an updated and upgraded, 43-101-compliant resource that is discussed in Chapter 17. To date, the drilling allows for delineation of measured, indicated, and inferred resources in the Bull Hill deposit, and additional inferred resources in the Bull Hill NW and Whitetail Ridge deposits.

10.4 Historic Gold Drilling

The historic Bear Lodge drill-hole database consists of 301 drill holes, including those drilled by Western Nuclear, Duval, Molycorp, American Copper and Nickel, FMC, International Curator, Coca Mines, Hecla Mining Company, Phelps Dodge and Newmont's first campaign in the 1980's (see Chapter 6-History). Over 13,900 assay intervals are compiled from the historic drilling. Gold and silver assays on generally 5-foot intervals are available for nearly all holes, and inductively coupled plasma (ICP) analyses for other elements are available for selected holes. A digital record of these holes was compiled by the Newmont's geological staff. Copies of geologic drill logs are available for most of the drill holes, and those data are in the process of incorporation into the RER database. Each of the historic exploration drilling programs had different objectives with regard to commodity and deposit type, but gold assays were generally conducted on nearly all of the assay intervals. As such, drill hole spacing across the property varies widely. The densest drilling occurs in the Smith Ridge area, where the average drill hole spacing is on the order of 108 feet (33 meters). Drill hole spacing at the Carbon SE target ranges from 66 to 295 feet (20 to 90 meters), and averages about 164 feet (50 meters), while that at the Taylor Ridge target ranges from 246 to 492 feet (75 to 150 meters) and averages about 328 feet (100 meters).

10.5 Newmont-Rare Element Sundance Venture Gold Drilling

Newmont conducted gold exploration drilling operations during 2006-2009 on the Bear Lodge property as part of its Sundance Venture with Rare Element Resources. In 2006 drilling was conducted in September and October; 1,755 feet (535 meters) of core were drilled in two holes, and 5,538 feet (1,688 meters) of reverse circulation were drilled in nine holes. In 2007 drilling operations were carried out during June to August, and again in October. One core hole was drilled to a depth of 758 feet (231 meters), and 14 reverse circulation (RC) holes were drilled with a total footage of 9,375 feet (2,857.5 meters). The drilling was conducted in two of the three gold resource areas (Taylor and Carbon), as well as in outlying target areas (Bear Den, Reuter, and Ogden). The Newmont Exploration drilling during 2006, 2007 and 2009 including holes SUN-001 through SUN-058 is summarized in Appendix C.

Newmont's drilling activity in 2008 was limited to the deepening of Rare Element Resources drill hole RES08-4 from 900 feet (274 meters) to the total depth of 1,836 feet (560 meters). Newmont's focus in 2008 was on the permitting of an Environmental Assessment (EA) to allow flexibility for a large drilling effort on the property in 2009.

The 2009 drill program was conducted during June through October. Eighteen rotary holes (SUN-040 through SUN-057) totaling 12,302 feet (3,750 meters) and three core 'tails' totaling 1,001 feet (305 meters) (SUN-044, SUN-046 and SUN-049) were completed. Target areas in 2009 included all three gold resource areas (Smith, Taylor and Carbon), as well as outlying prospects (Section 16 and Cole).

10.6 Rare Element's Sundance Project Gold Drilling

Once the JV with Newmont was terminated in May 2010, Rare Element Resources resumed gold exploration drilling, completing 34 reverse circulation holes (22,930 feet (6,989 meters)) in 2010, and 36 reverse circulation holes (22,930 feet (6,989 meters)) and eight core holes (3,990 feet (1,216 meters)) in 2011 (See Appendix C). Rare Element's drill programs continued to work on the gold resource areas, as well as test outlying prospects (Whitman Quarry, Old Baldy), and condemnation drilling in Section 16 at the site of a proposed stockpile and tailings facility for Rare Element's proposed REE mine.

10.6.1 Drilling Logistics and Methods

Conventional reverse circulation rotary drill rigs were used for the bulk of the Sundance Gold drill campaigns, utilizing hammers and occasionally tricone bits. Dual walled pipe is used to allow the sample, as drilled, to return uncontaminated through the inner pipe to the surface sampling equipment. The contractors include Eklund Drilling Company of Elko, Nevada during 2006-2007, Layne Christensen Drilling Company of Chandler, Arizona in 2009, and Diversified Drilling of Missoula, Montana in 2010-2011. Drill collar locations are surveyed by hand-held Garmin GPS equipment, and hole azimuth and inclination is determined by Brunton compass. Core holes drilled for the gold program were carried out by Godbe Drilling of Montrose, Colorado and Layne Christensen of Chandler, Arizona.

10.6.2 Down-Hole Surveys

Down-hole surveys were conducted for all core holes and the three Newmont reverse circulation holes with core tails (SUN-045, SUN-046, and SUN-049). Drill hole SUN-007c (807 feet (246 meters)) shows no down-hole variation in azimuth, but shallows progressively from -45° at the collar to -41.5° at the bottom of the hole (3 ½° over 807 feet (246 meters)).

The three rotary drill holes with core tails include SUN-044, which collared at -74° and steepened to -78° at 689 feet (210 meters), where it began a severe flattening sequence, ending up at -46°. This excessive deviation is due to a combination of hard rock, high water flow, and the application of extreme downward pressure on the drill head. SUN-046 collared at -70° and progressively flattened to -59° at 1,309 feet (399 meters). SUN-049 collared at -72° and steepened to -79° (600 feet (183 meters)), prior to finishing at -78°.

10.6.3 Summary of Drilling Results for the Sundance Gold Project

Drilling by Newmont at the Taylor Ridge and Carbon SE targets in 2006 and 2007 and at Smith in 2009 identified large zones of strongly anomalous, near surface gold mineralization. Significant intercepts from the core and RC drilling are summarized in Appendix C. At the Taylor Ridge target, drilling indicates that strongly anomalous gold mineralization is spread over an area of nearly 1,970 feet (600 meters) diameter, although the drill spacing is insufficient to demonstrate continuity in all but the central part of the area. RER resumed exploration at Taylor during 2010 and 2011 to further define the extent of the known resource and a newly discovered zone coincident with HREE-enriched FMR veins and dikes. The gold mineralization at Taylor is contained within a plume-like mass that generally extends from the surface to a depth of about 400 feet (125 meters). Representative grades within this plume range from 0.42 to 0.67 grams per tonne Au over thicknesses of 184 to 630 feet (56 to 192 meters). In a 2010 test of a CSAMT resistivity anomaly, SUN-090 penetrated a higher-grade portion of the zone that assays 1.34 grams per tonne Au from the surface to a depth of 205 feet (62.5 meters) with coincident HREE-enriched mineralization. In the spring of 2011, RER published an inferred resource of 76.4 million short tons (69.3 million tonnes) grading 0.42 grams per tonne Au at a 0.15 grams per tonne cutoff. Core holes drilled in 2011 in the vicinity of SUN-090 penetrate higher-grade intervals, including 1.93 grams per tonne Au over 130 feet (39.5 meters) and 2.01 grams per tonne Au over 161 feet (49.2 meters), respectively. These results suggest an approximate width of 394 feet (120 meters) for this prospective easterly-trending zone of gold mineralization and HREE enrichment.

Newmont drilling at the Carbon SE target in 2006 and 2007 defined strongly anomalous gold mineralization covering an east-northeast-trending area with dimensions 984 feet (300 meters) long by 230 feet (70 meters) wide. The mineralization appears to truncate to the SW against a geophysical (magnetic high) anomaly, and to the east-southeast toward Whitelaw Creek, but it is open to the

ENE along the Carbon Hill diatreme margin and around a syenite stock margin to the south. Drill intercepts include 520 feet (158.5 meters) at 0.64 grams per tonne Au, 280 feet (85.3 meters) at 0.47 grams per tonne Au, and 150 feet (45.7 meters) at 0.63 grams per tonne Au. RER resumed gold exploration in the Carbon area in 2010. The highlights include the discovery of new areas of gold mineralization within the Carbon diatreme, including 0.52 grams per tonne Au over 224 feet (68.3 meters) (with 0.96 grams per tonne over 40 feet (12.2 meters)), and 0.59 grams per tonne Au over 260 feet (79.3 meters). Additional drilling 1,640 feet (500 meters) to the east-northeast of the original Carbon target was carried out in an area of magnetite-destructive alteration and soil gold anomalies. An intercept of 0.41 grams per tonne Au over 170 feet (51.8 meters) in SUN-077 represents a new gold target area. RER published an inferred resource at Carbon SE of 12.79 million short tons (11.6 million tonnes) grading 0.34 grams per tonne Au at a 0.15 grams per tonne cutoff in a press release dated March 15, 2011.

Drilling by Newmont during 2009 at Smith provided further delineation of the Smith breccia bodies along strike and down dip including an intercept in the main mineralized zone of 144 feet (43.9 meters) at 1.24 grams per tonne Au. During 2010, RER resumed exploration of the Smith area with twelve holes (8,345 feet (2,544 meters)), eight of which are drilled along the main trend of the Smith gold zone. Highlights include definition of a zone of gold mineralization in the main Smith deposit that extends approximately 3,281 feet (1,000 meters) along strike and 984 feet (300 meters) down dip, and identification of a new host rock for gold mineralization along strike to the northwest. Drill hole SUN-060 intersected 0.89 grams per tonne Au over 281 feet (85.5 meters), including 1.3 grams per tonne Au over 145 feet (44.2 meters) in open-space, K-feldspar veins in phonolite wall rock. In 2011, RER published an inferred resource at Smith of 27.8 million short tons (25.2 million tonnes) grading 0.50 grams per tonne Au at a 0.15 grams per tonne cutoff, and drilling was continued to test areas adjacent to and outboard of the Smith gold resource area. SUN-116 is situated 328 feet (100 meters) west of SUN-060 and oriented to intersect a mineralized trend interpreted to be perpendicular to the main zone. Assays from SUN-116 return 1.21 grams per tonne Au over 580 feet (176.8 meters), including 4.5 grams per tonne Au over 80 feet (24.4 meters). The mineralization is hosted by K-feldspar veined phonolite. This represents the highest-grade gold drill intercept in the fifty year exploration history of the Bear Lodge district. Approximately 0.3 mile (0.5 kilometer) east of the main Smith deposit, drill holes SUN-123 and SUN-125 were drilled to follow-up anomalous gold mineralization intersected in hole SUN-069, drilled in 2010 and coincident with a northeast-trending structure. Drill hole SUN-123 cut a maximum intercept of 20 feet

(6.1 meters) grading 0.51 grams per tonne Au, while SUN-125 has a best intercept of 50 feet (15.2 meters) at 0.45 grams per tonne Au. Results from these drill holes demonstrate potential for a new area of low-grade gold mineralization.

During 2011, RER discovered anomalous gold mineralization in the south central portion of Section 16. Representative intercepts include 35 feet (10.7 meters) at 0.75 grams per tonne Au, 20 feet (6.1 meters) at 0.40 grams per tonne Au, 25 feet (7.6 meters) at 0.50 grams per tonne Au and 145 feet (44.2 meters) at 0.58 grams per tonne Au and 20 feet (6.1 meters) at 0.41 grams per tonne Au. This area will be subject to additional evaluation in 2012.

11 Sample Preparation, Analyses and Security

11.1 Introduction

This section was compiled by Rare Element Resources' technical staff, which includes a Qualified Person for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects. The Qualified Person is listed as a co-author of this Technical Report.

11.2 Historic Sample Preparation and Analyses

Molycorp, Duval, and Hecla are reported to have used industry standard practices for sample collection, sample preparation, and analytical techniques in their exploration and evaluation efforts, but detailed descriptions of those procedures have not been found. All three of those companies were or are viable companies that discovered and developed multiple mineral deposits, and it is likely that their techniques of sampling, sample preparation, analysis, and security produced results that are representative and reliable.

11.2.1 Historic Analytical Methods

Most of the drill-hole assaying was accomplished by major laboratories that were in existence at the time the exploration activities were conducted. None of these assays are currently being used for resource estimation. The historic drill-hole data was replaced with more reliable information from the 2009 through 2011 drill programs carried out by Rare Element Resources. Because of the limited amount of information available from the Molycorp and Duval data, those drilling data are used only to assist in geologic interpretation and to guide exploration; they were not used for resource estimation purposes. Hecla drill-hole data were used for initial inferred resource estimates, but was replaced with data from more recent surveyed Company drill holes.

11.3 Rare Element's Sample Preparation and Analyses

11.3.1 2004-2005 Sample Preparation

Drill core samples from Rare Element's 2004 and 2005 drilling programs were shipped to the ALS Chemex facility for sample preparation and analysis. The samples were crushed in the laboratory to 70% passing -10 mesh (-2 millimeters), and a 250 gram split of the sample was pulverized into a pulp of 85% passing -200 mesh (-75 microns), which was used for the analysis.

11.3.2 2007-2008 Sample Preparation

Drill core samples from Rare Element's 2007 and 2008 drilling programs were shipped to Activation Laboratories in Ancaster, Ontario, Canada for sample preparation and analysis. The samples were crushed in the laboratory to 70% -10 mesh (-2 millimeters), and a 250 gram split of the sample was pulverized into a pulp of 85% -200 mesh (-75 microns) and analyzed. Duplicate samples (pulp splits) from the 2007 and 2008 drill core samples were sent by ActLabs to the Geology Department at Memorial University in St. Johns, Newfoundland, Canada for check assays.

11.3.3 2009-2011 Sample Preparation

Drill core samples from all holes of Rare Element's 2009, 2010, and 2011 drilling programs were shipped by truck to Minerals Exploration & Environmental Geochemistry (MEG) in Reno, Nevada for sample preparation. The samples were crushed in the laboratory to 70% -10 mesh (-2 millimeters), and a 250 gram split of the sample was pulverized into a pulp of 85% -200 mesh (-75 microns). Standards, blanks, and crush duplicates were inserted by MEG into the sample stream, numbered in sequence, and blinded to the analytical laboratory. In 2010 and 2011, analytical duplicates were also inserted into the sample stream to monitor preparation reproducibility as well as analytical reproducibility. Another pulverized split was archived by MEG against the chance that a pulp sample might be lost during shipment to the assay lab. Quality control samples were included with the sample stream at a rate of 10%. The 2009 drill sample assay pulps, internal standards, and blanks were sent to Activation Laboratories in Ancaster, Ontario, Canada for quantitative assay. The 2010-2011 drill sample assay pulps, internal standards, blanks and duplicates were sent to ALS in Vancouver, British Columbia, Canada for quantitative assay.

11.3.4 2004-2005 Assaying

Drill core samples from Rare Element's 2004 and 2005 drilling programs were analyzed for REE, Au, Fe, Mn, U, Th, and Y. None of these assays are currently being used for resource estimation. The 2004 and 2005 drill-hole data were replaced with more reliable information from the 2009 through 2011 drill programs.

11.3.5 2007-2008 Assaying

Drill Core samples from Rare Element's 2007 and 2008 drilling programs were analyzed for REE, Au, V, Cr, Co, Ni, Cu, Zn, Ga, Ge, As, Rb, Sr, Zr, Nb, Mo, Ag, In, Sn, Sb, Cs, Ba, Hf, Ta, W, Tl, Pb, Bi, Th, and U. The REE include La, Ce, Pr, Nd, Sm, Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb, Lu, and Y. The REE and multi-element geochemical package were analyzed using lithium metaborate fusion with an ICP/MS finish (ActLabs code 4B2-STD), and Au was analyzed by 30 gram fire assay with a neutron activation finish (ActLabs code 1A1). Quality control for the ActLabs assay data was maintained by blanks and internal standards provided by the analytical laboratory, by select duplicate analyses, and by check assays done by an independent laboratory. Quality control for the ActLabs data and the check assay program are discussed in more detail in the following sections. The 2007 drill-hole data were replaced with more reliable information in from the 2009, 2010, and 2011 drill programs, and none of the 2007 assays are currently being used for resource estimation.

11.3.6 2009 Assaying

Pulps were prepared by Minerals Exploration Geochemistry of Reno, Nevada from the 2009 drill core samples and sent to Activation Laboratories of Ancaster, Ontario, Canada for assay, with sets of standards, blanks, and duplicates inserted to monitor analytical quality. The samples were analyzed for REE, Au, V, Cr, Co, Ni, Cu, Zn, Ga, Ge, As, Rb, Sr, Zr, Nb, Mo, Ag, In, Sn, Sb, Cs, Ba, Hf, Ta, W, Tl, Pb, Bi, Th, and U. The REE include La, Ce, Pr, Nd, Sm, Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb, Lu, and Y. The REE and multi-element geochemical package were analyzed using lithium metaborate fusion with an ICP/MS finish (ActLabs code 4B2-QUANT). Gold was analyzed using a 30 gram fire assay with atomic absorption finish (ActLabs code 1A2). Over limit REE assays were completed as part of the 4B2-STD-QUANT analytical package.

11.3.7 2010-2011 Assaying

The 2010 and 2011 drill samples were prepared by Minerals Exploration Geochemistry of Reno, Nevada and sent to ALS in Vancouver, Canada for assay, with sets of standards, blanks, and analytical duplicates inserted at regular intervals to monitor analytical quality. The samples were analyzed for REE, Sn, Ta, Tb, Th, U, W, Zr, and Au. The REE include La, Ce, Pr, Nd, Sm, Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb, Lu, and Y. The REE and multi-element geochemical package were analyzed using lithium metaborate fusion with an ICP/MS finish (ALS code ME-MS81h). Gold

was analyzed by 30 gram fire assay with an ICP/AES finish (ALS code Au-ICP21). Over limit REE assays were analyzed using a lithium metaborate fusion followed by ICP/AES finish (ALS Code ME-OGREE). Quality control for the ALS assay data was maintained by blanks and internal standards provided by Rare Element Resources through MEG, and by select duplicate analyses. Preparation of the Bear Lodge Project internal standards is discussed in Section 11.4.

11.3.8 Laboratory Certifications

ALS and Activation Laboratories are both ISO 9001 accredited and operate to standards consistent with ISO 17025 methods.

11.4 Rare Element's Standards

Rare Element's standards program was initiated at the recommendation, and under the direction, of QA/QC consultant Jeffrey Jaacks, Ph.D. Six standards were developed from drill rejects stored at Mountain States Research and Development in Tucson, AZ (Standard series RE09001X through RE09006X). Materials from oxide, transitional, and sulfide mineralization types were prepared from drill intervals of like matrix material and grade. Additional oxide reference materials were collected in the fall of 2010 and five additional standards (Standard series RE09007X, RE10001X through RE10004X) were prepared for a total of 11 REE standards for use in the drilling programs. The RE09007X and RE10001X – RE10004X series standards were collected as bulk samples from mineralized outcrop exposed by roads being developed for new drill sites on the property. These materials were sent to Minerals Exploration Geochemistry (MEG) in Reno, Nevada for preparation. All reference materials were collected from REE (rare earth element) mineralization on the Bear Lodge property in Wyoming.

11.4.1 Method of Preparation

The standard materials were dried, crushed, pulverized, and then passed through a 200 mesh screen. The +200 material was discarded. The -200 material was mixed for 3 to 5 days in a ball mill with a 100 kilogram capacity. The material was rotary split and packaged in 50 gram samples placed into kraft bags.

11.4.2 Laboratories for Certification

The original standard samples were sent to the following laboratories for certification analyses:

- ALS Chemex, Vancouver, Canada
- Activation Laboratories, Mississauga, Ontario
- Mountain States R&D International, Vail, Arizona
- Memorial University of Newfoundland

The oxide series standards underwent additional round robin certification analyses at:

- SGS, Toronto
- ACME Labs, Vancouver
- Hazen Labs, Golden, Colorado
- Genanalysis, Perth
- UltraTrace, Perth
- Inspectorate, Vancouver

Ten replicate pulp samples were submitted to each laboratory for each standard. The samples were randomized to blind the replicates to the analytical laboratory. Blanks were also included with each standard set.

11.4.3 Analytical Methods for Certification

The samples were analyzed using a 4 acid digestion or a lithium metaborate fusion on 0.1 to 0.2 gram samples followed by ICP finish for Y, Ce, La, Pr, Nd, Sm, Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb and Lu. Fusion digestions show improved accuracy and precision for REE analyses over analytical methods using 4 acids. Fusion digestions are "total" digestions that are more destructive to the sample matrix than variants of 4-acid digestions.

Four-acid digestions are also considered by the industry to be "total" digestions. However, this is not necessarily so, as some resistate mineral phases which contain REE are not truly digested in their entirety. Fusions are far better at destroying these resistate mineral matrices and releasing REE contained therein. The analyses from the acid digestions display poorer accuracy and precision as a result of the less effective digestion and incomplete digestion of the resistate phases.

11.4.4 Determination of Certified Values

The means and standard deviations were calculated for all of the analytical data for each standard material.

11.5 2007 Assay Quality Control

Rare Element enacted a quality control program in 2007 concurrently with the change of analytical laboratories from ALS Chemex to Activation Laboratories. The program included the assay of blank samples to monitor possible contamination, assays of internal standards provided by ActLabs, and assay of analytical duplicate samples, along with a check assay program conducted by an independent laboratory. The quality control program was expanded in the 2008 drilling sample assays to include more blank and duplicate samples.

11.6 2009-2011 Assay Quality Control

At the request of Rare Element, Dr. Jeffrey Jaacks of Geochemical Applications International Inc. (GAII) conducted a review of the results for the quality assurance and quality control (QA/QC) program used in rare earth element assaying for the Bear Lodge exploration drill programs conducted during 2009 at Activation Laboratories and drill programs conducted during 2010-2011 at ALS Laboratories. Quality control data reviewed herein include reference sample (standard) results, blanks, and preparation (crush) and analytical (pulp) duplicate results. The reader should note that these 2011 data are only partially returned, with less than half of the results reported and reviewed as of the date of this report.

11.6.1 2009-2011 Quality Assurance Protocol

Individual drill holes in the 2009-2011 drill programs were submitted as separate jobs. A minimum of 2 analytical duplicates, 2 lower grade standards, 2 higher grade standards, and 2 blanks were included with each drilled hole submitted for analysis. Sample numbers were used rather than drill hole number and footage to identify each sample. MEG prepared the core samples and inserted the quality control samples into the sample stream, which were blinded to the analytical laboratories. MEG also prepared crush (preparation) and pulp (analytical) duplicates from the materials submitted for preparation. Rare Element Resources quality assurance program on average contained 1 duplicate, 1 high-grade standard, 1 low-grade standard, and 1 blank for 40 samples for a total of 8 QAQC samples in an analytical batch size of 80 samples or 10% quality control samples.

11.6.2 2010-2011 Blanks

The blanks were prepared from the same matrix material in a series of batches that were used during the 2009-2011 drill programs (Blank, Blank S108009X, Blank 10.14, Blank 11.01, and Blank 11.04). These were the same rhyolite rock matrix material supplied by Minerals Exploration Geochemistry (MEG). The blank matrix actually contained very low concentrations of the light rare earth elements, Y (2.9 ppm), La (8.2 ppm), Ce (14.7 ppm), Pr (1.6 ppm), Nd (5.8 ppm), and Sm (1.0 ppm). All of these light rare earth element concentrations exceeded the background analytical threshold of 5 times the detection limit anticipated for the blank. The heavier REE analyses (Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb and Lu) were all below the method detection limits and indicate no carry-over contamination during analysis. This would suggest the same is probably true for the light rare earth elements. While the blank materials failed as blanks, analysis of this material indicated that the blank is an excellent low-grade standard for the light rare earth elements, with acceptable accuracy and precision.

11.6.3 2009-2011 Standards

The RE09003X and RE09006X standards were used for the 2009 analytical program at Actlabs. The RE09001X, RE09003X, RE09004X, RE09006X and RE10003X standards were used for the 2010-2011 analytical program at ALS. These standards were prepared from Bull Hill rare earth ore materials by MEG in Reno, Nevada. These materials were prepared and certified using the protocol discussed in Section 11.5.

11.6.4 Historical Standard Values

The standards were originally certified for Y, La, Ce, Pr, Nd, and Sm analyses. In a project of this magnitude, where the number of quality control analyses for the laboratory of choice far exceeds the original number of analyses in the certificate, it is acceptable practice to use statistics for the standards which have been calculated based upon the current analytical method at the laboratory(ies) used in the drill program to evaluate QA/QC results. These statistics (the "historical mean and standard deviation") were used in evaluation of the standards results of this study and are within 1-2% of the original values established by the qualifying round robin studies. Table 11.1 shows a list of the historical statistics derived from analyses for the entire 2009-2011 drill program, along with the number of analyses used to generate these statistics. The "%TREO" is the average percent total rare earth element oxide content for each standard.

Table 11.1 - Standard Statistics Generated from 2009-2011 Drill Standard Analyses

Standard	RE09001X	RE09003X	RE09004X	RE09006X	RE10003X
Count	95	161	25	64	136
% TREO	1.65	1.67	4.16	4.11	3.56
Element (ppm)	Mean ± 2SD	Mean ± 2SD	Mean ± 2SD	Mean ± 2SD	Mean ± 2SD
Y	156 ± 20	107 ± 12	171 ± 19	117 ± 13	451 ± 56
La	3,470 ± 379	3,773 ± 403	10,452 ± 907	10,643 ± 740	8,404 ± 930
Ce	5,961 ± 555	6,328 ± 708	15,982 ± 1,417	1,6211 ± 1,601	12,811 ± 1,323
Pr	721 ± 74	722 ± 86	1,659 ± 162	1,672 ± 136	1,370 ± 148
Nd	2,704 ± 279	2,560 ± 280	5,785 ± 450	5,328 ± 405	4,881 ± 561
Sm	519 ± 54	408 ± 42	828 ± 74	629 ± 42	1,040 ± 118
Eu	122 ± 15	85 ± 9	163 ± 15	114 ± 8	291 ± 29
Gd	286 ± 73	190 ± 66	332 ± 47	299 ± 213	748 ± 163
Tb	22.5 ± 4.6	14 ± 4.4	21.9 ± 2.7	17.8 ± 13.7	74 ± 11.5
Dy	64.6 ± 6.6	40.2 ± 5.4	65.7 ± 5.1	40.2 ± 6.9	226 ± 25.7
Ho	7 ± 0.8	4.4 ± 1	7.5 ± 0.6	4.1 ± 1.7	22.3 ± 2.6
Er	13.1 ± 6.3	8.8 ± 6.2	12.8 ± 1.4	12.5 ± 19	33.3 ± 10.7
Tm	1.2 ± 0.2	0.9 ± 0.2	1.4 ± 0.2	0.9 ± 0.2	2.7 ± 0.3
Yb	7.8 ± 2.4	6.1 ± 1.4	8.2 ± 1.8	6.5 ± 2.1	16 ± 6.8
Lu	1 ± 0.2	0.9 ± 0.1	1.2 ± 0.2	0.9 ± 0.2	2 ± 0.8

11.6.5 Relative Standard Deviation

The percent RSD (Relative Standard Deviation = Standard Deviation divided by the mean) values are displayed in Table 11.2. RSD is a measure of a standards performance. One normally expects a well-behaved standard to have an RSD value of less than 5. Provisional standard RSD values range from 5-15. Materials with RSDs of less than 15 are acceptable for use as certified reference materials. Materials with RSD's of greater than 15 are not normally used or certified as reference materials.

In the original round robin studies the standards were certified for Y, La, Ce, Pr, Nd, and Sm analyses. RSD values in Table 11.2 show that the standard analyses have acceptable accuracy and precision for analyses of Y, La, Ce, Pr, Nd, Sm and Eu. The analytical history indicates that the standards are not as effective for the heavier rare earth elements (Gd, Tb, Ho, Er, Yb, and Lu), because of the difficulty that both Actlabs and ALS have in producing consistently reliable analyses for samples with low concentrations of heavy rare earth element from year to year as the instrumental calibrations change. This should not have a significant impact upon resource calculations, as the total heavy rare earth element oxide percentage of the combined heavy (Gd through Lu) oxides amounts to less than 1-2% of the total rare earth oxide content of the samples.

The high RSD values for Gd, Tb and Er of the RE09003X and RE09006X standards were caused by analyses conducted from July to September of 2010 at ALS. This affected analyses in 13 analytical batches. The analyses of Gd, Tb, and Er showed an unacceptably high bias for these 3 elements during the initial analyses of the 2010 drill holes. The laboratory was contacted, and the issue resolved by mid-October. The RSD values change to provisional levels when these biased data are removed.

The Ho, Yb, and Lu RSDs are elevated by the year to year calibration changes, which have an impact on the analytical results, but should have no significant impact on resource calculations, owing to the low concentrations of these elements. The remainder of the 2010 data and the 2011 data show acceptable accuracy for these elements. The light rare earth analyses were not affected by this analytical issue and display acceptable accuracy for the 2009 – 2011 analytical programs.

Table 11.2 - Standard RSD's Generated from 2009-2011 Drill Standard Analyses

Standard	RE09001X	RE09003X	RE09004X	RE09006X	RE10003X
Count	95	161	25	64	136
% TREO	1.65	1.67	4.16	4.11	3.56
Element (ppm)	% RSD	% RSD	% RSD	% RSD	% RSD
Y	6.4	5.8	5.6	5.6	6.2
La	5.5	5.3	4.3	3.5	5.5
Ce	4.7	5.6	4.4	4.9	5.2
Pr	5.1	6	4.9	4.1	5.4
Nd	5.2	5.7	3.9	3.8	5.8
Sm	5.2	5.2	4.5	3.4	5.7
Eu	6.1	5.1	4.5	3.7	4.9
Gd	12.7	17.2	7.1	35.6	10.9
Tb	10.4	15.8	6.3	38.4	7.7
Dy	5.1	6.8	3.9	8.6	5.7
Ho	5.7	11.9	4	20.2	5.8
Er	24.1	35.5	5.4	76	16.1
Tm	7.2	10.3	6.1	12.9	6.3
Yb	15.2	11.6	10.8	15.7	21.3
Lu	11	7.7	7.5	8.2	19.1

11.6.6 Standards Quality Control Graphs

Two examples of the results of the standard analyses are displayed in Figures 11.1 for La and Figure 11.2 for Nd. Sequence numbers are presented on the x-axis and concentration on the y-axis. The historical mean is indicated by the solid red line, and the ± 2 standard deviation brackets are depicted by the dashed blue lines, located above and below the red historical mean line. The ± 3 standard deviation brackets are depicted by the dashed red lines, and the ± 10% (of the mean) brackets are depicted by the dashed green lines.

Visual examination of the quality control plots for La and Nd reveal that the majority of the analyses exceeding ± 2 standard deviations just exceed these control limits, but do not exceed ± 3 standard deviations. None of the failures cluster, and the failures do not occur systematically within any given analytical certificate for the light rare earth elements. No significant bias can be observed in the figures within any of

the analytical batches. The Actlabs and ALS analyses are within an acceptable 2 percent of one another for the 2009-2011 time period.

The standards indicate that light rare earth element analyses from ActLabs and ALS Chemex for the 2009-2011 drill program are of acceptable accuracy for resource analyses. These analyses display no significant bias and have good reproducibility. The limited number of failures just exceeded the failure criteria and is not systematic within any particular analytical batch.

Figure 11.1 - Standard Analyses for La (ppm)


Sequence Number
Analyses
Historical Mean
± 2 Std Dev
± 3 Std Dev
± 10 %

(Jeffrey Jaacks, Ph.D., consultant to Rare Element Resources 2012)

Figure 11.2 - Standard Analyses for Nd (ppm)



(Jeffrey Jaacks, Ph.D., consultant to Rare Element Resources 2012)

11.6.7 2009-2011 Crush (Preparation) Duplicates

Two hundred and forty-eight sets of crush duplicates were prepared from selected drill intervals to evaluate preparation reproducibility at ActLabs and ALS. The duplicates show acceptable precision for the light rare earth elements. Correlation between the analytical duplicates is high. More than 95% of the crush duplicate analyses are within ± 15% of the original analyses, and more than 95% of the pulp duplicate analyses are within ± 10 % of one another.

11.6.8 2009-2011 QA/QC Conclusions

- The blank used in the 2009-2011 drill program contained low concentrations of the light rare earth elements. Another blank should be used for the 2012 drill season. All of these light rare earth element concentrations exceeded the background analytical threshold of 5 times the detection limit anticipated for the blank. However, the blank used shows acceptable accuracy and precision for low grade analyses of Y, La, Ce, Pr, Nd and Sm.
- The heavier REE analyses (Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb and Lu) of the blank were all below the method detection limits and indicate no carry-over contamination during analysis.
- The quality control standards display acceptable accuracy and precision for the light rare earth element (Y, La, Ce, Pr, Nd, Sm, Eu) analyses of 2009-11 drill samples.
- Analytical accuracy for Gd, Tb, and Er was affected by batch to batch bias early in the 2010 drill season. ALS was notified and the analytical bias issue resolved. These elements displayed acceptable accuracy for the remainder of the 2010 and 2011 analytical programs.
- The analytical accuracy of the analyses for the heavier rare earth elements (Gd, Tb, Ho, Er, Yb, and Lu) is more variable because of the difficulty that the laboratories have in producing a consistently reliable analyses for samples with low concentrations of heavy rare earth elements. Year to year changes in instrumental calibrations affect the accuracy of these analyses. However, this should not have a significant impact upon resource calculations, as the total heavy rare earth element oxide percentage of the combined heavy (Gd through Lu) oxides amounts to less than 1-2% of the total rare earth oxide content of the samples.

- Preparation and analytical precision are within acceptable limits for the light rare earth concentrations above a cutoff grade of 1.5% total rare earth oxides. Generally, 95 % or more of the duplicate analyses are within ±15% of one another for the crush (preparation) duplicates and within ±10% of one another for the pulp (analytical) duplicates.
- Actlabs and ALS use similar digestion methods and analytical finishes to analyze for rare earth elements. Data from the round robins used to certify the Rare Element Resources standards indicate that the analyses from both of these laboratories have acceptable accuracy and precision, and are directly comparable (within 2% of one another) for the light rare earth elements.
- The 2009-2011 drill program analyses are of acceptable quality for resource modeling.

11.7 Gold Program Sample Preparation and Analyses

11.7.1 Sample Preparation.

All drill samples were shipped to the ALS sample preparation facility in Elko, Nevada. The drill samples were crushed in the laboratory to 70% passing -10 mesh (-2 mm), and a 250 gram split of the sample was pulverized into a pulp of 85% passing -200 mesh (-75 microns). The pulps were sent to the ALS analytical facility for gold assays.

11.7.2 Assaying

All drilling samples were assayed for gold using the Chemex Au-ICP21 analytical package. Thirty gram pulp splits of each sample were analyzed for gold using fire assay with an ICP-AES finish (inductively coupled plasma-atomic emission spectroscopy).

11.8 Gold Program QA/QC Protocol and Results

For the Newmont drill programs, quality control was provided by laboratory standards and blanks, and by the insertion of standards every 20 samples in the sample number succession. Newmont used proprietary standards during their drill programs. Newmont personnel continuously monitored assays of the standards and the performance of ALS-Chemex; re-analysis was necessary in only one sample batch.

For the 2010 – 2011 drill programs, Rare Element Resources used a series of nine certified reference materials obtained from Rocklabs in New Zealand. Each of the materials was certified for gold. Blanks and sample duplicates were also used in the 2010-2011 drill programs to monitor analytical contamination and sample reproducibility, respectively. Quality control samples composed 10% of the samples in the programs.

11.8.1 2010-2011 Gold Program QA/QC Results

Eighty-three blanks were inserted into the sample stream for drill samples submitted to ALS. All of the gold analyses were within the control limit of 5 times the detection limit for the gold analytical method. No carry-over contamination is present in these data.

Three hundred and nine standards were included with the 2010-2011 analyses. Only 2 of the 309 analyses exceeded the mean ± 3 standard deviation control limits. The RSD's for the nine Rocklabs standards were all under 6% and seven of the nine standards were within 3 %. The gold analyses show acceptable accuracy.

Four hundred and thirty-two sets of sample duplicates were prepared from selected drill intervals to evaluate sample reproducibility. Correlation between the analytical duplicates is high. More than 80% of the sample duplicate analyses are within ± 20% of the original analyses. The duplicates show acceptable precision for gold analyses.

The drill program gold analyses are of acceptable quality for resource modeling.

11.9 Security

11.9.1 2009-2011 Security

Sample security was supervised by Dr. James Clark during the 2004, 2005, and 2007 Rare Element Resources drilling programs, by senior geologists reporting to Dr. Clark during the 2008 and 2009 programs, and by Dr. Ellen Leavitt, CPG, consulting geologist, during the 2010 and 2011 drilling programs. All drill core was transported from the project site to a locked and secure storage facility each evening (either the Vista West storage and sample preparation facility, near Sundance, the storage and sample preparation facility on East Cleveland Street in Sundance, or the Energy Electric storage units on East Cleveland Street in Sundance, Wyoming). No core was left unsupervised on site. The core was logged at the storage facilities,

and selected intervals were split for analysis at these locations. Split core samples from each drill hole were shrink-wrapped and/or placed in rice bags on wooden pallets, and then shipped by truck using NPT Transport and UPS to MEG in Reno, Nevada. The shipper was responsible for delivery to MEG, and the progress of the shipment was monitored via tracking number by Rare Element Resources' personnel. The shipping paperwork and sample guides were sent to Shea Clark Smith of MEG, who also monitored the progress of the shipping from the core facilities to MEG, and subsequently to the analytical laboratories. MEG was responsible for shipment and tracking from the sample preparation facility to the laboratory. In 2009, Rare Element Resources leased the core facility in Vista West and transferred all of its 2004 – 2008 cores to this facility from storage units at Energy Electric in Sundance.

In 2010, RER acquired a secure storage warehouse at 2111 East Cleveland Street in Sundance and moved drill core, as well as splitting and logging operations to that location. The facility was utilized through 2011 and is currently in use.

12 Data Verification

12.1 Introduction

This section was compiled by Rare Element Resources' technical staff, which includes a Qualified Person for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects. The Qualified Person is listed as a co-author of this Technical Report.

12.2 General

Rare Element Resources obtained the geological, exploration, and drilling data package from Phelps Dodge, covering most of the work done on the property by a variety of companies and claim owners through 1996. The exploration reports by Duval, Molycorp, FMC, Hecla, and others, referenced in this and earlier technical reports, exhibit relative consistency of reported rare-earth values contained in carbonatites and FMR veins. The authors assume that the data and assay values are representative of the geology and mineralization in the REE-mineralized carbonatite system. However, many of these drill holes have been replaced with holes that were surveyed and assayed using up to date methods. Owing to the limited amount of information available from the Duval, Molycorp, and Hecla programs, those data were used only to assist in geologic interpretation and to guide exploration. Those data were not used for resource estimation.

Newmont organized nearly all of the historical exploration data into an electronic database compatible with a GIS format and provided a copy to Rare Element in 2006. Rare Element then added all of the REE assay results from drilling done by the Company between 2004 and 2009 and created a drill-hole database consisting of 356 drill holes and 18,067 lines of assay data. Rare Element geologists and contractors verified these data using available original geologic logs and assay certificates for each of the 356 historic drill holes and 18,067 lines of assay information. These data were compared to corresponding intervals in the digital database to verify information included in the database. Based on operating results and historical descriptions, there is strong evidence that the sampling, sample preparation, assaying, and security of samples were conducted in accordance with industry acceptable practices for the time period in which the samples were collected and processed. However, these historical data are not used in any current estimates of resources.

Re-analysis of the historic drill core, donated to the South Dakota School of Mines, was not possible, as the remaining material was systematically culled over the years

by the School of Mines in order to facilitate storage. Only randomly skeletonized core from the Duval, Molycorp, and Hecla holes is available in Rapid City.

Original collar location and down-hole survey data are available for only a few of the historical drill holes. However, these drill hole collar locations were re-surveyed using a hand-held GPS, and collar elevations were obtained by registering the drill holes on the U.S. Geological Survey digital elevation model (DEM) for the appropriate quadrangle maps. Drill data prior to 2008 was not used for the updated resource estimates, because it is assumed that the azimuths and inclinations were insufficiently accurate to be used for detailed resource estimates. Collar coordinates for the 2008 through 2011 drill holes used in the current resource estimate were surveyed by Bear Lodge Ltd. All of the drill-hole collars are in the database in UTM coordinates (NAD27).

Rare Element conducted its own REE drilling programs throughout the joint venture with Newmont from 2006 until the spring of 2010. The Company maintained a separate database of REE drilling results during this period. The Company's focus on exploration for REE's continued, while gold was the focus of Newmont's exploration efforts. Separation of the two exploration drilling programs for REE's and gold, and their respective drilling data, continued through the 2009 drill season. Rare Element assumed control of the gold exploration program and management of the gold drill database in the spring of 2010, with the termination of Newmont's interest in the property in May 2010.

From 2008 through 2010, the Company compiled analytical data in Excel, Access, and Datamine for use in GIS and 3D mapping software. A much more aggressive REE exploration drill program was carried out during the 2010 drill season, and a need was recognized for a unified, secure database. Following assessment of several web-based databases during the fall of 2010 and winter of 2011, EDM Solutions was selected to implement the drill data management system. The current drill database is built on an MS SQL SERVER platform and hosted on a secure "Cloud" server with restricted access. Security and backup features are built into the system and are considered industry standard. Support and maintenance are provided by EDM Solutions of Reno, Nevada.

Dr. Jeffrey Jaacks of Geochemical Applications International Inc (GAII) conducted a review of the results for the quality assurance and quality control (QA/QC) program used in rare earth element assaying for the Bear Lodge exploration drill programs analyzed during 2009 at Activation Laboratories and drill programs analyzed during

2010-2011 at ALS Laboratories (see Chapter 11.0 – Sample Preparation, Analyses and Security). These data display acceptable accuracy and precision for resource estimation. The quality control data are included in the updated resource estimate completed by O.R.E. for this prefeasibility report.

On-site Company geologists and O.R.E. personnel verified data from Rare Element's 2004 – 2011 drilling programs, which are used in the current resource estimate. Ongoing assessment of data in 2011 was carried out by O.R.E. with compilation in Excel and Datamine, as before, and with links to the current database.

Dr. James Clark, Vice President of Exploration and a co-author of the earlier Technical Reports, supervised work conducted by Hecla Mining Company and Rare Element Resources, and attests to the verification of the data. Dr. Ellen Leavitt, a co-author of this Technical Report, supervised the on-site work on REE exploration from early 2010 through 2011, and she attests to the verification of those data.

13 Mineral Processing and Metallurgical Testing

13.1 Rare-Earth Metallurgical Testing

Metallurgical test work was conducted by three laboratories on various components of the project in order to provide the necessary design criteria for this pre-feasibility study. The majority of the bench scale testwork was conducted by Mountain States R&D International (MSRDI), Vail Arizona, under the direction of Dr. Roshan Bhappu. Subsequently, a pilot scale test program conducted and completed in early 2012 by Hazen Research Laboratories. A parallel series of tests to verify the process has been conducted by Nagrom of Perth, Australia, under the direction of Mr. Tony Wilkinson, General Manager.

This progression in testing is viewed as an important series of steps in determining the amenability to extraction of rare earths from the Bear Lodge Project. Samples were collected from a combination of PQ core holes and bulk sampling as described in Chapter 11. The tested samples were representative of typical FMR and carbonatite mineralization, which represent the majority of the resource. Partially oxidized and stockwork mineralization were not tested in this program.

13.1.1 MSRDI – Bench Tests

Initial testwork on the Bear Lodge Deposit of Rare Element Resources was initiated by Mountain States R&D International, Inc. (MSRDI) in the spring of 2008. The primary objective of the test program was to develop the most technical and economical process for treating various ore types (Oxide, Transition and Sulfide). Initial tests were conducted on three ore types using drill core spilts.

The results of these preliminary tests indicated that a combination of physical separation processes (including sink-float, scrubbing and attritioning, and gravity concentration) was successful in treating the Oxide ore samples However, in processing these ores it was found that the rare earth values tended to migrate to fine size fractions with minus 500-mesh (-25 microns) assaying highest REO grades. Based on this observation, it was recommended that these tests be repeated on bulk (run-of-mine) samples starting with the surface oxide ores (FMR ore type). The test results on the transition and sulfide core did not yield good results.

Additional metallurgical research will be required to develop an economic recovery process before these types of mineralization can be included as a mineable reserve.

The subsequent pre-concentration tests, conducted by MSRDI, were initiated on a 6,000 pound (2,727 kilogram) bulk sample of well oxidized, run-of-mine ore, assaying about 8% TREO. Based on the mineralogical data, it was quite apparent the simple scrubbing of the run-of-mine ore would be sufficient to provide the required up-graded REO values in the fine size fractions. In actual practice, this simple scrubbing duplicated the action in an autogenous mill or a trommel which was quite effective in removing the fine mineralization occurring on the coarser host rocks.

Accordingly, most of the test work in this program focused on simple scrubbing of the oxidized run-of-mine ore in a modified cement mixer at different time intervals followed by screening at various sizes starting with 3-inch (76 millimeter) thru minus 500-mesh (-25 microns).

Parallel to the physical upgrading test program, MSRDI also evaluated the subsequent hydrometallurgical treatment of the upgraded product averaging 15 to 20% TREO. MSRDI's initial hydrometallurgical test program included the determination of the best leaching agent for dissolving all the REO values. Leaching with hydrochloric acid (HCl) at a minimum concentration of about 14% was found to be most effective for dissolving all the REO values and achieving an average recovery of about 95 to 98%. Additional studies also indicated that it was technically viable to regenerate the residual HCl from the spent solution by adding sulphuric acid and distilling the HCl off the solution to produce azeotrope HCl.

13.1.2 MSRDI – Scrubbing Tests

Bench scale tests have shown that scrubbing crushed oxide ore samples was effective in significantly reducing the mass of material flowing through the plant. It also contributed to raising the grade of the rare earth values and eliminating the coarse rock to waste.

A series of tests were run with various operating times to demonstrate the effect of extending the run time on the washing and recovery efficiency. Scrubbing the ore proved essential in dislodging the fines and embedded crystals from the very low grade coarse rock contained in the ore-body and shifting it to a fine particle size

pre-concentrate that can be treated more economically. Results of this series of tests have shown that scrubbing enhances the recoveries in four significant areas.

1. Pre-concentration of rare earth values is achieved by separating the mineralized fines, occurring principally in the mud/fines found in the deposit, from the barren waste rock. Concentration and recovery are determined by the time and energy input to the scrubbing process.
2. At least 50% of the weight of the ore can be discarded with less than 10% of the REO values being sacrificed.
3. After removing the coarse particles, the majority of the REO values report to the finest fractions which are the most amenable to extraction in subsequent hydrometallurgical processes.
4. Scrubbing of the intermediate size particles dislodged from exposed rock fracture planes can be upgraded by a secondary circuit to economically separate the values from gangue particles.

The Figure 13.1 provides a relationship between Grade vs. Recovery vs. wt. (%) of Pre-concentrates. Using Figure 13.1 and the Table 13.1, it is feasible to obtain pertinent operational parameters for different scenarios.

Figure 13.1 - Grade vs. Recovery vs. Wt. (%) of Pre-Concentrates


Cum. Weight % vs. Cum. Recovery % vs. Cum. Grade
Cumulative Assay Grade %
Cumulative Recovery %
Cumulative Weight %
Washed Grade
5 min Grade
20 min Grade
Washed Recovery
5 Min Recovery
20 min Recovery

(Bhappu, 2011)

Table 13.1 - REO Characteristics Summary Table

Characteristic	Washed	Scrub 5 min	Scrub 10 min	Scrub 15 min	Scrub 20 min	Scrub 60 min
Weight % retained @ 90% recovery	52	50	40	37	48	52
REO recovery % @ 50% passing	82	89	91	92.5	88	87
Assay grade @ 90% recovery	13.5	14	16	13.5	17.5	13
Mesh size @ 90% recovery	100	35	35	35	48	150
Head grade % TREO	9.11	7.82	7.15	6.21	9.27	8.62
% < 500 mesh	16.55	14.82	14.42	14.64	22.05	19.47
< 500 mesh TREO grade	19.06	19.64	20.06	20.12	20.39	20.51

(Bhappu, 2011)

Based on these results, several observations can be made:

- A rock cleaning device will be required because some of the particles are encased in mud and the REO values are primarily encountered in the finest size fractions.
- At least 50% of the weight of the ore can be discarded as waste or low grade reject.
- Scrubbing as part of the necessary wash treatment is a relatively low cost operation especially in light of the value of the additional REO that will be recovered.Low energy autogenous scrubbing removes embedded minerals and bastnasite crystals deposited on the exposed fracture planes. The addition of lifters in the scrubber promotes higher loft to the particles that increases the attritioning of the rock surfaces, shattering midsize particles, and grinding the pre-existing fines. Short times and low energy transfer prevent the apparatus from acting as a mill that indiscriminately grinds up everything while still reducing the size of the intermediate fractions.
- Excessive scrubbing beyond the optimum REO values liberation point creates copious fines which dilute the overall grade but not the minus 500 mesh (-25 microns). This shifts the overall particle size of the final pre-concentrate downward.
- Observation of the clean host rock shows a rough facade with significant inclusions on the surface that may be dislodged during scrubbing. If these are mineralized with REO values—and the assays give some indication that this is the case—then these chips will report to the fine and intermediate size ranges where they can be recovered as part of the concentrate.

- Coarse particles in the size ranges from +1/4-inch (6.3 millimeter) and above have very low TREO content averaging around 0.35% TREO from a head grade of 7.1% for the scrubbed samples. Hand washed samples averaged about double the grade. Clearly, scrubbing reallocates the values to the pre-concentrate.
- In these tests, the 10-minute scrub performed at an optimum rate of recovery versus weight rejection and scrub time. According to the summary table for 90% recovery, there was a 60% reduction in weight, a grade of 16% TREO yielding an upgrade factor of 2.2, and a delimiting sieve size of 35-mesh.
- Fifteen minutes scrub time also yielded good results and possibly may have the advantage of a slightly better cleaning if the economics support the extended time. This test had the best weight rejection.
- Intermediate fractions, those defined by the range of -1/4-inch (6.3 millimeter) by +100-mesh (+150 microns) contain significant REO values that have not been liberated. This segment represents about one quarter of the weight of the ore and retains a value of 4% TREO after scrubbing. Since this material is already in the treatment process, it can be sent to a secondary recovery process as a lower grade feed source for further removal of REO by additional washing and scrubbing .

13.1.3 MSRDI - Acid Leaching Tests

Both sulfuric and hydrochloric acid leach tests were performed on the Bull Hill mineral samples. Leaching with concentrated hydrochloric acid gave excellent results, with virtually all the R.E.O values dissolved into a process leach solution. However, the testwork showed that sulfuric acid leaching, gave relatively poor results. Typical dissolutions of contained R.E.O minerals was 85% or less. Since hydrochloric acid is far more expensive than sulfuric acid, it was appropriate to consider if the acid could be regenerated / recovered using less expensive chemicals.

Various commercial processes exist where hydrochloric acid is recovered from pickle liquor. Research into the various methods of recovering hydrochloric acid showed the following facts:

1. The addition of sulfuric acid to a mixture of chloride containing solutions generates hydrogen chloride which can be separated by distillation.

2. The maximum concentration of hydrochloric acid produced by this process under atmospheric conditions is 20.2% (the hydrochloric acid – water system forms an azeotrope at 20.2%).

As a result, additional leach tests were conducted to see if acceptable results could be obtained using acid at the concentrations which would be obtained by atmospheric distillation. The results showed that acid concentrations lower than 20% can be used for leaching while maintaining high percentages of dissolution. Several distillation experiments were conducted to explore the viability of acid recovery. The results showed that acid recovery / regeneration is indeed a reasonable process option.

Leach tests were conducted by dissolving a pre-concentrate sample in hydrochloric acid while maintaining the temperature between 176 and 194 °F (80 to 90 °C) for six hours. The pregnant solution from the leaching step contained remaining free acid along with iron and other impurities. Research showed that precipitating iron at temperatures above 194 °F (90 °C) formed a different compound (goethite) that was easily filtered, while leaving the rare earths in solution. This can be done either before or after tailings filtration. In addition, three methods of increasing the pH were explored: Adding lime, caustic (sodium hydroxide), or sodium carbonate. After each addition, the slurry was allowed to stir for a period of time since local precipitation of iron occurs. After the pH stabilized at 3, the slurry was filtered and washed and the filter cake was dried and submitted for assay as required.

The pre-concentrate sample used for all testing was prepared by screening and scrubbing. The composition of the head sample is presented in Table 13.2.

Table 13.2 - Head Sample Composition

SAMPLE IDENTIFICATION	Ce_2O_3 %	La_2O_3 %	Nd_2O_3 %	Pr_2O_3 %	Sm_2O_3 %	Y_2O_3 %	TREO %
Scrub Comp Head	7.6	5.35	2.44	0.76	0.28	0	**16.43**

(Bhappu, 2011)

Previous testing showed that a standard time of 6 hours gave good results in leaching. Testing also showed that elevated temperatures made it possible to leach with relatively weak acid. To determine the optimum leaching temperature, three tests were conducted at 176, 194 and 212 °F (80, 90 and 100 °C). The tests results are presented in Table 13.3. Acid addition for these tests was 1.06 pound of acid per pound of concentrate.

Table 13.3 - Leach Efficiency vs. Temperature

Temperature	Leach Efficiency
176 °F (80 °C)	98.45%
194 °F (90 °C)	98.56%
212 °F (100 °C)	98.70%

(Bhappu, 2011)

Initial hydrochloric acid leaching tests were conducted with concentrated acid. The possibility of using regenerated acid led to testing with concentrations less than 20%. Standard leaching conditions were proposed to be 1.35 oz. (40 milliliters) of reagent grade hydrochloric acid, 0.7 oz. (20 grams) of concentrate and 2.0 oz. (60 milliliters) distilled water. This equates to 0.6 oz. (17.1 grams) of 100% HCl in 3.4 oz. (100 milliliter) solution or slightly less than 17%. All leach tests performed under the conditions of 194 °F (90 °C), 6 hours retention time, and 15+ % acid, produced extractions of over 90%. This demonstrates that the use of regenerated acid is feasible. In test WAA # 6, the leach time was reduced to 4 hours for comparison. The hydrochloric acid leach test results are presented in Table 13.4.

Table 13.4 - Leach Tests Results

(Data reported in metric units)

WAA # 1 6 hour leach, 90 °C 100 mL 1:1 HCl

Sample Weight	Head % TREO	Grams REO	Residue Weight	Residue %TREO	Grams REO Solids
20	16.43	3.286	7.06	0.67	0.05
% Leached					98.56
Grams HCl per gram concentrate =			1.06		

WAA # 2 6 hour leach, 80 °C 100 mL 1:1 HCl

Sample Weight	Head % TREO	Grams REO	Residue Weight	Residue %TREO	Grams REO Solids
20	16.43	3.286	7.29	0.70	0.05
% Leached					98.45
Grams HCl per gram concentrate =			1.06		

WAA # 3 6 hour leach, 100 °C 100 mL 1:1 HCl

Sample	Head %	Grams	Residue	Residue	Grams REO

Weight	TREO	REO	Weight	%TREO	Solids
20	16.43	3.286	7.12	0.60	0.04
% Leached					98.70
Grams HCl per gram concentrate =			1.06		

WAA # 4 6 hour leach, 90 °C 13 g HCl diluted to 100 mL with water.

Sample Weight	Head % TREO	Grams REO	Residue Weight	Residue %TREO	Grams REO Solids
20	16.43	3.29	8.67	2.54	0.22
% Leached					93.30
Grams HCl per gram concentrate =			0.65		

WAA # 5 6 Hr 90 °C 15 g HCl diluted to 100 mL

Sample Weight	Head % TREO	Grams REO	Residue Weight	Residue %TREO	Grams REO Solids
20	16.43	3.29	8.10	2.01	0.16
% Leached					95.05
Grams HCl per gram concentrate =			0.75		

WAA # 6 4 hour leach, 90 °C 70 ml HCl diluted to 200 mL with water.

Sample Weight	Head % TREO	Grams REO	Residue Weight	Residue %TREO	Grams REO Solids
40	16.43	6.57	19.83	4.45	0.88
% Leached					86.58
Gram Acid per gram Concentrate			0.74		

WAA # 7 6 hour leach, 90 °C 33.9 g HCl diluted to 200 mL

Sample Weight	Head % TREO	Grams REO	Residue Weight	Residue %TREO	Grams REO Solids
40	16.43	6.57	16.01	2.43	0.39
% Leached					94.08
Gram Acid per gram Concentrate			0.84		

(Bhappu, 2011)

In all cases, 6 hours of residence time and an acid concentration of 0.75 grams of acid per gram of concentrate or more gave extractions greater than 90%. This is equivalent to leaching with 15% HCl, which is easily produced by recycling/regeneration.

Therefore based on these results, the process leach conditions would then be:

- Leach temperature of 194 °F (90 °C)
- Six hours retention time
- Equivalent of 0.7 oz. (20 grams) concentrate in 3.4 oz. (100 milliliters) of 15+ % HCl

All residual free acid remaining after leaching must be neutralized to precipitate iron and produce rare earth carbonates. To minimize reagent consumption (sodium hydroxide or sodium carbonate), operating conditions must be adjusted to minimize residual acid.

The next step in producing rare earth carbonates is to remove iron from solution. This is accomplished by adjusting the pH of the leach solution to about 3. Lime, sodium carbonate and sodium hydroxide were used in the tests. Sodium carbonate was the first choice due to low cost and its continued use in the precipitation of rare earth carbonates.

Research showed that precipitating iron at temperatures above 194 °F (90 °C) formed a different compound (goethite) that was easily filtered. A liter of tailings + iron precipitate could be filtered in 1 to 2 minutes. Washing appeared to be fairly rapid.

Carbonate precipitation is also straight forward; however, there is a fair amount of manganese in the leach solution which is considered a contaminate in the precipitate. This is unavoidable unless manganese is removed from leach solution from the solution remaining after iron precipitation and before carbonate precipitation. The composition of the process samples is presented in Table 13.5.

An ion exchange column was used to separate manganese from solution. Rare earths are loaded on the column, and manganese passes through. The rare earths are then stripped with acid and precipitated using sodium carbonate to raise the pH to 6.0. The test results of the ion exchange process (Table 13.6) shows that the rare-earth concentrate's REO content can be upgraded significantly through an ion exchange process.

Table 13.5 - RE Composition of the Process Samples without Ion Exchange Unit

Sample:	Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	TREO	Fe	Th	U
Leach residue	0.35%	1.06%	0.63%	0.19%	0.11%	0.01%	2.35%	1.81%	0.17%	0.02%
Iron Precipitate	3.00%	1.82%	1.01%	0.45%	0.14%	0.00%	6.43%	17.70%	0.08%	0.03%
Carbonate Precipitate	18.59%	11.47%	6.11%	2.90%	0.84%	0.02%	39.93%	0.15%	<0.001%	<0.001%

(Bhappu, 2011)

Table 13.6 - Ion Exchange Test Results

	Ce	La	Nd	Pr	Sm	Y	Th	U	Mn	Fe
Before IX										
%	14.3	9.94	3.94	1.25					8.12	0.15
As R.E.O	17.57	11.66	4.6	1.51	1	0.5		**Total R.E.O.:**		**36.83%**
After IX										
%	21.22	13.33	8.73	3.35	1.01	0.52	<0.001%	<0.001%	0.329	0.06
As R.E.O	26.06	15.63	10.18	4.04	1.17	0.59		**Total R.E.O.:**		**57.67%**

(MSRDI, 2011)

13.1.4 MSRDI – Acid Regeneration

Literature and previous test work show that adding concentrated sulfuric acid to the spent chloride solution generates hydrochloric acid which is separated from the sulfates (sodium and other elements) slurry by heating and boiling off HCl vapor. The vapor is condensed by cooling water, and contains a maximum of 20% hydrochloric acid. Leach tests were conducted using acid concentrations which were demonstrated to be produced by distillation. The material that does not vaporize and distill, remains in the bottom of the still and contains the sulfate ions from the sulfuric acid in addition to all other trace metals that were leached and precipitated. Only HCl vapor is condensed for recycling. The condensate is fed to a storage tank and is recycled to the first leach vessel for continued leaching. Any chloride makeup is added as sodium chloride prior to distillation. The primarily sodium sulfate slurry is filtered to reduce moisture content and mixed with the tailings – iron precipitate filter cake for disposal. The distillation system is expected to be developed by vendors having documented expertise in this area.

13.1.5 Stockwork (Lower Grade) Testing

Bulk-tonnage, lower grade stockwork mineralization, typically averages approximately one percent TREO and occurs as an envelope around the higher-grade oxide and oxide-carbonate zones. The stockwork zone is extensive and only a small part of the potential has been tested by drill holes. Scoping metallurgical test work was completed for the lower grade stockwork ore. Using the same upgrading and leaching parameters as previously described, the REO content in the pre-concentrate was approximately doubled, with a mass reduction of nearly 80 percent. Subsequent hydrochloric acid leaching produced favorable rare-earth extractions. Further metallurgical testing may allow the addition of this material to the resource base. The distribution of the REO within the stockwork particle size ranges is presented in Table 13.7.

Table 13.7 - Mineral Concentration by Physical Upgrading of Stockwork Mineralization*

Sample	Weight %	Assay % TREO	Distribution REO recovery
- 500 mesh	4.60	6.01	43.3
- 200 mesh	2.80	6.88	29
-100 mesh	1.30	9.67	18.9
-48 mesh	1.30	8.75	17.9
- ¼ inch	9.6	4.12	62.4

(MSRDI, 2011)

*using a head grade of approximately 2.4% TREO

13.2 Pilot Testing

The pilot test work program is designed as an iterative process whereby RER personnel worked with the laboratory staff to modify/optimize the process flowsheet and develop the process design criteria. The feed material for the pilot plant tests was collected during bulk sampling programs conducted in 2010 and 2011. The bulk sample material was collected from large diameter PQ/HQ drill holes, and from near-surface material in road cuts and drill sumps. Forty large diameter holes were drilled in 2010, aggregating 3,870 feet (1,180 meters). An additional 5,821.5 feet (1,775 meters) were drilled in 37 holes in 2011. The amount of mineralized material collected from the drilling is summarized is presented in Table 13.8.

Table 13.8 - Mineralized Material Collected in 2010 and 2011

Type of Mineralized Material	From Large Diameter Core (PQ/HQ)	From Surface Material
2010		
Oxide	6.3 short tons (5.7 tonnes)	3.4 short tons (3.1 tonnes)
Oxide-Carbonate	None	None
2011		
Stockwork	1.2 short tons (1.1 tonnes)	None
Oxide	3.5 short tons (3.2 tonnes)	4.2 short tons (3.8 tonnes)
Oxide-Carbonate	4.8 short tons (4.4 tonnes)	None

(Rare Element Resources, 2011)

Hazen Research Inc., Golden, Colorado was contracted to perform the 1st phase of pilot testing on the Bull Hill Mine samples. The testing was conducted primarily on oxide material collected during the 2010 bulk sampling program.

13.2.1 Hazen – Physical Upgrading

Physical upgrading (PUG) test work was conducted in accordance with the flowsheet developed in the bench scale test program. Six tonnes of ore were crushed to minus 6-inch (15 centimeters) using a jaw crusher, then wet-screened at 2-inch (5 centimeters) using a 36-in.-(91 centimeters) diameter Sweco screen deck. The plus 2-inch (5 centimeters) material was dried, weighed, and archived as reject. The minus 2-inch (5 centimeters) material was fed into a 3- by 5-foot (0.9 x 1.5 meters) trommel screen with 1-inch (2.5 centimeters) openings. The trommel screen oversize material was dried, weighed, and archived as reject. The trommel screen undersize material was wet-screened at 10-mesh (1.7 millimeter) and 48-mesh (0.3 millimeter) using a 30-inch (76 millimeter) and 18-inch (46 centimeters) Sweco screen deck. The plus 10-mesh (1.7 millimeter) material will be archived as a reject, and the minus 48-mesh (0.3 millimeter) material will be a portion of the pre-concentrate for the hydrometallurgical work. The minus 10-mesh (1.7 millimeter) high grade sample was fed back through the trommel to further upgrade the REO content. In total, a large portion of the original mass is rejected in the process. It is estimated that 0.4 to 0.8 short tons (0.36 – 0.73 tonnes) of pre-concentrate was produced from the stockwork and 1 to 1.2 short tons (0.9 to 1.1 tonnes) of pre-concentrate was produced from the high grade.

A sample of each reject product was assayed for lanthanum, cerium, praseodymium, neodymium, europium, gadolinium, terbium, dysprosium, uranium, and thorium. Each pre-concentrate was pumped to a thickener, with the thickened solids being transferred to pressure filters for solid–liquid separation. The wet cake products were stored for later blending to produce the concentrate feed for the leaching and precipitation pilot plant.

The screen size in the pilot plant was modified from 20-mesh (0.84 millimeter), used in the bench test work to 10-mesh (1.7 millimeter) and 48-mesh (0.3 millimeter) screens. This allowed for a more efficient upgrading of the pre-concentrate and yielded a middling product (10 x 48-mesh) (1.7 x 0.3 millimeter) that had sufficient grade to be combined with the lower grade stockwork pre-concentrate. Pilot test results for the PUG process are presented in Table 13.9 and 13.10.

Figure 13.2 - Trommel



(Hazen, 2012)

Table 13.9 - Material Balance for Test 3331-22 of High Grade Ore Steady State Physical Upgrading Plant Run

Stream	Screen Fraction	Ap. Mesh Size	weight		Analysis, %						Distribution, %					
			kg	%	Fe	La	Ce	Pr	Nd	TREE	Fe	La	Ce	Pr	Nd	TREE
LG Reject	plus 1 inch	1-inch	156	2.7	10	0.7	0.9	0.1	0.3	2.08	2	0.4	0.4	0.1	0.1	0.2
LG Reject	1-inch x 1.532-mm.	1-inch x 10-mesh	684	12	25.9	0.8	1.2	0.1	0.3	2.44	22.6	1.9	2.1	0.4	0.4	1.1
Middling to LG reject	1.532- × 0.707-mm	10- × 24-mesh	360	6.3	18.7	1.2	2.2	0.2	0.5	4.11	8.6	1.5	2.1	0.3	0.3	1
Middling to Pre-concentrate	0.707- × 0.310-mm	24- × 48-mesh	625	10.9	16.2	3	4.4	0.4	1.2	8.96	12.9	6.4	7.2	1.3	1.3	3.9
Pre-concentrate[b]	minus 0.310-mm	minus 48-mesh	3896	68.1	10.8	6.7	8.7	4.8	14.8	34.9	53.8	89.8	88.3	97.8	97.9	93.8
Head Assay					14.4	4.42	6.03	0.6	0.38							

(Hazen, 2012)

Table 13.10 - Material Balance of the Physical Upgrade Plant for the Stockwork Run with a Single Pass of the Reject, Test 3475-37

Stream	Screen Fraction	Ap. Mesh Size	weight		Analysis, %							Distribution, %						
			kg	%	Y	La	Ce	Pr	Nd	Th	TREE +Y	Fe	La	Ce	Pr	Nd	Th	TREE +Y
Reject	plus 1 inch	1-inch	85.2	38.4	<0.01	0.11	0.17	0.03	0.09	0.01	0.4	24.8	4.2	5.7	9.5	8.4	7.3	5.7
Reject	1-inch x 1.659-mm.	1-inch x 10-mesh	74.7	33.7	0.01	0.26	0.43	0.05	0.15	0.01	0.9	37.6	8.7	12.3	13.6	12.9	9.6	11.1
Middling	1.659- × 0.310-mm	10- × 48-mesh	16.2	7.3	0.02	0.75	1.43	0.12	0.37	0.03	2.7	10.8	5.5	8.9	6.6	6.8	6.5	7.2
Pre-concentrate	minus 0.310-mm	minus 48-mesh	45.7	20.6	0.12	3.96	4.14	0.46	1.38	0.12	10.1	26.8	81.6	73.0	70.3	71.9	76.7	75.9
Assayed Head					0.01	0.41	0.64	0.08	0.22	0.02	1.1							

(Hazen, 2012)

13.2.2 Hazen – Hydrometallurgical Testwork

The blended concentrate produced from the PUG operation was used for operating the hydrometallurgical pilot plant. Hazen conducted three pilot plant campaigns on the blended concentrate from Part 1. These campaigns incorporated a few variable parameters, but the primary focused on evaluating the use of NaOH, Na_2CO_3, and MgO as neutralization agents and to investigate the leaching characteristics using fresh HCl and regenerated HCl. Out of this work, the reagent consumption rates were determined for the different operation conditions.

Figure 13.3 - Leach and Neutralization Reactors



(Hazen, 2012)
15 gallon (57 liter) capacity

Because ample material was available for laboratory and pilot plant operations, the pilot plant campaign was operated for a short period of time to tune the operating parameters and equipment. Campaign 2 was conducted with the blended concentrate and technical grade HCl. Liquor recovered in the REO carbonate solid–liquid separation step were collected during Campaigns 1 and 2, concentrated by boiling, and combined with H_2SO_4 to regenerate HCl.

Throughout the pilot plant operation, residual acid mist and chloride emissions as well as CO_2 emissions from the neutralization unit operation were quantified by absorption in a caustic solution. The leach tanks were modified to install inlet and discharge ports at the proper locations. The tanks were positioned on a stair-step support to facilitate gravity flow in a cascading fashion between tanks. Each tank was mounted with an agitator, a thermocouple, and a condenser through the lid.

The leach liquor from the fourth tank was fed into the neutralization circuit consisting of two tanks in series. Based on the predicted acid consumption, the required amounts of neutralizing reagents needed were calculated based on the

amount of HCl added to the leach circuit. The neutralized slurry was filtered in large titanium pan filters under vacuum to remove the iron hydroxide (goethite) solids. The filtrate transferred to the ion exchange and precipitation circuits, where the manganese was removed and then pH of the leachate was adjusted to 6.5 with the addition of Na_2CO_3 or other neutralization reagent.

The final data from the pilot plant hydrometallurgical test work was not available at the time of the preparation of this pre-feasibility study. Where applicable data was available, it was used in the process design criteria and supplemented by the bench scale data.

13.3 Oxide-Carbonate Testing

The oxidized, but incompletely leached, oxide-carbonate zone in the Bull Hill deposit generally occurs beneath the oxide zone, but may locally breach the surface in select dikes and extend downward to the transitional zone. It is characterized by an absence of sulfides, with the residual iron oxides formed during the complete oxidation of the former sulfide minerals, and by variable amounts of matrix carbonates (calcite ± strontianite). As now defined, the transitional zone is relatively flat-lying and occurs at depth as a thin layer immediately above the sulfide-bearing carbonatite zone. It contains mixed iron oxides and sulfides, along with a significant amount of matrix carbonates. The iron oxides in this zone are derived primarily from the variable partial to complete oxidation of constituent sulfide minerals. The unoxidized sulfide-bearing carbonatite at depth has not been leached of matrix carbonates and retains all of its initial sulfide content.

Metallurgy of the oxide zone REE mineralization is well established and described above. Initial metallurgical testing of the oxide-carbonate zone resource indicates that mineral pre-concentration test results are similar to those for the oxide zone mineralization. Bench-scale test work of the oxide-carbonate mineralization is continuing at both MSRDI and Hazen Research. Preliminary results from the mineral concentration testing are encouraging with recovery similar to the oxide mineralization. The leach test work results are expected within the next few months.

The first set of test results (Table 13.11) indicate that rare-earth recoveries ranging from 85 to 93 percent were achieved using the same leaching criteria applied to the pre-concentrated high-grade and stockwork oxide materials

Table 13.11 - Preliminary Metallurgical Results for the Oxide-Carbonate Material

Experiment Number	Residue Analysis, %					Extraction (solids basis), %				
	La	Ce	Pr	Nd	Eu	La	Ce	Pr	Nd	Eu
Experiment 1	0.166	0.261	0.046	0.186	0.006	92	93	85	89	85
Experiment 2	0.144	0.239	0.038	0.167	0.006	93	93	88	90	85
Experiment 3	0.144	0.223	0.038	0.162	0.005	92	93	87	90	88
Experiment 4	0.167	0.256	0.042	0.185	0.006	91	93	86	89	85

(Hazen, 2012)

13.4 Heavy Rare Earths Testing Plans

West of the Bull Hill Mine area, the Company discovered high grades of heavy rare-earth elements in the Whitetail Ridge resource area, and in the East Taylor and Carbon target areas. All three of the mineralized zones are located in the western half of an expanding rare-earth mineralized district (the Bear Lodge REE District). Preliminary characterization of the western areas indicate high grades (>3 percent TREO) and substantial quantities of the light rare-earths, along with some of the highest grades of heavy rare-earths in North American REE deposits. They are particularly enriched in europium, terbium, dysprosium, and gadolinium (Eu, Tb, Dy, and Gd). The East Taylor and Carbon targets also contain significant yttrium.

Metallurgical samples are being collected and testing of the heavy rare-earth mineralization will begin in 2012. The test plan will explore and evaluate a variety and combination of pre-concentration methods, followed by acid leaching and recovery. Samples from each of these areas will be characterized and tested independently.

14 Mineral Resource Estimates

14.1 Rare-Earths Resource Estimates

14.1.1 Introduction

A mineral resource estimate was prepared by ORE to update the previous resource estimate for the Bull Hill rare earth deposits, reported in June 2011. This estimate updates the resource estimate to include geologic information for all drilling during the 2011 field season. Only about half of the assay data from the 2011 drilling were used, however, because assaying had not been completed at the time of this report. All modeling and resource estimation were done using Datamine Studio 3 software. Resources were estimated by Alan C. Noble, PE of Ore Reserves Engineering. Mr. Noble is a qualified person for resource estimation based on having received a B.S. Degree in Mining Engineering from the Colorado School of Mines, registration as a Professional Engineer in the State of Colorado, USA, and over 42 years of experience with resource estimation on over 150 mineral deposits throughout the world. Mr. Noble is independent of Rare Element Resources (RER) using all the tests of NI 43-101.

14.1.2 Resource Model Location and Size Parameters

A three-dimensional block model using 20x20x20-foot (6.1X6.1X6.1 meter) blocks was created for use in resource estimation. The 20-foot (6.1 meter) blocks were sub-celled to 10-foot (3 meter) blocks for grade estimation to provide better resolution of the high-grade veins. The block model size and location parameters were increased from previous models to accommodate the full size of likely open pits and to accommodate additional mineralization in the Whitetail Ridge area. In addition, the survey coordinates were updated from UTM Zone 13, NAD 27 to NAD 83. Size and location parameters for the block model are summarized in Table 14.1.

Table 14.1 - Block Model Size and Location Parameters

Axis	Origin (UTM ft.)	Maximum (UTM ft.)	Block Size (feet)	Block Size (meters)	Number of Blocks	Model Size (feet)	Model Size (meters)
X	1,781,500	1,786,900	20	6.1	270	5,400	1,646
Y	16,160,700	16,166,000	20	6.1	265	5,300	1,615
Z	5,000	6,650	20	6.1	76	1,520	463
Coordinates are UTM Zone 13, NAD 83, NAVD 88, US survey feet							

(A. Noble, 2012)

14.1.3 Resource Estimation Method

14.1.3.1 Geometric Limits

The Bull Hill Southwest resource estimate was limited to the southwest by the inferred West Bull Hill Fault in previous estimates. Based on drilling in 2010 and 2011, it was shown that the inferred fault is not a significant control for mineralization and it is not used in this estimate. Bounding solids were defined to limit the resource estimate to five estimation domains based on the general trend and continuity of mineralization as shown in Table 14.2 and figure 14.1.

Table 14.2 - Bull Hill Resource Estimation Domains

Domain	Description
Southwest Bull Hill (Main Zone)	This is the main zone of mineralization. It is characterized by strong, high-grade veins, with excellent continuity and a SE-NW trend. Measured, Indicated, and Inferred resources are estimated in this domain.
NW Extension of SW Bull Hill	This zone has the same SE-NW trend as Southwest Bull Hill, but veins are weaker and less continuous. Indicated and Inferred resources are estimated in this domain.
North-South Trending Zone	Veins in this zone strike north-south. High-grade veins are present, but are narrower and less continuous than Southwest Bull Hill. Indicated and Inferred resources are estimated in this domain.
Northwest Bull Hill	Veins in this area are much less continuous than to the south. Veins appear to strike north-south, but continuity is poorly defined. Only Inferred resources are estimated in this domain.
Whitetail Ridge	This area is defined by only limited drilling. Veins appear to strike north-south but may strike southeast-northwest. Only Inferred resources are estimated in this domain.

(A. Noble, 2012)

Figure 14.1 - Resource Estimation Domains



Whitetail Ridge
NW Bull Hill
NS Trending Zone
NW Extension
SW Bull Hill
N
1782000 E
1784000 E
1786000 E
16164000 N
16162000 N
Scale (feet)
0
500
1000
1500
2000
Coordinates are UTM Zone 13, NAD 83, US Survey Feet

(A. Noble, 2012)

14.1.3.2 Oxidation State Model

The oxidation model was prepared using the oxidation state codes in the drill-hole database, which designate drill-hole intervals as oxidized, oxidized with calcite (OxCa), transition, or non-oxidized (sulfide). The initial interpretation was done on cross-sections as lines defining the bottom of oxidized material and the top of non-oxidized material. These lines were then linked to form three-dimensional surfaces that were used to create the oxidation state model. The top of the oxidized zone was defined as ten feet below the topography surface, leaving a 10-foot (3 meter) thick layer below the surface for soils, alluvium, and colluvium. Rare-earth-element grades were not estimated in the soils/alluvium/colluvium layer, which is considered to be waste. A typical section showing the oxidation state interpretation is shown in Figure 14.2.

Figure 14.2 - Cross-Section Plot Showing Oxidation State Interpretation


7000 Elev
6500 Elev
6000 Elev
5500 Elev
5000 Elev
4500 Elev
Oxide
OxCa
Transition
Sulfide
Scale (feet)
0
500
1000
1500
2000
Coordinates are UTM Zone 13, NAD 83, US Survey Feet

(A. Noble, 2012)

14.1.3.3 True-Width Composites

True-width composites were prepared using an algorithm designed to create composites with a specified cutoff grade and minimum true width. This was done using parameters specific to each estimation domain, as summarized in Table 14.3.

Table 14.3 - Parameters for Optimized Grade-Zone Compositing

Domain	Minimum TRUE Width	Cutoff Grade (%TREOX)	Generalized Trend Plane Dip	
			Azimuth	Dip
Southwest Bull Hill	30	1.5	51	90
NW Extension of SW Bull Hill	30	1.25	41	90
North-South Trending Zone	20	1.5	88	90
Northwest Bull Hill	20	1.5	285	64
Whitetail Ridge	30	1	270	90

(A. Noble, 2012)

The procedure for creating the optimized composites was as follows:

1. The average orientation of the drill hole was compared to the generalized trend plane to compute the length of drill hole required to achieve the minimum true width perpendicular to the plane.
2. The Datamine COMPSE process was used to compute composites with at least the minimum true width (from Step 1) that were also above the cutoff grade.
3. An OREFLAG was set to one (1) to identify composite intervals above cutoff.
4. The drill holes were recomposed using down-hole compositing that was set for a nominal 10-foot (3 meter), true-width composite within OREFLAG intervals of the same type. In this process, composites start and stop at OREFLAG boundaries, and the composite length is adjusted to include the entire interval defined by the OREFLAG zone.

This procedure produces composites that have similar true thicknesses relative to the trend of the mineralization, even though the drill holes intersect the mineralization at a wide range of angles.

14.1.3.4 Trend Surface Models

Because the shape of all mineralized zones is too irregular to use simple search ellipses, trend models were developed to allow the interpolation to follow the shape of the mineralized zone. The location of the trend for these models is based on the general shape of the zones and a visual interpretation of the continuity of mineralization. The primary objective in developing the trend shapes was to provide generally reasonable shapes, rather than to simply connect high-grade samples to other high-grade samples. Individual trend models were prepared for each estimation domain, as shown in Figure 14.3, which shows the typical shape of the trend surfaces as they intersect with the 5,800 ft. (1,768 meter) elevation.

The trend model was used for interpolation as follows:

1. The distance between the trend surface and the block-model block centroids was measured by calculating the perpendicular distance between the block center and the nearest face in the trend surface wireframe. The same procedure was repeated for the center-point location of composites.

2. The block model centroids were rotated so that the model was as close to a horizontal plane as possible. The composite center-point locations were rotated using the same parameters.
3. After rotation, the Z-coordinate for the model and composites was replaced with the distance from the trend surface. At this point, the rotated model is analogous to projecting the mineralized zone into a longitudinal view and flattening it parallel to the trend surface. The rotation parameters are summarized in Table 14.4.

The final trend-flattened coordinate space is roughly equivalent to viewing each domain as a longitudinal cross-section.

Figure 14.3 - Plan Map Showing Trend Models on the 5,800 ft. (1,768 m) Elevation (High-Grade, Drill-Hole Assays Shown as Red and Orange)


Whitetail Ridge
NW Bull Hill
N
NS Trending Zone
NW Extension
SW Bull Hill
16164000 N
16162000 N
Scale (feet)
0
500
1000
1500
2000
Coordinates are UTM Zone 13, NAD 83, US Survey Feet

(A. Noble, 2012)

Table 14.4 - Rotation Parameters to Flatten Trend Models

Domain	Rotation Point (UTM-Feet)			Transformed Rotation Point			Rotation Angle Around Axis		
	X	Y	Z	X	Y	Z	Z-axis	rotated X-axis	rotated Y-axis
Southwest Bull Hill	1,785,325	16,165,590	5,740	0	0	0	52	-90	0
NW Extension of SW Bull Hill	1,784,524	16,162,630	5,600	0	0	0	32	-90	0
North-South Trending Zone	1,784,840	16,162,850	5,630	0	0	0	90	-90	0
Northwest Bull Hill	1,784,350	17,84,350	5,590	0	0	0	107	-62	0
Whitetail Ridge	1,783,420	16,163,800	5,950	0	0	0	90	-90	0

(A. Noble, 2012)

(metric units not reported)

14.1.3.5 Grade Zoning Model

The grade zoning model was created using nearest-neighbor (NN) assignment to assign the OREZONE codes from composites to resource model blocks. NN assignment was done in the trend-flattened coordinate space using the search ellipses shown in Table 14.5.

Table 14.5 - Search Ellipses for NN Assignment of OREZONE Codes

Domain	Search Ellipse Radius		
	X	Y	Z
Southwest Bull Hill	400	300	5
NW Extension of SW Bull Hill	275	415	5
North-South Trending Zone	239	478	5
Northwest Bull Hill	338	338	5
Whitetail Ridge	200	200	5

Search axes are defined in the trend-flattened coordinate space.

(A. Noble, 2012)

14.1.3.6 Use of Oxidation Zones for Grade Estimation

Oxidation of the original carbonatite has caused the removal of carbonate mineralization in the upper portions of the deposits, leaving behind FMR mineralization, which is higher grade and lower density than the original carbonatite. Because of this enrichment, rare-earth-element grades from the upper oxidized levels are discounted when they are used to estimate grades for the underlying OxCa, Transition, and Sulfide Zones. In addition to discounting of grades, oxidation state is used to determine whether a composite from one zone is allowed for estimation of another zone. The discount factors and allowable combinations of blocks and composites are summarized in Table 14.6.

Table 14.6 - Composite Selection and Discount Factors by Oxidation Type

Block Oxide Type	Composite Oxidation Type			
	Oxide	OxCa	Transition	Sulfide
Oxide	1.000	1.000	Not Used	Not Used
OxCa	0.8472	1.000	Not Used	Not Used
Transition	0.8272	0.976	1.000	1.000
Sulfide	0.7627	0.900	0.900	1.000

(A. Noble, 2012)

14.1.3.7 Grade Estimation

Estimation of rare-earth-element grades was done using inverse-distance-power (IDP) interpolation with NN estimation to provide a comparison check for the IDP estimates and to evaluate the degree of smoothing of the estimates. Estimation was done in the trend-flattened coordinate space using estimation parameters specific to each combination of grade zone and estimation domain. These parameters are summarized in Table 14.7.

Table 14.7 - Estimation Parameters

Domain	Grade Zone	Power	Search Ellipse Radius			IDP Weighting Anisotropies		
			X	Y	Z	X	Y	Z
Southwest Bull Hill	Low Grade	2.6	350	200	20	350	200	160
	High Grade	2.9	265	162	20	370	280	75
NW Extension of SW Bull Hill	Low Grade	2.5	275	415	20	160	200	160
	High Grade	3.2	275	415	20	160	200	160
North-South Trending Zone	Low Grade	2.7	239	478	20	75	170	65
	High Grade	3.2	239	478	20	75	170	65
Northwest Bull Hill	Low Grade	2	338	338	20	175	65	65
	High Grade	2	338	338	20	175	65	65
Whitetail Ridge	Low Grade	3	338	338	20	160	200	160
	High Grade	3	338	338	20	160	200	160

Search Parameters Common to All Estimation Combinations

Search Volume	Expansion Factor	Min/Max Composites	Max per hole
Search 1	1	41,069	1
Search 2	1.5	41,069	1
Search 3	3	40,917	1

(A. Noble, 2012)

14.1.4 Bulk Density (Tonnage Factor)

Density for the Bull Hill resource is dependent on the fraction of lighter FMR mineralization or heavier carbonatite mineralization relative to the surrounding wall rocks. Densities for rare-earth mineralization are based on 79 density measurements collected during the 2010 drilling season, which are summarized in Table 14.8. Additional measurements were collected during the 2011 drilling season, but were not compiled in time for this estimate.

Table 14.8 - Summary of Density Measurements

Type	FMR	FMR/CBT	FMR/CBT	CBT	Wall Rock		
Code	**Oxide**	**OxCa**	**Trans**	**Sulfide**	**Oxide/ OxCa**	**Trans**	**Sulfide**
Count	39	27	4	9	38	13	15
Average Density (g/cc)	1.817	2.045	2.126	2.863	2.292	2.41	2.598
Std Dev Density	0.385	0.489	0.307	0.084	0.127	0.07	0.108
Std Dev of Mean Density	0.0617	0.094	0.1537	0.0281	0.0206	0.0196	0.0279
Average %FMR	99.2	61.5	77.5	0			
Average %CBT	0.8	38.5	22.5	100			
Average %Moisture	18.7	14.7	12.6	0.6	2.6	1.8	0.5
Average Volume (Liters)	0.459	0.412	0.378	0.51	0.392	0.428	0.43
Average Dry Weight (Kilograms)	0.835	0.846	0.816	1.464	0.901	1.029	1.118

(A. Noble, 2012)

[imperial units not reported]

Densities were estimated for each block based on the fraction of FMR/carbonatite mineralization, which was estimated using IDP estimation and the same procedure that was used for estimating the rare-earth-element grades. The formulae used for the estimates are summarized in Table 14.9.

Table 14.9 - Formulae for Density Estimation

Oxidation Type	Formula
Oxide	0.01*(REminIDP*1.82 +(100-REminIDP)*2.23)
OxCa	0.01*(REminIDP*2.05 +(100-REminIDP)*2.29)
Trans	0.01*(REminIDP*2.13 +(100-REminIDP)*2.41)
Sulfide	0.01*(REminIDP*2.86 +(100-REminIDP)*2.60)

Where, REminIDP is the IDP estimate of the percentage FMR+Carbonatite

(A. Noble, 2012)

14.1.5 Resource Classification

Resources are classified based on drill hole spacing, which is measured in the trend-flattened coordinate space using the variance from a kriging estimate with a zero-nugget, linear variogram. The kriging variance from this particular kriging configuration is directly proportional to the drill-hole spacing. In addition, limits were

placed on the estimation expansion volume to ensure that measured and indicated blocks were defined by at least 6 drill holes.

Resources in the main Southwest Bull Hill Domain have excellent continuity and are locally drilled with closely spaced drilling. They are assigned resource classes up to measured. Resources in the North-South Trending and the NW Extension Domains of Southwest Bull Hill are less continuous and less densely drilled, thus a maximum resource category of indicated is assigned, and a tighter drill hole spacing is required. Drilling in Northwest Bull Hill and Whitetail Ridge is widely spaced, and only inferred resource classes are assigned. The parameters for resource classification are summarized in Table 14.10.

Table 14.10 - Parameters for Resource Classification

Domain	Grid Spacing			Maximum Search Volume		
	Measured	Indicated	Inferred	Measured	Indicated	Inferred
Southwest Bull Hill	125	250	>250	2	2	3
NW Extension of SW Bull Hill	N/A	200	>200	N/A	2	3
North-South Trending Zone	N/A	200	>200	N/A	2	3
Northwest Bull Hill	N/A	200	>200	N/A	N/A	3
Whitetail Ridge	N/A	200	>200	N/A	N/A	3

(A. Noble, 2012)

14.1.6 Resource Summary

Estimated resources are summarized in Table 14.11 through Table 14.15. A base-case cutoff grade of 1.5% TREO is used for reporting of resources, consistent with previous reporting.

Table 14.11 - Measured and Indicated Resources Using a Range of Cutoff Grades

Class	Cutoff grade (%TREO)	Oxide		Oxide+Carbonate		Total Oxidized	
		Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)
Measured	0.5	3.3	1.89	1.65	2.58	4.9	2.12
	1	1.6	3.18	1.2	3.31	2.7	3.23
	1.5	1.1	4.14	1	3.74	2	3.95
	2	0.9	4.61	0.9	4.01	1.7	4.31
	2.5	0.7	5.42	0.7	4.37	1.4	4.87
	3	0.5	6.19	0.6	4.81	1.1	5.47
	3.5	0.4	6.77	0.4	5.22	0.9	5.98
	4	0.3	7.48	0.3	5.69	0.7	6.59
	4.5	0.3	8.01	0.2	6.24	0.5	7.21
	5	0.3	8.51	0.2	6.89	0.4	7.86
Indicated	0.5	11.4	1.4	4.53	2.19	15.9	1.63
	1	3.6	2.91	2.6	3.26	6.2	3.06
	1.5	2.5	3.72	2.2	3.61	4.7	3.67
	2	2.1	4.03	2.1	3.73	4.2	3.88
	2.5	1.6	4.63	1.8	4	3.4	4.3
	3	1.2	5.33	1.4	4.37	2.5	4.81
	3.5	0.9	5.99	0.9	4.86	1.8	5.41
	4	0.7	6.67	0.6	5.4	1.3	6.05
	4.5	0.5	7.32	0.4	5.95	1	6.7
	5	0.4	7.85	0.3	6.55	0.7	7.33
Measured + Indicated	0.5	14.7	1.51	6.18	2.29	20.8	1.74
	1	5.2	2.99	3.8	3.27	9	3.11
	1.5	3.6	3.84	3.2	3.65	6.8	3.75
	2	3	4.2	3	3.81	6	4.01
	2.5	2.3	4.86	2.5	4.11	4.7	4.47
	3	1.7	5.59	1.9	4.5	3.6	5.01
	3.5	1.3	6.24	1.4	4.98	2.7	5.59
	4	1	6.94	1	5.5	2	6.24
	4.5	0.8	7.56	0.7	6.05	1.5	6.88
	5	0.7	8.09	0.5	6.67	1.2	7.53

(A. Noble, 2012)

(metric units not reported)

Table 14.12 - Total Inferred Resources Using a Range of Cutoff Grades

Cutoff grade (%REO)	Oxide		Oxide-Carb.		Total Oxidized		Transitional		Sulfide		Total	
	Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)	Short Tons (million)	Grade (%TREO)
0.5	54.6	1.08	24.5	1.38	79.1	1.18	4.4	1.42	30.7	1.1	**114.2**	**1.17**
1	15.4	2.12	10.9	2.22	26.2	2.16	1.8	2.5	8.4	2.29	**36.4**	**2.21**
1.5	9.5	2.72	7	2.8	16.5	2.76	1.4	2.9	6.3	2.65	**24.2**	**2.74**
2	6.4	3.21	5.4	3.1	11.8	3.16	1.2	3.08	4.7	2.94	**17.7**	**3.1**
2.5	3.9	3.8	3.9	3.44	7.8	3.62	0.9	3.4	2.7	3.46	**11.3**	**3.57**
3	2.3	4.57	2.4	3.9	4.7	4.23	0.5	3.94	1.6	3.99	**6.7**	**4.15**
3.5	1.3	5.58	1.4	4.33	2.8	4.93	0.3	4.43	1	4.38	**4.1**	**4.75**
4	0.9	6.3	0.9	4.68	1.9	5.5	0.2	4.8	0.6	4.88	**2.6**	**5.31**
4.5	0.8	6.66	0.5	5.02	1.3	6.02	0.1	5.19	0.4	5.14	**1.8**	**5.78**
5	0.7	6.98	0.2	5.52	0.9	6.65	0.1	5.57	0.2	5.48	**1.2**	**6.38**

(A. Noble, 2012)
(metric units not reported)

Table 14.13 - Summary of Resources by Deposit

Resource Class	Oxidation	Cutoff	Deposit								
			Total Main		NW Bull		Whitetail		Total		
			Short Tons (million)	Grade (%TREO)	Short Tons (millions)	Grade (%TREO)	Short Tons (millions)	Grade (%TREO)	Short Tons (millions)	Grade (%TREO)	lbs. REO (millions)
Measured	Oxide	1.5	1.1	4.14	-	-	-	-	1.1	4.14	88
	OxCa	1.5	1	3.74	-	-	-	-	1	3.74	73
	Total	1.5	2	3.95	-	-	-	-	2	3.95	161
Indicated	Oxide	1.5	2.5	3.72	-	-	-	-	2.5	3.72	186
	OxCa	1.5	2.2	3.61	-	-	-	-	2.2	3.61	162
	Total	1.5	4.7	3.67	-	-	-	-	4.7	3.67	347
Measured + Indicated	Oxide	1.5	3.6	3.84	-	-	-	-	3.6	3.84	273
	OxCa	1.5	3.2	3.65	-	-	-	-	3.2	3.65	235
	Total	1.5	6.8	3.75	-	-	-	-	6.8	3.75	508
Inferred	Oxide	1.5	6.4	2.79	1.2	2.53	1.9	2.62	9.5	2.72	517
	OxCa	1.5	5.5	2.98	0.1	2.3	1.4	2.17	7	2.8	392
	Total	1.5	11.8	2.88	1.3	2.51	3.4	2.43	16.5	2.76	909
	Transition	1.5	1.3	2.96	0.1	2.36	0	2.2	1.4	2.9	80
	Sulfide	1.5	5.6	2.62	0.7	2.88	0	2.03	6.3	2.65	335
	Tran+Sulf	1.5	6.9	2.68	0.8	2.81	0	2.1	7.7	2.69	414
	Total	1.5	18.7	2.81	2	2.63	3.4	2.42	24.2	2.74	1,323

(A. Noble, 2012)
(metric units not reported)

Table 14.14 - Summary of Measured and Indicated Resource by Element

		Measured			Indicated			Measured + Indicated		
		Oxide	Oxide +Carb.	Total Oxide	Oxide	Oxide +Carb.	Total Oxide	Oxide	Oxide +Carb.	Total Oxide
Cutoff	(%TREO)	1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5
Short Tons Resource	(millions)	1.06	0.98	2.04	2.5	2.24	4.74	3.56	3.22	6.78
%TREO	(%TREO)	4.14	3.74	3.95	3.72	3.61	3.67	3.84	3.65	3.75
Million lbs. REO	(millions)	88	73	161	186	162	347	273	235	508
%Cerium Oxide	Ce_2O_3	1.76	1.64	1.7	1.62	1.59	1.6	1.66	1.6	1.63
%Lanthanum Oxide	La_2O_3	1.22	1.02	1.13	1.06	0.98	1.02	1.11	0.99	1.05
%Neodymium Oxide	Nd_2O_3	0.7	0.68	0.69	0.64	0.66	0.65	0.66	0.66	0.66
%Praseodymium Oxide	Pr_2O_3	0.201	0.187	0.194	0.186	0.181	0.183	0.19	0.18	0.187
%Samarium Oxide	Sm_2O_3	0.11	0.104	0.107	0.098	0.102	0.1	0.1	0.1	0.102
%Gadolinium Oxide	Gd_2O_3	0.058	0.046	0.052	0.048	0.047	0.047	0.05	0.05	0.049
%Yttrium	Y_2O_3	0.043	0.027	0.035	0.029	0.026	0.028	0.03	0.03	0.03
%Europium Oxide	Eu_2O_3	0.024	0.021	0.023	0.021	0.021	0.021	0.02	0.02	0.021
%Dysprosium Oxide	Dy_2O_3	0.0148	0.0096	0.0123	0.0103	0.0095	0.0099	0.01	0.01	0.0106
%Terbium Oxide	Tb_2O_3	0.0049	0.0034	0.0042	0.0037	0.0035	0.0036	0	0	0.0038
%Erbium Oxide	Er_2O_3	0.0033	0.0022	0.0028	0.0023	0.0022	0.0022	0	0	0.0024
%Ytterbium Oxide	Yb_2O_3	0.0019	0.0014	0.0017	0.0014	0.0014	0.0014	0	0	0.0015
%Holmium Oxide	Ho_2O_3	0.00168	0.00107	0.00139	0.00111	0.00106	0.00109	0	0	0.00118
%Lutetium Oxide	Lu_2O_3	0.00024	0.00019	0.00022	0.00018	0.00019	0.00018	0	0	0.00019
%Thulium Oxide	Tm_2O_3	0.00028	0.0002	0.00024	0.00019	0.0002	0.00019	0	0	0.00021
Total Light		3.99	3.631	3.817	3.602	3.503	3.555	3.718	3.542	3.634
Total Heavy		0.152	0.112	0.132	0.116	0.112	0.114	0.127	0.112	0.12
Fraction Heavy		0.037	0.03	0.034	0.031	0.031	0.031	0.033	0.031	0.032

(A. Noble, 2012)
(metric units not reported)

Table 14.15 - Summary of Inferred Resource by Element

		Inferred Resources						
		Oxide	Oxide +Carb.	Total	Transition	Sulfide	Trans. +Sulfide	Total
Cutoff	(%TREO)	1.5	1.5	1.5	1.5	1.5	1.5	1.5
Short Tons Resource	(millions)							
%TREO	(%TREO)	2.72	2.8	2.76	2.9	2.65	2.69	2.74
Million lbs. REO	(millions)	517	392	909	80	335	414	1,323
%Cerium Oxide	Ce_2O_3	1.19	1.22	1.2	1.28	1.19	1.2	1.2
%Lanthanum Oxide	La_2O_3	0.74	0.71	0.73	0.78	0.73	0.74	0.73
%Neodymium Oxide	Nd_2O_3	0.48	0.53	0.5	0.53	0.46	0.47	0.49
%Praseodymium Oxide	Pr_2O_3	0.136	0.144	0.139	0.144	0.131	0.134	0.138
%Samarium Oxide	Sm_2O_3	0.077	0.085	0.081	0.083	0.069	0.071	0.078
%Gadolinium Oxide	Gd_2O_3	0.04	0.042	0.041	0.037	0.032	0.033	0.038
%Yttrium	Y_2O_3	0.029	0.03	0.029	0.021	0.017	0.018	0.026
%Europium Oxide	Eu_2O_3	0.017	0.018	0.018	0.017	0.014	0.014	0.017
%Dysprosium Oxide	Dy_2O_3	0.0107	0.0104	0.0106	0.0075	0.0063	0.0065	0.0093
%Terbium Oxide	Tb_2O_3	0.0034	0.0034	0.0034	0.0027	0.0023	0.0024	0.0031
%Erbium Oxide	Er_2O_3	0.002	0.0022	0.0021	0.0016	0.0015	0.0015	0.0019
%Ytterbium Oxide	Yb_2O_3	0.0011	0.0012	0.0011	0.001	0.0009	0.0009	0.0011
%Holmium Oxide	Ho_2O_3	0.00117	0.00117	0.00117	0.00082	0.00068	0.0007	0.00102
%Lutetium Oxide	Lu_2O_3	0.00015	0.00016	0.00015	0.00014	0.00012	0.00012	0.00014
%Thulium Oxide	Tm_2O_3	0.00019	0.0002	0.00019	0.00015	0.00013	0.00013	0.00017
Total Light		2.618	2.693	2.65	2.817	2.572	2.616	2.639
Total Heavy		0.106	0.108	0.107	0.088	0.075	0.078	0.098
Fraction Heavy		0.039	0.039	0.039	0.03	0.028	0.036	0.036

(A. Noble, 2012)
(metric units not reported)

14.1.7 Other Factors Affecting the Resource Estimate

No environmental, permitting, legal, titles, taxation, socio-economic, marketing, political, or other factors have been recognized that would detrimentally affect the resource. However, it is possible that any of these factors could arise at any time in an unexpected form and detrimentally affect the project and the ability to economically mine the resource.

It has been observed that heavy rare earths (Sm,Gd,Y,Eu,Dy,Tb,Er,Yb,Ho,Lu,Tm) are about 7% of the total rare earth oxides in the Whitetail Ridge Deposit, compared to about 3% in the Bull Hill Deposits. Since the heavy rare earth elements are more valuable than the light rare earth elements, this may have a favorable impact on the economics of mining the Whitetail Ridge Deposit.

14.2 Gold Resource Estimates

Gold resources for Sundance Gold Project were estimated by Alan Noble of Ore Reserves Engineering (ORE), in February of 2011, using 3-dimensional interpretation of mineralized zones and inverse-distance-power (IDP) interpolation. Three resource areas were estimated including the Smith, Taylor Ridge, and Carbon gold deposits. Confirmation that the resources meet the test of reasonable prospects of economic extraction was done using open-pit floating cone studies at a range of gold prices from $800 to $1,400/ounce gold. The gold zones are shown in relationship to the Bull Hill rare-earth resource area in Figure 14.4.

Figure 14.4 - Sundance Gold Deposits Shown in Relation to the Bull Hill Rare-Earth Resource Area


Carbon Au Deposit
N
Rare Earth Resource Area
Taylor Au Deposit
Smith Au Deposit
Scale (meters)
0 200 400 600 800

(A. Noble, 2012)

The gold resource estimation was done using Datamine Studio 3 software and is compliant with the standards required by NI 43-101.

14.2.1 Model Coordinate System

The coordinate datum for the gold resource is UTM-Zone 13, NAD27 horizontal, and NAVD 88 vertical. The gold models have been constructed in metric units (meters, metric tonnes, etc.).

14.2.2 Topographic Data

The topographic model is based on digital elevation model (DEM) that was obtained from Intermap Technologies. The DEM data were prepared using radar imagery and were post-processed to filter out trees, buildings, etc. The elevation data are on a 3.94-meter grid and have a stated accuracy of one meter. Data were thinned to reduce the number of points in the grid by removing points where there was less than 0.1-meter variability in the topographic surface. The final topographic model contains 26% of the points of the original DEM with little difference in accuracy.

14.2.3 Bulk Density

Bulk density was measured for samples using the Bear Lodge density measurement apparatus. The measurement procedure uses the water displacement method, as follows:

1. Shrink wrap the core in plastic using a "Food Saver" vacuum sealer. Weigh the wrapped core (WWRAPPED)
2. Weigh the wrapped sample while completely submerged in water (WWATER).
3. Unwrap the sample and weigh in air (WAIR).
4. Dry the sample for 24 hours at 176 degrees Fahrenheit (80 degrees Celsius). Weigh the dry core (WDRY).

Sample dry density is computed as follows:

1. The weight and volume of the plastic wrapper is computed:

$$W_{WRAPPER} = W_{WRAPPED} - W_{AIR}$$

$$V_{WRAPPER} = {W_{WRAPPER}}/{\delta_{WRAPPER}}$$

where $\delta_{WRAPPER}$ is the density of the wrapper (0.8 grams/cubic centimeter for FoodSaver 8" rolls)

2. The volume of the sample is computed:

$$V_{SAMPLE} = W_{WRAPPED} - W_{WATER} - V_{WRAPPER}$$

3. The dry density of the sample is computed:

$$\delta_{SAMPLE} = {W_{DRY}}/{V_{SAMPLE}}$$

4. The moisture content of the original sample is computed:

$$\%Moisture = 100 \times {(W_{AIR} - W_{DRY})}/{W_{AIR}}$$

This procedure works very well for difficult samples, such as vuggy, porous samples, samples with high clay content, and samples with poor cohesiveness. A point of caution is that the sample must not be highly irregular, or the wrapper will not fit tightly to the sample, leaving gaps, and the measured density will be too low. In addition, the accuracy of this procedure drops dramatically as the weight of the sample goes down. For example, when using an electronic balance with an accuracy of +/-2 grams (0.7 ounce), the measuring accuracy for a 1000 gram sample is about 2%, while the measuring accuracy of a 100 gram sample is only 18%.

A summary of density measurements for the Bear Lodge gold zones plus isolated measurements on various host rocks is shown in Table 14.16. These densities are believed to be adequate for estimation of inferred resources. Additional testing is recommended to refine density measurements whenever core drilling is done in the future.

Table 14.16 - Summary of Gold Zone and Host Rock Densities

Zone/ Rock Type	Count	Average Density (g/cc)	Std Dev Density	Std Dev of Mean Density	Average % Moisture	Average Volume (Liters)	Average Dry Weight (Kilograms)
Carbon	18	2.206	0.221	0.0521	0.975	0.169	0.376
Smith	10	2.246	0.164	0.0519	0.488	0.132	0.297
Taylor	4	2.359	0.130	0.0648	0.793	0.079	0.19
Granite	2	2.511	0.015	0.0104	0.4	0.201	0.504
Deadwood Quartzite	1	2.578			-	0.196	0.506
Syenite Porphyry	1	2.389			0.63	0.198	0.473
Deadwood Shale	1	2.253			1.037	0.212	0.477
Deadwood Sandstone	1	2.416			0.185	0.224	0.54
Diatreme	1	2.241			0.151	0.295	0.66

(A. Noble, 2012)

(imperial units not reported)

14.2.4 Drill-Hole Data

Drill data were provided by RER for each resource area as three ASCII, comma-delimited files containing the collar coordinates, down-hole surveys, and assay/lithology data. A summary of the number of drill holes, the number of sample intervals and the meters of sample is shown in Table 14.17.

Table 14.17 - Summary of Drilling for Bear Lodge Gold Zones

	Carbon	Smith	Taylor
Number Drill Holes	44	144	39
Feet Sampled	26,890	45,928	24,879
Meters Sampled	8,196	13,999	7,583
Number Samples	4,706	8,751	4,467
Average Hole Length (Feet)	611	319	638
Average Hole Length (Meters)	186.3	97.2	194.4
Average Sample Interval (Feet)	5.71	5.25	5.57
Average Sample Interval (Meters)	1.74	1.60	1.70

(A. Noble, 2012)

14.2.5 Mineral-Zone Solid Models

Three-dimensional solid models of the mineralized-zones were prepared for each deposit to define the limits of the mineralization and to prevent extrapolation of resources into obviously non-mineralized material. Construction of the mineralized zones started with cross-sectional outlines that were drawn to enclose the mineralization, based on continuous mineralization above approximately 0.05 ppm gold. Cross sections were drawn at 25-meter intervals at Smith and 50-meter intervals at Taylor and Carbon. The cross-sectional outlines were then linked to form three-dimensional wire-framed solids that were filled with blocks to create the base block model for resource estimation. Mineralized drill-hole intercepts that did not show continuity of mineralization between drill holes were not included in the zone models and are excluded from the resource.

14.2.5.1 Smith Deposit

The Smith Deposit consists of three, subparallel, zones of mineralization. The Main Zone shown in red in Figure 14.5, dips 65° to 70° to the northeast on the southeast end and steepens to near vertical on the northwest end. The Main Zone is 40 to 120-meters wide and has a currently identified vertical extent in excess of 300 meters and a strike length in excess of 880 meters. The Footwall Zone, shown in green, is a narrow, 10 to 20-meter wide zone that is parallel to the footwall of the Main Zone over a strike length of 300 meters. The Hanging Wall Zone, shown in blue, is a wedge-shaped pod of mineralization attached to the hanging wall of the Main Zone. The Hanging Wall Zone is up to 135-meters wide at surface, pinching out at a depth of 165-meters below surface.

Figure 14.5 - The Smith Zones Viewed from Various Directions



Plan view with air photo

Perspective view looking down 30° at S30E

Perspective view looking down 35° at N30E

Perspective view looking down 40° at N70W (Gray areas crop out to surface)

(A. Noble, 2012)

14.2.5.2 Taylor Zone

The Taylor Zone is a flat-lying, tabular zone that is elongated in a northwesterly direction, as shown in Figure 14.6. The length of the zone is 1200 meters oriented N60W, the width is 300-to-400 meters, and the thickness is 75-to-150 meters. Most of the upper part of the Taylor Zone crops out to surface suggesting ready access to the deposit and low stripping ratios for open-pit mining.

Figure 14.6 - The Taylor Zone Viewed from Various Directions



Plan view with air photo



Profile view looking down 6° at N60W



Profile view Looking S30W



Perspective view looking down 25° at N10W (Gray areas crop out to surface)

(A. Noble, 2012)

14.2.5.3 Carbon Zone

The Carbon Zone is a tabular zone formed above two possible cross-cutting structures, as shown in Figure 14.7. The zone measures approximately 400-meters laterally with thickness varying from 80 meters in the central portions to about 20 meters near the edge. The apparent cross-cutting (feeder?) structures are nearly perpendicular with strikes of N30W and N55E.

Figure 14.7 - The Carbon Zone Viewed from Various Directions



Plan view with air photo



Profile view looking N30W



Profile View Looking S60W



Perspective view looking down 35° at N65W
(Gray areas crop out to surface)

(A. Noble, 2012)

14.2.6 Block Models

The mineral zone wireframes were intersected with the topographic digital terrain models to remove the volume above topography. Three-dimensional block models were then created by filling the wireframes with 5x5x5-meter blocks. The vertical dimension of the blocks was varied from one to five meters on the edges of the wireframes to provide better resolution at the intersection with topography and along the margin of the zones. The location and size parameters for the block models are summarized in Table 14.18.

Table 14.18 - Block Model Size and Location Parameters

Axis	Minimum (UTM Meters)	Maximum (UTM Meters)	Block Size		Number of	Model Size	
			(feet)	(meters)	Blocks	(feet)	(meters)
Smith							
X (East)	544,900	545,800	16.4	5	180	2,953	900
Y (North)	4,925,100	4,925,850	16.4	5	150	2,461	750
Z Elevation	1,500	2,000	16.4	5	100	1,640	500
Taylor							
X (East)	542,500	543,700	16.4	5	240	3,937	1,200
Y (North)	4,925,700	4,926,800	16.4	5	220	3,609	1,100
Z Elevation	1,700	2,000	16.4	5	60	984	300
Carbon							
X (East)	542,900	543,900	16.4	5	200	3,281	1,000
Y (North)	4,926,800	4,927,800	16.4	5	220	3,609	1,100
Z Elevation	1,500	2,000	16.4	5	100	1,640	500

(A. Noble, 2012)

14.2.7 Trend Models

Because the shape of the mineralized zones is too irregular to use simple search ellipses, 3-dimensional trend models were developed to allow interpolation to follow the shape of the mineralized zones. The initial trend model interpretation was done as lines on cross-sections that were defined based on the general shape of the zones and a visual interpretation of the continuity of mineralization.

The trend lines were linked to form a 3-dimensional surface defining the general continuity of the mineralization. A typical plan map showing the relationship between the mineralized zone and the trend surface is shown in Figure 14.8 for the Smith Deposit.

The trend model was used for interpolation as follows:

1. The distance between the trend surface and block-model block centroids was measured by calculating the perpendicular distance between the block center and the nearest face in the trend surface wireframe. The same procedure was repeated for the center-point location of composites.
2. The block model centroids were rotated so that the trend surface was as close to a horizontal plane as possible. The composite center-point locations were rotated using the same parameters.
3. After rotation, the Z-coordinate for the model and composites was replaced with the distance from the trend surface. At this point, coordinates in the rotated model are analogous to projecting the mineralized zone into a longitudinal view and flattening it parallel to the trend surface. The rotation parameters are summarized in Table 14.19.

The resulting ZTREND values are banded parallel to the trend surface wireframes.

Table 14.19 - Trend Model Rotation Parameters

Domain	Zone	Rotation Point (UTM-Meters)			Transformed Rotation Point			Rotation Angle Around Axis		
		X	Y	Z	X	Y	Z	Z-axis	rotated X-axis	rotated Y-axis
Smith	Footwall	545,512	4,925,295	1,840	0	0	0	202	-73	0
	Main	545,330	4,925,510	1,755	0	0	0	206	-77	0
	Hanging Wall	545,480	4,925,425	1,840	0	0	0	211	-90	0
Taylor	Taylor	543,030	4,926,170	1,875	0	0	0	0	0	0
Carbon	Carbon	543,250	4,927,340	1,825	0	0	0	0	0	0
Note – All rotations are left-hand rotations. The rotated Y-axis points updip relative to the geometry of the zone.										

(A. Noble, 2012)

(imperial units not reported)

Figure 14.8 - Typical Plan-Map Section Showing the Relationship Between the Mineralized Zones and the Mineralization Trends



545000 E
545500 E
N
Main Zone
Hangingwall Zone
Footwall Zone
4925500 N
4925500 N
Scale-Meters
0
50
100
150
200
250
300
350
545000 E
545500 E

(A. Noble, 2012)

14.2.8 Compositing

Drill-hole assays were composited into regular intervals and grade zones were formed using the following procedure:

1. Drill intervals were selected inside the mineralized zone wireframes.
2. Drill holes were composited to nominal 16.4-foot (5-meter) down-hole intervals starting from the top of the hole. The compositing algorithm forces all of the selected drill intervals to be included in the composites by adjusting the length of the composites to include the entire interval, while keeping the length of composites as close as possible to the desired composite length.
3. The distance between the composite and the trend is computed using the method discussed previously in Section 14.2.7.

14.2.9 Grade Estimation

Grade estimation was done with inverse-distance-power (IDP) estimation using the composited data within each zone as the data source. All estimation was done using block and composite coordinates transformed relative to the trend surface as discussed previously in Section 14.2.7. Generic search ellipse and IDP parameters, summarized in Table 14.20, were used for estimation. These parameters are based on experience with similar gold deposits. Grade caps were used for estimation to reduce the influence of high-grade outliers, as shown in Table 14.21. The capping grades are based on a quick, visual inspection of the composite grade distributions using lognormal probability plots.

Table 14.20 - Estimation Search Ellipse and IDP Parameters

Parameter	Value
Search Ellipse (Feet)	328x328x82
Search Ellipse (Meters)	100x100x25
Minimum/Maximum Composites	8-Jun
Maximum Composites per Drill Hole	1
IDP Power	3
IDP Anisotropy	100x100x10
Search ellipse and IDP anisotropy are oriented with the long axis parallel to the trend.	

(A. Noble, 2012)

Table 14.21 - Capping Grades for Gold Resource Estimation

Zone	Cap Grade (ppm Au)
Smith – Footwall	5
Smith – Main	5
Smith – Hanging Wall	5
Taylor	3
Carbon	3

(A. Noble, 2012)

14.2.10 Resource Classification

Due to the preliminary nature of these estimates, all resources are classified as indicated. Resources are limited to a minimum drilling spacing of 591 feet (180 meters) and a maximum projection of 164 feet (50 meters) beyond the drilling.

14.2.11 Confirmation of Reasonable Prospects for Economic Extraction

Floating cone studies at a range of gold prices are used to demonstrate the potential for economic extraction of the resource. The floating cone studies are not considered to be an economic study and should not be relied upon as an economic study. Approximately 70% of the insitu mineralization is considered as to have reasonable prospects for economic extraction at the base case gold price of $1,200 per ounce of gold. The floating cone parameters are summarized in Table 14.22. These parameters are believed to be reasonable, order-of-magnitude estimates for a low-cost, run-of-mine, heap leaching operation.

Table 14.22 - Floating Cone Parameters for Open-Pit Minable Resources

Parameter	Value
Pit Slope (Overall including roads)	42°
Mining Cost – Ore	$2.00
Mining Cost - Waste	$1.75
Processing and Pad Cost	$2.50
G&A Cost	$0.50
Gold Recovery (Run-of-mine)	$0.65
Gold Price (per ounce of gold)	$800 to $1,400 Base Case $1,200

(A. Noble, 2012)

(imperial units not reported)

14.2.12 Summary of Resource

Inferred resources are summarized in Table 14.23 for each of the Bear Lodge Gold zones using a range of gold prices from $800 to $1,400 per ounce of gold.

Table 14.23 - Summary of Surface-Minable Inferred Resources Using a Range of Gold Prices

Zone	Price* (\$/oz Au)	Cutoff	Tonnes (Thousand)	Gold Grade (grams/tonne Au)	Contained Oz. of Gold (Thousand)	Waste Tonnes (Thousand)	Stripping Ratio
Carbon	$ 800.00	0.20	4,600	0.44	65	1,600	0.35
Carbon	$1,000.00	0.15	7,500	0.38	92	2,600	0.35
Carbon	$1,200.00	0.15	11,600	0.34	127	5,200	0.45
Carbon	$1,400.00	0.15	13,100	0.33	138	6,600	0.50
Smith (ALL)	$ 800.00	0.20	10,900	0.54	189	10,000	0.92
Smith (ALL)	$1,000.00	0.15	16,300	0.50	262	18,400	1.13
Smith (ALL)	$1,200.00	0.15	25,200	0.50	408	49,200	1.95
Smith (ALL)	$1,400.00	0.15	27,200	0.51	443	59,500	2.19
Taylor	$ 800.00	0.20	20,800	0.46	310	5,100	0.25
Taylor	$1,000.00	0.15	26,600	0.42	360	5,600	0.21
Taylor	$1,200.00	0.15	32,400	0.40	412	9,800	0.30
Taylor	$1,400.00	0.15	34,900	0.39	434	13,300	0.38
Total	$ 800.00	0.20	36,300	0.48	564	16,800	0.46
Total	$1,000.00	0.15	50,400	0.44	714	26,600	0.53
Total	$1,200.00	0.15	69,300	0.42	947	64,200	0.93
Total	$1,400.00	0.15	75,100	0.42	1,016	79,400	1.06
* Base case gold price is $1,200 per ounce							

(A. Noble, 2012)
(imperial units not reported)

14.2.13 Other Factors Affecting the Resource Estimate

Drilling was done at sufficient drill hole spacing, and the quality of the drilling and sampling is adequate for estimation of inferred resources. At this point it is difficult to estimate the drill hole spacing required for definition of indicated and measured resources. Because of the lack of down-hole deviation surveys, it is likely that some of the deeper holes will need to be redrilled for definition of measured resources.

Metallurgical extraction would most likely involve cyanide leaching and although currently permitted within the State of Wyoming, future regulations could possibly

restrict the use of this technique. Although there are no known environmental or political factors that immediately affect the project, changes are unpredictable and may impact the economic viability of the resource. Significant short or long-term fluctuations in the price of gold could also compromise the project.

15 Mineral Reserve Estimates

This report section discusses mineral reserves for the Bear Lodge project. Mineral reserves are directly related to mineral resources and require that mineral resources be established ahead of mineral reserves. However, this section only discusses mineral reserves. The definition and establishment of mineral resources are reported by others elsewhere in this document.

15.1 Definitions

The National Instrument 43-101 (NI 43-101) references the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards on Mineral Resources and Mineral Reserves (CIM Definition Standards) for definitions of mineral resource and mineral reserve. The definition of mineral reserves, as reported in the CIM Definition Standards, is the guiding definition for this section of the report. The following definitions are from those standards:

A Mineral Reserve is the economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility Study. This Study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A Mineral Reserve includes diluting materials and allowances for losses that may occur when the material is mined.

Mineral reserve, as with mineral resource, is subdivided to indicate the degree of certainty that can be attached to the estimate. For mineral reserve, the following definitions are from the CIM Definition Standards and are applicable to NI 43-101 reporting:

A "Proven Mineral Reserve" is the economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility Study. This Study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

A "Probable Mineral Reserve" is the economically mineable part of an Indicated, and, in some circumstances, a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility Study. This Study must include adequate information on

mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

In the case of the present pre-feasibility study, mineral reserve is defined as the measured and indicated mineral resource that would be extracted by the mine design and which can then be processed at a profit. All measured resource meeting that standard is herein classified as proven mineral reserve, while all indicated resource meeting that standard is classified as probable mineral reserve.

Proven and probable reserves are estimated in compliance with NI 43-101 and are also compliant with SEC Industry Guide 7. The mineral resource estimate, which is the basis for the engineering studies that estimate reserves, is compliant with NI 43-101. SEC Industry Guide 7 does not address reporting of mineral resource estimates.

15.2 CutOff Grade

There are two cutoff grades to consider. The first, a mine cutoff grade, is the grade needed to at least break even considering all the operating costs, recoveries, and pricing included in mining, processing, and selling the final product. Capital costs, including depreciation, are not included, since they are considered a sunk cost that does not affect future decision-making once the capital has been committed. For the values presented in this study, the mine cut off grade is approximately 1.1% TREO.

The other situation is a mill cut off grade. This is the grade of material for which the recovered value of the product of that material is equal or greater than the cost of the processing. This represents a decision point when the material has been mined, and the decision on whether or not to process it is at hand. The primary driver of that decision is the cost and recovery involved with processing. Since both mining and G&A costs have incurred already, they are not considered in the decision. For the values within this study, the mill cut off grade is approximately 0.9% TREO. In practice, this cut off grade is likely to be used as a day-to-day decision making tool that defines what material is to be processed.

A mineral reserve is not defined strictly by a cutoff grade. CIM's mineral reserve definition requires all economic and technical factors be considered and that a "reasonable prospect for economic extraction" exist for a mineral resource to be considered a mineral reserve. All costs, including capital and depreciation, are part of the overall economic viability of a mining operation. If the overall project is projected to be profitable, then the reasonable expectation is that any material that at least pays

the cost of processing will add value to the project. Therefore, within this study, measured and indicated resource within the mine design that exceed the mill cut off, can be considered as mineral reserve. This allows three mined "ore types" to be considered as mineral reserve: Oxide High Grade, OXCA, and Oxide Stockwork.

15.3 Mineral Reserve Statement

Table 15.1 summarizes the mineral reserves within the deposit and is based on the criteria discussed within this section and the overall economically positive expectations for mining the Bull Hill deposit shown from the pre-feasibility study.

Table 15.1 - Mineral Reserves within the Bull Hill REE Mine (Thousand)

Reserve Category	Oxide High Grade		OXCA		Oxide Stockwork	
	Short Tons (Tonnes)	Grade (% TREO)	Short Tons (Tonnes)	Grade (% TREO)	Short Tons (Tonnes)	Grade (% TREO)
Proven	1,039 (942)	3.98	910 (826)	3.60	495 (449)	1.13
Probable	2,451 (2,223)	3.59	1,932 (1,753)	3.49	1,087 (986)	1.10
Total	3,490 (3,166)	3.70	2,842 (2,578)	3.52	1,582 (1,435)	1.11

These yield the total mineral reserve estimate as presented in Table 15.2.

Table 15.2 - Total Mineral Reserve Estimate (Thousand)

Reserve Category	Short Tons	Tonnes	Grade (% TREO)
Proven	2,444	2,217	3.26
Probable	5,470	4,962	3.06
Total	7,914	7,179	3.12

16 Mining Methods

16.1 Introduction

The exploitation plan for the Bull Hill Mine utilizes typical truck and excavator open pit mining methods. Although it is quite possible that a substantial deep deposit, anticipated to be made up primarily of non-oxidized mineralization, could be mineable using underground methods, such potential deposits and exploitation methods are beyond the scope of this report. Therefore, only the mining potential of the relatively near surface oxide and transitional measured and indicated resources within range of open pit exploitation are considered herein.

The mine design was created using Maptek's Vulcan suite of geologic and mine planning software (Vulcan) and Gemcom's Whittle pit optimization software (Whittle). Whittle uses a three dimensional Lerchs Grossman methodology to establish an approximation of the most economic pit, given such inputs as anticipated product pricing, operating costs, pit slopes, cut-off grade, and the resource block model. This produces a pit shell that serves as a rough starting point for a more detailed manual design done using Vulcan. The Vulcan manual design includes toes and crests of designed pit benches and includes haul road design to produce a practical pit design. Where needed, intermediate pit phases can also be approximated in Whittle and then finished with Vulcan by using more robust economic assumptions such as a much lower product price. Phase design should keep in mind that the phases must be compatible with the ultimate design.

16.2 Pit Slope Determination

Geotechnical work was undertaken by BOYD during the fall of 2011 to help determine stable pit slopes to be used in the pit design for Bull Hill. Field work included geotechnical hole logging, completed by BOYD, and down hole and trench discontinuity surveys and analysis completed by others. In addition, a rock mechanics testing program to determine rock mechanical properties and discontinuities was undertaken. Ongoing results of this testing have been combined with the other data, resulting in the following slope recommendations:

- North wall of pit design - 48° overall slope and a 67° face slope for a 20-foot (6.1 meter) bench.
- East wall of pit design - 47° overall slope and a 69° face slope for a 20-foot (6.1 meter) bench.

- South wall of pit design - 43° overall slope and an 80° face slope for a 20-foot (6.1 meter) bench.
- West wall of pit design - 41° overall slope and a 77° face slope for a 20-foot (6.1 meter) bench.

These parameters were modified for design purposes. The north and east walls of the pit design were done using a 47° overall slope (inner-ramp) and a 67° 20-foot (6.1 meter) face slope. The south and west walls were done using a 41° overall slope, also with a 67° 20-foot (6.1 meter) face slope. Although these slopes, as indicated by the geotechnical work, are theoretically overall slopes, including ramp allowances, it was deemed prudent to use the slopes as inner-ramp slopes only. Where a ramp occurs in a slope, the resulting overall slope is shallower than these design slope values.

The following summarizes the slope constraints used within Vulcan for the manual pit designs:

- 20-foot (6.1 meter) high benches with a face slope of 67°.
- 15-foot (4.6 meter) berms alternating with 6-foot (1.8 meter) berms each 20-foot (6.1 meter) bench on the north and east slopes of the pit design. This yields a nominal inner-ramp angle of 47°.
- 23-foot (7 meter) berms, alternating with 6-foot (1.8 meter) berms each 20-foot (6.1 meter) bench on the south and west slopes of the pit design. This yields a nominal inner-ramp angle of 41°.
- A 70-foot (21.3 meter) wide road. The road design uses a 10% maximum grade. Less steep roads are used where appropriate.

It should be noted that Section 20, bounding the southern end of the mine area, is controlled by the Department of Defense, which presently does not allow mining disturbance. Although this does not directly affect the stable pit slopes, it was deemed appropriate to place most of the designed ramps away from the south side of the pit, placing emphasis on the somewhat more stable north and east sides of the pit design, effectively making these slopes shallower than a more typical spiral ramp system would produce.

16.3 Whittle Lerchs Grossman Determinations

Whittle requires various inputs in order to create the design pit shells input to Vulcan for a manual design. These include:

- The resource block model, including surface topography.
- Overall pit slope constraints, including allowance for ramps.
- Mining costs expressed as a cost per ton mined, which can be changed by material types included within the block model.
- Processing and general and administrative (G&A) costs expressed as a cost per ore ton, which can be changed by material types included within the block model.
- Processing recovery by ore material type within the block model.
- Selling prices for each saleable product recovered.

For this study, the following inputs were used to fulfill the above requirements:

- The resource block model was supplied to BOYD for this study by Ore Reserves Engineering. The final edition was delivered on January 2, 2012.
- Pit slopes were normalized to 41° overall. This results from the design criteria discussed earlier taking into consideration emphasis on keeping ramps on the north and east faces of the pit design, which lowers the overall slope on those faces from 47° to 41° but leaving the south and west faces unchanged.
- The mining cost utilized was $2.25 per short ton ($2.04 per tonne) mined, based on earlier cost work by BOYD. This was used for all material types in the initial runs, but modifications were made in later runs to adjust mine selectivity. It should be noted that final calculated costs (see below) were actually $2.77 per short ton ($2.51 per tonne) mined. As a check, this number was input to Whittle and the resulting pit shells showed minimal changes from the ones used for design.
- The process and G&A costs supplied by Rare Element Resources (RER) based on ongoing estimations were combined to be $167.00 per ore short ton ($151.50 per ore tonne). Only oxide and oxide-carbonate material were accepted as ore producing material.
- The processing recovery assumption of 84% for oxide material was supplied by RER based on ongoing metallurgical studies. This was modified to 60% for oxide-carbonate material in recognition that that material was more difficult to process.

- Selling price was based on three-year average prices for anticipated concentrate from the Bull Hill Mine. This price was $15.92 per kilogram ($ 7.23 per pound) of concentrate which approximately equates to $275 per short-ton-unit (STU) ($249 per tonne) used for the Whittle analysis. Although Whittle allows the input of cut-off grades, runs were made without this constraint, allowing Whittle to take all material it deemed economic.

These assumed cost, price, and grade values are used by Whittle to establish individual block values for the resource model. These blocks are then extracted until breakeven economics are reached at the last, outermost margin of the extraction. This is done for a variety of price factor variations to yield a series of hypothetical shells, each representing changing economic scenarios.

The initial shells treated sulfide material as normal waste. The designs based upon these shells included some waste material that contained significant sulfide material. Sulfide content within the waste dump is undesirable. In order to minimize the sulfide content within the waste, a second set of shells were produced by assigning an extremely high mining cost to blocks containing sulfide material. This created shells, therefore, that contained very minimal sulfide materials within the waste. It was this second set that was used as a basis for the manual pit designs.

16.4 Pit Designs and Mineable Resources

The desired shells from Whittle are input to Vulcan as a starting point for the manual designs. The manual designs take into account road position and width, individual bench heights and berms, minimum mining widths, and other factors to create a pit design that is physically viable. The Vulcan manual pit limits are then input back into the resource model, and all material within the limit is accumulated to establish extractable tons and grade.

Two pit designs were completed. First, a "final" pit was designed to mine all economic measured and indicated oxide and oxide-carbonate material. This was followed by an "internal phase" within the final pit to exploit higher grades early on and minimize required stripping to reach process-grade material. Figures 16.1 and 16.2 show the results of these pit designs.

The goal of the mine design is the determination of how much material can be mined economically, and thus reported as reserves. Table 16.1 and Table 16.2 show the breakdown of mineable resources determined by the two pit designs. These mineable

resources are adjusted from the direct resource output by applying estimate mining recovery of 95% and mining dilution of 5%. Note that each table includes several types of mineable resource: Oxide High Grade (oxide material above 1.5% rare element oxides [TREO]), OXCA (oxide-carbonate material above 1.5% TREO), Oxide Stockwork (oxide material between 1% and 1.5% TREO), Low Grade Oxide (oxide material between 0.5% and 1.0% TREO), Waste and Total material.

16.5 Mining Schedule and Equipment Needs

The maximum mining rate required for targeted ore production is 28,000 stpd (25,401 tonnes) and is achieved only during the initial start-up, which includes pre-stripping.. The mining rate decreases in the first year of ore production and the required mining will slowly decrease across the 19-year mine life. Nearly one full year of pre-production stripping will be required. Appendix C shows the life-of-mine schedule for all six categories of material (Oxide High Grade, OXCA, Oxide Stockwork, Low Grade Oxide, Waste and Total). The schedule is based upon a 5-day, two 10-hour shift days, mining schedule. It is designed to produce High Grade Oxide at the rate of 1,000 processing short tons per day (907 tonnes per day) (1,400 mined short tons per day) (1,270 tonnes per day) until the amount of OXCA in the ore feed exceeds High Grade Oxide, after which OXCA at 1,000 process short tons per day (907 tonnes per day) is targeted.

Figure 16.1 – Internal Phase Pit Design


1,784,000 E
1,786,000 E
1,785,000 E
16,164,000 N
16,162,000 N
16,161,000 N
N
5900
5900
Sec 17
Sec 20
Scale (ft)
0
350
700
FIGURE 1
BEAR LODGE PROJECT
INTERNAL PHASE PIT DESIGN
Crook County, Wyoming
Prepared For
RARE ELEMENT RESOURCES
John T. Boyd Company
February 2012
Scale 1" = 350'

Figure 16.2 - Final Pit Design


1,784,000 E
1,786,000 E
1,785,000 E
16,164,000 N
16,162,000 N
16,161,000 N
6000
6200
6300
6400
N
JTB
-10%
+4.5%
5640
5640
5580
5620
5540
5760
Sec 17
Sec 20
Scale (ft)
0
350
700

FIGURE 2

BEAR LODGE PROJECT

FINAL PIT DESIGN

Crook County, Wyoming

Prepared For

RARE ELEMENT RESOURCES

JTB	John T. Boyd Company	February 2012 Scale 1" = 350'

Table 16.1 - Mine Recoverable Resources Summary - Internal Phase

Bench	Oxide High Grade (+1.5% TREO)			OXCA (+1.5% TREO)			Oxide Stockwork (+1.0% TREO)			Low Grade Oxide (+0.5% TREO)			Waste	Total
	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Tons (sh ton)
6380	-	-	-	-	-	-	-	-	-	-	-	-	25,739	25,739
6360	-	-	-	-	-	-	-	-	-	-	-	-	109,592	109,592
6340	-	-	-	-	-	-	-	-	-	-	-	-	188,315	188,315
6320	-	-	-	-	-	-	-	-	-	-	-	-	294,954	294,954
6300	-	-	-	-	-	-	-	-	-	-	-	-	382,152	382,152
6280	-	-	-	-	-	-	-	-	-	-	-	-	485,836	485,836
6260	-	-	-	-	-	-	-	-	-	-	-	-	568,944	568,944
6240	-	-	-	-	-	-	-	-	-	-	-	-	686,724	686,724
6220	-	-	-	-	-	-	-	-	-	-	-	-	791,540	791,540
6200	-	-	-	71	1.944	138	-	-	-	-	-	-	961,202	961,273
6180	4,745	2.296	10,893	213	1.920	409	1,838	1.257	2,311	7,530	0.702	5,286	1,120,187	1,134,513
6160	20,072	2.870	57,605	696	2.872	1,999	7,234	1.256	9,084	29,640	0.730	21,633	1,433,319	1,490,961
6140	42,854	4.088	175,188	1,520	3.313	5,035	19,453	1.231	23,953	80,603	0.698	56,253	1,680,409	1,824,839
6120	74,050	4.547	336,696	2,212	3.339	7,386	27,584	1.198	33,046	157,482	0.683	107,623	1,827,238	2,088,566
6100	106,217	4.567	485,134	2,690	3.538	9,517	31,906	1.167	37,249	227,146	0.682	154,904	1,827,534	2,195,493
6080	147,553	4.601	678,911	3,166	3.934	12,455	45,485	1.158	52,666	284,530	0.694	197,518	1,887,382	2,368,116
6060	190,100	4.591	872,657	4,133	3.953	16,338	71,135	1.147	81,578	344,672	0.696	240,041	1,744,329	2,354,369
6040	228,096	4.480	1,021,886	7,321	3.851	28,195	90,373	1.147	103,681	416,105	0.702	292,213	1,635,263	2,377,158
6020	255,489	4.304	1,099,704	13,078	3.644	47,652	92,856	1.156	107,357	496,640	0.706	350,393	1,367,783	2,225,846
6000	261,200	4.201	1,097,297	15,888	3.685	58,552	94,699	1.148	108,713	535,737	0.707	378,846	1,221,859	2,129,383
5980	243,600	4.110	1,001,297	17,230	4.443	76,555	92,878	1.138	105,732	558,629	0.712	397,860	988,802	1,901,139
5960	231,237	3.967	917,303	25,394	4.992	126,759	92,006	1.119	102,978	554,459	0.716	396,772	884,706	1,787,802
5940	221,278	3.760	831,921	35,210	5.200	183,098	83,590	1.115	93,199	519,029	0.717	372,102	719,317	1,578,424
5920	219,028	3.561	779,899	42,964	5.433	233,407	78,834	1.110	87,490	479,946	0.720	345,552	645,327	1,466,099
5900	197,591	3.420	675,691	56,976	5.031	286,653	75,546	1.125	84,999	418,352	0.720	301,419	520,810	1,269,275
Total	2,443,110	4.110	10,042,082	228,762	4.783	1,094,148	905,417	1.142	1,034,036	5,110,500	0.708	3,618,415	23,999,263	32,687,052

(Metric units not reported)

Table 16.2 - Mine Recoverable Resources Summary - Final Pit (Includes Internal Phase)

Bench	Oxide High Grade (+1.5% TREO)			OXCA (+1.5% TREO)			Oxide Stockwork (+1.0% TREO)			Low Grade Oxide (+0.5% TREO)			Waste	Total
	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Grade (%TREO)	Units (STU)	Tons (sh ton)	Tons (sh ton)
6,380	-	-	-	-	-	-	-	-	-	-	-	-	26,032	26,032
6,360	-	-	-	-	-	-	-	-	-	-	-	-	144,075	144,075
6,340	-	-	-	-	-	-	-	-	-	-	-	-	298,751	298,751
6,320	-	-	-	-	-	-	-	-	-	-	-	-	460,408	460,408
6,300	-	-	-	-	-	-	-	-	-	-	-	-	604,019	604,019
6,280	-	-	-	-	-	-	-	-	-	-	-	-	747,942	747,942
6,260	-	-	-	-	-	-	-	-	-	-	-	-	883,162	883,162
6,240	-	-	-	-	-	-	-	-	-	-	-	-	1,056,858	1,056,858
6,220	-	-	-	-	-	-	-	-	-	-	-	-	1,266,222	1,266,222
6,200	-	-	-	71	1.887	134	-	-	-	-	-	-	1,536,836	1,536,907
6,180	4,733	2.222	10,517	212	1.868	396	1,833	1.221	2,239	7,511	0.680	5,111	1,806,855	1,821,144
6,160	20,022	2.769	55,440	694	2.772	1,924	7,216	1.220	8,802	29,566	0.707	20,903	2,281,393	2,338,891
6,140	42,747	3.929	167,955	1,516	3.191	4,837	19,404	1.197	23,217	80,401	0.677	54,398	2,738,908	2,882,976
6,120	73,865	4.366	322,499	2,206	3.217	7,096	27,515	1.165	32,049	157,192	0.663	104,164	2,993,098	3,253,876
6,100	105,951	4.386	464,661	2,683	3.406	9,137	31,826	1.136	36,144	228,704	0.660	151,026	3,077,234	3,446,398
6,080	147,406	4.414	650,602	3,158	3.782	11,945	45,705	1.126	51,478	291,015	0.672	195,440	3,189,386	3,676,670
6,060	190,689	4.393	837,642	4,123	3.800	15,668	73,560	1.117	82,146	355,758	0.675	240,179	3,111,050	3,735,180
6,040	230,048	4.276	983,730	7,303	3.703	27,046	91,901	1.116	102,552	434,028	0.683	296,501	3,037,705	3,800,985
6,020	258,228	4.107	1,060,628	13,045	3.506	45,735	93,731	1.124	105,349	517,960	0.686	355,466	2,815,871	3,698,835
6,000	265,000	4.004	1,060,992	15,848	3.546	56,190	95,816	1.116	106,930	556,740	0.688	383,104	2,698,300	3,631,704
5,980	248,067	3.915	971,099	17,187	4.267	73,341	94,634	1.107	104,797	580,946	0.693	402,485	2,466,284	3,407,118
5,960	238,372	3.770	898,602	25,331	4.790	121,326	94,726	1.090	103,246	589,849	0.695	410,101	2,324,719	3,272,997
5,940	233,094	3.557	829,177	35,122	4.988	175,197	91,546	1.086	99,422	568,735	0.696	396,015	2,117,992	3,046,489
5,920	234,884	3.381	794,110	42,857	5.210	223,267	88,116	1.083	95,417	539,339	0.699	377,037	2,012,122	2,917,318
5,900	215,311	3.297	709,905	56,834	4.827	274,350	91,666	1.096	100,477	506,265	0.699	354,108	1,829,152	2,699,228
5,880	191,355	3.267	625,093	77,646	4.375	339,679	92,232	1.105	101,936	482,139	0.699	337,185	1,731,365	2,574,737
5,860	156,327	3.211	501,956	115,938	3.880	449,828	86,639	1.113	96,389	451,505	0.699	315,680	1,555,900	2,366,309
5,840	137,052	3.149	431,591	147,431	3.678	542,303	84,149	1.114	93,755	408,020	0.690	281,405	1,471,055	2,247,707
5,820	118,257	3.043	359,831	170,296	3.643	620,350	81,103	1.115	90,443	361,533	0.681	246,202	1,315,404	2,046,593
5,800	99,609	2.940	292,825	187,099	3.632	679,579	72,989	1.120	81,739	330,197	0.674	222,467	1,243,996	1,933,890
5,780	81,949	2.963	242,850	209,289	3.544	741,808	64,478	1.120	72,206	266,751	0.670	178,679	1,115,822	1,738,289
5,760	63,450	3.187	202,187	207,599	3.477	721,733	50,394	1.116	56,256	220,460	0.674	148,629	1,056,509	1,598,412
5,740	51,877	3.333	172,887	203,111	3.410	692,508	31,618	1.118	35,356	178,422	0.679	121,188	946,856	1,411,884
5,720	36,792	3.476	127,885	201,678	3.307	666,902	24,036	1.124	27,026	145,642	0.669	97,437	905,701	1,313,849
5,700	22,174	3.643	80,787	202,930	3.255	660,571	20,633	1.109	22,883	106,826	0.671	71,673	793,291	1,145,854
5,680	14,157	3.368	47,677	195,292	3.250	634,696	14,186	1.103	15,644	72,459	0.682	49,406	759,346	1,055,440
5,660	6,072	3.337	20,265	179,561	3.226	579,283	7,804	1.074	8,383	34,226	0.690	23,614	671,508	899,171
5,640	2,245	2.149	4,825	156,681	3.140	492,020	2,854	1.069	3,052	8,079	0.698	5,643	580,544	750,403
5,620	-	-	-	132,862	3.094	411,122	-	-	-	-	-	-	382,470	515,332
5,600	-	-	-	102,946	3.164	325,704	-	-	-	-	-	-	286,873	389,819
5,580	-	-	-	75,375	3.224	242,984	-	-	-	-	-	-	198,257	273,632
5,560	-	-	-	39,632	3.261	129,238	-	-	-	-	-	-	146,678	186,310
5540	-	-	-	8,150	3.772	30,739	-	-	-	-	-	-	29,908	38,058
Total	3,489,733	3.705	12,928,218	2,841,706	3.522	10,008,636	1,582,310	1.112	1,759,333	8,510,268	0.687	5,845,246	60,715,857	77,139,874

(Metric units not reported)

Table 16.3 presents the equipment required for the production schedule.

Table 16.3 - Production Equipment

Production Equipment	Size	Required
Front Shovel	21 yd^3	2
Front End Loader	19 yd^3	1
Front End Loader	9 yd^3	2
Haul Truck	78 yd^3	9
Rotary Drill	8" x 26'	2
Dozers	580 hp	3
Grader	16 ft. blade	2
Water Truck	18,000 gallons	1
Track Drill w/ Compressor	250 cfm	1
Portable Lights	4 x 1000 watt	4
Submersible Pumps	570 gpm	3
Fuel and Lube Truck	Unit	1
Mechanic Service Truck	Unit	1
Tire Truck	Unit	1
Worker Transport Vans	Unit	2
Pickup Trucks	Unit	7

(Metric units not reported)

These numbers assume that all major equipment will be available and in operation 80% of the scheduled operating hours for the mine. The mine will be operated 5 days per week, 20 hours per day. In addition to the above equipment, other capital items will be needed for mine support. They are presented in Table 16.4.

Table 16.4 - Capital Items

Capital Items	Size	Required
Mine Shop	25,000 ft^2	1
Overhead Crane	20-ton	1
Tools & Equipment	Allowance	Lot
Office, change & warehouse	6,000 ft^2	1
Furnishings	Allowance	Lot
Explosive Storage Bin	50-ton	1
Explosive Magazine	Unit	1
Fuel Storage Tanks	20,000 gallons	2
Piping	6" x 2000'	Lot
Parts Inventory	30 days	Lot

(Metric units not reported)

The capital costs of both equipment and support items are reported in Chapter 21. It was assumed that each piece of mobile equipment would be rebuilt according to the manufacturers' specifications and after two rebuilds, the equipment would be replaced. Replacement capital has been included in the mining capital cost estimate.

16.6 Personnel Requirements and Mining Costs

The projected personnel requirement totals 48 hourly workers and 19 salaried personnel for a total of 67. The hourly workforce contains 29 operational workers, distributed as presented in Table 16.5.

Table 16.5 - Hourly Workforce

Category	Number
Shovel/Loader Operators	5
Truck Drivers	12
Drillers	3
Dozer/Grader Operators	5
Training and Absentee	4
Total	29

Similarly, the maintenance hourly workforce of 19, is distributed as presented in Table 16.6.

Table 16.6 - Maintenance Hourly Workforce

Category	Number
Heavy Equipment Mechanics	8
Truck Mechanics	4
Light Vehicle Mechanics	1
Fuel/Lube	2
Tire Technician	1
Electrician	1
Training and Absentee	2
Total	19

The salaried personnel requirements are distributed as presented in Table 16.7.

Table 16.7 - Salaried Personnel

Category	Number
Manager	1
General Foreman	1
Shift Boss	4
Mine Engineer	1
Ore Control/Geology	2
Surveyors	2
Clerk	1
Secretary	1
Security	4
Warehouse	2
Total	19

Operating costs were developed using equipment operating costs and consumptions and associated labor costs. The total mining cost thus developed is $2.77 per short ton ($2.51/tonne) of material mined. (Refer to Section 21 – Capital and Operating Costs for more detail on the capital and on the operating costs.)

16.7 Waste Rock Dump Design

Over the life of mine, 68.5 million dry short tons (62.1 million tonnes) of waste rock will be generated. This includes 60.4 million short tons (54.8 million tonnes) of direct mined waste, 1.3 million short tons (1.2 million tonnes) of screen reject from Oxide Stockwork processing, and 6.8 million short tons (6.2 million tonnes) of screen reject from Low Grade Oxide processing. A waste rock dump site situated within Section 16 east of the mine has been designed to accommodate the direct mine waste and the Low Grade reject material will be placed in a stockpile located East of the PUG facility. This design holds approximately 70 million short tons (63.5 million tonnes) of waste rock and has a footprint extending over 436 acres (176 hectares). Figure 18.3, following this text, shows this design, including the main access ramp on the south side of the dump area. The design shows 2.5 horizontal to vertical lift faces that would be reclaimable. These faces would be developed from an angle of repose of approximately 1.4 horizontal to vertical faces by dozing after active dumping on a face is completed.

The overall design components of the waste rock dump will include foundation preparation, an underdrain collection system, and water management structures. Foundation preparation will involve cutting and removing trees and underbrush, removal of topsoil for reclamation and removal of any unsuitable material from selected zones for slope stability purposes. The underdrain collection system will be installed within the footprint of waste rock dump to intercept water from naturally occurring seeps and springs and seepage from the dump. Perimeter slope runoff collection ditches would be constructed around the waste rock dump to reduce impacts to natural drainages. These would discharge through sediment control basins at low points along the ditch alignment. Benching of the dump faces and side slope drainage channels would be adopted to reduce erosion from the waste rock dump. The details of these design elements have been completed by others and are not included here.

Figure 16.3 - Waste Dump Design



Section 16
5800
5900
6000
6100
6200
6300
5700
FIGURE 3
BEAR LODGE PROJECT
WASTE DUMP DESIGN
Crook County, Wyoming
Prepared For
RARE ELEMENT RESOURCES
John T. Boyd Company
February 2012
Scale 1" = 1,000'

17 Recovery Methods

17.1 Process Summary

The Rare Earth processing facility is designed with two distinct unit operations, a Physical Upgrading (PUG) plant, which is designed to maximize the rare earth content into a pre-concentrate; and a Hydrometallurgical plant (Hydromet), which is designed to extract the rare earths and produce a concentrate. Production flexibility is incorporated into the designs to accommodate ore variability and market demands.

The PUG process employs a series of crushing, attritioning, washing and screening methods to concentrate the RE fines and reduce the physical mass. Harder stockwork ores are used as the attritioning media to break up the clay-like oxide ores. As discussed in Chapter 8, Deposit Types, there are areas of the Bull Hill Mine that contain variable amounts of weathered oxide ores and other areas that contain intermittent stockwork. Each of these ore types have a different upgrade percentage and mass reduction in the PUG circuit.

Because the mining plan will encounter each of these ore types within any given bench, the PUG circuit has the ability to process a 1,000 short tons (907 tonnes) per day of high grade oxide and 1,000short tons (907 tonnes) per day of oxide carbonate and stockwork ores. These product streams will combine to produce pre-concentrate with a production rate of 188 short tons (170 tonnes) per day. The PUG processing strategy is to maximize the RE grade and recovery, and minimize the mass or tonnage of the pre-concentrate that is transported to the Hydromet plant.

The Hydromet plant is designed with two parallel circuits in order to process this range of pre-concentrate production. The REO production rate will be 10,400 short tons (9,433 tonnes) per year. The Hydromet process uses hydrochloric acid to leach the REE from the concentrate. Iron is then precipitated from the solution, and calcium and manganese extracted by ion exchange. The REE are finally precipitated as carbonates using sodium carbonate. The hydrochloric acid is regenerated using sulfuric acid, and concentrated by distillation.

17.2 Preliminary Design Basis

17.2.1 Plant Design Basis

The purpose of the preliminary Design Basis is to establish the key design parameters that are to be used for the next stages of project development.

17.2.1.1 Production Capacity

A) Physical Upgrade Plant

The PUG Plant has the ability to process 2,000 dry short tons (1,814 dry tonnes) per day, depending on ore variability, and have a nominal processing rate of 975 dry short tons (885 dry tonnes) per day (350,856 dry short tons per year) (318,226 dry tonnes per year) of run of mine ore.

B) Hydromet Plant

The Hydromet Plant is designed to process 188 dry short tons per day (67,842 dry short tons per year) (61,533 dry tonnes per year) of pre-concentrate.

17.2.1.2 Product Specifications

A) Physical Upgrade Plant

The pre-concentrate produced by the PUG will have a Total Rare Earth Elements (TREE) content of 14%. The production rate will be 188 dry short tons (170 dry tonnes) per day with a moisture content of 10% on a weight basis.

B) Hydromet Plant

The rare earth carbonate concentrate produced by the Hydromet Plant will have an approximate rare earth equivalent content of 45%. The typical expected rare earth elements distribution in the carbonate concentrate is shown in Table 17.1.

Table 17.1 - Rare Earth Carbonate Concentrate Product Elemental Distribution

Element	Distribution		
Y	1.10%	-	2.16%
La	27.70%	-	33.80%
Ce	43.10%	-	48.60%
Pr	4.20%	-	7.30%
Nd	13.40%	-	18.10%
Sm	1.80%	-	2.10%
Er	0.11%	-	0.15%
Eu	0.40%	-	0.55%
Gd	1.03%	-	1.42%
Tb	0.09%	-	0.13%
Dy	0.45%	-	0.62%

17.2.2 Process Design Basis

17.2.2.1 Feedstock

A) Physical Upgrade Plant

I. Run of Mine

The Physical Upgrade Plant has the ability for processing 2,000 dry short tons (1,814 dry tonnes) per day of ore from the mine, depending on ore variability. Four types of ore will be present: a high grade ore, oxide carbonate (OxCa) ore, stockwork ore and low grade ore.

The high grade and OxCa ores will be stockpiles at the PUG site while the stockwork and the low grade ore will be stockpiled east of the PUG area.

II. Flocculent

72 pounds (32.8 kilograms) per day of flocculent will be added, based on the production rate, to increase the separation efficiency of the solid particles from the water medium. The type of flocculent used will be a medium to high molecular weight, non-ionic polyacrylamide type. The flocculent consumption rate is 0.34 pounds (0.15 kilogram) per short ton of dry pre-concentrate thickener feed.

III. Electricity

The expected power consumption for the PUG is 3,045 kW. Table 17.2 presents the electrical consumption of the PUG by area.

Table 17.2 - PUG Plant Power Consumption by Area

Power Area	Installed kW	Operating kW
Crushing Circuit	836	217
Stockwork Washing Circuit	293	101
Secondary Crusher Circuit	145	53
High Grade Washing Circuit	218	59
Dewatering Circuit	10,682	2,298
Pre-Concentrate Load-Out	17	4
Utilities and Services	655	169
Buildings	600	144
Total	**13,446**	**3,045**

The main power consumer is the flash dryer located in the dewatering area.

IV. Water

Table 17.3 presents the PUG water balance.

Table 17.3 – PUG Plant Water Balance

Water Balance	stpd	stpy	usgpm
<u>Supply</u>			
Water Wells	1,427	513,720	250
<u>Consumption</u>			
PUG Plant	237	85,284	42
Mine Truck Wash and Dust Control	1,190	428,436	209

(Metric units not reported)

B) Hydromet Plant

I. Pre-Concentrate

The Hydromet Plant is designed to process 188 short tons (170 tonnes) per day of pre-concentrate. Tables 17.4 and 17.5 present respectively the Hydromet feed elemental distribution and the rare earth element distribution within the rare earth elements group.

Table 17.4 – Hydromet Plant Feed Elemental Distribution

Element	Distribution
REE	14.08%
Fe	11.35%
Mn	5.19%
Th	0.23%
U	0.02%
Others	69.13%

Table 17.5 – Rare Earth Elements Distribution

Element	Distribution
Ce	42.883%
La	31.807%
Nd	14.180%
Pr	4.683%
Y	2.157%
Sm	1.842%
Gd	1.210%
Dy	0.526%
Eu	0.474%
Er	0.132%
Tb	0.105%

II. Hydromet Plant Reagents Consumption

Table 17.6 presents the Hydromet reagents consumption.

Table 17.6 – Hydromet Plant Reagents Consumption

Reagent	Consumption		Ratio to Pre-Conc. Feed	Usage
	stpd	stpy		
Hydrochloric Acid**	151	54,274	0.8	Pre-concentrate leach
	5	1,798	0.03	Ion exchange column regeneration
Sulfuric Acid	213	76,720	1.13	Hydrochloric acid regeneration
Sodium Carbonate	183	66,059	0.97	Neutralization of the leach solution and precipitation of the rare-earth carbonates
Sodium Chloride	37	13,427	0.2	Hydrochloric acid regeneration
Sodium Sulfite	23	8,266	0.12	Chlorine removal
Sodium Hydroxide (50%w)	29	10,534	0.16	Chlorine removal

(Metric units not reported)

**: The hydrochloric acid consumption is shown on 100% HCl basis.

III. Electricity

The expected power consumption for the Hydromet Plant is 678 kW. Table 17.7 presents the electrical consumption of the Hydromet by area.

Table 17.7 – Hydromet Plant Power Consumption by Area

Power Area	Installed kW	Operating kW
Leach Unit Feed	154	71
Leaching	157	45
Reagents Storage Systems	125	28
Neutralization	365	117
Ion Exchange	56	26
Precipitation	159	51
Sodium Carbonate Handling	450	105
HCl Regeneration	224	104
HCl Regeneration Storage Systems	90	33
Utilities and Services	224	52
Water Storage	15	3
Buildings	150	43
Total	**3,646**	**678**

IV. Natural Gas

The expected natural gas consumption for the Hydromet Plant is 352 MM ft^3 (9.97 MM m^3) Natural gas will be used as the primary energy source for the hydrochloric acid regeneration process. This process involves the distillation of the hydrochloric acid, requiring a large amount of energy.

V. Water

Table 17.8 presents the Hydromet water balance.

Table 17.8 – Hydromet Plant Water Balance

Water Balance	stpd	stpy	usgpm
Supply			
Upton Industrial Park	240	86,400	40
Tailings Storage Facility Water	240	86,400	40
HCl Regeneration Unit	563	202,680	95
Consumption			
Unit 200 - Leach Unit	194	69,840	32
Unit 300 - Neutralization and Precipitation	370	133,200	60
Unit 350 - HCl Regeneration Unit	480	172,800	80

(Metric units not reported)

17.2.2.2 Operating Factor

The operating factor is defined below;

Operating Factor = Operating-time x Capacity Utilization where:

- Operating-time: number of operating hours per year.
- Capacity Utilization: average annual percentage of design capacity achieved when operating.

Operating-time incorporates both planned and unplanned maintenance and hours lost when the process chemistry deviates from its design.

Capacity utilization accounts for lower than nameplate production during ramp-up and ramp-down around shut-downs and limitations on one area caused by dependency on adjacent areas.

An Operating Factor of 93.7%, or the equivalent of 342 days of operation per year was requested by Rare Element Resources for the PUG.

An Operating Factor of 98.6%, or the equivalent of 360 days of operation per year was requested by Rare Element Resources for the Hydromet Plant.

The Operating Factor is equivalent to the annual production of saleable product divided by the theoretical annual production of the plant operating at its design rate for 8,760 hours per annum.

17.2.2.3 Storage Capacities

A) Physical Upgrade Plant

I. Run of Mine

Three stockpile areas will be installed upstream of the PUG Feed Hopper to accommodate mine schedule and ore type crushed. Two of these stockpiles areas (high-grade and OxCa) will have a diameter of 300 feet (91 meters) and will be located near the Jaw crusher Feed Hopper. The third stockpile area will be used for storage of the stockwork and low grade ore will have a capacity of 1.6 million short tons (1.45 million tonnes) of stockwork and 8.6 million short tons (7.8 million tonnes) of low grade ore.

II. Surge Storage Capacities

The crushed ore will be stockpiled by grade (high grade, OxCa and stockwork) on the PUG site to accommodate unplanned downtime.

A) Hydromet Plant

I. Surge Storage Capacities

The Hydromet Plant surge storage capacities are designed to accommodate transportation delays between the source of the product and the Hydromet

Transportation delays are expected from bad weather during the winter.

In the event a surge storage capacity proves to be insufficient; the Hydromet Plant throughput will be reduced to maintain the operation while the surge storage capacity is replenished.

17.2.2.4 Control and Automation

The PUG and Hydromet Plants will be semi-automated. All equipment and stream flows will be automated and primarily controlled from the control room. Local controls will also be installed where required. Laboratory technicians will manually perform chemical analyses such as rare earth product element distribution and tailings elemental distribution.

Measurements such as pH will be automated, but a constant manual validation of the instruments will be required to ensure the proper processing of the rare earths.

A data historian system connected to the DCS will enable the collection of data centrally from across the plant.

17.2.3 Radionuclides

Two radionuclides elements (thorium and uranium) are present in the Bull Hill mine mineralization. These radionuclides will report to the pre-concentrate at a maximum combined concentration below 0.25%.

Once processed in the Hydromet, the combined radionuclides content reporting to the tailings storage facility will be below 0.1%.

The radionuclide content reporting to the rare earth carbonate concentrate is currently estimated at levels below 0.001%. Further testing will be required to evaluate the exact concentration in radionuclides. This concentration is not expected to exceed 0.001%. The current beneficiation and tailings disposal methods will result in a low radionuclide level that meet the current regulatory guidelines.

17.3 Process Description

The Physical Upgrade Plant and Hydromet Plant Process Flow Diagrams are available in Appendix D.

17.3.1 Unit 100 – Physical Upgrade Plant

The PUG process is designed to produce a rare earth oxide pre-concentrate by a sequence of crushing, washing, screening and dewatering units. PUG Pre-concentrate will be sent to the hydromet plant for further processing.

The run of mine ore is stockpiled (100-STO-001/002) by grade and mineralization (high grade, oxide carbonate and stockwork) prior to the crushing circuit. The stockpiles are individually reclaimed to feed the plant through the dump hopper (100-HOP-001). The feed is transferred from the hopper to the open circuit jaw crusher (100-JCR-001) by a vibrating grizzly feeder (100-GRF-001). An electromagnet (100-BMA-001) is installed at the end of the crusher discharge conveyor (100-CVO-001) to remove tramp metal, which may damage downstream equipment. The crusher discharge is screened to minus 3-inch (7.6 centimeter) on a vibrating screen (100-VIS-001). The oversize material, which contains a low REO grade, is transferred to the reject stockpile (100-STO-003). The screen undersize is subsequently sent to the high grade crushed ore stockpile (100-STO-007) or the stockwork crushed ore stockpile (100-STO-006), depending on the grade of material being crushed. Both stockpiles have a capacity of at least 24 hours of PUG operation.

The high grade crushed ore is reclaimed from the stockpile by two belt feeders (100-BLF-002 A/B) and conveyed to the secondary crusher (120-CCR-001), operating in close circuit with a wet vibrating screen (120-VIS-003). The minus half-inch material flows from the screen underflow to the HG drum scrubber (130-SCR-002). The drum scrubber dislodges fine REO minerals from the gangue in the ores. Next, the drum scrubber discharge is screened by a trommel screen (130-TRS-002) with an opening of 10-mesh (1.7 millimeter). The screen oversize is fed to the LG drum scrubber (110-SCR-001) for further washing. The trommel screen undersize is pumped to the DSM screen (130-VIS-004). The undersize of the DSM screen is pumped to the pre-concentrate dewatering area and the oversize is recycled to the LG drum scrubber.

The stockwork crushed ore is reclaimed from the stockpile by two belt feeders (100-BLF-001 A/B). The material is conveyed to the LG drum scrubber where it is mixed with the HG trommel screen oversize in the feed chute of the drum scrubber. The drum scrubber discharge is screened by a trommel screen (110-TRS-001) with an opening of 48-mesh (0.3 millimeter). The screen oversize flows to a 10-mesh (1.7 millimeter) opening vibrating screen. The 10 - x 48-mesh (1.7 x 0.3 millimeter) is recycled to the LG drum scrubber for further washing. The plus 10-mesh (1.7 millimeter) is transferred to the LG reject stockpile. The minus 48-mesh (0.3 millimeter) from the trommel screen is pumped to the HG drum scrubber discharge pump box prior the DSM screen. The DSM oversize is returned to the LG Drum Scrubber.

The DSM screen undersize is pumped to the PUG pre-concentrate thickener (140-THK-001) to recover water and increase slurry density to 50% w/w before filtering. The underflow is pumped to the press filters (140-FPR-001 A/B/C) to further decrease the pre-concentrate moisture to 25% on a weight basis prior to drying it in a Flash Dryer (140-DRY-001) to achieve 10% by weight moisture. The dry pre-concentrate is then shipped to the Hydromet plant by truck.

Instrumentation will be installed in the PUG to provide quantitative information on the plant operation (flow rates, temperatures, production rate, etc.)

17.3.2 Unit 200 – Leach

17.3.2.1 Description

The Leach Unit is designed to leach the rare earth compounds from the pre-concentrate material using hydrochloric acid.

Upon arrival at the Hydromet plant, the pre-concentrate transport trucks are emptied in the underground chute (200-CHU-001) and conveyed (200-CVO-001 & 002) to the pre-concentrate feed silos (200-SIL-001A/B). The pre-concentrate is then conveyed (200-CVO-003A/B & 004A/B) to the leach reactors trains (200-REA-001 to 004 A/B). The dust generated in the conveying process is controlled using bin vents and bag houses with standard cartridges at every transfer / drop point.

The leach reactors are organized in 2 rows of 4 agitated reactors in series. Each row is independent and both rows can be operated in parallel as required. The slurry flows through the leach reactors by overflow. The overflow of the last leach reactor in each row is sent to the neutralization reactors (300-REA-001A/B/C/D) by overflow.

A two stage scrubbing system (200-SCR-002 & 003) installed in the leach unit is used to recover any chlorine gas or hydrochloric acid gas from the discharge of the leach reactors. This scrubbing system is used to prevent harmful gases from being released to the atmosphere.

The first stage of the scrubbing system uses a solution of sodium sulfite and sodium hydroxide. The sodium sulfite is used to convert the chlorine gas to sodium sulfate and hydrochloric acid gas while the sodium hydroxide reacts with the hydrochloric acid and prevents the release of SO_2. The second scrubbing stage consists of a water scrubber, which is used to remove any trace of hydrochloric acid or chlorine that could be entrained in the first scrubber gas discharge.

Instrumentation will be installed in the Hydromet to provide quantitative information on the plant operation (flow rates, temperatures, pH, production rate, etc.)

17.3.2.2 Chemistry

A) Leach reactors

I. Rare Earth Oxides

$$RE_2O_3 + 6*HCl \rightarrow 2*RECl_3 + 3*H_2O$$

Reaction Extent: 98.5%

In the above reaction, RE is a rare earth element or Yttrium present in the pre-concentrate.

II. Iron (III) Oxide

$$Fe_2O_3 + 6*HCl \rightarrow 2*FeCl_3 + 3*H_2O$$

Reaction Extent: 98.5%

The extent of the iron oxide leaching reaction is assumed to have the same efficiency as that of the rare earths.

III. Carbonates

$$\Psi CO_3 + 2*HCl \rightarrow \Psi Cl_2 + CO_2 + H_2O$$

Reaction Extent: 100%

Ψ is a cation present in the pre-concentrate.

Although a +2 valence cation is shown, the exact composition of the carbonates was not analyzed. Any cation valence could be present in the pre-concentrate. Therefore, the chemical reaction is for illustration purposes only.

IV. Thorium Oxide

Testing results have shown that the thorium oxide compound is not leached by hydrochloric acid under the current leach unit operating conditions and is sent to the Tailings Storage Facility.

V. Uranium Oxide

$$U_3O_8 + 4*HCl \rightarrow 2*UO_2Cl_2 + UO_2 + 2*H_2O$$

Reaction Extent: 20.7%

Testing results have shown that uranium oxide is partly leached by hydrochloric acid, and could be reporting to the rare earth carbonate product or to the tailings as sulfate. However, because of the very low concentrations in uranium oxide, more testing will be required to identify precisely its distribution across the Hydromet effluents.

VI. Low concentration Elements

$$MnO_2 + 4*HCl \rightarrow MnCl_2 + Cl_2 + 2*H_2O$$
$$CaO + 2*HCl \rightarrow CaCl_2 + H_2O$$

Reaction Extent: 100%

The 2 elements above are present in low concentrations in the pre-concentrate. Because of their low impact on the overall project, the leaching reaction is assumed to have a reaction extent of 100%.

VII. Other Elements

Other elements such as Aluminum, Barium, Magnesium, Lead, Copper and Gold are present at low to very low concentration levels in the pre-concentrate. Testing has shown that these elements (excluding gold) are partly leached by hydrochloric acid. The leached elements report partly to the rare earth concentrate, and partly to the sulfate sludge. The non-leached elements are present in the iron hydroxide precipitate and report directly to the tailings.

B) Sodium Sulfite Scrubber

$$Cl_2 + Na_2SO_3 + H_2O \rightarrow Na_2SO_4 + 2*HCl$$
$$HCl + NaOH \rightarrow NaCl + H_2O$$

Reactions Extents: 100%

Sodium hydroxide is injected in the Sodium Sulfite Scrubber to maintain the pH of the scrubbing solution slightly above 7. A lower pH would allow a reaction between hydrochloric acid and sodium sulfite, releasing sulfur dioxide to the atmosphere while a higher pH would capture the carbon dioxide present in the gas stream.

C) Water Scrubber

The Water Scrubber acts as a safety scrubber if some chlorine doesn't react with the sodium sulfite. It will contain a small concentration of sodium sulfite and will have a pH slightly above 7.

17.3.2.3 FACTSage Modeling

A FACTSage calculation of the leach reaction was done using the Gibbs free energy minimization module. In addition, leach reaction calculations were done using the reaction module. The calculations show that the leach reactions are exothermic and that the reaction equilibrium constant is leaning toward a complete reaction. The FACTSage calculation supports the data obtained from experiment.

However, the FACTSage calculation should only be used as a general guideline because it is a theoretical model, and does not consider the reaction kinetics. Factors such as variations in the mineralization and influence of other elements in the system were not considered.

17.3.3 Unit 300 – Neutralization and Precipitation

17.3.3.1 Description

The Neutralization and Precipitation Unit is designed to selectively precipitate the rare earth as carbonates from the leach solution.

The first stage of the Neutralization and Precipitation Unit is a partial neutralization of the leach solution using sodium carbonate to precipitate the iron ions as goethite in the neutralization reactors (300-REA-001A/B/C/D).

The goethite is filtered on the belt filter (300-BLF-001 A/B), and the filtrate is sent to the precipitation reactors (300-REA-002 A/B/C/D) through the Ion Exchange Unit (300-CIE-001). The cake is sent to a mixing equipment (300-PUM-001) where it is combined with the sodium sulfate from the Acid Regeneration Unit and sent to the tailings.

The Ion Exchange Unit selectively removes all +2 valence ions (calcium and manganese) while allowing the monovalent ions (sodium, potassium) and the rare-earth ions to pass through.

The precipitation reactors use sodium carbonate to precipitate the rare earth ions as mixed rare earth carbonates. The slurry is then filtered on the belt filter (300-

BLF-002), and the filtrate is sent to the Acid Regeneration Unit. The cake containing the valuable rare earth carbonate product is bagged, and shipped.

17.3.3.2 Chemistry

A) Neutralization Reactors

I. Acid Neutralization

$$2*HCl + Na_2CO_3 \rightarrow 2*NaCl + CO_2 + H_2O$$

Reaction Extent: 100%

II. Iron Precipitation

$$2*FeCl_3 + 3*Na_2CO_3 + H_2O \rightarrow 2*FeOOH + 6*NaCl + 3*CO_2$$

Reaction Extent: 100%

Under designed operating conditions (1 atm and >194 ^{0}F), goethite (FeOOH) will be precipitated instead or iron hydroxide (Fe(OH)3).

III. Rare-Earth Precipitation

Testing has shown that a small portion (less than 5%) of the rare earth ions is lost to the iron precipitate. It is unclear at this stage if this is due to the ions being encapsulated in the goethite matrix, or to localized variations in the pH of the solution. Further studies on the precipitation reaction are expected to increase the recovery of this reaction.

B) Ion Exchange Unit

I. Calcium and Manganese Ion Exchange

$$R\text{-}HH + \Psi^{2+} + 2*H_2O \rightarrow R\text{-}\Psi + 2*H_3O^+$$

ψ is a +2 valence cation present in the neutralized solution. The two major +2 valence ions that will be present in the neutralized solution will be calcium and manganese.

II. Ion Exchange Unit Regeneration

$$R\text{-}\Psi + 2*H_3O^+ \rightarrow R\text{-}HH + \Psi^{2+} + 2*H_2O$$

ψ is a +2 valence cation adsorbed on the resin.

C) Precipitation Reactors

I. Rare Earth Carbonates Precipitation

$$2*RECl_3 + 3*Na_2CO_3 \rightarrow RE_2(CO_3)_3 + 3*CO_2 + 6*NaCl$$

Other ions will also precipitate as carbonates and reduce the rare earth carbonate concentration in the rare earth carbonate product. The final carbonate product will also contain residual sodium carbonate.

17.3.3.3 FactSAGE Modeling

A FACTSage calculation of the neutralization reaction was done using the Gibbs free energy minimization module. In addition, neutralization reaction calculations were done using the reaction module. The calculations show that the neutralization reactions are exothermic and that the reaction equilibrium constant is leaning toward a complete reaction. The FACTSage calculation supports the data obtained from experiment.

The FACTSage model also predicts that all the iron ions should precipitate at a pH of 2.89 while no rare earth ions should precipitate.

However, the FACTSage calculation should only be used as a general guideline because it is a theoretical model, and does not consider the reaction kinetics. Factors such as variations in the mineralization and influence of other elements in the system were not considered.

17.3.3.4 Operation Sequence

The typical operation sequence of the Neutralization and Precipitation Unit will be:

1. An available neutralization reactor is selected.
2. The reactor starts to fill from the overflow of the leach reactors.
3. When the level reaches the minimum agitation level, the agitator is started.
4. Sodium Carbonate is added to the reactor at a ratio based on the flow rate and on the pH of the leach reactor solution.
5. When the neutralization reactor is filled to its designed capacity, the overflow of the leach reactor is redirected to another available neutralization reactor.
6. Sodium carbonate is added over 2 hours to reach an equilibrium pH of 3, and precipitate the iron ions as goethite.
7. After the two hours of reaction time, an available precipitation reactor is selected.
8. The neutralization reactor is emptied on the neutralization belt filter.
9. The filtrate is sent to the selected precipitation reactor through the Ion Exchange Unit.
10. When the level reaches the minimum agitation level, the agitator is started.
11. Sodium Carbonate is added to the reactor at a ratio based on the flow rate of the neutralization filtrate.
12. When the precipitation reactor is filled to its designed capacity, the neutralization filtrate is redirected to another available precipitation reactor.
13. Sodium carbonate is added over 2 hours to reach an equilibrium pH of 6, and precipitate the rare earth ions as rare earth carbonates.
14. The precipitation reactor is emptied on the rare earth product belt filter.
15. The filtrate is sent to the Hydrochloric Acid Regeneration Unit while the cake is bagged for shipment.

17.3.4 Unit 350 – Hydrochloric Acid Regeneration

The Hydrochloric Acid Regeneration Unit is designed to generate hydrochloric acid from the chloride ions in the precipitation filtrate solution.

The first stage of the Hydrochloric Acid Regeneration Unit is the production of hydrochloric acid using sulfuric acid. The sodium chloride solution is mixed with sulfuric acid to generate sodium sulfate and hydrochloric acid. The solution is then

sent to a boiler where the vapor is sent to a distillation column to concentrate the hydrochloric acid to its atmospheric azeotrope of 20.2% of hydrochloric acid. The sodium sulfate precipitating from the boiling solution is then filtered, combined with the goethite precipitate and sent to the tailings.

17.3.4.1 Chemistry

A) Hydrochloric Acid Regeneration

$$2*NaCl + H_2SO_4 \rightarrow 2*Na_2SO_4 + 2*HCl$$

Reaction Extent: 100%

All other chlorides will also follow the same chemistry. Low concentrations of other chlorides are expected but will not have a significant impact in this process.

17.3.5 Unit 400 – Utilities

17.3.5.1 Water Supply Facilities

A) Physical Upgrade Plant

I. Raw/Fire Water

A Raw/Fire water tank of 135,670 gallons (513.6 m^3) will be installed at the PUG to supply raw water to the process and water to the fire protection system. The raw water will be used for flocculant preparation, gland seal water pump and for truck wash, dust control, and auxiliaries. The water supply will be provided by a raw water well.

A minimum level will be maintained in the Raw/Fire water tank to provide sufficient fire water protection.

II. Process Water

A process water tank of 30,300 gallons (114.7 m^3) will be installed at the PUG to supply process water as required. The process water tank will be supplied from the PUG Thickener overflow and from raw water make-up.

B) Hydromet Plant

I. Process Water/Gland Seal Water/Potable Water/Fire Water

A process water tank of 77,700 gallons (294.1 m^3) will be installed at the Hydromet Plant to supply water to the various users. The tank will be filled by the condensate from the Hydrochloric Acid Regeneration Unit, and by fresh water from the city of Upton, WY.

Gland seal water, potable water and fire water network will be directly connected to the Hydromet water supply.

17.3.5.2 Compressed Air Supply Facilities

A) Physical Upgrade Plant

Compressed air will be provided by three rotary screw compressors, two in operation and one in stand-by. Compressed air package will also include two receivers, one for plant air, one for dry instrument air, and one air heatless desiccant air dryer.

B) Hydromet Plant

Compressed air will be provided by three rotary screw compressors, two in operation and one in stand-by. Compressed air package will also include two receivers, one for plant air, one for dry instrument air, and one air heatless desiccant air dryer.

18 Project Infrastructure

(Refer to Appendix E – Site Plan and General Arrangement Drawings)

18.1 Physical Upgrade Plant

18.1.1 Access and Site Roads

A Preliminary study on the Bull Hill access roads has been completed by Stetson Engineering. The study has revealed that the Miller Creek Road (Figure 18.1) is the preferred alternative access route used to enter the Physical Upgrade Plant (PUG) and the mine site. An alternative access route is the Warren Peak Road (Figure 18.2), but selecting this option may have significant environmental and safety impacts.

The main access to the PUG is designed with a gate and will be controlled by the main guard post. This access leads to a parking area and to a network of access roads that enables circulation around the facility.

All roads will be maintained by RER personnel with chemical dust control. Pre-concentrate haul trucks will be fitted with GPS to monitor vehicle speed and locations.

18.1.2 Communications

A reliable, state-of-the art communication system will be installed at the PUG site to provide employees with voice and data communication channels.

A parallel wireless communication system based on hand-held mobile and based radios will also be available for the operation and maintenance personnel.

18.1.3 Power Supply Facilities

Power to the Physical Upgrade site will be provided by PreCorp at 69kV. A 20 MVA 69kV/4.16kV transformer and its ancillary equipment will be installed to reduce the voltage to the distribution network voltage of 4.16kV. A capacitor bank will also be installed to correct the power factor. The current design does not include any redundancy to feed the plant in case of failure of the main transformer. However, an emergency generator will be installed to provide power to critical equipment and

utilities. The current design provides for 60% of additional available capacity. The fire water system will be diesel powered.

A motor control center will be built in the main PUG process building. Large motors and heating elements will be fed directly from the distribution line while small motors will be fed through two 2MVA 4.16kV/480V secondary step-down transformers at 480V.

Figure 18.1 - Miller Creek Road



(Oakley, 2012)

Figure 18.2 - Warren Peak Road



(Oakley, 2012)

18.1.4 Buildings and Structures

All facilities will be constructed and operated according to MSHA, local and state guidelines.

18.1.4.1 Security Office, Fire Fighting and First Aid

The security office, fire-fighting, and first aid building will be a pre-engineered building, complete with insulated steel roof deck and steel wall cladding. The building will be divided in two sections. The first section, estimated at 30 ft. x 50 ft. (9 m x 15m) (1,500 ft^2) (139 m^2) will be used as a security office and will have a safety training room. The second section, estimated at 50 ft. x 70 ft. (15 m x 21 m) (3,500 ft^2) (325 m^2) will be used as the firefighting and ambulance base, and will include a first aid center.

18.1.4.2 Primary Crusher Buildings

The two buildings will host the jaw crusher and the coarse vibrating screen units. The primary crusher will be fed from the electrical room located in the coarse screen building. The interior of both buildings will be built using multi-level steel platforms for operation and maintenance needs. Major equipment will be installed on independent steel platforms. The platforms will be completed using grating and handrails. A 15-ston (13.6-tonne) overhead crane will be installed in the jaw crusher building, and a 2-ston (1.8-tonne) monorail and hoist will be installed in the coarse screen building to support the maintenance operations.

18.1.4.3 Main Physical Upgrade Plant Building

The main PUG building will host: the administration area, showers and change room, laboratory, PUG maintenance room, and the process area, including control room and electrical room. The building is estimated at 140 ft. x 260 ft. x 90 ft. (42.7 m x 79.2 m x 27.4 m) height (36,400 ft^2) (3,382 m^2). An annex of 55 ft. x 44 ft. x 130 ft. (16.8 m x 13.4 m x 39.6 m) height (2,420 ft^2) (225 m^2) located on the East side of the building will host the flash dryer.

The administration area will host the offices for administrative and technical personnel. It will be built on a single floor estimated at 40 ft. x 60 ft. (12.2 m x 18.3 m) (2,400 ft^2) (223 m^2) and will be located on the North-West corner of the main building.

The showers and change room area will include lockers, change rooms, showers, and a lunch room. It will be built on two floors, each estimated at 80 ft. x 40 ft. (24.4 m x 12.2 m) (3,200 ft^2) (297 m^2), and will be located on the West side of the main PUG building.

The laboratory area will host all equipment required to analyse samples from the mine and the processing, as well as a sample storage area. The laboratory will be built on a single floor, estimated at 20 ft. x 40 ft. (6.1 m x 12.2 m) (800 ft^2) (74 m^2) and located on the West side of the PUG building.

The PUG maintenance workshop area will be used for maintenance on the various equipment and instruments of the facility, and will host a spare parts storage area. A 2-ton jib crane will be installed in the maintenance room. This area will be built on a single floor estimated at 80 ft. x 40 ft. (24.4 m x 12.2 m) (3,200 ft^2) (297 m^2) and located on the South side of the main PUG building.

The interior of both the process area and the flash dryer annex will be built using multi-level steel platforms for operation and maintenance needs. The plant ground floor is designed to segregate the containment areas. Major equipment will be installed on independent steel platforms. The platforms will be completed using grating and handrails. A 20-ston (18-tonne) overhead crane will be installed to support the maintenance operations.

In addition to the buildings, an outdoor laydown area will be built to receive and store large pieces of equipment.

18.1.4.4 Pre-Concentrate Loading Building

The pre-concentrate loading building will host the pre-concentrate loading bin and the truck load out system. A scale will be installed to control the amount of pre-concentrate loaded on trucks. The building is estimated at 40 ft. x 80 ft. x 100 ft. (24.4 m x 12.2 m x 30.5 m) height (3,200 ft^2) (297 m^2). The building will be built using multi-level steel platforms for ongoing operation and maintenance needs. Major equipment will be installed on independent steel platforms. The platforms will be completed using grating and handrails. A 2-ston (1.8 tonne) monorail and hoist crane will be installed to support the maintenance operations.

18.1.4.5 Mine Vehicle Maintenance Shop

The mine vehicle maintenance shop will be used to repair and maintain the mining fleet. It will be located on the Southern portion of the PUG facility. The building is estimated at 250 ft. x 100 ft. x 50 ft. height (76.2 m x 30.5 m x 15.2 m) (25,000 ft^2) (2,322.5 m^2). A 20 ston (18 tonne) overhead crane will be installed to support the maintenance operations.

18.1.4.6 Mine Office, Change Room and Warehouse

The mine office, change room, and warehouse building is estimated at 60 ft. x 100 ft. x 30 ft. height (18.3 m x 30.5 m x 9.1 m) (6,000 ft^2) (557.4 m^2). It will be located on the Southern portion of the PUG facility. This building will also host the mine administrative personnel.

18.1.4.7 Explosive Storage

The explosives will be stored in a 11 ft. x 7 ft. x 7 ft. high (3.3 m x 2.1 m x 2.1 m) (77 ft^2) (7.1 m^2) container built on a concrete slab located between the PUG site and the mine water wells.

18.1.4.8 Fuel Supply Facility

A fuel filling station will be installed between the PUG and the mine to provide fuel to mobile equipment.

18.1.5 Water Supply Facilities

Water to the Bull Hill Mine facility will be provided by wells located approximately 8,000 ft. (2,349 m) and 17,000 ft. (5,182 m) from the PUG site. A pump house will host the pumps, valves, emergency generator, and auxiliaries at each well. One 6-inch (15 cm) PVC waterline from each pump house will supply the water to the Fresh/Fire water tank, located inside the Main Physical Upgrade Plant Building.

18.1.6 Waste Management

Solid waste generated by the mine and Hydromet facilities will be stored in portable bulk refuse containers and transferred to the Sundance or Upton municipal solid waste transfer facility.

18.2 Upton Hydromet Plant

18.2.1 Access and Site Roads

Two accesses from the Weston county road will be built to enter the Hydromet facility. The main access will have a gate and be controlled by the main guard post. It will lead to a parking area and to access roads that will enable circulation around the facility. The secondary access road will be used solely for the pre-concentrate transport trucks, and will be equipped with a pre-concentrate unloading station.

18.2.2 Rail Transit System

A new rail spur will be installed on the industrial park rail road to accommodate the needs of the Hydromet facility. The rail spur will be divided into three sub-spurs for wagon storage and wagon loading / unloading activities.

18.2.3 Communications

A reliable, state-of-the art communication system will be installed at the Hydromet site to provide employees with voice and data communication channels.

A parallel wireless communication system based on hand-held mobile and based radios will also be available for the operation and maintenance personnel.

18.2.4 Power Supply Facilities

Power to the Hydromet site will be provided by PreCorp at 25kV. A 10 MVA 25kV/4.16kV transformer and its ancillary equipment will be installed to reduce the voltage to the distribution network voltage of 4.16kV. A capacitor bank will also be installed to correct the power factor. The current design does not include any redundancy to feed the plant in case of failure of the main transformer. An emergency generator will be installed to provide power to critical equipment and utilities only.

A motor control center will be built in the mill building. Large motors will be directly fed from the distribution line, while small motors will be fed through two 2MVA 4.16kV/480V secondary step-down transformers at 480V. The HCl Regeneration Unit will be fed through a 2MVA 4.16kV/480V secondary step-down transformer.

18.2.5 Buildings and Structures

18.2.5.1 Security Office, Fire Fighting and First Aid

The security office, fire-fighting and first aid building will be a pre-engineered building complete with insulted steel roof deck and steel wall cladding. The building will be divided in two sections. The first section, estimated at 30 ft. x 50 ft. (9 m x 15.2 m) (1,500 ft^2) (139 m^2) will be used as a security office and will have a safety training room. The second section, estimated at 50 ft. x 70 ft. (15.2 m x 21.3 m) (3,500 ft^2) (325 m^2) will be used as the firefighting and ambulance base, and will include a first aid center.

18.2.5.2 Main Hydromet Building

The main Hydromet building will be divided into 5 areas: the administration, shower and change room, laboratory, vehicle maintenance, workshop and storage, and the process area. Concrete masonry block walls will be built between each area.

The administration area will host the offices for administrative and technical personnel, as well as the employees' lunch room. It will have two floors, each estimated at 50 ft. x 50 ft. (15.2 m x 15.2 m) (2,500 ft^2) (232 m^2) and be located on the North-East corner of the main Hydromet building.

The shower and change room area will include lockers, two change rooms, and two shower areas. It will be built on a single floor estimated at 50 ft. x 66 ft. (15.2 m x 20.1m) (3,300 ft^2) (306.6 m^2), and will be located on the North side of the main Hydromet building

The laboratory area will host all equipment required to analyze samples from the processing area as well as a sample storage area. The laboratory will be built on a single floor, estimated at 50 ft. x 50 ft. (15.2 m x 15.2 m) (2,500 ft^2) (232 m^2), and be located on the North-West corner of the main Hydromet building.

The vehicle maintenance, workshop, and storage area will include a truck shop to perform maintenance on vehicles, a workshop to perform maintenance on the various equipment and instruments of the facility, and a spare parts storage area. A 2-ston (1.8 tonne) jib crane will be installed in the workshop. This area will be built on a single floor estimated at 50 ft. x 125 ft. (15.2 m x 38.1 m) (6,250 ft^2) (580.6 m^2) located on the West side of the main Hydromet building.

The main Hydromet Building will host the process units, the mechanical and electrical room, and the control room. The interior of the Hydromet building will be built using multi-levels of steel platforms for ongoing operation and maintenance needs. The building is estimated at 130 ft. x 345 ft. x 80 ft. (39.6 m x 105 m x 24.4 m) height 44,850 ft^2) (4,166.6 m^2). The plant grading is designed to isolate each area within their concrete containment. Major Equipment will be installed on independent steel platforms. The platforms will be completed using grating and handrails. A 15-ston (13.6 tonne) overhead crane will be installed to support the maintenance operations.

In addition to the buildings, an outdoor laydown area will be built to receive and store large pieces of equipment.

The Hydromet facility is designed such that every building and equipment is contained, and any run-off material will be collected in a sump, and disposed of properly.

18.2.5.3 Pre-concentrate Handling

The pre-concentrate handling system is composed of an access road, an unloading station, two storage silos, and two feed conveyors.

The pre-concentrate trucks will use their own gate to reach the pre-concentrate unloading station, located on the South-East corner of the Hydromet facility. The trucks will discharge their load in an enclosed building to underground hopper. A conveyor will transport the pre-concentrate from the discharge hopper to the storage silos. The Hydromet plant feed will be provided by two conveyors fed from the storage silos.

18.2.5.4 Sodium Carbonate Handling

A sodium carbonate unloading station will be built on the new rail spurs located on the North side of the Weston county road. The sodium carbonate will be received by 100-ton rail cars. The rail cars will be pneumatically unloaded to the plant storage silos by an underground pipeline crossing the Weston county road. The sodium carbonate storage silos are located on the West side of the main Hydromet building.

18.2.5.5 Sulfuric Acid Handling

A sulfuric acid unloading station will be built on the new rail spurs located on the North side of the Weston county road. The sulfuric acid will be pumped to the plant storage tank by an underground pipe line crossing the Weston county road. The sulfuric acid storage tank is located on the South-East corner of the main Hydromet building.

18.2.6 Water Supply Facilities

The Hydromet water supply will be provided by a connection to the Upton, WY municipal water network.

18.2.7 Natural Gas Supply

The Hydromet natural gas supply will be provided by a connection to the Upton industrial park natural gas network.

18.2.8 Tailings Storage Facility

18.2.8.1 Tailings Storage

Storage of tailings produced at the Upton mill for Rare Elements Resources' ("RER's") Bear Lodge project would be provided within an engineered, lined tailings facility, located just west of the mill. The tailings storage facility ("TSF") is designed to meet the requirements of the Wyoming Department of Environmental Quality ("WDEQ"), Land Quality Division ("LQD"), specifically, Chapter 3, Section 2(h)(i) Noncoal Mine Environmental Protection Performance Standards, which states:

(h) Tailings impoundments, tailings disposal areas, heap leach facilities, and spent ore disposal areas, excluding uranium mill tailings facilities regulated by the United States Nuclear Regulatory Commission.

(i) *Tailings impoundments, tailings disposal areas, heap leach facilities and spent ore disposal areas shall be designed, constructed, and operated in accordance with established engineering principles using best technology currently available to ensure long term stability and to prevent contamination of surface or groundwater. Appropriate leak detection and groundwater monitoring systems shall be installed to detect any movement of contaminated fluids from the facility. Any leakage or movement of contaminated fluids shall be promptly controlled and remediated using the best technology currently available subject to the Administrator's approval. Impoundments shall be permitted by the Wyoming State Engineer's Office and copies of the State Engineer's permits shall be attached to the application.*

(ii) *Reclamation of tailings impoundments, tailings disposal areas, heap leach facilities, and spent ore disposal areas shall be accomplished by removal and storage of all topsoil present within the affected lands. After termination of operations, the facility shall be reclaimed in accordance with the approved plan using best technology currently available to ensure long term stability, prevent contamination of surface or groundwater and facilitate the approved post mining land uses. Placement of tailings and spent ore within mine pits or underground mine areas is considered to be a preferred option which shall be thoroughly evaluated in the development of the mine and reclamation plan. The topsoil shall be replaced and revegetated in accordance with these rules and regulations. If other methods of reclamation and stabilization against wind and water erosion are found to be necessary because of natural conditions, this must be stated and described subject to the Administrator's approval.*

18.2.8.2 Design Criteria for Preliminary TSF layouts

The civil/geotechnical design criteria for the TSF are being defined by Knight Piésold and RER. Table 18.1 summarizes the design criteria considered for the preliminary TSF layouts established to-date.

Table 18.1 -Tailings Storage Facility Design Criteria

Description	Criteria	Source
Tailings Density	80 lb/ft^3	Knight Piésold
Required Tailings Storage Capacity	5 MM tons	RER
Downstream Slope Embankment	3H:1V	Knight Piésold
Upstream Slope Embankment	2.5H:1V	Knight Piésold
Crest Width	30 ft	Knight Piésold
Freeboard	5 feet	Knight Piésold
Maximum Disturbance Area	40 acres/cell	Knight Piésold

(Metric units not reported)

The tailings are 52% solids slurry. The solids are composed of sulfate sludge (72% of solids) of iron hydroxide (7% of solids), and compounds not leached by the Hydromet. The solution is a saturated sulfate solution. The tailings flow rate is estimated at 116 usgpm (26.35 m^3/h) for the operation.
Setting

The TSF would be situated approximately 2 miles (3.2 kilometers) northwest of the town of Upton, and just west of the Upton Regional Industrial Site, a local industrial park with rail loadout facilities.

The Upton area is located on the west side of the Black Hills uplift where rocks dip south-westward into the Powder River Basin.

The site is located in the eastern limb of the Black Hills Monocline. Surficial soils are predominately clays, underlain by Belle Fourche Shale. Belle Fourche Shale is described as a "nonresistant black to dark-gray bentonitic shale containing minor limestone lenses; upper part is dominated by dark-gray to black shale, lower part of formation hosts several thin bentonite beds, two of which reach thicknesses of 1.5 and 3.0 feet (0.5 and 0.9 meters), respectively; thickness varies from 350 to

850 feet (107 to 260 meters), averaging around 700 feet (213 meters)" (Bergendahl, Davis and Izett, 1961).

According to the USGS's interactive national seismic hazard map program for 2008 (http://gldims.cr.usgs.gov/website/nshmp2008/viewer.htm) the Upton TSF site is situated in an area associated with a peak horizontal ground acceleration of approximately 0.03 g produced by a 475 year earthquake event (based on a site estimated to be at 44.104° N and 104.666° W).

18.2.8.3 Tailings Storage Facility Layouts

It should be recognized that the facilities presented herein are not the final configurations of the facilities. Some refinements will probably be necessary, and these will be dealt with during the definitive feasibility study. For subsequent design phases, it would be necessary to obtain more accurate topographic information in order to avoid such possible issues.

The layout was developed southwest of the proposed process plant location. The foot print area for the facility is approximately 157 acres (64 hectares). This configuration would provide approximately 5.2 million stons (4.7 million tonnes) of tailings storage, assuming a tailings dry specific gravity of 1.28. Figure 18.3 provides the arrangement of this option. There are five stages in this design. Each stage holds approximately 1 million short tons (0.91 million tonnes) of tailings. Stages were modeled as downstream construction. Staged construction plan views are shown in Figures 18.4 through 18.8. Table 18.2 shows the maximum elevation of each embankment at each stage.

Figure 18.3 – Tailings Storage Facility Layout


LEGEND:
EXISTING GROUND SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 5'
PROPOSED TSF SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 10'
APPROXIMATE EXISTING GAS PIPELINE LOCATION
APPROXIMATE PROPOSED POWER LINE LOCATION
DIVERSION CHANNEL
APPROXIMATE PROJECT AREA BOUNDARY
SURFACE WATER GAGING STATIONS
DEEP LAKOTA/DAKOTA CONFINED AQUIFER MONITOR WELLS
SHALLOW ALLUVIUM/COLLUVIUM MONITOR WELLS
GEOTECHNICAL BORE-HOLE LOCATIONS
16
PROJECT AREA BOUNDARY
APPROXIMATE LOCATION OF EXISTING GAS PIPELINE
200' POWER LINE CORRIDOR
PLAN
NOTES:
1. SCALE BAR MEASURES 2" ON A FULL SIZE PLOT (ANSI-D) AND 1.0" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREE BOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
PROJECT BEAR LODGE
TITLE TAILINGS STORAGE FACILITY LAYOUT OPTION 2
CLIENT RARE ELEMENTS RESOURCES
Knight Piésold CONSULTING
101
402.15
1
B

FOOTPRINT AREA AND STORAGE CAPACITY			
STAGE	CUMULATIVE DISTURBANCE AREA (ACRES)	CUMULATIVE TAILINGS STORAGE CAPACITY (C.Y.)	CUMULATIVE TAILINGS STORAGE CAPACITY (TONS)
1	83.7	837,630	1,012,640
2	90.8	1,686,093	2,040,221
3	108.7	2,794,044	3,017,867
4	127.0	3,726,371	4,030,281
0	134.4	4,811,837	5,196,500
POND	155.8	NA	NA

*BASED ON AN ASSUMED DRY DENSITY OF 80 PCF

Figure 18.4 - Tailings Storage Facility Layout: Stage 1 Plan View


LEGEND:
16
PLAN
500 0 500 1,000 FEET
NOTES:
BEAR LODGE
TAILINGS STORAGE FACILITY LAYOUTS
OPTION 2 – STAGE 1 PLAN VIEW
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
101
402-15
4
A

Figure 18.5 - Tailings Storage Facility Layout: Stage 2 Plan View


16
LEGEND:
EXISTING GROUND SURFACE CONTOURS AND ELEVATION IN FEET, CONTOUR INTERVAL 5'
PROPOSED SURFACE CONTOURS AND ELEVATION IN FEET, CONTOUR INTERVAL 5'
GAS
APPROXIMATE EXISTING GAS PIPELINE LOCATION
P
APPROXIMATE PROPOSED POWER LINE LOCATION
APPROXIMATE PROJECT AREA BOUNDARY
TAILINGS SURFACE
PLAN
500
0
500
1,000 FEET
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREEBOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
PROJECT
BEAR LODGE
TITLE
TAILINGS STORAGE FACILITY LAYOUTS
OPTION 2 – STAGE 2 PLAN VIEW
CLIENT
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
LOCATION
101
402-15
5
A

Figure 18.6 - Tailings Storage Facility Layout: Stage 3 Plan View


LEGEND:
EXISTING GROUND SURFACE CONTOURS AND ELEVATION IN FEET, CONTOUR INTERVAL 5'
PROPOSED SURFACE CONTOURS AND ELEVATION IN FEET, CONTOUR INTERVAL 5'
APPROXIMATE EXISTING GAS PIPELINE LOCATION
APPROXIMATE PROPOSED POWER LINE LOCATION
APPROXIMATE PROJECT AREA BOUNDARY
TAILINGS SURFACE
16
TAILINGS STORAGE FACILITY
PLAN
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREEBOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
PROJECT
BEAR LODGE
TITLE
TAILINGS STORAGE FACILITY LAYOUTS
OPTION 2 – STAGE 3 PLAN VIEW
CLIENT
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
LOCATION
101
PROJECT NUMBER
402-15
FIGURE NUMBER
6
REVISION
A

Figure 18.7 - Tailings Storage Facility Layout: Stage 4 Plan View


LEGEND:
EXISTING GROUND SURFACE CONTOURS AND ELEVATION IN FEET, CONTOUR INTERVAL 5'
PROPOSED SURFACE CONTOURS AND ELEVATION IN FEET, CONTOUR INTERVAL 5'
GAS
APPROXIMATE EXISTING GAS PIPELINE LOCATION
APPROXIMATE PROPOSED POWER LINE LOCATION
APPROXIMATE PROJECT AREA BOUNDARY
TAILINGS SURFACE
16
PROPOSED LOCATION FOR PLANT
PROJECT AREA BOUNDARY
PLAN
500 0 500 1,000 FEET
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREEBOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
PROJECT
BEAR LODGE
TITLE
TAILINGS STORAGE FACILITY LAYOUTS
OPTION 2 – STAGE 4 PLAN VIEW
CLIENT
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
LOCATION
101
PROJECT NUMBER
402-15
FIGURE NUMBER
7
REVISION
A

Figure 18.8 - Tailings Storage Facility Layout: Stage 5 Plan View



LEGEND:
EXISTING ROAD
DIVERSION CHANNEL
TAILINGS SURFACE
PROPOSED LOCATION FOR PLANT
PROJECT AREA BOUNDARY
16
PLAN
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREEBOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
BEAR LODGE
TAILINGS STORAGE FACILITY LAYOUTS
OPTION 2 - STAGE 5 PLAN VIEW
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
101
402-15
8
A

Table 18.2 - Tailings Storage Capacity by Phase

Stage	Tailings Capacity (Short tons) (Tonnes) (Million)	Embankment Elevation (Feet) (Meters)
1	1 (0.91)	4,287 (1,307)
2	2 (1.8)	4,298 (1,310)
3	3 (2.7)	4,306 (1,312)
4	4 (3.6)	4,313 (1,314)
5	5.2 (4.7)	4,320 (1,317)

18.2.8.4 Initial Design

A) TSF Embankment

The preliminary design of the embankment summarized herein considers that the structure would be constructed with random fill, mostly locally borrowed from within the tailings basin. Although this assumption is not reflected in the volumetric calculations, it is reflected in the cost estimate. The borrow material is believed to consist primarily of clayey soils.

In addition to the design criteria listed in Table 18.1, the initial design for the interior slope of the embankments includes a liner system, components of which are listed as follows (from bottom to top):

- 24-inch (61 centimeter) thick clay layer
- 60-mil (1.5 millimeter) smooth high density polyethylene (HDPE) geomembrane (secondary liner)
- Geonet
- 60-mil (1.5 millimeter) smooth HDPE geomembrane (primary liner)

B) TSF Basin

The initial design for the basin includes components such as a groundwater underdrain system, tailings underdrain system, and liner system. The liner system includes (from bottom to top):

- 24-inch (61 centimeter) thick clay layer
- 60-mil (1.5 millimeter) smooth HDPE geomembrane (secondary liner)
- Geonet

- 60-mil (2.0 millimeter) smooth HDPE geomembrane (primary liner)
- 24-inch (61 centimeter) thick drainage layer
- 8 oz/yd^2 (270 gram/m^2) non-woven geotextile.

C) Groundwater Underdrain

The groundwater underdrain would collect flows from springs, seeps, and groundwater that may report from beneath the basin liner system, and also intercept seepage flows beneath the embankments. The groundwater underdrain layout includes 4-inch (10 centimeter) diameter perforated dual wall pipes installed in trenches, backfilled with drainage material and encapsulated with a 8 ounce/yd^2 (270 gram/m^2) non-woven geotextile wrap. The trenches would be excavated into natural drainages, springs, and areas where seepage is observed. The groundwater collected with the 4-inch (10 centimeter) perforated pipes layout would be redirected to 6-inch (15 centimeter) diameter solid pipe and routed to the area of the underdrain water pond, as shown in Figure 18.9.

D) Clay Layer

Overlying the groundwater underdrain system and prepared surface, a 24-inch (61 centimeter) layer of low hydraulic conductivity material (k< 1x10-6 cm/sec) would be placed and compacted in layers. The objective of this layer is to provide additional containment and environmental protection in the event that fluids permeate through the geomembrane liner system.

E) Geomembrane Liner System

A dual geomembrane liner system is assumed for the TSF basins, shown in Figure 18.10. The liner system would be comprised of 60-mil (1.5 millimeter) smooth HDPE geomembrane as the secondary liner and 60-mil (2 millimeter) smooth HDPE geomembrane as the primary liner. The dual geomebrane liner system would be installed on the entire basin of the facilities, including the interior slopes. A geonet would be placed between the two geomembrane liners.

Figure 18.9 - Tailings Storage Facility Layout: Groundwater Drainage



LEGEND:
EXISTING GROUND SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 5'
PROPOSED TSF SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 10'
APPROXIMATE EXISTING GAS PIPELINE LOCATION
APPROXIMATE PROPOSED POWER LINE LOCATION
DIVERSION CHANNEL
APPROXIMATE PROJECT AREA
PROPOSED LOCATION OF PLANT
4" DIA PERFORATED DUAL WALL N-12 PIPE
APPROXIMATE LOCATION OF PERMANENT DIVERSION CHANNEL
8" DIA SOLID PIPE
PROPOSED LOCATION OF UNDERDRAIN WATER POND
PLAN
500 0 500 1000 FEET
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREE BOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
BEAR LODGE
TAILINGS STORAGE FACILITY LAYOUTS
GROUNDWATER DRAINAGE
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
BLH
BLH
101
402.15
14
A

Figure 18.10 - Tailings Storage Facility: Sections and Details


STAGE 5 EMBANKMENT
EMBANKMENT - UPSTREAM SLOPE TYPICAL SECTION
TAILINGS UNDERDRAIN SYSTEM TYPICAL
EMBANKMENT TOE DRAIN
GROUNDWATER UNDERDRAIN TYPICAL
NOTES:
BEAR LODGE
TAILINGS STORAGE FACILITY SECTIONS AND DETAILS OPTION 2 - SHEET 3 OF 3
RARE ELEMENTS RESOURCES
Knight Piésold CONSULTING
402-15

F) Tailings Underdrain

The tailings underdrain system would collect seepage and reduce pore pressures from within the tailings mass. The system would consist of a series of 4-inch (10 centimeter) and 6-inch (15 centimeter) perforated dual wall pipes installed within the 24-inch (61 centimeter) thick drainage layer. The 4-inch (10 centimeter) pipe would be installed on 40-foot (12.2 meter) centers throughout the entire TSF basin. The 6-inch (15 centimeter) pipes would be installed to collect water from the 4-inch (10 centimeter) pipes. Water collected with the 4 and 6 inch (10 and 15 centimeter) pipes would be redirected to a 12-inch (30.5 centimeter) solid pipe and convey fluids to the underdrain water pond, as shown in Figure 18.11.

G) Drainage Layer

The drainage layer material would be installed directly over the geomembrane liner and would be covered with an 8 ounce/yd^2 (270 gram/m^2) non-woven filtering geotextile.

H) Leachate Collection and Recovery System

Both TSF options would include one or more Leachate Collection and Recovery Systems (LCRS). The primary LCRS component is the dual geomembrane and geonet system. These components would direct flow to low points in the TSF basin(s) where sumps would be constructed. The sumps would contain free-draining gravelly materials that would allow for the temporary accumulation of fluids that might leak through the upper 60-mil (1.5 millimeter) liner. A leak detection port would extend from the embankment crest and into the sump. This port would allow for monitoring and recovery of fluids that might accumulate in the sump(s).

I) Underdrain Water Pond

Water collected from the basin groundwater and tailings underdrain systems would be conveyed to an external pond. In the concept proposal the pond is located south and downgradient from the TSF facility.

Figure 18.11 - Tailings Storage Facility Layout: Final Underdrain Piping Plan



LEGEND:
EXISTING GROUND SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 5'
PROPOSED TSF SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 10'
APPROXIMATE EXISTING GAS PIPELINE LOCATION
APPROXIMATE PROPOSED POWER LINE LOCATION
DIVERSION CHANNEL
APPROXIMATE PROJECT AREA
8" DIA. PERFORATED DUAL WALL N-12 PIPE
4" DIA. PERFORATED DUAL WALL N-12 PIPE
12" DIA. SOLID HDPE PIPE
PROPOSED LOCATION OF UNDERDRAIN WATER POND
PROJECT AREA BOUNDARY
APPROXIMATE LOCATION OF EXISTING GAS PIPELINE
APPROXIMATE LOCATION OF NEW POWERLINE
PLAN
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREEBOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
PROJECT BEAR LODGE
TITLE TAILINGS STORAGE FACILITY LAYOUTS FINAL UNDERDRAIN PIPING PLAN
CLIENT RARE ELEMENTS RESOURCES
Knight Piésold CONSULTING
LOCATION 101
PROJECT NUMBER 402-15
FIGURE NUMBER 12
REVISION A

The pond was not designed based on water balance calculations, but rather represents a reasonable assumption for pond requirements. It is noted that separate underdrain and groundwater ponds may be required. The liner system is similar to the TSF;

- 24-inch (61 centimeter) thick clay layer
- 60 mil (1.5 millimeter) smooth HDPE geomembrane (secondary liner)
- Geonet
- 80 mil (2.0 millimeter) smooth HDPE geomembrane (primary liner)

J) Geotechnical Instrumentation

Geotechnical instrumentation would be installed in the TSF to monitor the structure throughout the life of the facility. For this purpose, settlement monuments, deformation monuments, and vibrating wire piezometers will be installed within the TSF. Settlement and deformation monuments can be installed on the downstream embankment slope and along the crest of the embankment.

Vibrating wire piezometers will be installed to monitor pore water pressure within the tailings, the embankment foundation, and the embankment fill. Preliminary locations for the piezometers are proposed as follow:

- Embankment foundation
- Embankment fill
- Tailings underdrain system
- Deposited tailings

18.2.8.5 Geotechnical Analyses

A preliminary site investigation of the Upton TSF was completed. The site investigation consisted of drilling and sampling using a geotechnical drill rig capable of coring and completing standard penetration tests (SPTs). Geotechnical laboratory testing of the samples from the site investigation is currently underway.

It is recognized that there is not presently a slope stability analysis. A slope stability analysis will be performed once the current laboratory testing is complete.

18.2.8.6 Tailings Operation

Tailings from the two waste streams will be pumped to the TSF in a single stream. The tailings will be deposited in the facility using a system of dropbars. The dropbars will be operated by using valves to direct slurry flow to the desired dropbar. A dropbar consists of a 4-inch diameter (10 centimeter) HDPE pipe with 2-inch (5 centimeter) diameter holes drilled on 12-inch (30.5 centimeter) centers, beginning at an approximate distance of 10 feet (3 meters) from the valve. The use of dropbars will reduce the discharge velocity of the tailings as it discharges onto the beach, encouraging liquid-solids separation. By rotating the deposition of the slurry, the location of the supernatant pool can be controlled. Decanting of the water from the supernatant pool will be via the use of a floating barge mounted shallow draft pump. Tailings distribution plan view and dropbar detail are shown in Figure 18.12.

18.2.8.7 Construction

The TSF will be stage-constructed, with embankment construction being completed in advance of storage requirements. The general construction methods are depicted in Figures 18.13, 18.14 and 18.10.

Figure 18.12 – Tailings Storage Facility Layout: Tailings Distribution


LEGEND:
EXISTING GROUND SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 5'
PROPOSED TSF SURFACE CONTOURS AND EL. IN FEET CONTOUR INTERVAL 10'
GAS
APPROXIMATE EXISTING GAS PIPELINE LOCATION
P
APPROXIMATE PROPOSED POWER LINE LOCATION
DIVERSION CHANNEL
APPROXIMATE PROJECT AREA
N
PROPOSED LOCATION FOR PLANT
6" DIA HDPE DISTRIBUTION HEADERS (TYP)
10" DIA HDPE PIPE (TO BE MOVED WITH EACH STAGE)
APPROXIMATE LOCATION OF PERMANENT DIVERSION CHANNEL
PROPOSED LOCATION OF UNDERDRAIN WATER POND
10" DIA HDPE PIPE
10"x6" HDPE TEE
10" VALVE
6" SPIGOT PIPE WITH 2" DIA HOLES DRILLED ON 12" CENTERS
1 TYPICAL DROP BAR DETAIL
PLAN
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. FIVE-FOOT FREE BOARD WAS ASSUMED FOR STORAGE CAPACITY ESTIMATION.
3. NATIVE CONTOUR INTERVAL: 5'
4. EMBANKMENT CONTOUR INTERVAL: 10'
BEAR LODGE
TAILINGS STORAGE FACILITY LAYOUTS
TAILINGS DISTRIBUTION
RARE ELEMENTS RESOURCES
Knight Piésold CONSULTING
101
402.15
13
A

Figure 18.13 - Tailings Storage Facility Layout: Sections and Details



ELEVATION, FEET
STAGE 1 TAILINGS
EL. 4287' (STAGE 1)
PREPARED SUBGRADE (SEE NOTE 2)
STAGE 1 EMBANKMENT
STAGE 2 TAILINGS
EL. 4290' (STAGE 2)
STAGE 2 EMBANKMENT
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. ALL TOPSOIL AND UNSUITABLE MATERIAL SHALL BE REMOVED AND SUBGRADE PREPARED PRIOR TO FILL PLACEMENT. TOPSOIL SHALL BE HAULED AND DISPOSED TO THE TOPSOIL STOCKPILE. ALL UNSUITABLE MATERIAL SHALL BE DISPOSED IN THE UNSUITABLE MATERIAL STOCKPILE.
BEAR LODGE
TAILINGS STORAGE FACILITY
SECTIONS AND DETAILS
OPTION 2 - SHEET 1 OF 3
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
101
402-15
9
A

Figure 18.14 - Tailings Storage Facility Layout: Sections and Details


ELEVATION, FEET
STAGE 3 TAILINGS
STAGE 2 TAILINGS
STAGE 1 TAILINGS
PREPARED SUBGRADE (SEE NOTE 2)
C 6 STAGE 3 EMBANKMENT
STAGE 4 TAILINGS
D 7 STAGE 4 EMBANKMENT
NOTES:
1. SCALE BAR MEASURES 3" ON A FULL SIZE PLOT (ANSI-D) AND 1.5" ON A HALF SIZE PLOT (ANSI-B).
2. ALL TOPSOIL AND UNSUITABLE MATERIAL SHALL BE REMOVED AND SUBGRADE PREPARED PRIOR TO FILL PLACEMENT. TOPSOIL SHALL BE HAULED AND DISPOSED TO THE TOPSOIL STOCKPILE. ALL UNSUITABLE MATERIAL SHALL BE DISPOSED IN THE UNSUITABLE MATERIAL STOCKPILE.
BEAR LODGE
TAILINGS STORAGE FACILITY
SECTIONS AND DETAILS
OPTION 2 – SHEET 2 OF 3
RARE ELEMENTS RESOURCES
Knight Piésold
CONSULTING
101
402-15
10
A

18.2.8.8 Risks and Opportunities

A) Risks and their Potential Impacts on the Quantities and Cost Estimate

- **Risk:** The geotechnical investigation for the proposed TSF area determines a thicker layer of topsoil, thus the new estimated volume of topsoil to be removed is more than the volumes used for the cost estimate.
- **Potential Impact:** The cost and time required for foundation preparation would be increased.
- **Risk:** The geotechnical investigation and geological mapping for the TSF area determine outcrops of hard rock within the proposed area.
- **Potential Impact:** The cost and time required for foundation preparation would be increased, as drilling and blasting may be required.
- **Risk:** Sufficient random fill, drainage material, and clay are not readily available at the site for the application.
- **Potential Impact:** These materials must be imported to the site, resulting in greater cost and construction effort.

B) Opportunities for Potential Savings

- **Opportunity:** The geotechnical investigation determines a thinner layer of topsoil for the proposed TSF area, thus the new estimated volume of topsoil to be removed is less than the volumes used for the cost estimate.
- **Potential benefit:** Cost savings and reduced construction effort.
- **Opportunity:** The geotechnical investigation for the TSF area determines that most of the cut material can be used as random fill, and less unsuitable material would need to be hauled to a stockpile.
- **Potential impact:** Cost savings and reduced construction effort.

19 Market Studies, Pricing and Contracts

19.1 Rare Earths – Markets

IMCOA, an independent industrial minerals research firm based in Perth, Australia and led by Dudley J. Kingsnorth was contracted to provide an independent analysis of REE markets, including supply and demand forecasts. The report and supporting data were requested by Rare Element Resources and is provided for this Preliminary Feasibility Study as a basic reference. The IMCOA report forecasts growth in global demand for REE at a rate of 7 to 10% per year through 2020. The growth in total REE consumption is forecast to grow from 116,600 short tons (106,000 tonnes) in 2011 to 176,000 short tons (160,000 tonnes) by 2016 to (236,500 short tons) 215,000 tonnes by 2020, expressed as "TREO" (total rare-earth oxides, or the sum of all 14 REEs plus yttrium). During this period, primary supply sources located mainly in China are not expected to increase production significantly, creating a growing supply/demand gap. China has been reducing its export of rare earths for at least the past seven years and announced the most significant major reduction in exports in July 2010. These policies caused extraordinary price increases from July 2010 through August 2011 for most REEs. The prices began falling starting in August 2011. However, RE bulk mixed concentrate prices FOB China have remained steady for the past 15 months. While individual prices of REOs rose during the first eight months of 2011, rare earths (RE) carbonate concentrate prices did not, nor have concentrate prices fallen over the past six months. Prices of REEs and RE concentrates, as of January 1, 2012, remain at much higher levels than those in early 2010, and the current prices encourage new primary producers to enter the market. This report concludes that the Bear Lodge REE resources and reserves represent an attractive potential mine development opportunity for the Rare Element Resources.

19.2 Rare Earths – Pricing

The Pre-Feasibility Study assumes an average price of $17.36 per kilogram ($7.87 per pound) of bulk mixed RE concentrates with an average grade of 45% TREO. This price was derived from the three-year (2009-2011) trailing average of separated individual REO prices, FOB China, from the Metal-Pages Bulletin and based on the grades of individual REOs contained in the M&I oxide resource. Recognizing that the output of concentrate produced from the Bull Hill mine is a "basket mix" of individual rare earths as carbonates, a discount of 40% was assumed for the concentrate pricing in the economic models. As additional detail is added to the mine schedule in the Definitive Feasibility Study, concentrate pricing may vary depending on the mix of

RE in the concentrates during any one mining period (year). The Pre-Feasibility Study assumes an average price in all years.

Metal-Pages also reports prices for RE carbonate concentrate, containing 42-45% TREO, FOB China. A three-year trailing average of RE carbonate concentrate prices from Metal-Pages is $19.69 per kilogram ($8.93 per pound), and a four-year trailing average of RE concentrate prices is $15.92 per kilogram ($7.22 per pound). The assumed price of $17.36 per kilogram ($7.87 per pound) is a reasonable figure that falls between these two average prices. Because the volatility of the RE markets has distorted the normal market pricing over the past 20 months, a sensitivity case is presented that uses a lower concentrate price of $13.02 per kilogram ($5.91 per pound).

It is important to note the following:

1. Bulk mixed RE concentrate prices are lower than refined REO prices by 30 to 40 percent depending on market dynamics.
2. Historic RE concentrate prices during 2008, 2009, and H1 2010 are significantly lower than prices during 2011 and the current RE concentrate prices as quoted in Metal-Pages (Metal-Pages provides an online subscription service of metal prices, news, and information for non-ferrous metals, rare earths, and ferro-alloys.)
3. For the Bull Hill basket price, prices as of January 1, 2012 have increased by approximately 900 percent from the low average point of 2009, owing to the drastic reduction in Chinese exports of basic REE raw materials triggered during the third quarter of 2010. After a year of rising REO prices, rare-earth prices began falling substantially in August of 2011, but current prices of individual REOs FOB China remain 500% to 1000% higher than those prior to July 2010. It is uncertain whether the current remaining high prices are sustainable.
4. The initial sale of RE carbonate concentrates from the Bull Hill Mine would likely be subject to a number of supply contracts for which a price would be set for a period of time in the contract with buyers. These mid to long-term price contracts can differ substantially from quoted spot prices for the metals with smaller markets, such as REE.
5. RER has conducted tests, and plans to conduct additional tests, on separation of individual REO for the future sale of the higher value products, which would eliminate or reduce the 40 percent RE concentrate discount from REO prices.

The price assumptions used for bulk mixed rare-earth carbonate concentrates (Table 19.1) are based on compilations for the past three years that range from $2.81 per kilogram ($1.27 per pound) (2009), to $8.56 per kilogram ($3.88 per pound) (2010), to $40.73 per kilogram ($18.47 per pound) (2011). The concentrates are estimated to contain approximately 45% REO and were calculated using a 40 percent discount from REO prices in all periods. The concentrate prices are derived from REO prices as quoted on Metal-Pages' and based on FOB China through December 31, 2011.

Table 19.1 – Bull Hill Discounted Basket Prices per Kilogram for RE Concentrate 2009 through 2011, 3-Year and Current Price (1-1-12)

Year	Average
2009	$2.81
2010	$8.56
2011	$40.73
3-Year Average	$17.36
Current: Jan. 1st, 2012	$29.08

(Metal-Pages Historic Prices)

The elements needed for high-strength permanent REE magnets include neodymium, praseodymium, dysprosium, and terbium. Individual high purity oxide prices were quoted by Metal-Pages (January 1, 2012) at $195, $165, $1,410 and $2,810 per kilogram ($88.45, $74.84, $639.57 and $1,274.60 per pound), respectively, for those elements (Table 19.2). The REE magnet market is the largest and fastest growing of the various rare-earth markets. Current REE producers seek to increase production of neodymium, praseodymium, dysprosium, and terbium to meet the growing demand from magnet manufacturers. This underlines the need for new producers with mineral resources having an REE distribution that better reflects current market demand, such as those indicated for the bastnasite-group and monazite minerals at Bull Hill. A list of the historic prices of the bulk RE carbonate concentrate is presented in Table 19.2.

Table 19.2 – Rare Earth Carbonate Concentrate Price

	REO%	REO kg/ Tonne	2009 $/kg	2010 $/kg	2011 $/kg	Current 1/1/2012 $/kg
Rare Earth Carbonate Concentrate Price	43.50%	435	$ 4.59	$ 3.65	$17.42	$ 38.00

The economic model put forth by IMCOA envisions approximately a 6% market share capture (10,400 short tons (9,400 tonnes) of a 176,000 short tons (160,000 tonnes) REO market). This assumes that two other major mines, one in the USA and one in Australia, plus possibly one or two small producers, will go into production prior to Bear Lodge, and that IMCOA's projections of market growth will allow additional producers of the light and heavy rare earths to successfully market their products by 2015 or 2016.

By 2020, IMCOA projects the annual demand to have increased by an additional 61,000 short tons (55,000 tonnes) TREO. This additional demand must be met from expansion of existing mines with large resources bases or development of new mines. The Bear Lodge Project has been designed for incremental expansion and has the flexibility to vary production according to the market demand.

REO pricing over the past three years and the current prices are shown in Table 19.3. This information is shown only to indicate the increases and subsequent decreases in prices for individual REO and its potential effect if the Project progresses into individual REO production. There is no certainty the current prices will be maintained for the duration of the operating life of the Bull Hill Mine.

Table 19.3 - REO Prices per Kg 2008 through 2011 and Current Prices (1-1-12)

Rare-Earth Oxide	Bull Hill M&I Oxide Zone	3-Year Average	2009	2010	2011	Current 1/1/2012
REO	**REO%**	**$/kg**	**$/kg**	**$/kg**	**$/kg**	**$/kg**
Ce_2O_3	1.63	$41.23	$4.20	$21.19	$98.30	$42.50
La_2O_3	1.05	$43.91	$5.90	$23.69	$102.10	$51.00
Nd_2O_3	0.66	$98.82	$14.85	$47.25	$234.40	$195.00
Pr_2O_3	0.186	$85.39	$14.75	$45.75	$195.70	$165.00
Sm_2O_3	0.102	$41.06	$4.50	$16.45	$102.20	$78.50
Gd_2O_3	0.049	$58.46	$6.50	$22.06	$146.80	$102.50
Y_2O_3	0.03	$59.16	$13.50	$25.78	$138.20	$90.50
Eu_2O_3	0.021	$1,295	$465.00	$552.00	$2,868	$3,790
Dy_2O_3	0.0106	$595.00	$105.00	$228.00	$1,453	$1,410
Tb_2O_3	0.0038	$1,078	$350.00	$536.00	$2,349	$2,810
Bull Hill	**3.75%**	**$17.36**	**$2.81**	**$8.56**	**$40.73**	**$29.08**

For the purposes of this Study, the Company shows sensitivities of plus 25% and minus 25% from the three-year trailing average prices used in the Base Case scenario. The 25% increase to $21.71 per kilogram is approximately 75 percent of the current price and the 25% decrease to $13.02 per kilogram is approximately 45 percent of the current price. The Company believes these may realistically show upside and downside cases, based on uncertain long-term pricing for REO, and on market outlook information available at this time. As with the current pricing for REO and RE concentrate, there is no certainty these prices will be maintained for the duration of the operating life of the Bull Hill Mine.

19.3 Contracts

The Company has not consummated contracts for the sale of rare-earth carbonate concentrate or other products at this time. In preparation for a marketing effort in the spring of 2012, a quantity of RE carbonate concentrate was produced as product samples during the pilot plant testing reported in this Study. A list of approximately 10 potential customers was compiled for the marketing effort, mostly refiners with REE separation plants.

Rare Element Resources is engaged in multiple discussions with potential strategic alliance partners. Off-take discussions are underway with potential customers, and samples of bulk concentrates from the recently completed successful pilot plant campaigns have been shared with interested parties. The goal is to negotiate off-take agreements for the RE carbonate concentrate for the period of time prior to construction of a Company-owned separation plant.

20 Environmental Studies, Permitting and Social or Community Impacts

20.1 Introduction

Rare Element Resources, Inc. (RER) will be required to obtain permits to operate the Bull Hill Mine and the Upton Plant and Tailings Storage Facility from the United States Forest Service (USFS) and the Wyoming Department of Environmental Quality (WDEQ). In accordance with RER's Environmental, Health, and Safety Policy, RER will comply with applicable federal and state environmental statutes, standards, regulations, and guidelines in the permitting of the Bull Hill Mine and Upton Plant/Tailings Storage Facility (TSF). Environmental baseline studies have been initiated at both the mine and plant locations to meet the federal and state permit requirements.

The issuance of a permit to mine on USFS land will be a major federal action that will significantly affect the quality of the human environment in the project area. The permitting process will trigger the preparation of an environmental impact statement (EIS) under the National Environmental Policy Act (NEPA), Council of Environmental Quality (CEQ) guidelines, and Forest Service NEPA procedures. Since the operation of the hydrometallurgical plant and tailings storage facility located in Upton, Wyoming is directly connected to the Bull Hill Mine operation, the EIS will also assess the environmental impacts of the Upton Plant/TSF located approximately 40 miles (64 kilometers) from the mine.

The following sections provide more detailed information on the USFS Plan of Operation, the upcoming NEPA process, the ongoing baseline environmental monitoring program, and the WDEQ permit requirements.

20.2 USFS Plan of Operations

A Plan of Operations for Mining Activities on National Forest Service System Lands (Plan of Operation) will be submitted to the Black Hills National Forest, Bear Lodge Ranger District in Sundance, Wyoming.

The Plan of Operation will include a detailed description of the mine operations, including equipment specifications, sizes, capacity, and use frequency, as well as facility layouts for the pit, waste rock disposal, physical upgrade plant, low-grade ore storage, powder magazine, site access roads, electrical transmission lines, maintenance buildings, fuel storage, and sanitation facilities, such as raw water well and water conveyance system components.

In addition to the facilities located on USFS land, the hydrometallurgical plant and tailings storage facility located in Upton, Wyoming will also be addressed in the Plan of Operation, since the operation of these facilities will be connected to the Bull Hill Mine operations.

The ore from the Bull Hill Mine contains small quantities of Uranium and Thorium. The current beneficiation and tailings disposal methods will result in a low radionuclide level that meets the current regulatory guidelines.

Environmental protection measures that will be implemented to mitigate impacts to air quality, surface and ground water, scenic values, social, fish and wildlife, vegetation, soils, and cultural resources during project operations will be addressed in the Plan of Operation. RER will assure that environmental resources are protected through the construction of engineered water diversion and erosion control structures, implementation of dust control measures, and the development of a contingency plan to address spills and hazardous substance emergencies. Routine environmental monitoring of air and water resources will provide first indication of changes in background conditions during mining and plant operations. Mitigation to cultural resources will be addressed through the identification of resources during ongoing archaeological surveys and coordination with the Wyoming State Historical Preservation Office. The identification of Traditional Cultural Properties will be addressed between the USFS and the tribal historical preservation offices through formal consultation processes as mandated by law.

A reclamation plan describing the final design standards and layouts for the permanent closure of mine and plant facilities will be prepared as part of the Plan of Operation. The reclamation plan will also include a final surface-grading plan defining post-mining topography and post-operation monitoring and site maintenance. The amount of the surety bond to cover the cost of reclamation will be determined according to WDEQ and USFS requirements, and unit costs and will be included in the Plan of Operation.

20.3 NEPA/EIS Record of Decision

The approval of the Plan of Operation for technical completeness by the USFS, Bear Lodge Ranger District will trigger a NEPA review that will require the preparation of an environmental impact statement with the USFS as the lead agency. RER will enter into a Memorandum of Understanding (MOU) with the USFS to prepare a Third Party EIS using an outside contractor with no conflicts of interest. The MOU will define the roles of the USFS and RER in the preparation of the EIS, require a professional services agreement between RER and the Third Party EIS contractor, a disclosure statement of no conflicts of interest from the EIS contractor, and a schedule for the completion of the EIS. The culmination of the EIS process, following other federal agency and public review and comment, will result in a Record of Decision and subsequent approval of the Plan of Operation by the USFS.

20.4 WDEQ Permits

The WDEQ, Land Quality Division (LQD) in Sheridan, Wyoming is the responsible agency for the issuance of the state mining permit. The permit application will include both the Bull Hill Mine and the Upton Plant/TSF under one mining permit. The application will consist of detailed information describing the mineable resource, adjudication of the lands in the proposed permit area, mine overburden (waste rock), topsoil, subsoil, surface waters, groundwater hydrology, water rights, cultural resources, mining plan, and a detailed reclamation plan, including costs for bonding based on post-mining topography and final land use.

RER has initiated the pre-operational baseline environmental studies required under LQD mine permitting rules and regulations. The current baseline program follows LQD guidelines and includes an active network of 11-groundwater monitoring wells, 7-surface water gauging stations, numerous seeps and springs, 4-air monitoring stations and 1-meteorological station. Additional wells and surface gauging stations are anticipated as part of the 2012 field program, along with pumping tests to describe aquifer characteristics. Initial surveys to describe baseline soils, vegetation, wetlands, and wildlife were initiated in 2011. No endangered or threatened plant or wildlife species have been identified at either the mine or plant locations. Archaeological surveys were initiated within the permit area to identify potential cultural resources eligible for listing on the National Register of Historic Places. The permit application will be submitted to LQD following the minimum one year baseline monitoring pre-operational data requirement.

Since construction of the Upton Plant/TSF will exceed the current monetary threshold trigger, an Industrial Siting Permit will be required under the Rules and Regulations of the Industrial Siting Council. The permit application will include an evaluation of social and economic conditions and impacts, environmental impact analysis, assessment of public infrastructure and educational, health, police, fire, and transportation services. Site baseline environmental studies were initiated to meet permitting requirements. The Industrial Siting Permit will be issued for the life of the plant and TSF.

It is anticipated that WDEQ permits from the Air Quality Division and Water Quality Division may be also be required for the Bull Hill Mine and Upton Plant/TSF operations. The requirement for these permits will be reviewed, and they will be obtained prior to start up, if needed.

21 Capital and Operating Cost

21.1 Initial Capital Cost Estimate

21.1.1 Basis of Estimate

21.1.1.1 Methodology

The estimate development methodology is based on major equipment supply cost factored to installed equipment cost. The estimate also includes building and construction costs estimated for the selected site using building specifications developed during the study.

Indirect costs have been factored based on the direct costs and have magnitudes selected to account for the characteristics of the project.

The major equipment items have been identified from the engineering component of the study and an equipment list developed.

Where possible, budget pricing for major cost items has been obtained from vendors based on preliminary specifications developed during engineering.

Alternatively, where recent and relevant project data enable an item to be estimated, it may be based on that information.

When neither is possible, such as in equipment or infrastructure that will require design and fabrication, preliminary estimates of unit dimensions, materials of construction and material quantities have been used, concurrently taking into account the nature and complexity of the equipment.

When none of the above was available, allowances were assigned based on the experience and judgment of the engineers and estimators involved in the project.

Some elements of the capital cost estimate were supplied by sub-contractors of Rare Element Resources, and have been included at the cost estimated by the sub-contractors.

These elements are:

- The Bull Hill Mine access road.
- The Bull Hill Mine water wells and water lines
- The Bull Hill Mine and mining equipment
- The electrical power lines to the Bull Hill Mine
- The electrical power lines to the Hydromet site
- The Tailings Storage Facility

21.1.1.2 Accuracy

The highest proportion of the direct costs is based on budget pricing with the remaining costs based approximately equally on quantities and allowances, determined from engineering performed during the study. A budget pricing means that a budget equipment price is factored to an estimated installed cost. It does not mean a budget price was necessarily provided for the installed equipment cost.

This study has completed the necessary amount of engineering required for a pre-feasibility engineering phase, and as result, the accuracy of the estimate provided is ± 25%.

21.1.1.3 Estimate Structure

Direct costs are conventionally structured in columns with line item costs divided into equipment, material and labor. The unit costs and rates are shown for bulk material, man-hours, area, etc. The estimate is divided in row by Area. Within each group, sub-areas such as Site Preparation, Civil/Structural, Mechanical, etc. are presented. At the most detailed level, line items are listed, with any additional components that are included in the line item scope of supply.

Indirect costs are broken down in nine sub-areas:

- Engineering, procurement and construction management (EPCM) costs
- Land, and/or property acquisition
- Temporary site facilities
- Commissioning and start-up
- Common construction equipment
- Spare parts

- Others
- Owner's cost
- Taxes and duties (not included)

21.1.1.4 Currency

All currency is in US Dollar.

21.1.1.5 Labor

Labor is listed as man-hours for installation and construction activities. The hourly rate is based on recent Roche project experience and is estimated based on the type of activity. Actual labor rates used are listed in the estimate for each line item as may be applicable. The default construction rate for the Physical Upgrade and Hydromet Plants is $105 per hour. ($90 per hour base cost plus $15 per hour of pension cost.)

21.1.1.6 Installation

Installation costs are factored from the equipment cost according to the generic nature of the equipment. Some equipment requires no installation such as mobile vehicles while other equipment requires significant installation costs such as chemical process equipment. Installation cost includes supply of materials for connection to services as well as labor to perform the work.

21.1.2 Indirect Cost

A series of typically indirect costs are estimated as proportions of the direct cost as described below.

21.1.2.1 General Indirect Costs

The general indirect costs are estimated at:

- Engineering Fee (DFS and Detailed Engineering);
  - PUG Plant – 10% of consultant direct costs;
  - Hydromet Plant – 10% of consultant direct costs.

- Access Roads – 5% of sub-consultant direct costs;
    - PreCorp PUG – 8% of sub-consultant direct costs;
    - PreCorp Hydromet – 8% of sub-consultant direct costs;
    - Tailings Storage Facility – 5% of sub-consultant direct costs;
    - Wells and Waterlines – 20% of sub-consultant direct costs;
    - Mine – 8% of sub-consultant direct costs;
    - Mining Equipment and Building – 4% of sub-consultant direct costs;
    - Mine Closure Plan – 4.6% of sub-consultant direct costs;
    - Upton Site Closure Plan – 4.6% of sub-consultant direct costs.
- Procurement and Construction Management – 7% of total direct costs (excluding mining equipment);
- Land, and/or property acquisition – $3,000,000;
- Temporary site facilities – Included;
- Commissioning and start-up – 2% of direct purchase cost;
- Common construction equipment – Included;
- Others;
    - Vendors costs – 2% of direct purchase cost;
    - First fills – $574,200.
- Taxes and duties– excluded.

21.1.2.2 Owners Indirect Costs

The owner's indirect cost has been supplied by Rare Element Resources and is estimated at:

- Capital spares for major equipment – 2% of direct purchase cost.

21.1.2.3 Contingencies

Project contingency is set at 25% of the direct and indirect costs and is a standard allowance made for projects at this level of development and type. The contingency is meant to account for unknowns at the time of the study. The contingencies are removed from the consultants cost estimates to prevent adding multiple layers of contingencies.

21.1.2.4 Assumptions

A) Physical Upgrade Facility

- The parking lot is not paved and has a gravel surface.
- Truck roads are drained with ditches and have gravel surfaces.
- Rock is two feet deep from the existing ground.
- The buildings foundations will be rock (strip footings and spread footings) and structural concrete slab on ground.
- Raft footings will support the tanks and major equipment.
- The structural columns grid is 20 ft. x 20 ft. (6.1 m x 6.1 m) in office areas and 20 ft. x 100 ft. (6.1 m x 30.5 m) elsewhere.
- Concrete is available locally

B) Hydromet Facility

- RER provided the Upton site closure cost ($9MM) which includes 2 feet (0.61 meters) of radon cover over the tailings facility.
- The septic and water pipes of the Upton industrial park are located outside of the roadway; no road repair has been included.
- No upgrade of the Upton industrial park water network is required.
- Excavation costs do not include the presence of rock in trenches.
- Topsoil stripping is limited in depth to one foot.
- The parking lot will be paved.
- A system of underground pipes will be installed to ensure proper drainage of the parking lot.
- The building foundation will be built on piles supporting grade beams (foundation walls) with a structural concrete slab on the ground.
- The indoor tanks and reactors are supported by a structural slab supported by a series of concrete columns on pile caps and piles.
- The average pile length is 25 ft. (7.6 m).
- The structural system consists of a steel structure (steel deck on open web steel joists, beams and steel columns)
- The structural columns grid is 25 ft. x 25 ft. (7.6 m x 7.6 m) in office areas and 40 ft. x 50 ft. (12.2 m x 15.2 m) elsewhere.
- No provision other than three sump pits is included for channel gutters or depressions in the floor concrete slab.

- A mezzanine is installed over the tanks. The mezzanine consists of fiber reinforced polymer grating installed on a coated structural steel structure.
- The exterior tanks are supported on a structural slab on piles.
- All concrete is protected from chemical attacks with an epoxy phenolic tank lining.
- Allocation (2% of equipment costs) has been considered for construction equipment.
- The Leach Reactors are shop fabricated.
- The Neutralization and Precipitation Reactors are shop fabricated in 22 feet (6.7 meters) diameter sections, squeezed for transportation to fit road standards and assembled on site.

C) Common Assumptions

- The excavation cost includes the transport and disposal of cuttings for up to three miles.
- The system for separation and removal of oils and greases is designed to comply with environmental standards.
- The building ground floor level is approximately 6 inches (15 centimeters) higher than the current ground level.
- The electricity supplier is able to provide power.
- PreCorp supplied any cost related to high voltage distribution and transformation.

21.1.3 Capital Cost Estimate Summary

Table 21.1 presents the capital cost estimate summary.

Table 21.1 - Capital Cost Estimate Summary

Description	Total Cost
Direct Cost	**$ 273,889,000**
Area 100 - PUG Plant	$ 64,597,000
Area 200 & 300 - Hydromet Plant	$ 73,290,000
Sub-consultant:	
Access Roads *(Stetson Engineering Inc.)*	$ 10,438,000
Electrical Power Lines to Mine & PUG *(Precorp)*	$ 5,000,000
Electrical Power Lines to Hydromet (Precorp)	$ 1,500,000
Tailings *(knight Piesold Consulting)*	$ 34,982,000
Wells and Waterlines *(Stetson Engineering Inc.)*	$ 1,639,000
Mine Area Preparation	$ 832,000
Mining Equipment & Buildings *(JT Boyd)*	$ 55,661,000
Mine Closure Plan *(Golder Associates)*	$ 11,783,000
Upton Site Closure Plan *(RER)*	$ 9,000,000
Capital Replacement	$ 5,167,000
Indirect Cost	**$ 49,458,000**
Engineering Fee (Feasibility and Detailed Engineering Phases)	$ 20,255,000
Procurement and Construction Management	$ 16,231,000
Land and Property Acquisition	$ 3,000,000
Commissioning and Start-Up	$ 2,113,000
Spare Parts	$ 2,113,000
Others	$ 3,633,000
Owner's Costs	$ 2,113,000
Sub-Total Direct and Indirect Costs	**$ 323,347,000**
Contingency *(25% of Total Direct and Indirect Costs)*	$ 80,837,000
Total Direct and Indirect Costs with Contingency	**$ 404,184,000**

21.1.4 Cost Breakdown by Area/WBS

Tables 21.2 thru 21.4 presents costs according to Area and Type.

Table 21.2 - Mine Capital Cost Summary

Description	Total Cost	
Production Equipment	$	32,233,640
Support Equipment	$	10,856,212
Infrastructure	$	9,083,062
Waste Dump Area	$	3,488,000
Total	**$**	**55,660,914**

Table 21.3 - Physical Upgrade Plant Capital Cost Summary

Area	Direct Purchase	Contractor Purchase	Installation	Sub-Contractor	Total Cost
Site Preparation	$ 4,590,400				$ 4,590,400
Civil / Structural	$ 21,449,080			$ 6,360	$ 21,455,440
Mechanical	$ 22,941,294		$ 4,106,865		$ 27,048,159
Piping	$ 2,942,393				$ 2,942,393
Electrical	$ 5,906,237		$ 1,482,075		$ 7,388,312
Instrumentation	$ 702,200		$ 469,560		$ 1,171,760
Total	**$ 58,531,605**		**$ 6,058,560**	**$ 6,360**	**$ 64,596,465**

Table 21.4 - Hydromet Plant Capital Cost Summary

Area	Direct Purchase	Contractor Purchase	Installation	Sub-Contractor	Total Cost
Site Preparation	$ 270,800	$ 4,611,200	$ 5,040		$ 4,887,040
Civil / Structural	$ 3,285,595	$ 8,318,830	$ 3,304,636		$ 14,909,061
Mechanical	$ 33,419,262		$ 4,750,095		$ 38,169,357
Piping	$ 3,463,258		$ 3,339,751		$ 6,803,009
Electrical	$ 5,790,435		$ 1,285,536		$ 7,075,971
Instrumentation	$ 890,300		$ 554,820		$ 1,445,120
Total	**$ 47,119,650**	**$ 12,930,030**	**$ 13,239,878**		**$ 73,289,558**

21.2 Sustaining Cost Estimate

Sustaining capital cost are included in this cost estimate. Sustaining capital include costs associated with the replacement of equipment at the end of its useful life, such as the mining fleet, the embankment raising on the tailings dam, and closure costs.

21.3 Operating Cost Estimate

21.3.1 Basis of Estimate

21.3.1.1 Mining Operating Cost Estimate

The mining operating cost estimate is calculated based on three generic cost categories:

- Maintenance and consumables
- Labor
- Contracted Blasting

The mine maintenance and consumables operating cost estimate is based on a daily maintenance and operation cost for the mining equipment. This cost includes: replacement parts, fuel, lube oil, tire wear and labor associated with the operation and the maintenance of the equipment.

The mine labor includes the supervision and technical staff associated with the mine while the contracted blasting includes all costs associated with the blasting required for the mining operation. BOYD provided all mining operating costs.

21.3.1.2 Processing Plant Operating Cost Estimates

The processing plant operating costs for the PUG Plant and for the Hydromet Plant are calculated based on five generic cost categories:

- Raw materials
- Energy
- Maintenance and consumables
- Labor
- G&A operating costs

Operation of the processing facilities involves the purchase of basic feedstock materials and reagents which, consist primarily of:

- Flocculant
- Sulfuric Acid (H_2SO_4)
- Sodium Chloride (NaCl)
- Sodium Carbonate (Na_2CO_3)
- Sodium Hydroxide (NaOH)
- Sodium Sulfite (Na_2SO_3)

Motors installed on pumping, conveying and comminution equipment, and the drying unit of the PUG, are the primary electricity consumers. The Hydromet Plant also consumes natural gas as an energy source to supply heat to the Acid Regeneration Unit (Unit 350).

Maintenance and consumables costs are primarily related to the following items:

- Preventive maintenance and repairs on equipment and instruments (spare parts).
- Preventive maintenance on buildings and structures (corrosion control).
- Replacement of the Ion Exchange Unit resin.
- Replacement of the liners of the crushers and drum scrubbers.

Labor costs are estimated based on a comparative staffing analysis with similar plants. They include administration, maintenance and site services personnel.

21.3.1.3 G&A Operating Cost Estimate

The G&A costs include the following items:

- G&A labor costs
- G&A operating supplies and expenses
- Exploration (Within project boundaries)
- Environmental, Health & Safety Bull Hill Mine
- Environmental, Health & Safety Upton Plant and Tailings storage facility
- Access road maintenance
- Wells and water lines maintenance

21.3.1.4 Miscellaneous Operating Cost Estimate

Miscellaneous operating costs have also been added to the mine, PUG and Hydromet operating cost estimates. These miscellaneous items include but are not limited to the pre-concentrate transportation, laboratory supplies, research and development cost and utility/trainee labor cost.

21.3.1.5 Estimate Structure

The operating cost estimate is divided in three sections each structured in terms of operating costs by category and major facility area. The operating costs are also divided based on the operating plan. The sections are:

1. G&A operating costs
2. Mine and Physical Upgrade Plant operating costs
3. Hydromet operating costs

21.3.1.6 Currency

All currency is in US Dollar.

21.3.1.7 Raw Materials

A) Flocculant

Roche estimated the cost of flocculent based on previous projects.

B) Sulphuric Acid

Chemtrade, located in Riverton, WY and Utran, located in Sheridan, WY provided the cost of sulfuric acid.

The prices provided ranged from $132 to $175 per short ton ($146 to $193 per tonne) delivered, and were correlated to the price of sulfur.

C) Sodium Chloride

The cost of sodium chloride is based on the 2011 price as presented in the USGS commodities data. A price of $80 per short ton ($88 per tonne) delivered was assumed.

D) Sodium Carbonate

Solvay Chemicals and Tata Chemicals, both located in Green River, WY provided the cost of sodium carbonate.

The prices provided range from $150 to $160 per short ton ($165 to $176 per tonne) , FOB. Because of the railroad logistics between Green River, WY and Upton, WY, a $50 per short ton ($55 per tonne) logistic/freight cost was added to the sodium carbonate cost.

E) Sodium Hydroxide

Flowchem, located in Ontario, Canada provided the cost of sodium hydroxide.

The price provided was $325 per short ton ($358 per tonne) delivered.

F) Sodium Sulfite

Solvay Chemicals, located in Green River, WY provided the cost of sodium sulfite.

The price provided was $350 per short ton ($386 per tonne) delivered.

G) Raw Water

A cost of $0.25 per short ton ($0.28 per tonne) of fresh water was used in the operating cost estimate.

21.3.1.8 Energy

A) Electricity

PreCorp provided a cost of electricity of $0.052 per kWh base rate.

B) Natural Gas

The cost of natural gas has been taken from the U.S. Energy Information Administration and is $5.08 per 1,000 cubic foot ($0.18 per cubic meter).

21.3.1.9 Labor

The cost of labor is based on the 2010 Mining Industry Compensation and Benefits Survey escalated to 2012 costs. Tables 21.5 thru 21.8 present the staffing details for the G&A, the mine, the PUG and the Hydromet.

21.3.2 Operating Cost Estimate Summary

Tables 21.5 and 21.6 summarize the overall outcome of the operating cost estimate.

Table 21.5 - Bear Lodge Project: Operating Cost Estimate Summary

Items	Total Annual Cost	Unit Cost	
	($/y)	($/short ton PUG Feed)	($/tonne PUG Feed)
G & A Operating Costs	$6,603,439	18.82	$20.75
Mine & PUG Operating Costs	$15,949,435	$45.46	$50.11
Hydromet Operating Costs	$39,215,669	$111.77	$123.21
Total	**$61,768,543**	**$176.05**	**$194.06**

Table 21.6 - Bear Lodge Project: Operating Cost Estimate Basis

Basis				
Days per year	360	days		
PUG annual ore processing rate	350,856	stpy	318,291	mtpy
PUG ore processing rate	975	stpd	885	mtpd
PUG Pre-concentrate production	188	stpd	171	mtpd

21.3.3 Operating Cost Estimate Area Summaries

The Tables 21.7 thru 21.10 present the operating cost estimate summaries of each area of the Bear Lodge Project.

Table 21.7 - G&A Operating Cost Estimate Summary

Items	Total Annual Cost ($/y)	Unit Cost ($/short ton PUG Feed)	Unit Cost ($/tonne PUG Feed)
Labor Cost	$1,051,250	$3.00	$3.31
Operating Supplies and Expenses	$1,800,189	$5.13	$5.65
Exploration (within project boundary)	$2,000,000	$5.70	$6.28
EH&S Bull Hill Mine	$875,000	$2.49	$2.74
EH&S Upton Plant/TSF	$625,000	$1.78	$1.96
Access Road Maintenance	$230,000	$0.66	$0.73
Wells and Waterlines Maintenance	$22,000	$0.06	$0.07
Total	**$6,603,439**	**$18.82**	**$20.75**

Table 21.8 - Mining Operating Cost Estimate Summary

Items	Unit Cost ($/short ton)	Unit Cost ($/tonne)
Equipment Maintenance and Operation	$1.74	$1.92
Additional Labor	$0.12	$0.13
Labor	$0.32	$0.35
Contracted Blasting	$0.50	$0.55
Total	**$2.68**	**$2.95**

Table 21.9 - PUG Plant Operating Cost Estimate Summary

Items	Total Annual Cost ($/y)	Unit Cost ($/short ton PUG Feed)	Unit Cost ($/tonne PUG Feed)
Mining Operating Cost	$9,511,472	$27.11	$29.88
Process Labor Cost	$3,195,047	$9.11	$10.04
Process Power Cost	$1,392,121	$3.97	$4.38
Process Consumables & Reagents Costs	$604,989	$1.72	$1.90
Pre-Concentrate Transportation	$761,806	$2.17	$2.39
Process Other Processing Cost	$150,000	$0.43	$0.47
Process Maintenance Supplies	$334,000	$0.95	$1.05
Total	**$15,949,435**	**$45.46**	**$50.11**

Table 21.10 - Hydromet Plant Operating Cost Estimate Summary

Items	Total Annual Cost ($/y)	Unit Cost ($/short ton PUG Feed)	Unit Cost ($/tonne PUG Feed)
Labor Cost	$4,137,000	$11.79	$13.00
Emergency Costs	$2,092,000	$5.96	$6.57
Consumables & Reagents Costs	$30,744,000	$87.63	$96.60
Other Processing Costs	$225,000	$0.64	$0.71
Maintenance Supplies	$2,017,669	$5.75	$6.34
Total	**$39,215,669**	**$111.77**	**$123.21**

22 Economic Analysis

22.1 Economic Analysis Summary

Economic analysis of the Bear Lodge project has been performed to assess the economic viability of constructing and operating the project as designed. The bases of the analysis are the mining plans and a production schedule which assumes 23,111 short tons of rare earth (RE) concentrate per year for a duration of approximately 19 years.

Table 22.1 – Economic Analysis Summary

Base Case	
NPV – 8%	$1.601 billion
NPV – 10%	$1.271 billion
NPV – 12%	$1.016 billion
IRR	47.8%
Payback	2 years

The Base Case cash flow statements that have been prepared for the production plan are considered the most likely scenario. It is presented in Table 22.2.

22.1.1 Increased Production Case-Plus 50% Higher than Base Case

The design of the PUG and hydromet plants has been sized to treat multiple ore types, and depending on the mine sequence, blending requirements, and market demand, production could approach 175%-200% of the Base Case production scenario. The Pre-Feasibility Study includes a sensitivity case at a production rate 50% higher than the Base Case. Additional capital expenditures are not required for the plants. The mine would be supplemented with additional and extended operating shifts as required.

This case shows excellent economic results with an NPV (10% discount) of $1,747 million and an IRR of 65.1 percent. The cash flow statement of the increase production case is presented in Table 22.3 and its detailed summary is presented in Table 22.4

Table 22.2 – Base Case Cash Flow Statement

Rare Elements Earth Resources		All numbers 000		YrofProd	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	
Bear Lodge REE Project - Financial Analysis																											
Year	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Totals
Capital Costs																											
PUG	0	11,202	41,118	43,007	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	95,326.2
Hydromet	0	12,259	47,328	48,568	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	108,154.8
Capital Replacement	0	0	0	0	0	0	0	0	0	0	0	0	0	7,624	0	0	0	0	0	0	0	0	0	0	0	0	7,623.7
Sub Consultant Costs	0	1,432	32,459	96,689	0	0	0	8,194	0	0	7,075	0	0	6,598	0	0	9,958	0	0	0	0	0	0	5,675	17,327	7,667	193,075.7
Annual Cap cost	0	24,893	120,905	188,264	0	0	0	8,194	0	0	7,075	0	0	14,221	0	0	9,958	0	0	0	0	0	0	5,675	17,327	7,667	404,180.4
Operating Costs																											
PUG					6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	0	0	0	122,321.3
Hydromet					39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	39,216	0	0	0	745,097.7
Mining Operations					9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	9,511	0	0	0	180,718.0
G&A Operating Costs				6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	3,302	3,302	3,302	141,973.9
Annual Op Cost	0	0	0	6,603	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	61,769	3,302	3,302	3,302	1,190,110.9
Annual Revenue																											
Rare Earth Mineral	0	0	0	0	181,984	309,374	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	236,577	0	0	0	
Annual Tot Rev	0	0	0	0	181,984	309,374	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	363,969	236,577	0	0	0	6,551,436.6
Taxes	41	690	375	2,540	14,022	25,142	29,709	29,446	29,094	28,740	28,459	28,097	27,743	27,563	27,441	27,410	27,483	27,442	27,410	27,377	27,345	27,320	15,830	41	41	41	
After Tax Cash Flow	-41	-25,583	-121,281	-197,408	106,194	222,463	272,491	264,558	273,106	273,460	266,666	274,103	274,457	260,416	274,759	274,790	264,759	274,758	274,791	274,823	274,855	274,880	158,979	-9,018	-20,670	-11,010	4,450,298.5
	-41	-25,624	-146,905	-344,312	-238,119	-15,655	256,836																				
Annual Discounted Cash	-41	-23,257	-100,232	-148,315	72,532	138,132	153,814	135,760	127,406	115,974	102,811	96,071	87,450	75,433	72,353	65,783	57,619	54,359	49,423	44,936	40,855	37,145	19,530	-1,007	-2,099	-1,016	1,271,420.3
Discount Rate	8.00%	10.00%	12.00%																								
NPV	1,601,868	1,271,420	1,016,738																								
IRR	47.77%																										
																											Total
Market Price per st	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	
Production Qty (stpy)					11,556	19,644	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	23,111	15,022				

Table 22.3 – Increased Production Case Cash Flow Statement

Rare Elements Earth Resources		All numbers 000		YrofProd	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	
Bear Lodge REE Project - Financial Analysis																											
Year	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Totals
Capital Costs																											
PUG	0	11,202	41,118	43,007	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	95,326.2
Hydromet	0	12,259	47,328	48,568	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	108,154.8
Capital Replacement	0	0	0	0	0	0	0	0	0	7,624	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	7,623.7
Sub Consultant Costs	0	1,432	32,459	96,689	0	8,194	0	7,075	0	6,598	0	9,958	0	0	0	0	0	0	0	5,675	17,327	7,667	0	0	0	0	193,075.7
Annual Cap cost	0	24,893	120,905	168,264	0	8,194	0	7,075	0	14,221	0	9,958	0	0	0	0	0	0	0	5,675	17,327	7,667	0	0	0	0	404,180.4
Operating Costs																											
PUG					6,389	8,784	9,683	9,683	9,683	9,683	9,683	9,683	9,683	9,683	9,683	9,683	9,683	11,686	10,582	0	0	0	0	0	0	0	143,955.9
Hydromet					39,149	53,825	59,338	59,338	59,338	59,338	59,338	59,338	59,338	59,338	59,338	59,338	51,789	35,299	31,965	0	0	0	0	0	0	0	805,409.4
Mining Operations					9,413	12,942	14,267	14,267	14,267	14,267	14,267	14,267	14,267	14,267	14,267	14,267	14,267	14,267	14,267	0	0	0	0	0	0	0	207,828.2
G&A Operating Costs				6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	6,603	0	0	0	0	0	0	0	105,655.0
Annual Op Cost	0	0	0	6,603	61,553	82,154	89,892	89,892	89,892	89,892	89,892	89,892	89,892	89,892	89,892	89,892	82,343	67,856	63,418	0	0	0	0	0	0	0	1,262,848.5
Annual Revenue																											
Rare Earth Mineral	0	0	0	0	272,981	464,067	545,961	545,961	545,961	545,961	545,961	545,961	545,961	545,961	545,961	545,961	435,185	229,727	194,717	0	0	0	0	0	0	0	
Annual Tot Rev	0	0	0	0	272,981	464,067	545,961	545,961	545,961	545,961	545,961	545,961	545,961	545,961	545,961	545,961	435,185	229,727	194,717	0	0	0	0	0	0	0	7,056,287.2
Taxes	41	690	375	2,540	22,231	37,314	43,634	43,353	42,991	42,777	42,401	42,127	41,748	41,396	41,087	41,087	31,797	14,609	11,858	41	41	41	0	0	0	0	
After Tax Cash Flow	-41	-25,583	-121,281	-197,408	189,196	336,405	412,435	405,641	413,078	399,071	413,668	403,984	414,321	414,673	414,982	414,982	321,045	147,261	119,441	-5,716	-17,368	-7,709	0	0	0	0	4,845,076.9
Annual Discounted Cash	-41	-23,257	-100,232	-148,315	129,223	208,881	232,809	208,158	192,704	169,245	159,487	141,594	132,015	120,116	109,278	99,343	69,869	29,135	21,482	-935	-2,582	-1,042	0	0	0	0	1,746,935.9
Discount Rate	8.00%	10.00%	12.00%																								
NPV	2,113,799	1,746,936	1,451,837																								
IRR	65.14%																										**Total**
Market Price per st	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	$15,749	
Production Qty (stpy)					17,334	29,467	34,667	34,667	34,667	34,667	34,667	34,667	34,667	34,667	34,667	34,667	27,633	14,587	12,364								

Table 22.4 - Plus 50% Production Sensitivity Case at $17.36 per kilogram ($7.87 per pound) Price

Annual Production (nominal)	
Ore	526,284 stpy (477,442 mtpy)
Concentrate	34,667 stpy (31,443 mtpy)
TREO	15,500 stpy (14,059 mtpy)
Life-of-Mine years	15 years
NPV @ 10% discount rate (Million)	$1,747
IRR	65.10%
Annual Cash flow (Million)	$348
Estimated Annual Cash Operating Cost, per ore ton (tonne)	$170.81 ($188.32)
Project Payback after start-up	1.5 years
Initial Capital Expenditure (Million)	$334
Life-of-Mine Capital Expenditure (Million)	$404

NPV, IRR, and Annual Cashflow are before Federal income tax but include Wyoming State taxes.

22.2 Model Assumptions

The Base Case cash flow model (model) includes the following assumptions:

- The rate of overall inflation is identical to the rate of inflation for the model inputs, for both revenues and costs. Thus, all amounts are constant dollars.
- Financial periods are equal to one year.
- The cash flow excludes the corporate federal income Capital expenditures are assumed to span the first four years, with infrastructure heavily weighted in the first two years and construction heavily weighted in the second two years.
- Closure costs are assumed to begin in the final year of production with the closure extending two years beyond the final year of production.
- No perpetual costs related to closure are included.

- No capitalized equipment replacements or upgrades requiring capitalization after the beginning of production are included other that the mining equipment replacement included in the mining capital cost.
- Tailings dam raises have been added at a sustaining capital cost according design engineers' recommendation.

22.3 Financial Risks / Sensitivity Analysis

There are numerous risks to the financial viability of the project, as discussed below. As such, sensitivity analysis has been performed to assess the impacts on the financial results of the project given variations in these risk factors.

22.3.1 Rare-Earths Pricing

As developed in Section 19.2, the Pre-Feasibility Study assumes an average price of $17.36 per kilogram ($7.87 per pound) of bulk mixed RE concentrates with an average grade of 45% TREO. A sensitivity case that assumes a 25% lower price for the concentrate ($13.02 per kilogram or $5.90 per pound), demonstrates the economic feasibility of the project at substantially lower long-term price forecasts.

The global market price for rare earth minerals is not as large or well established as it is for commodity minerals. Because of the comparatively narrow markets for rare earth minerals, rare earth minerals cannot be considered commodities, and their markets may be subject to conditions and manipulations that would not be present in established commodity mineral markets.

Producers cannot be considered to be perfectly competitive price-takers in the market. While the designed production level may be considered a production level at which the global price will not be impacted, risks of market manipulation by other producers exists.

These market conditions can significantly impact the financial results of the project.

22.3.2 Rare-Earths Price Fluctuations

While current prices are assumed efficient and may be at equilibrium, market conditions in the long-term may shift in either direction, causing long-term change in the mineral prices. Mineral markets are assumed to be volatile, currently unforeseen price level changes are possible and could significantly impact the financial results

of the project. Price fluctuations of -25%/+25% were computed in the model. Tables 22.5 and 22.6 present the results of these computations.

Table 22.5 - 25% Rare-Earths Base Price Increase

(Millions)	8%	10%	12%
NPV	$2,189	$1,752	$1,415
Base Case	$1,601	$1,271	$1,016
Variation	$587	$481	$398
Percent Change	**37%**	**38%**	**39%**

Table 22.6 - 25% Rare-Earths Base Price Decrease

(Millions)	8%	10%	12%
NPV	$1,014	$790	$618
Base Case	$1,601	$1,271	$1,016
Variation	($587)	($481)	($398)
Percent Change	**-37%**	**-38%**	**-39%**

22.3.3 Discrete Cost Fluctuations for Various Inputs

There is a possibility that costs for the inputs for capital, operations or power may not fluctuate in step with the other inputs, causing adverse financial results for the project. These risks are shown in the Table 22.7 thru 22.10.

Table 22.7 - 25% Operation Costs Increase

(Millions)	8%	10%	12%
NPV	$1,492	$1,181	$941
Base Case	$1,601	$1,271	$1,016
Variation	($109)	($90)	($75)
Percent Change	**-7%**	**-7%**	**-7%**

It should be noted that the described increase in all operating costs of 25 percent does not push any of the project NPVs below zero. This level of isolated variation is used because the assumption by Roche Engineering for this Pre-Feasibility Study is +/- 25%.

Table 22.8 - 25% Capital Cost Increase

(Millions)	8%	10%	12%
NPV	$1,557	$1,229	$976
Base Case	$1,601	$1,271	$1,016
Variation	($45)	($43)	($41)
Percent Change	**-3%**	**-3%**	**-4%**

Table 22.9 - 25% Power/Energy Cost Increase

(Millions)	8%	10%	12%
NPV	$1,593	$1,264	$1,010
Base Case	$1,601	$1,271	$1,016
Variation	($8)	($7)	($6)
Percent Change	**-1%**	**-1%**	**-1%**

Table 22.10 - 25% Acid/Reagent Cost Increase

(Millions)	8%	10%	12%
NPV	$1,547	$1,226	$979
Base Case	$1,601	$1,271	$1,016
Variation	($54)	($45)	($37)
Percent Change	**-3%**	**-4%**	**-4%**

22.3.4 Sensitivity Analysis

A summary of the sensitivity analysis is presented in Table 22.11. It has been performed to assess the impacts on the financial results of the project given variations in the risk factors.

Table 22.11 – Sensitivity Analysis

Condition	Impact on NPV
25% decrease in price	37-39% decrease
25% increase in price	37-39% increase
25% decrease in operating cost	7% increase
25% increase in operating cost	7% decrease
25% decrease in capital cost	3-4% increase
25% increase in capital cost	3-4% decrease
100% decrease in operating power cost	2% increase
100% increase in operating power cost	2% decrease
25% decrease in acids and reagents cost	3-4% increase
25% increase in acids and reagents cost	3-4% decrease
25% decrease in labor costs	1% increase
25% increase in labor costs	1% decrease
25% decrease in price, 25% increase in operating cost, capital cost, acids and reagents, labor costs and 100% increase in operating power costs	54-59% decrease
25% increase in price, 25% decrease in operating cost, capital cost, acids and reagents, labor costs and 100% decrease in operating power costs	51-56% increase

22.4 Taxes

The model includes three separate taxes on the project. These taxes are estimated based on the class of property and percent of fair market value of property assessed for property tax assessment as specified by Wyoming law:

1. Gross value of minerals and mine products – 100%
2. Property used for industrial purposes – 11.5%
3. All other property, real and personal – 9.5%

Property Tax on land for the project is calculated as such:

Table 22.12 - Property Tax Cost Summary

Site	Acreage	Value	Land Value	Mill Rate	Annual Tax
Mine	1000	$3,000	$3 million	76	$20,520
Upton	1000	$3,000	$3 million	76	$20,520
				Total:	**$41,040**

22.4.1 Taxes Calculation Assumptions

- The property tax calculation is assumed constant for the life of the project.
- Property tax on the plants is calculated as the book value of the capitalized assets multiplied by 11.5%, then assessed at the 76 mill rate.
- Severance tax is computed by multiplying the net proceeds from operations by the severance tax rate of 9 percent.
- The tax burden, as described, peaks in the first year of full production. As the capitalized assets depreciate and their corresponding book values decline, the liability for property tax on capitalized property decreases.

22.5 Significant Risks

The following significant risks exist that are not quantified in the Base Case cash flow model:

- Marketability of product.
- Variability in actual recovery of the various elements.
- Production mineral mix.
- Variations in production. Constant production rates are assumed, but may not be realized.
- The Mine production plan.

23 Adjacent Properties

Rare Element's Bear Lodge project property consists of 15 contiguous square miles (24 kilometers) and includes all known significant rare earth occurrences in the Bear Lodge Mountains. The property hosts deposits of rare earths, as well as the Sundance project gold deposits. There are no other known significant occurrences of rare earths in the region surrounding the Bear Lodge Mountains.

A number of precious metal mines and prospects are hosted in, and associated with, either Tertiary intrusions or Precambrian crystalline rocks in the surrounding Black Hills region of South Dakota and Wyoming. Gold deposits of Precambrian age, typified by the Homestake mine near Lead, South Dakota, have been the dominant precious-metal producers in the northern Black Hills for more than 100 years. More recently, intrusive-hosted systems of Tertiary age in the northern Black Hills of South Dakota have produced several million ounces of gold and contain significant remaining resources. These younger deposits include Gilt Edge, Richmond Hill, Annie Creek, and Foley Ridge in South Dakota, and the Mineral Hill and Sundance (and Bear Lodge) deposits in Wyoming (Figure 23.1).

Figure 23.1 - Black Hills Region Gold Mines and Projects


Powder River Basin
Tertiary Igneous Complexes
Mesozoic & Paleozoic Sediments
Precambrian
Sundance Project
Spearfish
S DAKOTA
WYOMING
NEBRASKA
Denver
Sundance Project Area
Bear Lodge Mountains
Mineral Hill
Richmond Hill
Homestake
Gilt Edge
Annie Creek/ Foley
Black Hills
NORTH
20 miles
25 km
Wyoming
South Dakota

24 Other Relevant Data and Information

24.1 Potential By-Products

The Bull Hill ore contains minor amounts of other minerals and could be potentially recovered. As discussed in Chapter 17, Recovery Methods, the processing methods include a combination of gravity/screening unit operations and hot acid leaching to recover the rare earth minerals. The potential economically recoverable ore minerals include minor amounts of gold, uranium, thorium, iron and manganese. In the hydrometallurgical process, large quantities of calcium carbonate are consumed to neutralize the acid and some carbon dioxide is produced in the process.

An economic recovery method has not been investigated for any of these by-products with the exception of manganese. The Hydromet process will precipitate the iron with the low levels of uranium and thorium into a neutralized hydroxide tailing and this would be un-economical to recover. The gold content in the Bull Hill mine ores is negligible. The amount of carbon dioxide generated is being measured in the pilot plant for environmental purposes and potential use in the oil and gas industry.

The manganese is removed prior to the precipitation of the rare earths to purify the concentrate. Investigations have been initiated on the potential recovery of a commercial manganese by-product from the Bear Lodge rare earth processing stream. Although still in the very initial stages, the opportunity is believed to exist to produce relatively small quantities of a manganese ore quality material or possibly higher value-added manganese products.

According to the U. S. Geological Survey, excluding insignificant quantities of low grade manganiferous materials used as colorants in brick or ceramic manufacturing, there has been no production of manganese ores containing 35% or more manganese in the United States since the 1970's; thus the net import reliance is 100%.

Most manganese consumption is related to steel production either through the upgrading of ore to ferroalloy products (ferromanganese, silicomanganese or electrolytic manganese metal), or in some instances by the direct charging of manganese ores to blast furnaces in pig iron manufacturing. In world steel manufacturing, about 10 kg of contained manganese is consumed per metric ton of steel produced.

In steel manufacturing, about 30% of the manganese is used in the desulphurization and deoxidizing to eliminate sulfur embrittlement of steel. The other 70% of manganese is used as an alloying agent element. This addition usage varies, depending upon desired properties for the steel being made.

Manganese also finds metallurgical applications in aluminum, copper, titanium, and other metal alloys. In non-metallurgical applications, the largest application of manganese is in the form of manganese dioxide in dry-cell batteries. Another growing application is in lithium manganese batteries.

Manganese also finds application in plant fertilizers and animal feeds, chemicals (the best known being potassium permanganate used as an oxidizing agent), fungicides, and in certain fine chemical synthesis applications.

The potential extraction of any of these minerals would be a distraction from RER's core business. However, should an economic method be determined, the processing would be contracted to a company with the expertise in the recovery of these minerals.

25 Interpretation and Conclusions

25.1 General

Since the 1970s several companies have explored the Bear Lodge area for rare earths, including Duval Corporation, Molycorp, Hecla, ,and Rare Element Resources Ltd. (through its wholly owned subsidiary Paso Rico (USA), Inc., which is now known as Rare Element Resources, Inc.). The mineral resource estimate and associated mine plan, developed by Ore Reserves Engineering (O.R.E.) and John T. Boyd Company and approved by the RER management team confirms the basis for the development of this Pre-Feasibility Study.

25.2 Geology

The Bear Lodge alkaline-igneous complex hosts one of the largest disseminated (low-grade) rare-earth element (REE) deposits in North America (M.H. Staatz, 1983, US Geological Survey Professional Paper 1049D). Within this large low-grade mineralized system, the Company is focused on exploring high-grade rare-earth mineralized zones, which are naturally enriched in some of the most widely used REE, such as cerium and lanthanum, as well as some of the more valuable REE, including neodymium and praseodymium, plus important quantities of europium, dysprosium, and terbium. All of the known REE occurrences in the Bear Lodge area are controlled by Rare Element Resources claims.

Past exploration work by Duval, Molycorp, Hecla, and Rare Element Resources shows that potentially economic rare-earth-element mineralization is contained in carbonatic dikes and their oxidized equivalents, primarily in a one-square-mile area at Bull Hill near the center of the alkaline-igneous complex. The rare-earth bearing dikes are mainly within and adjacent to the margin of heterolithic intrusive breccias of the Bull Hill diatreme. In the near–surface zone of weathering and oxidation, these dikes are altered to iron (Fe) oxide-manganese (Mn) oxide-REE-bearing bodies that are designated as "FMR" dikes and veins, which are interpreted to transition into non-oxidized REE-bearing carbonatite with depth. The FMR dikes and veins occur from the surface to a depth range of 300 to 600 feet (about 90 to 180 meters), where they progressively transition into non-oxidized carbonatite over a depth interval of approximately 100 feet (30 meters). The REE mineralogy exhibits predictable variation between the FMR, oxide-carbonate, transitional carbonatite, and carbonatite environments. Table 25.1 summarizes zonal REE mineralogy in Bear Lodge mineralized carbonatite and derivative dikes and veins:

Table 25.1 - Bull Hill Zonal REE Mineralogy

Zone	Mineralized Body	REE Mineralogy
Oxidized	FMR dikes and veins, oxidized carbonatite (Surface to appx. 5,600 feet elevation) (1,707 meters))	Bastnasite group minerals; minor monazite and cerianite.
Oxide-carbonate	Partly oxidized carbonatite and silicocarbonatite (Appx. 5,900 to 5,600 feet elevation) (1,798 to 1,707 meters) Significant matrix carbonate, but little disseminated sulfide.	Bastnasite group minerals; minor monazite and cerianite. Variable ancylite. Significant bastnasite formed from alteration of ancylite.
Transitional	Weakly oxidized carbonatite and silicocarbonatite (Narrow zone, 0 to 30 feet thickness) (9 meters) Significant matrix carbonate and sulfide.	Ancylite and subordinate bastnasite group minerals. Minor monazite and cerianite.
Unoxidized	Unoxidized carbonatite and silicocarbonatite (< 5750 feet elevation) (1,753 meters)	Ancylite and subordinate bastnasite group minerals. Minor monazite and cerianite.

The Bear Lodge REE project comprises three main resource areas: Bull Hill (includes Bull Hill West), Bull Hill Northwest, and Whitetail Ridge, plus several exploration targets that may contain resources but need further work (Figure 8.1). These three resources contain carbonatite-related dikes and veins that range in size from hairline fracture veinlets to dikes that may exceed 100 feet (30 meters) in width. The higher-grade REE-bearing dikes and veins are commonly surrounded by lower-grade stockworks of veinlets. Oxidized mineralization (FMR and oxide-carbonate) extends to depths of 500 to 600 feet (152 to 183 meters) and contains the mineable reserve described in this prefeasibility report (hosted within oxide and oxide-carbonate alteration zones described in Chapter 7.0.

Rare Element explored the Bull Hill area REE mineralization with 158 core holes drilled from 2004 through 2011. All encountered varying quantities of rare-earth mineralization in oxidized and unoxidized carbonatite dikes. Approximately sixteen drill holes had been drilled in the area prior to the Company's activities. The 2011 drilling program consisted of 63 drill holes to upgrade and expand the rare-earth resources and 37 large diameter core holes to collect bulk sample material. The

deposits are open for exploration in most directions, and further drilling is expected to substantially increase the resources.

25.3 Mining

Mining of the oxidized portion of the Bear Lodge deposit is best accomplished using a traditional truck and shovel open pit method. The present plan calls for a two phase mine design in order to even out stripping requirements to minimize surges in labor and equipment requirements. The mine will operate on a 5-day per week schedule, utilizing two 10-hour operating shifts each day. Mine design parameters such as pit slopes, haul road width and grade, and minimum mining width have been determined from geotechnical studies of the projected mining wall locations and the equipment selected to promote efficient mining. Planning is based on measured and indicated resources only.

The mine will yield five distinct products, all of which will be hauled by truck to distinct destinations as required for ongoing and future mineral processing and for final waste rock deposition. These products are: Oxide High Grade (oxide material above 1.5% TREO cutoff grade) hauled to a stockpile at the processing plant, OXCA (oxide-carbonate material above 1.5% TREO cutoff grade) hauled to a second stockpile at the processing plant, Oxide Stockwork (oxide material between the cutoff grade of 0.9% and 1.5% TREO) hauled to a third stockpile at the processing plant, Low Grade Oxide (oxide material between 0.5% and 0.9% TREO) hauled to a stockpile near the processing plant, and Waste (all remaining material) hauled to a waste dump located east of the mine.

25.4 Infrastructure

The Bear Lodge Project's required infrastructure is divided into two areas. The Bull Hill Mine and Physical Upgrading (PUG) plant site, and the Upton, WY Hydromet site and Tailings Storage Facility.

The Bull Hill Mine and PUG plant will require the construction of the Miller Creek road, the upgrade of the power supply to the Bull Hill site and the installation of a well to supply the processing facility with fresh water.

The Hydromet site infrastructure will include modifications to the rail site to install sodium carbonate and sulfuric acid unloading stations, connection to the Upton, WY municipal water network to supply the Hydromet with fresh water, a new connection

to the industrial park natural gas network and a new tailing storage facility located south of the Hydromet plant.

25.5 Metallurgy and Mineral Processing

The rare earth processing facility is designed with two distinct unit operations, a Physical Upgrading (PUG) plant, which is designed to maximize the rare earth mineral content into a pre-concentrate; and a Hydrometallurgical plant (Hydromet), which is designed to extract the rare earth elements and produce a bulk mixed RE concentrate. Production flexibility is incorporated into the designs to accommodate ore variability and market demands.

The PUG process employs a series of crushing, attritioning, and washing and screening methods to concentrate the RE fines and reduce the physical mass. Harder stockwork ores are used as the attritioning media to break up the "clay like" oxide ores. The PUG circuit has the ability to process 1,000 short tons (907 tonnes) per day of high grade oxide and 1,000 short tons (907 tonnes) per day of oxide carbonate and low grade stockwork ores. This design accounts for the variability of the ore body. The PUG processing strategy is to maximize the RE grade and recovery, and minimize the mass or tonnage of the pre-concentrate that is transported to the Hydromet plant.

The hydrometallurgical plant has been designed with two parallel circuits to process the mineral pre-concentrate from the PUG plant. The nominal rare-earth production rate is anticipated to be 23,111 short tons (21,000 tonnes) of bulk mixed RE carbonate concentrate containing 10,400 short tons (9,400 tonnes) of REO per year, but the plant has sufficient flexibility to produce higher tonnages of RE concentrate and contained REO with minor modifications. The hydrometallurgical process will use a 20% hydrochloric acid solution, heated to 194 degrees Fahrenheit (90 degrees Celsius) to leach the REE from the pre-concentrate. Iron is then precipitated from the solution, and calcium and manganese are extracted using an ion exchange process. The REE are finally precipitated as carbonates through neutralization of the acidic solution with sodium carbonate. The bulk mixed RE carbonate concentrate will contain approximately 45% TREO.

25.6 Economic Analysis

Table 25.2 presents the Bear Lodge Project Financial Summary.

Table 25.2 - Bear Lodge Financial Summary (Million)

Pre-tax NPV @ 10% Discount Rate	$1,271
Pre-tax IRR	47.80%
Annual Pre-tax Cash Flow	$234.3
Project Payback After Start-up	2.1
Start-up Capital Expenditure	$334.1
Sustaining Capital Expenditure	$70.1
Life-of-Mine Capital Expenditure	$404.2
RE Concentrate Price, $/kg ($/lb.)	17.36 (7.89)
Estimated Annual Cash Operating Cost	$61.8

The Company's breakeven cashflow price for rare-earth concentrate is $4.34 per kilogram ($1.97 per pound), which is 75 percent below the $17.36 per kilogram ($7.89 per pound) price used in the base case economics. The price required to obtain a 30 percent IRR is approximately $11.63 per kilogram ($5.29 per pound), which is 33 percent below the base case price.

25.6.1 Increased Production Case-Plus 50% Higher than Base Case

The design of the PUG and Hydromet plants has been sized to treat multiple ore types, and depending on the mine sequence, blending requirements, and market demand, production could approach 175%-200% of the Base Case production scenario. The Pre-Feasibility Study includes a sensitivity case at a production rate 50% higher than the Base Case. Additional capital expenditures are not required for the plants. The mine would be supplemented with additional and extended operating shifts as required.

This case shows excellent economic results with an NPV (10% discount) of $1,747 million and an IRR of 65.1 percent. The detailed results are presented in Table 25.3.

Table 25.3 - Plus 50% Production Sensitivity Case at $17.36 per kilogram ($7.87 per pound) Price

Annual Production (Nominal)	
Ore	526,284 stpy (477,442 mtpy)
Concentrate	34,667 stpy (31,443 mtpy)
TREO	15,500 stpy (14,059 mtpy)
Life-of-Mine Years	15 years
NPV @ 10% Discount Rate (Million)	$1,747
IRR	65.10%
Annual Cash Flow (Million)	$348
Estimated Annual Cash Operating Cost, per Ore Ton (Tonne)	$170.81 ($188.32)
Project Payback After Start-up	1.5 years
Initial Capital Expenditure (Million)	$334
Life-of-Mine Capital Expenditure (Million)	$404

The project economics assume an average price of $17.36 per kilogram ($7.89 per pound) of bulk mixed RE carbonate concentrates with an average grade of 45% TREO. This price was derived from the three-year (2009-2011) trailing average of separated individual REO prices, FOB China, from the Metal-Pages Bulletin. Recognizing that the output concentrate produced from the Bull Hill mine is a "basket mix" of individual rare earths as carbonates, a discount of 40% was assumed for the concentrate pricing in the economic models. As additional detail is added to the mine schedule in the Definitive Feasibility Study, concentrate pricing may vary depending on the mix of RE in the concentrates during any one mining period (year). The Pre-Feasibility Study assumes an average price in all years. This concentrate price has remained unchanged for the past 15 months at the current price of $38.00 per kilogram ($17.30 per pound). The four-year average price is $15.92 per kilogram ($7.24 per pound) and the three-year average price is $19.69 per kilogram ($8.95 per pound). The $17.36 per kilogram ($7.89 per pound) price assumption used in the Base Case economics falls closer to the conservative four-year average price for bulk concentrates and is 46% of current prices.

25.7 Capital and Operating Cost Estimates

Start-up capital expenditures are estimated at $334.1 million. The Life-of-Mine capital cost for the project, including sustaining capital, is estimated at $404.2 million, which includes a 25% contingency of $80.8 million.

Table 25.4 - Capital Expenditures

		(Thousands)
Mine	$	55,661
Physical Upgrading Plant	$	64,597
Hydrometallurgical Plant and Tailings Disposal	$	108,272
Infrastructure (roads, power, etc.)	$	19,938
Owners Costs including closure, first fills and spares	$	36,280
Engineering and Commissioning	$	38,599
Contingency (25%)	$	80,837
Life-of-Mine Capital Expenditures	$	**404,184**
Sustaining Capital Expenditures	$	70,122
Start-up Capital Expenditures	**$**	**334,062**

The average total annual operating costs at the production rate of 975 short tons (885 tonnes) per day of high-grade feed to the PUG plant, producing 10,400 short tons (9,433 tonnes) per year TREO in 23,111 short tons (20,962 tonnes) of REO concentrate is $61.8 million.

Table 25.5 - Operating Costs

	Cost/ Short Ton Ore	Cost/ Tonne Ore	REO Concentrate		TREO (45% grade)	
			Cost/lb	Cost/kg	Cost/lb	Cost/kg
Mining & PUG	$45.46	$50.12	$0.35	$0.76	$0.77	$1.70
Hydrometallurgical Plant	$111.77	$123.23	$0.85	$1.87	$1.89	$4.17
General and Administrative	$18.82	$20.75	$0.14	$0.31	$0.32	$0.70
TOTAL	**$176.05**	**$194.10**	**$1.34**	**$2.94**	**$2.98**	**$6.57**

The sensitivity analysis presented in Table 25.6 has been performed to assess the impacts on the financial results of the project given variations in the risk factors.

Table 25.6 – Sensitivity Analysis

Condition	Impact on NPV
25% decrease in price	37-39% decrease
25% increase in price	37-39% increase
25% decrease in operating cost	7% increase
25% increase in operating cost	7% decrease
25% decrease in capital cost	3-4% increase
25% increase in capital cost	3-4% decrease
100% decrease in operating power cost	2% increase
100% increase in operating power cost	2% decrease
25% decrease in acids and reagents cost	3-4% increase
25% increase in acids and reagents cost	3-4% decrease
25% decrease in labor costs	1% increase
25% increase in labor costs	1% decrease
25% decrease in price, 25% increase in operating cost, capital cost, acids and reagents, labor costs and 100% increase in operating power costs	54-59% decrease
25% increase in price, 25% decrease in operating cost, capital cost, acids and reagents, labor costs and 100% decrease in operating power costs	51-56% increase

25.8 Risks

25.8.1 Markets and Price

The global market and price for rare earth minerals is not as large or well established as it is for commodity minerals. Because of the comparatively narrow markets for rare earths, rare earth oxides or metals cannot be considered commodities, and their markets may be subject to conditions and manipulations that would not be present in established commodity mineral markets.

While current prices are assumed efficient and may be at equilibrium, market conditions in the long-term may shift in either direction, causing long-term change in the mineral prices. Mineral markets are assumed to be volatile, thus currently unforeseen price level changes are possible and could significantly impact the financial results of the project.

The Company currently does not have off-take agreements for the sale of the REO carbonate concentrate. Several rare earth separation facilities have been identified as potential customers

25.8.2 Technology

As with any project in the early days of development, there are many details and additional support work required to move this project into the next phase. The company intends to advance this project to a definitive feasibility stage in 2013 and several data gap testwork programs will need to be completed. These include mine variability testing, developing a grade and ore blending plan, optimizing RE upgrading and reagent consumption, development of a cost effective manganese removal process, and install a comprehensive environmental procedures and control plan. The future outcome of any of these test programs is uncertain.

Technology risks include optimizing the supply of hydrochloric acid and developing a cost effective means of removing manganese from the product. Manganese removal technology exists and it has been proven that manganese can be removed from the product. However, the cost effectiveness of this technology will need to be optimized. Acid regeneration units are included in this Pre-Feasibility. The use of such a technology has not been proven at the scale that is required by this project. Hydrochloric acid can however be supplied directly, but at a higher cost. This should be part of the additional support work required to move this project into the next phase.

Detailed engineering of several of the infrastructure and support facilities have not been completed. These include the development of a raw water supply system and water rights, establishment of access road easements along the county road, and the final power line routing to the mine site. These details will be finalized in the Definitive Feasibility Study (DFS).

25.8.3 Environmental and Permitting

One of the more significant project risks is with the environmental and permitting process. The procedures for obtaining a mining permit from the Wyoming Department of Environmental Quality (WDEQ) are well established. A major project milestone was successfully achieved this year when the company received from the WDEQ a decision that both the Bull Hill Mine site and the Upton Hydrometallurgical facility could be permitted under the Land Quality Division guidelines and a single permit. This decision will help streamline the state permitting process. However there is no guarantee that the mining permit will be granted.

The Environmental Impact Statement (EIS) process is also well established in the National Environmental Policy Act (NEPA), which is the formal process to review the impact of the proposed mining activities on federal public lands. While the company is actively establishing the environmental baseline conditions, there is a risk that the final Record of Decision (ROD) could be denied, contain conditions that would adversely affect the project economics, or be challenged. The company is developing extensive impact studies and will establish the best available mitigation measures to meet or exceed regulatory agency requirements.

The ore from the Bull Hill Mine contains small quantities of Uranium and Thorium. The current processing methods and tailings disposal will concentrate these radionuclides to a level that is below regulatory guidelines. Future regulatory compliance levels for rare earth mines have not been established.

25.9 Opportunities

The limits of the REE-mineralized system on the Bear Lodge property have yet to be determined. The development of existing deposits outside of the Bull Hill mine area, the recent identification of areas peripheral to the Bull Hill deposit that carry significant enrichment in HREE, and excellent potential for the discovery of new REE exploration target areas all add great upside potential to the project. Oxidized equivalents of carbonate and carbonate related REE mineralization are widespread on the property, and current data indicate that the area proximal to the Bull Hill and Whitetail diatremes appears to be the most prospective for the occurrence of significant REE-mineralized bodies. RE mineralization of similar grade has been found in targets beyond the two diatremes.

Although the resources falling in the Inferred Category were not used in the Pre-feasibility Study, they represent a significant opportunity for the project. As reported in

Table 14.12, the total Inferred Resource is 24.2 million short tons (21.9 million tonnes) at an average grade of 2.74% TREO (1.5% cut off). Approximately 16.5 million short tons (15 million tonnes) are high grade oxide resources at a grade of 2.75% TREO. Future drilling campaigns will focus on converting this Inferred Resource into Measured and Indicated, and potentially extending the mine life or providing expansion opportunity.

The Company plans to move quickly into more detailed metallurgical design and engineering to be reported in a Definitive Feasibility Study that is expected to further establish the economic viability of the Bear Lodge Project. In addition, the Company has initiated a preliminary rare element separation test program.

As demonstrated by the 37 percent increase in NPV ($481 million at 10% discount rate) for the plus 25% price sensitivity case, the project benefits markedly from modest price increases. Forecasting future demand growth and prices in the rare earth industry is challenging considering the volatility of prices over the past two years. Demand growth is dependent on numerous existing industries as well as emerging markets.

The recent dramatic swings in prices are symptomatic of uncertainty in economic growth, the adoption of emerging technologies, and the role of China. During the next 5 years the perspective on the industry is most likely to change. It is possible that technology and emerging markets will grow at rates greater than currently forecasted, especially in the years beyond 2015 when the Bull Hill Mine is projected to come on stream.

26 Recommendations

Roche recommends that Rare Element Resources goes forward with a feasibility study preparation program that will lead to a definitive feasibility study. This preparation program should include additional investigations within the mine, the PUG and the Hydromet areas of the Bear Lodge Project. In addition, the company should continue to explore the development of individual element separation technology.

26.1 Mining

26.1.1 Variability Work

Variability testing will need to be undertaken within the Bull Hill mine to further refine the representativeness of the pilot plant samples. A baseline sample program will be established with regards to REE content, rock type (high-grade, OxCa, stockwork) and radionuclides content (uranium and thorium). The program will determine specific locations within the mine where pilot plant samples will be extracted.

26.1.2 Pit Grade Control Plan

A pit grade control plan will be developed to ensure a consistent feed to the PUG and the production of a consistent pre-concentrate material. The pit grade control plan will be based on the REE and radionuclides content of various locations in the mine, on the specific areas rock types and their distribution within the mine and on the upgrade potential of the various rock types. The pit grade control plan will be developed based on pilot plant result and will be continuously reviewed based on the PUG production rate.

26.1.3 Develop a Mix/Blend Recipe

A typical mix/blend of REE-bearing rock types will be developed based on the variability work and on the pit grade control plan to ensure a steady-state PUG plant operation. The blend will be modified to average the REE, radionuclides and upgrade potential of the PUG feed to produce a consistent pre-concentrate product.

26.2 Physical Upgrade Plant

26.2.1 Ore Testing

Typical material samples will need to be developed for the three main ore types for use in the PUG plant: high-grade, stockwork, and OxCa. These typical samples will be used in pilot plant testing to develop the true PUG potential and provide data on the PUG operation. This testing will also quantify the REE rejected from the processing of the various ores.

The pilot plant testing will also generate data that will be used to develop a program to reduce the uranium and thorium content of the pre-concentrate and tailings. This blending optimization will be performed by varying the ratio of feed material to the plant and by the recirculation of a portion of the high-grade middling.

Additional testing will also be required to identify the physical upgrade potential of other types of REE-bearing ore or rocks present in the Bull Hill Mine.

26.2.2 Pre-Concentrate Material Characterization

26.2.2.1 General

Various material handling testing will be required to design the PUG. These material handling tests include:

- Filtration testing
- Settling testing
- Slurry characterization and flow testing

26.2.2.2 Pre-Concentrate Humidity Optimization

In addition to the material handling testing, a water content optimization should be performed to determine the optimum water content for the pre-concentrate. This study will also affect the leach reactor feed system and the water balance of the Hydromet plant.

26.2.3 Hydromet Plant

Additional pilot plant testing will be required for the Hydromet process final design. These tests will enable the engineering team to design an optimized plant and increase the profitability of the operation. As a general guideline, the testing requirements include: reagent optimization, reaction kinetics study, calorimetric testing, process characterization, material of construction testing, material handling testing, and trade-off studies.

26.2.4 Reagent Optimization

Optimization of the reagent consumption and concentration will be derived from pilot plant testing data. The leach unit parameters are related to the concentration and to the impurities present in the hydrochloric acid. The neutralization reagent parameter will be optimized in order to increase the profitability of the operation. Three neutralization reagents ($NaOH$, Na_2CO_3, MgO) are available and will be further tested.

26.2.5 Reaction Kinetics Study

Optimization of the operating parameters of the various processes will involve the study of the following parameters in the reactions taking place in the Hydromet plant:

- Temperature
- Residence time
- pH
- Interactions between ionic species

26.2.6 Calorimetric Testing

Thermodynamic data on the rare-earth elements are not readily available within the traditional databases. As such, calorimetric testing will be undertaken to generate data to be used to optimize the energy balance of the plant. The current model is based on extrapolations and on FACTSage calculation. These data show that the leach, neutralization, and acid recovery processes are exothermic, while the carbonate precipitation reaction is endothermic. Existing data do not have the required precision to optimize the energy balance.

26.2.7 Process Characterization

Process characterization testing will involve the characterization of the various streams of the process through pilot plant testing. The testing will involve:

- Characterization of the off-gases from the leach and precipitation reactors, as well as the treatment of these gases;
- Characterization of the effluents with regards to uranium and thorium abundances;
- Characterization of the chloride stream with regards to the cations present in solution.

26.2.8 Material of Construction Testing

Material of construction testing will be undertaken to determine the optimal material of construction. The testing will involve the various materials formerly proposed. Corrosion or degradation coupons (metallic and non-metallic) will be inserted in selected process streams in order to have a better understanding of the interaction between the material of construction and the process parameters. For metallic materials, microscopic examination combined with weight measurements will be done to estimate corrosion rate and mechanical testing to evaluate embrittlement. For non-metallic materials, weight measurements, determination of the modification in mechanical properties and swelling measurements will be done to evaluate the suitability. These tests will also guide the reliability and maintenance philosophies and costs for operating the plant.

26.2.9 Material Handling Testing

Various material handling testing will be required to design the Hydromet. These material handling tests will be done on the slurries from the Hydromet and will include:

- Filtration testing and wash efficiency
- Settling testing
- Slurry characterization and flow testing

26.2.10 Process Studies

26.2.10.1 Ion Exchange or Solvent Extraction Unit

The ion exchange or solvent extraction unit is required to remove the manganese from the rare earth carbonate product. Testing of the unit is required to optimize efficiency and has 3 components. The first evaluation will be the location of the unit, either before the neutralization, or before the precipitation. The second component involves the selection of the technology for the unit (ion exchange or solvent extraction), and the third component is the selection of the reactive media (resin selection, solvent selection).

26.2.10.2 Hydrochloric Acid Regeneration Unit

A study of the Hydrochloric Acid Regeneration Unit will be required to evaluate the profitability of its installation versus the purchase of hydrochloric acid on the commodity market. The current projections show that the unit should be profitable, such that efforts will be made to optimize the acid regeneration process. The main objective of the study will be to reduce the energy requirements for the process.

The second optimization study will involve the optimization of the equilibrium of the acid regeneration reaction to minimize the production of sodium bisulfate and optimize the production of sodium sulfate.

26.2.10.3 Rare-Earth Carbonate Product

A market study will be undertaken to define the optimal REO content of the rare-earth carbonate product.

26.2.10.4 Manganese Byproduct

A market and process study on the manganese recovery will be done to evaluate the profitability of the installation of a manganese recovery unit.

26.2.10.5 Iron Byproduct

A high level market and process study on the iron recovery will be done to evaluate the profitability of the installation of an iron recovery unit. The concentration of iron in the tailings is sufficient to justify a high level review of a recovery process.

26.2.10.6 Uranium and Thorium Byproduct

A high level market, process and permitting requirements study on the recovery of radionuclides will be performed to evaluate the profitability of the installation of a radionuclide recovery unit. The very low concentration of radionuclides in the process may prevent any recovery from being profitable.

26.2.10.7 Gold Byproduct

A market, process and permitting requirements study on the potential recovery of gold will be performed to evaluate the profitability of such a recovery unit.

26.3 Tailings Storage Facility

There are a few areas that require additional work to complete the design of the Tailings Storage Facility.

Laboratory tests are currently under way for the proposed embankment borrow material and the native foundation soils. The results of those tests will be used in a slope stability model. The results of the slope stability model will be used to assess the validity of the conceptual embankment slopes.

Laboratory settling tests will be undertaken to characterise the settling characteristics of the two tailings streams.

27 References

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Gersic, J., Peterson, E.K., and Schreiner, R.A., 1990, Appraisal of Selected Mineral Resources of the Black Hills National Forest, South Dakota and Wyoming, U.S. Bureau of Mines Open-file report, 255 p.

Dutrizac J.E., and Monhemius A.J., Iron Control in Hydrometallurgy, 1986

Larochelle, T, 2012, Physical Upgrade of the Bull Hill REE-bearing ores. Rare Element Resources unpublished engineering calculation report, Salt Lake City, Utah.

Larochelle, T, 2012, Modeling of the Bear Lodge Ore Hydrometallurgical Processing Facility, Rare Element Resources unpublished engineering report, Salt Lake City, Utah.

Lisenbee, A.L., 1985, Tectonic Map of the Black Hills Uplift, Montana, Wyoming, and South Dakota: Geological Survey of Wyoming Map Series 13.

Lujan, M.A., 1978, Bear Lodge Project Progress Report 1978; Minerals Exploration Company unpublished report, Louviers, Colorado.

Lujan, M.A., 1979, Bear Lodge Project Progress Report 1979; Molycorp, Inc. unpublished report, Louviers, Colorado.

Meyer, B., 2001, Geological Exploration Report of the Bear Lodge Rare-Eart Property, Crook County, Wyoming – USA, NI 43-101 Technical Report for Rare Element Resources, 23 p.

Lujan, M.A., 1980, Bear Lodge Project Progress Report 1980; Molycorp, Inc. unpublished report, Louviers, Colorado.

Richardson *et al.*, 2010 Technical Report: Preliminary Economic Assessment (Scoping Study) of the Bear Lodge Rare-Earths Project – A National Instrument 43-101 Report, 299p.

Staatz, M.H., 1983, Geology and Description of Thorium and Rare-Earth Deposits in the Southern Bear Lodge Mountains, Northeastern Wyoming; U.S. Geological Survey Professional Paper 1049-D, 52 p.

Wineteer, C.B., 1991a, 1989-1990 Exploration Summary, Warren Peaks Project, Bearlodge Alkalic Complex, Crook County, Northeastern Wyoming; Hecla Mining Company unpublished report, Coeur d'Alene, Idaho.

Wineteer, C.B., 1991b, 1991 Exploration Summary, Bearlodge Project, Bearlodge Mountains Alkalic Complex, Crook County, Wyoming; Hecla Mining Company unpublished report, Coeur d'Alene, Idaho.

Wineteer, C.B., 1991c, Joint Venture Proposal, Warren Peaks Rare Earths-Gold Project, Bearlodge Mountains, Northeastern Wyoming; Hecla Mining Company unpublished report, 30 p.

APPENDIX A
LISTING OF THE CLAIMS

APPENDIX A

CLAIM LIST - BEAR LODGE AND SUNDANCE PROJECTS
BEAR LODGE PROJECT SCOPING STUDY
Prepared For
RARE ELEMENT RESOURCES LTD.
By
John T. Boyd Company
Mining and Geological Consultants
November 2010

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
BL 15	9/23/2004	11/12/2004	425/228		12/9/2004	WMC-262061
BL 16	9/23/2004	11/12/2004	425/229		12/9/2004	WMC-262062
BL 17	9/23/2004	11/12/2004	425/230		12/9/2004	WMC-262063
BL 18	9/23/2004	11/12/2004	425/231		12/9/2004	WMC-262064
BL 19	9/23/2004	11/12/2004	425/232		12/9/2004	WMC-262065
BL 20	9/23/2004	11/12/2004	425/233		12/9/2004	WMC-262066
BL 21	9/23/2004	11/12/2004	425/234		12/9/2004	WMC-262067
BL 22	9/23/2004	11/12/2004	425/235		12/9/2004	WMC-262068
BL 23	9/23/2004	11/12/2004	425/274		12/9/2004	WMC-262069
BL 24	9/23/2004	11/12/2004	425/273		12/9/2004	WMC-262070
BL 25	9/24/2004	11/12/2004	425/272		12/9/2004	WMC-262071
BL 26	9/24/2004	11/12/2004	425/271		12/9/2004	WMC-262072
BL 28	9/24/2004	11/12/2004	425/270		12/9/2004	WMC-262073
BL 29	9/24/2004	11/12/2004	425/269		12/9/2004	WMC-262074
BL 30	9/24/2004	11/12/2004	425/268		12/9/2004	WMC-262075
BL 31	9/24/2004	11/12/2004	425/267		12/9/2004	WMC-262076
BL 32	9/24/2004	11/12/2004	425/266		12/9/2004	WMC-262077
BL 33	9/24/2004	11/12/2004	425/265		12/9/2004	WMC-262078
BL 37	9/25/2004	11/12/2004	425/261		12/9/2004	WMC-262082
BL 38	9/25/2004	11/12/2004	425/260		12/9/2004	WMC-262083
BL 39	9/25/2004	11/12/2004	425/259		12/9/2004	WMC-262084
BL 45	9/24/2004	11/12/2004	425/258		12/9/2004	WMC-262085
BL 46	9/24/2004	11/12/2004	425/257		12/9/2004	WMC-262086
BL 50	9/25/2004	11/12/2004	425/253		12/9/2004	WMC-262090
BL 51	9/25/2004	11/12/2004	425/252		12/9/2004	WMC-262091
BL 52	9/25/2004	11/12/2004	425/251		12/9/2004	WMC-262092
BL 59	4/1/1994	5/9/1994	327/382		6/7/1994	WMC-247983
BL 60	4/1/1994	5/9/1994	327/383		6/7/1994	WMC-247984
BL 61	4/1/1994	5/9/1994	327/384		6/7/1994	WMC-247985
BL 62	4/1/1994	5/9/1994	327/385		6/7/1994	WMC-247986
BL 63	4/1/1994	5/9/1994	327/386		6/7/1994	WMC-247987
BL 64	4/1/1994	5/9/1994	327/387		6/7/1994	WMC-247988
BL 65	4/1/1994	5/9/1994	327/388		6/7/1994	WMC-247989
BL 72	4/1/1994	5/9/1994	327/395		6/7/1994	WMC-247996
BL 73	4/1/1994	5/9/1994	327/396		6/7/1994	WMC-247997
BL 74	4/1/1994	5/9/1994	327/397		6/7/1994	WMC-247998
BL 75	4/1/1994	5/9/1994	327/398		6/7/1994	WMC-247999
BL 76	4/1/1994	5/9/1994	327/399		6/7/1994	WMC-248000
BL 77	4/1/1994	5/9/1994	327/400		6/7/1994	WMC-248001
BL 78	4/1/1994	5/9/1994	327/401		6/7/1994	WMC-248002
BL 85	9/26/2004	11/12/2004	425/250		12/9/2004	WMC-262093
BL 86	9/26/2004	11/12/2004	425/249		12/9/2004	WMC-262094
BL 87	9/26/2004	11/12/2004	425/248		12/9/2004	WMC-262095
BL 88	9/26/2004	11/12/2004	425/247		12/9/2004	WMC-262096
BL 89	9/26/2004	11/12/2004	425/246		12/9/2004	WMC-262097
BL 90	9/26/2004	11/12/2004	425/245		12/9/2004	WMC-262098
BL 91	9/26/2004	11/12/2004	425/244		12/9/2004	WMC-262099

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
BL 300	9/27/2004	11/12/2004	425/243		12/9/2004	WMC-262100
BL 301	9/27/2004	11/12/2004	425/242		12/9/2004	WMC-262101
BL 302	9/27/2004	11/12/2004	425/241		12/9/2004	WMC-262102
BL 304	9/27/2004	11/12/2004	425/240		12/9/2004	WMC-262103
BL 305	8/8/1995	8/16/1995	337/200	339/20	8/24/1995	WMC-249541
BL 306	8/8/1995	8/16/1995	337/201	339/21	8/24/1995	WMC-249542
BL 307	8/8/1995	8/16/1995	337/202	339/22	8/24/1995	WMC-249543
BL 308	8/8/1995	8/16/1995	337/203	339/23	8/24/1995	WMC-249544
BL 309	8/8/1995	8/16/1995	337/204	339/24	8/24/1995	WMC-249545
BL 310	9/27/2004	11/12/2004	425/239		12/9/2004	WMC-262104
BL 313	9/27/2004	11/12/2004	425/238		12/9/2004	WMC-262105
BL 314	9/27/2004	11/12/2004	425/237		12/9/2004	WMC-262106
BL 315	8/7/1995	8/16/1995	337/210	339/27	8/24/1995	WMC-249551
BL 316	8/7/1995	8/16/1995	337/211	339/28	8/24/1995	WMC-249552
BL 317	8/7/1995	8/16/1995	337/212	339/29	8/24/1995	WMC-249553
BL 318	8/7/1995	8/16/1995	337/213	339/30	8/24/1995	WMC-249554
BL 319	9/27/2004	11/12/2004	425/236		12/9/2004	WMC-262107
IVAN 1	9/11/2005	10/21/2005	436/328		11/17/2005	WMC-270381
IVAN 2	9/11/2005	10/21/2005	436/330		11/17/2005	WMC-270382
IVAN 3	9/11/2005	10/21/2005	436/320		11/17/2005	WMC-270383
IVAN 4	9/11/2005	10/21/2005	436/321		11/17/2005	WMC-270384
IVAN 5	9/11/2005	10/21/2005	436/322		11/17/2005	WMC-270385
IVAN 7	9/11/2005	10/21/2005	436/323		11/17/2005	WMC-270386
IVAN 8	9/11/2005	10/21/2005	436/324		11/17/2005	WMC-270387
IVAN 9	9/11/2005	10/21/2005	436/325		11/17/2005	WMC-270388
IVAN 10	9/11/2005	10/21/2005	436/326		11/17/2005	WMC-270389
IVAN 11	9/11/2005	10/21/2005	436/327		11/17/2005	WMC-270390
IVAN 13	9/11/2005	10/21/2005	436/319		11/17/2005	WMC-270391
IVAN 14	9/11/2005	10/21/2005	436/318		11/17/2005	WMC-270392
IVAN 15	9/11/2005	10/21/2005	436/317		11/17/2005	WMC-270393
IVAN 16	9/11/2005	10/21/2005	436/316		11/17/2005	WMC-270394
IVAN 17	9/11/2005	10/21/2005	436/315		11/17/2005	WMC-270395
IVAN 19	9/11/2005	10/21/2005	436/314		11/17/2005	WMC-270396
IVAN 20	9/11/2005	10/21/2005	436/313		11/17/2005	WMC-270397
IVAN 21	9/11/2005	10/21/2005	436/312		11/17/2005	WMC-270398
IVAN 22	9/11/2005	10/21/2005	436/311		11/17/2005	WMC-270399
IVAN 23	9/11/2005	10/21/2005	436/310		11/17/2005	WMC-270400
ZAP 1	9/2/1999	9/2/1999	370/161		9/23/1999	WMC-255183
ZAP 2	9/2/1999	9/2/1999	370/162		9/23/1999	WMC-255184
ZAP 3	9/2/1999	9/2/1999	370/163		9/23/1999	WMC-255185
WHITE 1	6/2/2007	7/31/2007	461/661		8/1/2007	WMC-289356
WHITE 2	6/2/2007	7/31/2007	461/663		8/1/2007	WMC-289357
WHITE 3	6/2/2007	7/31/2007	461/664		8/1/2007	WMC-289358
WHITE 4	6/2/2007	7/31/2007	461/665		8/1/2007	WMC-289359
WHITE 5	6/2/2007	7/31/2007	461/666		8/1/2007	WMC-289360
WHITE 6	6/2/2007	7/31/2007	461/667		8/1/2007	WMC-289361
Sun 9	4/5/2006	5/22/2006	444/89	581022	6/19/2006	WMC-275672
Sun 10	4/5/2006	5/22/2006	444/90	581023	6/19/2006	WMC-275673
Sun 11	4/5/2006	5/22/2006	444/91	581024	6/19/2006	WMC-275674
Sun 12	4/4/2006	5/22/2006	444/92	581025	6/19/2006	WMC-275675
Sun 13	4/4/2006	5/22/2006	444/93	581026	6/19/2006	WMC-275676
Sun 14	4/4/2006	5/22/2006	444/94	581027	6/19/2006	WMC-275677
Sun 15	4/4/2006	5/22/2006	444/95	581028	6/19/2006	WMC-275678
Sun 16	4/4/2006	5/22/2006	444/96	581029	6/19/2006	WMC-275679
Sun 17	4/4/2006	5/22/2006	444/97	581030	6/19/2006	WMC-275680
Sun 34	4/3/2006	5/22/2006	444/114	581047	6/19/2006	WMC-275697
Sun 35	4/3/2006	5/22/2006	444/115	581048	6/19/2006	WMC-275698
Sun 36	4/3/2006	5/22/2006	444/116	581049	6/19/2006	WMC-275699

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
Sun 37	4/3/2006	5/22/2006	444/117	581050	6/19/2006	WMC-275700
Sun 38	4/3/2006	5/22/2006	444/118	581051	6/19/2006	WMC-275701
Sun 39	4/3/2006	5/22/2006	444/119	581052	6/19/2006	WMC-275702
Sun 40	4/3/2006	5/22/2006	444/120	581053	6/19/2006	WMC-275703
Sun 41	4/3/2006	5/22/2006	444/121	581054	6/19/2006	WMC-275704
Sun 53	4/1/2006	5/22/2006	444/133	581066	6/19/2006	WMC-275716
Sun 55	4/1/2006	5/22/2006	444/135	581068	6/19/2006	WMC-275718
Sun 57	4/1/2006	5/22/2006	444/137	581070	6/19/2006	WMC-275720
Sun 58	4/1/2006	5/22/2006	444/138	581071	6/19/2006	WMC-275721
Sun 59	4/1/2006	5/22/2006	444/139	581072	6/19/2006	WMC-275722
Sun 60	4/1/2006	5/22/2006	444/140	581073	6/19/2006	WMC-275723
Sun 61	4/1/2006	5/22/2006	444/141	581074	6/19/2006	WMC-275724
Sun 62	4/1/2006	5/22/2006	444/142	581075	6/19/2006	WMC-275725
Sun 63	4/1/2006	5/22/2006	444/143	581076	6/19/2006	WMC-275726
Sun 64	4/1/2006	5/22/2006	444/144	581077	6/19/2006	WMC-275727
Sun 65	4/1/2006	5/22/2006	444/145	581078	6/19/2006	WMC-275728
Sun 66	4/1/2006	5/22/2006	444/146	581079	6/19/2006	WMC-275729
Sun 67	4/1/2006	5/22/2006	444/147	581080	6/19/2006	WMC-275730
Sun 68	4/1/2006	5/22/2006	444/148	581081	6/19/2006	WMC-275731
Sun 69	4/1/2006	5/22/2006	444/149	581082	6/19/2006	WMC-275732
Sun 70	4/1/2006	5/22/2006	444/150	581083	6/19/2006	WMC-275733
Sun 71	4/1/2006	5/22/2006	444/151	581084	6/19/2006	WMC-275734
Sun 72	4/1/2006	5/22/2006	444/152	581085	6/19/2006	WMC-275735
Sun 73	4/1/2006	5/22/2006	444/153	581086	6/19/2006	WMC-275736
Sun 74	4/5/2006	5/22/2006	444/154	581087	6/19/2006	WMC-275737
Sun 83	4/3/2006	5/22/2006	444/163	581096	6/19/2006	WMC-275746
Sun 85	4/3/2006	5/22/2006	444/165	581098	6/19/2006	WMC-275748
Sun 87	4/3/2006	5/22/2006	444/167	581100	6/19/2006	WMC-275750
Sun 88	4/3/2006	5/22/2006	444/168	581101	6/19/2006	WMC-275751
Sun 89	4/3/2006	5/22/2006	444/169	581102	6/19/2006	WMC-275752
Sun 90	4/3/2006	5/22/2006	444/170	581103	6/19/2006	WMC-275753
Sun 91	4/1/2006	5/22/2006	444/171	581104	6/19/2006	WMC-275754
Sun 92	4/1/2006	5/22/2006	444/172	581105	6/19/2006	WMC-275755
Sun 93	4/1/2006	5/22/2006	444/173	581106	6/19/2006	WMC-275756
Sun 94	4/1/2006	5/22/2006	444/174	581107	6/19/2006	WMC-275757
Sun 95	4/1/2006	5/22/2006	444/175	581108	6/19/2006	WMC-275758
Sun 96	4/1/2006	5/22/2006	444/176	581109	6/19/2006	WMC-275759
Sun 97	4/1/2006	5/22/2006	444/177	581110	6/19/2006	WMC-275760
Sun 98	4/1/2006	5/22/2006	444/178	581111	6/19/2006	WMC-275761
Sun 99	4/1/2006	5/22/2006	444/179	581112	6/19/2006	WMC-275762
Sun 100	4/1/2006	5/22/2006	444/180	581113	6/19/2006	WMC-275763
Sun 101	4/1/2006	5/22/2006	444/181	581114	6/19/2006	WMC-275764
Sun 102	4/1/2006	5/22/2006	444/182	581115	6/19/2006	WMC-275765
Sun 103	4/1/2006	5/22/2006	444/183	581116	6/19/2006	WMC-275766
Sun 104	4/1/2006	5/22/2006	444/184	581117	6/19/2006	WMC-275767
Sun 105	4/1/2006	5/22/2006	444/185	581118	6/19/2006	WMC-275768
Sun 106	4/1/2006	5/22/2006	444/186	581119	6/19/2006	WMC-275769
Sun 107	4/1/2006	5/22/2006	444/187	581120	6/19/2006	WMC-275770
Sun 108	4/1/2006	5/22/2006	444/188	581121	6/19/2006	WMC-275771
Sun 109	4/3/2006	5/22/2006	444/189	581122	6/19/2006	WMC-275772
Sun 110	4/3/2006	5/22/2006	444/190	581123	6/19/2006	WMC-275773
Sun 111	4/3/2006	5/22/2006	444/191	581124	6/19/2006	WMC-275774
Sun 112	4/3/2006	5/22/2006	444/192	581125	6/19/2006	WMC-275775
Sun 113	4/3/2006	5/22/2006	444/193	581126	6/19/2006	WMC-275776
Sun 114	4/3/2006	5/22/2006	444/194	581127	6/19/2006	WMC-275777
Sun 115	4/3/2006	5/22/2006	444/195	581128	6/19/2006	WMC-275778
Sun 116	4/4/2006	5/22/2006	444/196	581129	6/19/2006	WMC-275779
COLE 7	8/25/2004	10/1/2004	423/493	570451	9/29/2004	WMC-260907

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
COLE 8	8/25/2004	10/1/2004	423/494	570452	9/29/2004	WMC-260908
COLE 9	8/25/2004	10/1/2004	423/495	570453	9/29/2004	WMC-260909
COLE 10	8/25/2004	10/1/2004	423/496	570454	9/29/2004	WMC-260910
COLE 11	8/25/2004	10/1/2004	423/497	570455	9/29/2004	WMC-260911
COLE 12	8/25/2004	10/1/2004	423/498	570456	9/29/2004	WMC-260912
COLE 13	8/25/2004	10/1/2004	423/499	570457	9/29/2004	WMC-260913
COLE 14	8/25/2004	10/1/2004	423/500	570458	9/29/2004	WMC-260914
COLE 15	8/25/2004	10/1/2004	423/501	570459	9/29/2004	WMC-260915
COLE 16	8/25/2004	10/1/2004	423/502	570460	9/29/2004	WMC-260916
COLE 17	8/25/2004	10/1/2004	423/503	570461	9/29/2004	WMC-260917
COLE 18	8/25/2004	10/1/2004	423/504	570462	9/29/2004	WMC-260918
COLE 20	8/25/2004	10/1/2004	423/506	570464	9/29/2004	WMC-260920
COLE 22	8/25/2004	10/1/2004	423/508	570466	9/29/2004	WMC-260922
COLE 24	8/25/2004	10/1/2004	423/510	570468	9/29/2004	WMC-260924
COLE 26	8/25/2004	10/1/2004	423/512	570470	9/29/2004	WMC-260926
COLE 27	8/25/2004	10/1/2004	423/513	570471	9/29/2004	WMC-260927
COLE 28	8/25/2004	10/1/2004	423/514	570472	9/29/2004	WMC-260928
COLE 29	8/25/2004	10/1/2004	423/515	570473	9/29/2004	WMC-260929
COLE 30	8/25/2004	10/1/2004	423/516	570474	9/29/2004	WMC-260930
COLE 31	8/25/2004	10/1/2004	423/517	570475	9/29/2004	WMC-260931
COLE 32	8/25/2004	10/1/2004	423/518	570476	9/29/2004	WMC-260932
COLE 33	8/25/2004	10/1/2004	423/519	570477	9/29/2004	WMC-260933
COLE 34	8/25/2004	10/1/2004	423/520	570478	9/29/2004	WMC-260934
COLE 35	8/25/2004	10/1/2004	423/521	570479	9/29/2004	WMC-260935
COLE 36	8/25/2004	10/1/2004	423/522	570480	9/29/2004	WMC-260936
COLE 37	8/24/2004	10/1/2004	423/523	570481	9/29/2004	WMC-260937
COLE 38	8/24/2004	10/1/2004	423/524	570482	9/29/2004	WMC-260938
COLE 39	8/24/2004	10/1/2004	423/525	570483	9/29/2004	WMC-260939
COLE 40	8/24/2004	10/1/2004	423/526	570484	9/29/2004	WMC-260940
COLE 41	8/24/2004	10/1/2004	423/527	570485	9/29/2004	WMC-260941
COLE 42	8/24/2004	10/1/2004	423/528	570486	9/29/2004	WMC-260942
COLE 43	8/24/2004	10/1/2004	423/529	570487	9/29/2004	WMC-260943
COLE 44	8/24/2004	10/1/2004	423/530	570488	9/29/2004	WMC-260944
COLE 45	8/24/2004	10/1/2004	423/531	570489	9/29/2004	WMC-260945
COLE 46	8/24/2004	10/1/2004	423/532	570490	9/29/2004	WMC-260946
COLE 47	8/24/2004	10/1/2004	423/533	570491	9/29/2004	WMC-260947
COLE 48	8/24/2004	10/1/2004	423/534	570492	9/29/2004	WMC-260948
COLE 49	8/24/2004	10/1/2004	423/535	570493	9/29/2004	WMC-260949
COLE 50	8/24/2004	10/1/2004	423/536	570494	9/29/2004	WMC-260950
COLE 51	8/24/2004	10/1/2004	423/537	570495	9/29/2004	WMC-260951
COLE 52	8/24/2004	10/1/2004	423/538	570496	9/29/2004	WMC-260952
COLE 53	8/24/2004	10/1/2004	423/539	570497	9/29/2004	WMC-260953
COLE 54	8/24/2004	10/1/2004	423/540	570498	9/29/2004	WMC-260954
COLE 55	8/24/2004	10/1/2004	423/541	570499	9/29/2004	WMC-260955
COLE 56	8/24/2004	10/1/2004	423/542	570500	9/29/2004	WMC-260956
COLE 57	8/24/2004	10/1/2004	423/543	570501	9/29/2004	WMC-260957
COLE 58	8/24/2004	10/1/2004	423/544	570502	9/29/2004	WMC-260958
COLE 59	8/25/2004	10/1/2004	423/545	570503	9/29/2004	WMC-260959
COLE 60	8/26/2004	10/1/2004	423/546	570504	9/29/2004	WMC-260960
COLE 61	8/25/2004	10/1/2004	423/547	570505	9/29/2004	WMC-260961
COLE 62	8/26/2004	10/1/2004	423/548	570506	9/29/2004	WMC-260962
COLE 63	9/1/2005	10/19/2005	436/160	576950	10/19/2005	WMC-268910
COLE 64	9/1/2005	10/19/2005	436/162	576951	10/19/2005	WMC-268911
COLE 65	9/1/2005	10/19/2005	436/163	576952	10/19/2005	WMC-268912
COLE 66	9/1/2005	10/19/2005	436/164	576953	10/19/2005	WMC-268913
COLE 67	9/1/2005	10/19/2005	436/165	576954	10/19/2005	WMC-268914
COLE 68	9/1/2005	10/19/2005	436/166	576955	10/19/2005	WMC-268915
COLE 69	9/1/2005	10/19/2005	436/167	576956	10/19/2005	WMC-268916

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
COLE 70	9/1/2005	10/19/2005	436/168	576957	10/19/2005	WMC-268917
COLE 71	9/1/2005	10/19/2005	436/169	576958	10/19/2005	WMC-268918
COLE 72	9/1/2005	10/19/2005	436/170	576959	10/19/2005	WMC-268919
COLE 73	9/1/2005	10/19/2005	436/171	576960	10/19/2005	WMC-268920
COLE 74	9/1/2005	10/19/2005	436/172	576961	10/19/2005	WMC-268921
DEN 1	10/2/2005	11/17/2005	437/468	577594	11/16/2005	WMC-270117
DEN 6	10/1/2005	11/17/2005	437/475	577599	11/16/2005	WMC-270122
DEN 22	9/30/2005	11/17/2005	437/491	577615	11/16/2005	WMC-270138
DEN 29	9/30/2005	11/17/2005	437/498	577622	11/16/2005	WMC-270145
DEN 36	10/1/2005	11/17/2005	437/505	577629	11/16/2005	WMC-270152
DEN 40	10/1/2005	11/17/2005	437/510	577633	11/16/2005	WMC-270156
DEN 41	10/1/2005	11/17/2005	437/511	577634	11/16/2005	WMC-270157
DEN 42	10/1/2005	11/17/2005	437/512	577635	11/16/2005	WMC-270158
DEN 43	10/1/2005	11/17/2005	437/513	577636	11/16/2005	WMC-270159
DEN 44	10/1/2005	11/17/2005	437/515	577637	11/16/2005	WMC-270160
DEN 45	10/1/2005	11/17/2005	437/516	577638	11/16/2005	WMC-270161
DEN 46	10/1/2005	11/17/2005	437/517	577639	11/16/2005	WMC-270162
DEN 47	10/1/2005	11/17/2005	437/518	577640	11/16/2005	WMC-270163
DEN 48	10/1/2005	11/17/2005	437/519	577641	11/16/2005	WMC-270164
DEN 49	10/1/2005	11/17/2005	437/520	577642	11/16/2005	WMC-270165
DEN 50	10/1/2005	11/17/2005	437/521	577643	11/16/2005	WMC-270166
DEN 51	10/1/2005	11/17/2005	437/522	577644	11/16/2005	WMC-270167
DEN 52	10/1/2005	11/17/2005	437/523	577645	11/16/2005	WMC-270168
DEN 53	10/1/2005	11/17/2005	437/524	577646	11/16/2005	WMC-270169
DEN 54	10/1/2005	11/17/2005	437/525	577647	11/16/2005	WMC-270170
DEN 55	10/1/2005	11/17/2005	437/526	577648	11/16/2005	WMC-270171
DEN 56	10/1/2005	11/17/2005	437/527	577649	11/16/2005	WMC-270172
DEN 57	10/1/2005	11/17/2005	437/528	577650	11/16/2005	WMC-270173
DEN 58	10/1/2005	11/17/2005	437/529	577651	11/16/2005	WMC-270174
DEN 59	10/1/2005	11/17/2005	437/530	577652	11/16/2005	WMC-270175
DEN 60	10/1/2005	11/17/2005	437/531	57765	11/16/2005	WMC-270176
DEN 61	10/1/2005	11/17/2005	437/532	577654	11/16/2005	WMC-270177
DEN 62	10/1/2005	11/17/2005	437/534	577655	11/16/2005	WMC-270178
DEN 63	10/1/2005	11/17/2005	437/535	577656	11/16/2005	WMC-270179
DEN 64	10/1/2005	11/17/2005	437/536	577657	11/16/2005	WMC-270180
DEN 65	10/1/2005	11/17/2005	437/537	577658	11/16/2005	WMC-270181
DEN 66	10/1/2005	11/17/2005	437/538	577659	11/16/2005	WMC-270182
DEN 67	10/1/2005	11/17/2005	437/539	577660	11/16/2005	WMC-270183
DEN 68	10/1/2005	11/17/2005	437/540	577661	11/16/2005	WMC-270184
DEN 69	10/1/2005	11/17/2005	437/541	577662	11/16/2005	WMC-270185
DEN 70	10/1/2005	11/17/2005	437/542	577663	11/16/2005	WMC-270186
DEN 71	10/1/2005	11/17/2005	437/543	577664	11/16/2005	WMC-270187
DEN 72	10/1/2005	11/17/2005	437/544	577665	11/16/2005	WMC-270188
DEN 73	10/1/2005	11/17/2005	437/545	577666	11/16/2005	WMC-270189
DEN 75	10/1/2005	11/17/2005	437/547	577668	11/16/2005	WMC-270191
DEN 88	10/2/2005	11/17/2005	437/560	577681	11/16/2005	WMC-270204
DEN 89	10/2/2005	11/17/2005	437/561	577682	11/16/2005	WMC-270205
DEN 90	10/2/2005	11/17/2005	437/562	577683	11/16/2005	WMC-270206
DEN 91	10/2/2005	11/17/2005	437/563	577684	11/16/2005	WMC-270207
DEN 92	10/2/2005	11/17/2005	437/564	577685	11/16/2005	WMC-270208
DEN 93	10/2/2005	11/17/2005	437/565	577686	11/16/2005	WMC-270209
DEN 94	10/2/2005	11/17/2005	437/566	577687	11/16/2005	WMC-270210
DEN 95	10/2/2005	11/17/2005	437/567	577688	11/16/2005	WMC-270211
DEN 96	10/3/2005	11/17/2005	437/568	577689	11/16/2005	WMC-270212
DEN 97	10/1/2005	11/17/2005	437/569	577690	11/16/2005	WMC-270213
DEN 98	10/1/2005	11/17/2005	437/570	577691	11/16/2005	WMC-270214
DEN 99	10/1/2005	11/17/2005	437/571	577692	11/16/2005	WMC-270215
DEN 100	10/1/2005	11/17/2005	437/572	577693	11/16/2005	WMC-270216

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
DEN 101	10/1/2005	11/17/2005	437/573	577694	11/16/2005	WMC-270217
DEN 102	10/1/2005	11/17/2005	437/574	577695	11/16/2005	WMC-270218
DEN 103	10/1/2005	11/17/2005	437/575	577696	11/16/2005	WMC-270219
DEN 104	10/1/2005	11/17/2005	437/576	577697	11/16/2005	WMC-270220
DEN 105	10/1/2005	11/17/2005	437/577	577698	11/16/2005	WMC-270221
DEN 106	10/1/2005	11/17/2005	437/578	577699	11/16/2005	WMC-270222
DEN 107	10/1/2005	11/17/2005	437/579	577700	11/16/2005	WMC-270223
DEN 108	10/1/2005	11/17/2005	437/580	577701	11/16/2005	WMC-270224
DEN 109	10/1/2005	11/17/2005	437/581	577702	11/16/2005	WMC-270225
DEN 110	10/1/2005	11/17/2005	437/582	577703	11/16/2005	WMC-270226
DEN 111	10/1/2005	11/17/2005	437/583	577704	11/16/2005	WMC-270227
DEN 112	10/1/2005	11/17/2005	437/584	577705	11/16/2005	WMC-270228
DEN 113	10/1/2005	11/17/2005	437/585	577706	11/16/2005	WMC-270229
DEN 114	10/1/2005	11/17/2005	437/586	577707	11/16/2005	WMC-270230
DEN 115	10/1/2005	11/17/2005	437/587	577708	11/16/2005	WMC-270231
DEN 116	10/1/2005	11/17/2005	437/588	577709	11/16/2005	WMC-270232
DEN 117	10/1/2005	11/17/2005	437/589	577710	11/16/2005	WMC-270233
DEN 118	10/1/2005	11/17/2005	437/590	577711	11/16/2005	WMC-270234
DEN 127	10/1/2005	11/17/2005	437/599	577720	11/16/2005	WMC-270243
DEN 128	9/30/2005	11/17/2005	437/600	577721	11/16/2005	WMC-270244
DEN 129	9/30/2005	11/17/2005	437/601	577722	11/16/2005	WMC-270245
DEN 130	9/30/2005	11/17/2005	437/602	577723	11/16/2005	WMC-270246
DEN 131	9/30/2005	11/17/2005	437/603	577724	11/16/2005	WMC-270247
DEN 132	9/30/2005	11/17/2005	437/604	577725	11/16/2005	WMC-270248
DEN 133	9/30/2005	11/17/2005	437/605	577726	11/16/2005	WMC-270249
DEN 134	9/30/2005	11/17/2005	437/606	577727	11/16/2005	WMC-270250
DEN 135	9/30/2005	11/17/2005	437/607	577728	11/16/2005	WMC-270251
DEN 136	9/30/2005	11/17/2005	437/608	577729	11/16/2005	WMC-270252
DEN 137	9/30/2005	11/17/2005	437/609	577730	11/16/2005	WMC-270253
DEN 138	9/30/2005	11/17/2005	437/610	577731	11/16/2005	WMC-270254
DEN 140	9/30/2005	11/17/2005	437/612	577733	11/16/2005	WMC-270256
DEN 143	9/30/2005	11/17/2005	437/615	577736	11/16/2005	WMC-270259
DEN 144	9/30/2005	11/17/2005	437/616	577737	11/16/2005	WMC-270260
DEN 145	9/30/2005	11/17/2005	437/617	577738	11/16/2005	WMC-270261
DEN 146	9/30/2005	11/17/2005	437/618	577739	11/16/2005	WMC-270262
DEN 147	9/30/2005	11/17/2005	437/619	577740	11/16/2005	WMC-270263
DEN 148	9/30/2005	11/17/2005	437/620	577741	11/16/2005	WMC-270264
DEN 149	9/30/2005	11/17/2005	437/621	577742	11/16/2005	WMC-270265
DEN 150	9/30/2005	11/17/2005	437/622	577743	11/16/2005	WMC-270266
DEN 151	9/30/2005	11/17/2005	437/623	577744	11/16/2005	WMC-270267
DEN 152	9/30/2005	11/17/2005	437/624	577745	11/16/2005	WMC-270268
DEN 153	9/30/2005	11/17/2005	437/625	577746	11/16/2005	WMC-270269
DEN 154	9/30/2005	11/17/2005	437/626	577747	11/16/2005	WMC-270270
DEN 157	9/30/2005	11/17/2005	437/629	577750	11/16/2005	WMC-270273
DEN 158	9/30/2005	11/17/2005	437/630	577751	11/16/2005	WMC-270274
DEN 159	9/30/2005	11/17/2005	437/631	577752	11/16/2005	WMC-270275
DEN 160	9/30/2005	11/17/2005	437/632	577753	11/16/2005	WMC-270276
DEN 161	9/30/2005	11/17/2005	437/633	577754	11/16/2005	WMC-270277
DEN 162	9/30/2005	11/17/2005	437/634	577755	11/16/2005	WMC-270278
DEN 163	9/30/2005	11/17/2005	437/635	577756	11/16/2005	WMC-270279
DEN 164	10/2/2005	11/17/2005	437/636	577757	11/16/2005	WMC-270280
DEN 165	10/2/2005	11/17/2005	437/637	577758	11/16/2005	WMC-270281
DEN 166	10/2/2005	11/17/2005	437/638	577759	11/16/2005	WMC-270282
DEN 167	10/2/2005	11/17/2005	437/639	577760	11/16/2005	WMC-270283
DEN 168	10/2/2005	11/17/2005	437/640	577761	11/16/2005	WMC-270284
DEN 169	10/2/2005	11/17/2005	437/641	577762	11/16/2005	WMC-270285
DEN 170	10/2/2005	11/17/2005	437/642	577763	11/16/2005	WMC-270286
DEN 171	10/2/2005	11/17/2005	437/643	577764	11/16/2005	WMC-270287

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
DEN 172	10/2/2005	11/17/2005	437/644	577765	11/16/2005	WMC-270288
OGDEN 1	8/22/2005	10/19/2005	436/147	576938	10/19/2005	WMC-268922
OGDEN 2	8/22/2005	10/19/2005	436/149	576939	10/19/2005	WMC-268923
OGDEN 3	8/22/2005	10/19/2005	436/150	576940	10/19/2005	WMC-268924
OGDEN 4	8/22/2005	10/19/2005	436/151	576941	10/19/2005	WMC-268925
OGDEN 5	8/22/2005	10/19/2005	436/152	576942	10/19/2005	WMC-268926
OGDEN 6	8/22/2005	10/19/2005	436/153	576943	10/19/2005	WMC-268927
OGDEN 7	8/22/2005	10/19/2005	436/154	576944	10/19/2005	WMC-268928
OGDEN 8	8/22/2005	10/19/2005	436/155	576945	10/19/2005	WMC-268929
OGDEN 9	8/22/2005	10/19/2005	436/156	576946	10/19/2005	WMC-268930
OGDEN 10	8/22/2005	10/19/2005	436/157	576947	10/19/2005	WMC-268931
OGDEN 11	8/22/2005	10/19/2005	436/158	576948	10/19/2005	WMC-268932
OGDEN 12	8/22/2005	10/19/2005	436/159	576949	10/19/2005	WMC-268933
OGDEN 13	9/28/2005	11/17/2005	437/645	577766	11/16/2005	WMC-270289
OGDEN 14	9/28/2005	11/17/2005	437/647	577767	11/16/2005	WMC-270290
OGDEN 15	9/28/2005	11/17/2005	437/648	577768	11/16/2005	WMC-270291
OGDEN 16	9/28/2005	11/17/2005	437/649	577769	11/16/2005	WMC-270292
OGDEN 17	9/28/2005	11/17/2005	437/650	577770	11/16/2005	WMC-270293
OGDEN 18	9/28/2005	11/17/2005	437/651	577771	11/16/2005	WMC-270294
OGDEN 19	9/28/2005	11/17/2005	437/652	577772	11/16/2005	WMC-270295
OGDEN 20	9/28/2005	11/17/2005	437/653	577773	11/16/2005	WMC-270296
OGDEN 21	9/28/2005	11/17/2005	437/654	577774	11/16/2005	WMC-270297
OGDEN 22	9/28/2005	11/17/2005	437/655	577775	11/16/2005	WMC-270298
OGDEN 23	9/28/2005	11/17/2005	437/656	577776	11/16/2005	WMC-270299
OGDEN 24	9/28/2005	11/17/2005	437/657	577777	11/16/2005	WMC-270300
OGDEN 25	9/29/2005	11/17/2005	437/658	577778	11/16/2005	WMC-270301
OGDEN 26	9/29/2005	11/17/2005	437/659	577779	11/16/2005	WMC-270302
OGDEN 27	9/29/2005	11/17/2005	437/660	577780	11/16/2005	WMC-270303
OGDEN 28	9/29/2005	11/17/2005	437/661	577781	11/16/2005	WMC-270304
OGDEN 29	9/29/2005	11/17/2005	437/662	577782	11/16/2005	WMC-270305
OGDEN 30	9/29/2005	11/17/2005	437/663	577783	11/16/2005	WMC-270306
OGDEN 31	10/12/2005	11/17/2005	437/664	577784	11/16/2005	WMC-270307
OGDEN 32	10/12/2005	11/17/2005	437/665	577785	11/16/2005	WMC-270308
OGDEN 33	10/12/2005	11/17/2005	437/666	577786	11/16/2005	WMC-270309
OGDEN 34	10/3/2005	11/17/2005	437/667	577787	11/16/2005	WMC-270310
OGDEN 35	10/3/2005	11/17/2005	437/668	577788	11/16/2005	WMC-270311
OGDEN 36	10/3/2005	11/17/2005	437/669	577789	11/16/2005	WMC-270312
OGDEN 37	10/3/2005	11/17/2005	437/670	577790	11/16/2005	WMC-270313
OGDEN 38	10/3/2005	11/17/2005	437/671	577791	11/16/2005	WMC-270314
OGDEN 39	10/3/2005	11/17/2005	437/672	577792	11/16/2005	WMC-270315
OGDEN 40	10/3/2005	11/17/2005	437/673	577793	11/16/2005	WMC-270316
OGDEN 44	10/3/2005	11/17/2005	437/677	577797	11/16/2005	WMC-270320
OGDEN 45	10/3/2005	11/17/2005	437/678	577798	11/16/2005	WMC-270321
OGDEN 46	10/3/2005	11/17/2005	437/679	577799	11/16/2005	WMC-270322
OGDEN 47	10/3/2005	11/17/2005	437/680	5777800	11/16/2005	WMC-270323
OGDEN 48	10/3/2005	11/17/2005	437/681	5777801	11/16/2005	WMC-270324
OGDEN 49	10/2/2005	11/17/2005	437/682	5777802	11/16/2005	WMC-270325
OGDEN 50	10/2/2005	11/17/2005	437/683	5777803	11/16/2005	WMC-270326
OGDEN 54	10/3/2005	11/17/2005	437/687	5777807	11/16/2005	WMC-270330
OGDEN 55	10/3/2005	11/17/2005	437/688	5777808	11/16/2005	WMC-270331
OGDEN 56	10/3/2005	11/17/2005	437/689	5777809	11/16/2005	WMC-270332
OGDEN 57	10/3/2005	11/17/2005	437/690	5777810	11/16/2005	WMC-270333
OGDEN 58	10/3/2005	11/17/2005	437/691	5777811	11/16/2005	WMC-270334
OGDEN 59	10/1/2005	11/17/2005	437/692	5777812	11/16/2005	WMC-270335
OGDEN 60	10/1/2005	11/17/2005	437/693	5777813	11/16/2005	WMC-270336
OGDEN 61	10/1/2005	11/17/2005	437/694	5777814	11/16/2005	WMC-270337
OGDEN 62	10/1/2005	11/17/2005	437/695	5777815	11/16/2005	WMC-270338
OGDEN 63	10/1/2005	11/17/2005	437/696	5777816	11/16/2005	WMC-270339

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
OGDEN 64	10/6/2005	11/17/2005	437/697	5777817	11/16/2005	WMC-270340
OGDEN 65	9/29/2005	11/17/2005	437/698	5777818	11/16/2005	WMC-270341
OGDEN 66	9/29/2005	11/17/2005	437/699	5777819	11/16/2005	WMC-270342
OGDEN 67	9/29/2005	11/17/2005	437/700	5777820	11/16/2005	WMC-270343
OGDEN 68	9/29/2005	11/17/2005	437/701	5777821	11/16/2005	WMC-270344
OGDEN 69	9/29/2005	11/17/2005	437/702	5777822	11/16/2005	WMC-270345
OGDEN 70	10/1/2005	11/17/2005	437/703	5777823	11/16/2005	WMC-270346
OGDEN 71	10/1/2005	11/17/2005	437/704	5777824	11/16/2005	WMC-270347
OGDEN 72	10/1/2005	11/17/2005	437/705	5777825	11/16/2005	WMC-270348
OGDEN 73	10/1/2005	11/17/2005	437/706	5777826	11/16/2005	WMC-270349
OGDEN 74	10/1/2005	11/17/2005	437/707	5777827	11/16/2005	WMC-270350
OGDEN 75	9/28/2005	11/17/2005	437/708	5777828	11/16/2005	WMC-270351
OGDEN 76	9/28/2005	11/17/2005	437/709	5777829	11/16/2005	WMC-270352
OGDEN 77	9/28/2005	11/17/2005	437/710	5777830	11/16/2005	WMC-270353
OGDEN 78	9/29/2005	11/17/2005	437/711	5777831	11/16/2005	WMC-270354
OGDEN 79	9/29/2005	11/17/2005	437/712	5777832	11/16/2005	WMC-270355
OGDEN 80	9/29/2005	11/17/2005	437/713	5777833	11/16/2005	WMC-270356
OGDEN 81	10/12/2005	11/17/2005	437/714	5777834	11/16/2005	WMC-270357
OGDEN 82	10/12/2005	11/17/2005	437/715	5777835	11/16/2005	WMC-270358
OGDEN 83	10/12/2005	11/17/2005	437/716	5777836	11/16/2005	WMC-270359
OGDEN 84	10/12/2005	11/17/2005	437/717	5777837	11/16/2005	WMC-270360
OGDEN 85	10/12/2005	11/17/2005	437/718	5777838	11/16/2005	WMC-270361
OGDEN 86	10/12/2005	11/17/2005	437/719	5777839	11/16/2005	WMC-270362
OGDEN 87	10/12/2005	11/17/2005	437/720	5777840	11/16/2005	WMC-270363
OGDEN 1A	10/13/2005	11/17/2005	437/721	5777841	11/16/2005	WMC-270364
OGDEN 7A	10/13/2005	11/17/2005	437/722	5777842	11/16/2005	WMC-270365
REU 1	8/22/2004	10/1/2004	423/549	570507	9/29/2004	WMC-260963
REU 2	8/22/2004	10/1/2004	423/551	570508	9/29/2004	WMC-260964
REU 3	8/22/2004	10/1/2004	423/552	570509	9/29/2004	WMC-260965
REU 4	8/22/2004	10/1/2004	423/553	570510	9/29/2004	WMC-260966
REU 5	8/22/2004	10/1/2004	423/554	570511	9/29/2004	WMC-260967
REU 6	8/22/2004	10/1/2004	423/555	570512	9/29/2004	WMC-260968
REU 7	8/22/2004	10/1/2004	423/556	570513	9/29/2004	WMC-260969
REU 8	8/22/2004	10/1/2004	423/557	570514	9/29/2004	WMC-260970
REU 9	8/22/2004	10/1/2004	423/558	570515	9/29/2004	WMC-260971
REU 10	8/22/2004	10/1/2004	423/559	570516	9/29/2004	WMC-260972
REU 11	8/22/2004	10/1/2004	423/560	570517	9/29/2004	WMC-260973
REU 12	8/22/2004	10/1/2004	423/561	570518	9/29/2004	WMC-260974
REU 13	8/22/2004	10/1/2004	423/562	570519	9/29/2004	WMC-260975
REU 14	8/22/2004	10/1/2004	423/563	570520	9/29/2004	WMC-260976
REU 15	8/22/2004	10/1/2004	423/564	570521	9/29/2004	WMC-260977
REU 16	8/22/2004	10/1/2004	423/565	570522	9/29/2004	WMC-260978
REU 17	8/22/2004	10/1/2004	423/566	570523	9/29/2004	WMC-260979
REU 18	8/22/2004	10/1/2004	423/567	570524	9/29/2004	WMC-260980
REU 19	8/21/2004	10/1/2004	423/568	570525	9/29/2004	WMC-260981
REU 20	8/21/2004	10/1/2004	423/569	570526	9/29/2004	WMC-260982
REU 22	8/21/2004	10/1/2004	423/571	570528	9/29/2004	WMC-260984
REU 24	8/21/2004	10/1/2004	423/573	570530	9/29/2004	WMC-260986
REU 26	8/21/2004	10/1/2004	423/575	570532	9/29/2004	WMC-260988
REU 28	8/21/2004	10/1/2004	423/577	570534	9/29/2004	WMC-260990
REU 30	8/21/2004	10/1/2004	423/579	570536	9/29/2004	WMC-260992
REU 32	8/21/2004	10/1/2004	423/581	570538	9/29/2004	WMC-260994
REU 37	8/23/2004	10/1/2004	423/586	570543	9/29/2004	WMC-260999
REU 38	8/23/2004	10/1/2004	423/587	570544	9/29/2004	WMC-261000
REU 39	8/23/2004	10/1/2004	423/588	570545	9/29/2004	WMC-261001
REU 40	8/23/2004	10/1/2004	423/589	570546	9/29/2004	WMC-261002
REU 41	8/23/2004	10/1/2004	423/590	570547	9/29/2004	WMC-261003
RUE 42	8/23/2004	10/1/2004	423/591	570548	9/29/2004	WMC-261004

APPENDIX A - Continued

Claim Name	Location Date	Recording Date	County Book/ Page	Amended County Book/Page	BLM Filing Date	BLM Serial Number
REU 43	8/23/2004	10/1/2004	423/592	570549	9/29/2004	WMC-261005
REU 44	8/23/2004	10/1/2004	423/593	570550	9/29/2004	WMC-261006
REU 45	8/23/2004	10/1/2004	423/594	570551	9/29/2004	WMC-261007
REU 46	8/23/2004	10/1/2004	423/595	570552	9/29/2004	WMC-261008
REU 47	8/23/2004	10/1/2004	423/596	570553	9/29/2004	WMC-261009
REU 48	8/23/2004	10/1/2004	423/597	570554	9/29/2004	WMC-261010
REU 49	8/23/2004	10/1/2004	423/598	570555	9/29/2004	WMC-261011
REU 50	8/23/2004	10/1/2004	423/599	570556	9/29/2004	WMC-261012
REU 51	8/22/2004	10/1/2004	423/600	570557	9/29/2004	WMC-261013
REU 52	8/22/2004	10/1/2004	423/601	570558	9/29/2004	WMC-261014
REU 53	8/22/2004	10/1/2004	423/602	570559	9/29/2004	WMC-261015
REU 54	8/22/2004	10/1/2004	423/603	570560	9/29/2004	WMC-261016
REU 55	8/22/2004	10/1/2004	423/604	570561	9/29/2004	WMC-261017
REU 56	8/22/2004	10/1/2004	423/605	570562	9/29/2004	WMC-261018
REU 57	8/22/2004	10/1/2004	423/606	570563	9/29/2004	WMC-261019
REU 58	8/22/2004	10/1/2004	423/607	570564	9/29/2004	WMC-261020
REU 59	8/22/2004	10/1/2004	423/608	570565	9/29/2004	WMC-261021
REU 60	8/22/2004	10/1/2004	423/609	570566	9/29/2004	WMC-261022
REU 61	8/22/2004	10/1/2004	423/610	570567	9/29/2004	WMC-261023
REU 62	8/22/2004	10/1/2004	423/611	570568	9/29/2004	WMC-261024
REU 63	8/22/2004	10/1/2004	423/612	570569	9/29/2004	WMC-261025
REU 64	8/22/2004	10/1/2004	423/613	570570	9/29/2004	WMC-261026
REU 65	8/22/2004	10/1/2004	423/614	570571	9/29/2004	WMC-261027
REU 66	8/22/2004	10/1/2004	423/615	570572	9/29/2004	WMC-261028
REU 67	8/22/2004	10/1/2004	423/616	570573	9/29/2004	WMC-261029
REU 68	8/22/2004	10/1/2004	423/617	570574	9/29/2004	WMC-261030
REU 69	8/23/2004	10/1/2004	423/618	570575	9/29/2004	WMC-261031
REU 70	8/23/2004	10/1/2004	423/619	570576	9/29/2004	WMC-261032
REU 71	8/23/2004	10/1/2004	423/620	570577	9/29/2004	WMC-261033
REU 72	8/23/2004	10/1/2004	423/621	570578	9/29/2004	WMC-261034
REU 73	8/23/2004	10/1/2004	423/622	570579	9/29/2004	WMC-261035
REU 74	8/23/2004	10/1/2004	423/623	570580	9/29/2004	WMC-261036
REU 75	8/23/2004	10/1/2004	423/624	570581	9/29/2004	WMC-261037
REU 76	8/23/2004	10/1/2004	423/625	570582	9/29/2004	WMC-261038
REU 77	8/23/2004	10/1/2004	423/626	570583	9/29/2004	WMC-261039
REU 78	8/23/2004	10/1/2004	423/627	570584	9/29/2004	WMC-261040

Lease	Lease Number	Start Date	Ending Date	Area (acres)
Section 16, T52N R63W	# 0-40946	10/2/2004	10/1/2014	640

K:\Projects\3431.001 Bear Lodge Scoping Study\GBG\Final Report 110910\Appendices\[Appendix A.xls]Sheet1

APPENDIX B
RARE-EARTH DRILL HOLE INTERCEPTS

Appendix B - Summary of Significant Bear Lodge Project Drill Results, 2004 through Part of 2011

Target	Drill Hole	Total Depth (ft)	Total Depth (m)	Significant Intercepts (REO)*
2004				
Bull Hill SW	RES04-1	1,160	354	60-80' @ 11.15%; 378.5-394' @ 4.15%; 817.5-840' @ 4.20%
Bull Hill SW	RES04-2	1,145	349	367-560' @ 4.06%
2005				
Bull Hill SW	RES05-2	1,238	377	1,066-1,120' @ 2.79%
2007				
Bull Hill SW	RES07-1	1,057	322	277-307' @ 4.19%; 460.5-520' @ 5.51%; 555-580' @ 5.92%; 727-793' @ 3.60%
Bull Hill SW	RES07-2	1,000	305	540-566.5' @ 2.5%; 626-650' @ 2.91%; 920-966' @2.66%
Bull Hill NW	RES07-3	1,000	305	296-321' @10.20%
2008				
Bull Hill SW ex	RES08-1	904	276	410-485.5' @ 4.86%
Bull Hill SW	RES08-2	1,054	321	38-163' @ 2.46% ; 273-386' @ 3.42%
Bull Hill SW	RES08-3	994	303	22-215' @ 4.12% ; 480-489' @ 15.28%
Bull Hill W	RES08-4	1,886	575	866-886' @ 2.27%
2009				
Bull Hill SW	RES09-1	821	250	50-120' @ 3.90%; 402.5-437.5' @ 3.84%
Bull Hill SW	RES09-2	685	209	20-60' @ 3.65%
Bull Hill SW	RES09-3	912	278	8-140' @ 6.78%; 660-675' @ 2.13%
Bull Hill SW	RES09-3a	158	48	11-47' @9.24%; 76-151' @ 6.93%
Bull Hill NW	RES09-4	1,003	306	95-111' @ 2.89%; 598-606' @ 5.01%; 711-717' @ 6.36%
Bull Hill NW	RES09-5	1,014	309	380-400' @ 3.45%; 530-560' @ 2.16%; 660-674' @ 5.84%
Bull Hill SW	RES09-6	788	240	10-38.5' @11.83%; 248-309' @ 2.89%
Bull Hill NW	RES09-8	1,071	326	170-210' @ 3.21%; 240-278' @ 4.68%; 290-324' @ 6.25%; 340-427' @ 3.31%; 450-511' @ 6.11%; 548-558' @ 9.12%
Bull Hill SW	RES09-9	779	237	130-198' @ 2.43%;
Bull Hill SW	RES09-10	723	220	20-60' @ 1.45%; 84-100' @ 3.32%; 530-560' @ 1.45%; 651-670' @ 1.67%
Bull Hill SW	RES09-12	546	166	11-111' @ 2.05%
Bull Hill SW	RES09-14	754.5	230	123-200' @ 2.97%
Bull Hill SW	RES09-15	517	158	110-130.5' @ 3.51%; 180-198' @ 1.83%; 360-408' @ 2.20%
Bull Hill SW	RES09-16	514	157	44-67' @ 2.11%; 183-211' @ 2.03%
Bull Hill SW	RES09-17	868	264	410-590 @ 6.11%; 610-650' @ 1.78%; 690-760' @ 3.39%

Bull Hill SW	RES09-18	700	213	11-80' @ 5.89%, 590-611' @ 8.73%
Bull Hill SW	RES09-20	434	132	101-221' @ 1.93%, 123.5-151' @3.22%
2010				
Bull Hill SW	RES09-21*	1,103	336	188-281'@ 4.08%, 291-321' @ 2.08%; 339.5-398.5' @ 8.79%; 449-463.5' @ 6.48%; 512-608' @ 5.59% (*hole completed in 2010)
Bull Hill SW	RES10-01	530	162	88.5-131' @ 6.22%; 231-237' @ 4.99%
Bull Hill SW	RES10-01a	160	49	63-160' @ 6.11%
Bull Hill SW	RES10-02	530	162	202-240' @ 6.88%
Bull Hill SW	RES10-03	498	152	103.5-145.5' @ 12.02%, 374-428' @ 2.61%
Bull Hill SW	RES10-04	498.5	152	261-423.7' @ 4.64%
Bull Hill SW	RES10-06	400	122	168-183' @ 11.96%
Bull Hill SW	RES10-07	491	150	112-125.5' @ 7.55%; 213-238.7' @ 9.86%; 377-474.5' @ 8.43%
Bull Hill SW	RES10-09	767	234	466.5-497' @ 1.68%; 517-547.5' @ 2.05%
Bull Hill SW	RES10-10	514.5	157	470-514.5' @ 2.98%
Bull Hill SW	RES10-11	550	168	131-171' @ 2.11%; 271-331' @ 2.91%
Bull Hill SW	RES10-12	593	181	121.5-180' @ 5.54%; 213-283' @ 2.35%; 521-573'@ 3.30%
Bull Hill SW	RES10-13	807	246	79.5-88' @ 21.66%; 377-429' @ 2.68%; 629-639' @5.42%; 704-721' @ 2.81%; 756-790.5 @ 3.16%
Bull Hill SW	RES10-14	522	159	318-391' @ 2.00%
Bull Hill SW	RES10-15	773	236	566.8-619.5' @ 2.79%
Bull Hill SW	RES10-16	603	184	167-212' @ 5.12%; 245.5-279.5' @ 3.62%; 354.5-380.5' @ 4.66%; 460-484' @ 2.39%
Bull Hill SW	RES10-17	731	223	155-166.5' @ 5.72%; 200.5-211' @ 10.05%; 309-319.5' @ 10.89%; 480-520.5' @ 10.81%
Bull Hill SW	RES10-18	457	139	82-128' @ 7.47%
Bull Hill SW	RES10-19	647	197	331-388.5' @ 10.55%
Whitetail Ridge	RES10-20	838	255	10-40' @ 4.72%, 200-271.5' @ 4.05%, 340-389' @ 2.98%
Whitetail Ridge	RES10-21	793	242	110-150' @ 3.44%, 176.5-183' @ 7.10%
Bull Hill NW	RES10-22	399	122	108-133' @ 2.02%
Bull Hill SW	RES10-23	940	287	274-470' @ 2.82%, 752-787.5' @ 8.33%
Bull Hill SW	RES10-24	1,073	327	0-52' @ 3.08%, 150.5-166' @ 5.86%, 330-337.5' @ 5.98%, 607.5-613' @ 5.08%
Bull Hill SW	RES10-25	682	208	618-660' @ 6.15%
Bull Hill SW	RES10-26	906	276	276-295' @ 8.33%, 331-365' @ 3.18%; 415-423' @ 5.07%
Bull Hill SW	RES10-27	761	232	34-67' @ 3.33%, 398-536.5' @ 2.63%, 568-708' @ 2.90%
Bull Hill SW	RES10-28	895	273	12-41.5' @ 2.35%, 160-252' @ 1.65%, 290-473'@ 3.55%
Bull Hill SW	RES10-29	1,106	337	260-488' @ 3.71%; 529.5-550.5 @ 3.09%; 586.5-690' @ 2.37%

Bull Hill SW	RES10-31	796	243	28.5-35' @ 15.94%
Bull Hill W	RES10-33	806	246	9.5-57' @ 3.97%; 323.5-431' @ 3.06%; 495-505.5' @ 9.57%
Bull Hill SW	RES10-34	755	230	186.5-240' @ 2.88%; 260-421' @ 4.10%; 436.5-578.5' @ 3.30%; 595-635 @ 1.81%
Bull Hill SW	RES10-35	699	213	38-68' @ 2.29%; 219-249' @ 1.73%; 279-309' @ 2.50%; 379-519' @ 2.64%; 657-688.3 @ 2.71%
Bull Hill W	RES10-36	490	149	300-347' @ 1.88%
Bull Hill SW	RES10-37	431	131	19.5-96' @ 10.01%; 245.5-279' @ 3.97%; 384-418' @ 4.06%
Bull Hill SW	RES10-38	856	261	21-81' @ 7.41%; 186.5-274.5' @ 3.46%; 594-606' @ 7.17%
Bull Hill SW	RES10-39	490	149	10-112' @ 4.20%; 184-283' @ 4.25%; 416-489' @ 3.10%
Bull Hill SW	RES10-40	746	227	200-493' @ 3.51%, 704-735' @ 2.89%
Bull Hill SW	RES10-41	646	197	176-199' @ 4.37%; 221.5-239' @ 8.41%; 393-433' @ 3.31%
Bull Hill NW	RES10-42	777	237	337-361' @ 16.63%
Bull Hill SW	RES10-44	510.6	156	247-334' @ 7.12%; 437-487' @ 1.78%
Bull Hill SW	RES10-45	490	149	118-225' @ 9.57%; 261-290' @ 1.63%; 402-422' @ 4.92%
Bull Hill SW	RES10-46	580	177	215-330' @ 4.58%
Bull Hill SW	RES10-47	752	229	219-626' @ 3.77%
Bull Hill SW	RES10-48	561	171	340-368.5' @ 2.36%; 482-561' @ 4.50%
Bull Hill SW	RES10-49	510	155	48-87' @ 4.12%; 227-347' @ 4.83%; 419-485' @ 1.59%
Bull Hill SW	RES10-50	449	137	53.5-85' @ 2.49%; 123-167.5' @ 3.69%; 385-404' @ 6.48%
Bull Hill W	RES10-51	680	207	8-61' @ 1.88%; 136.5-165' @ 2.53%; 258-284' @ 3.58%; 353-386' @ 1.85%; 423-445' @ 1.67%; 473-508' @ 2.27%; 565-593' @ 2.62%
Bull Hill NW	RES10-52	687	209	276-301' @ 3.28%; 587-615' @ 4.02%
Bull Hill NW	RES10-54	668	204	208-218' @ 6.04%; 428-502' @ 2.78%; 538-568' @ 2.08
Bull Hill SW	RES10-56	419	128	83-143' @ 4.73%; 205-320' @ 3.20%
Bull Hill W	RES10-57	1,675	511	12-45' @ 1.86%; 224-270.5' @ 2.74%; 375-433' @ 1.86%; 676.3-701' @ 4.09%; 1050-1067' @ 2.95%; 1103-1130' @ 1.94%; 1327.3-1370.3' @ 2.97%; 1428-1467' @ 1.91%
Bull Hill SW	RES10-58	766	233	57-113' @ 2.16%; 132-247' @ 5.81%; 285-327' @ 2.19%; 407-457' @ 4.21%; 477-501' @ 4.32%
Bull Hill NW	RES10-59	535	163	21-45' @ 1.50%; 357.5-386.5' @ 1.74%
Bull Hill NW	RES10-60	897	273	583-637' @ 2.95%; 790-837' @ 5.95%
Bull Hill SW	RES10-62	393	120	54-223' @ 8.78%
2011				
Bull Hill SW	RES11-01	699	213	100-145' @ 2.00%
Bull Hill SW	RES11-02	994	303	200.5-206' @ 7.84%; 934-976' @ 1.95%
Bull Hill SW	RES11-04	1,345	410	830-845' @ 1.69%; 994-1012' @ 5.19%
Bull Hill SW	RES11-08	551	168	83-134.5' @ 2.64%; 208-227' @ 2.05%

Whitetail Ridge	RES11-10	772	235	136.3-180' @ 3.27%
Whitetail Ridge	RES11-11	707	215	260-270' @ 5.47%; 367-382' @ 6.19%
Whitetail Ridge	RES11-12	600	183	182-295' @ 2.52%; 362.4-368' @ 7.34%
Whitetail Ridge	RES11-14	536	163	104.3-152.5' @ 2.90%; 225.6-292' @ 1.99%; 309.5-344.5' @ 1.60%
Bull Hill SW	RES11-17	525	160	169.5-228' @ 4.88%
Bull Hill SW	RES11-18	900	274	325-332' @ 8.34%; 440-450' @ 5.47%
Bull Hill SW	RES11-20	604	184	236-264' @ 2.73%
Bull Hill W	RES11-21	1,063	324	217-244' @ 2.83%; 349-389' @ 3.21%; 637-673.5' @ 2.54%; 693-730.5' @ 2.53%; 760-875' @ 3.38%
Bull Hill W	RES11-22	1,105	337	237-263' @ 4.17%; 288-321.5' @ 2.71%, 411-475' @ 5.48%; 699-779' @ 3.86%; 808-843.5' @ 2.57%; 873.5-908' @ 2.01%
Whitetail Ridge	RES11-25	988	301	120-226' @ 3.81%; 719-748' @ 1.92%
East Taylor	RES11-27	580	177	41-53' @ 5.44%
Whitetail Ridge	RES11-30	622	190	387-412' @ 2.44%; 527-616.5' @ 3.64%
Bull Hill W	RES11-38	1,344	410	299-471' @ 2.77%; 716-745.5' @ 3.99%, 861-929' @ 2.31%; 940-1012' @ 3.71%; 1045-1077.5' @ 2.99%; 1142.5-1207' @ 3.00%
Bull Hill W	RES11-42	1,144	349	789-826' @ 2.03%; 891.5-1021' @ 4.02%; 1038-1081.5 @ 2.44%
Whitetail Ridge	RES11-45	1,186	361	281-341.5' @ 4.79%; 374-396' @ 2.72%; 569.5-593.5' @ 2.22%

* Appendix B REO significant intercepts include: estimated true thicknesses of ≥15 feet (4.6 meters) @ ≥1.5% and ≥5 feet (1.5 meter) @ ≥5.0% REO.

APPENDIX C
GOLD DRILL HOLE INTERCEPTS

Appendix C - Sundance Gold Program - Drill Collar Summary During the Period 2006-2011. Coordinates Are in the NAD 27 Zone 13N Projection.

Drill Hole ID	Easting	Northing	Elev (Meters)	Depth RVC (Feet)	Depth Core (Feet)	Inclination	Azimuth	Completion Date
SUN-001	543302	4927304	1853	460		-55	150	6/17/2006
SUN-002	543353	4927335	1847	500		-45	90	7/10/2006
SUN-003	542683	4926545	1908	685		-45	240	6/21/2006
SUN-004	542915	4926241	1940	565		-45	240	6/28/2006
SUN-005	542836	4926018	1934	550		-45	241	6/30/2006
SUN-006	542836	4926018	1934	605		-45	60	7/12/2006
SUN-007C	543151	4927166	1871		807	-45	50	7/30/2006
SUN-008	543041	4926089	1948	950		-70	240	7/18/2006
SUN-009	543269	4926219	1910	990		-45	245	7/20/2006
SUN-010	543269	4926219	1910	230		-70	240	7/28/2006
SUN-011C	543329	4927214	1855		948	-65	330	7/29/2006
SUN-012	545780	4920495	1848	1090		-55	45	7/31/2007
SUN-013C	542909	4926354	1952		758	-65	243	8/10/2007
SUN-014	545346	4920690	1823	1030		-50	23	8/1/2007
SUN-015	546667	4922849	1845	1250		-45	340	8/2/2007
SUN-016	546332	4922930	1852	875		-45	45	8/4/2007
SUN-017	546751	4921174	1852	835		-45	45	8/6/2007
SUN-018C	546033	4922869	1857		1003	-50	70	8/8/2007
SUN-019	546806	4921078	1865	1190		-45	360	8/9/2007
SUN-020	543334	4927348	1872	810		-45	330	8/9/2007
SUN-021	543253	4927254	1871	935		-45	325	10/4/2007
SUN-022	543255	4927253	1871	300		-45	150	10/6/2007
SUN-023	543280	4926310	1905	850		-45	240	10/8/2007
SUN-024c	546775	4920803	1871		1300	-60	280	10/24/2007
SUN-025	543283	4926314	1904	500		-45	60	10/9/2007
SUN-026	543266	4926224	1910	500		-45	60	10/10/2007
SUN-027	542808	4926540	1892	700		-45	240	10/10/2007
SUN-028	542793	4923747	1915	825		-45	90	10/11/2007
SUN-029	542864	4923778	1922	500		-45	180	10/11/2007
SUN-030	542863	4923785	1923	485		-45	360	10/12/2007
SUN-031	542865	4923784	1923	300		-90	360	10/12/2007
SUN-032	543143	4927169	1884	635		-45	325	10/13/2007
SUN-033	543210	4927235	1877	640		-45	330	10/13/2007
SUN-034	543213	4927239	1877	580		-45	150	10/14/2007
SUN-035	543381	4927255	1855	980		-45	30	10/14/2007
SUN-036	543331	4927262	1855	760		-45	335	10/15/2007
SUN-037	543149	4927165	1884	420		-45	150	10/15/2007

SUN-038	543353	4927335	1845	765		-45	230	10/17/2007
SUN-040	545035	4925798	1910	500		-45	210	7/8/2009
SUN-041	545146	4925722	1883	500		-45	225	7/10/2009
SUN-042	545330	4925695	1859	755		-45	240	7/11/2009
SUN-043	545465	4925490	1910	720		-67	180	7/14/2009
SUN-044	545588	4925426	1888	982	7	-74	215	7/16/2009
SUN-045	545539	4925582	1910	520		-45	90	7/29/2009
SUN-046	545410	4924964	1941	1115	345	-70	360	7/30/2009
SUN-047	545627	4926334	1822	600		-45	160	8/7/2009
SUN-048	545231	4926287	1834	720		-45	160	8/10/2009
SUN-049	545565	4925504	1893	600	649	-72	215	8/20/2009
SUN-050	545939	4924985	1936	740		-45	225	8/22/2009
SUN-051	542963	4926279	1936	760		-45	140	8/24/2009
SUN-052	543540	4927301	1847	620		-45	315	8/26/2009
SUN-053	543637	4927372	1831	650		-45	135	8/28/2009
SUN-054	543709	4927535	1820	520		-45	315	8/30/2009
SUN-055	542665	4926119	1897	650		-45	60	9/1/2009
SUN-056	543429	4926260	1919	700		-45	145	9/9/2009
SUN-057	542739	4927582	1927	650		-45	340	9/11/2009
SUN-058	547006	4926037	1794	800		-45	330	9/13/2009
SUN-059	545028	4925797	1913	600		-45	30	7/9/2010
SUN-060	545077	4925745	1900	500		-45	210	7/11/2010
SUN-061	545165	4925745	1880	690		-70	230	7/14/2010
SUN-062	545381	4925560	1887	900		-65	220	7/18/2010
SUN-063	545571	4925647	1907	600		-45	30	7/20/2010
SUN-064	545650	4925344	1883	600		-70	220	7/22/2010
SUN-065	545469	4925494	1908	930		-75	220	8/5/2010
SUN-066	545852	4925376	1869	600		-45	215	8/7/2010
SUN-067	545796	4925242	1872	650		-45	270	8/9/2010
SUN-068	545712	4925455	1866	855		-55	210	8/16/2010
SUN-069	546073	4925783	1838	720		-45	270	8/19/2010
SUN-070	546194	4925646	1866	700		-45	210	8/31/2010
SUN-071	543113	4927394	1869	950		-45	150	9/2/2010
SUN-072	543180	4927423	1870	900		-45	150	9/4/2010
SUN-073	543244	4927454	1872	760		-45	150	9/7/2010
SUN-074	543388	4927226	1859	360		-45	205	9/8/2010
SUN-075	543388	4927226	1859	680		-45	60	9/10/2010
SUN-076	543304	4927013	1836	615		-45	315	9/13/2010
SUN-077	543756	4927658	1826	600		-45	330	9/14/2010
SUN-078	543967	4928888	1775	800		-45	295	9/16/2010
SUN-079	543225	4926928	1850	775		-45	260	9/18/2010
SUN-080	542541	4927200	1919	580		-45	295	10/4/2010

SUN-081	541876	4926993	1925	210		-45	320	10/5/2010
SUN-082	541853	4927034	1920	300		-45	320	10/8/2010
SUN-083	543113	4927394	1869	500		-45	330	10/9/2010
SUN-084	543068	4927368	1873	500		-45	150	10/11/2010
SUN-085	542891	4926344	1943	700		-45	60	10/13/2010
SUN-086	542881	4926274	1935	620		-45	60	10/29/2010
SUN-087	542890	4926158	1933	600		-45	60	10/31/2010
SUN-088	542993	4925987	1930	660		-55	60	11/2/2010
SUN-089	542924	4926096	1935	560		-50	60	11/4/2010
SUN-090	543157	4926170	1927	630		-75	60	11/6/2010
SUN-091	543328	4926207	1914	600		-45	240	11/7/2010
SUN-092	543130	4926222	1912	360		-60	240	6/26/2011
SUN-093	544922	4926787	1921	500		-60	70	6/27/2011
SUN-094	544851	4926737	1909	720		-60	70	6/26/2011
SUN-095	544788	4927080	1890	500		-60	250	6/29/2011
SUN-096	544763	4927118	1878	620		-60	270	7/9/2011
SUN-097	545423	4926948	1886	600		-45	240	7/12/2011
SUN-098	545606	4926685	1836	620		-45	225	7/15/2011
SUN-099	545581	4927149	1807	635		-45	220	7/17/2011
SUN-100	546080	4927051	1802	500		-60	90	7/19/2011
SUN-101	545959	4926410	1799	385		-45	210	7/21/2011
SUN-102	546169	4926269	1804	580		-45	180	7/24/2011
SUN-103	544933	4925934	1847	505		-45	180	7/26/2011
SUN-104	543100	4926332	1896	780		-45	240	8/8/2011
SUN-105	543139	4926436	1878	700		-45	240	8/11/2011
SUN-106	543062	4926235	1911	680		-45	240	8/13/2011
SUN-107	543584	4926029	1951	530		-45	240	8/16/2011
SUN-108	542833	4926392	1931	700		-45	60	8/20/2011
SUN-109	542822	4926387	1930	750		-45	240	8/21/2011
SUN-110	542815	4926483	1907	750		-45	240	8/24/2011
SUN-111	542827	4926489	1907	770		-45	60	9/5/2011
SUN-112	542733	4926204	1894	630		-60	240	9/7/2011
SUN-113	542532	4926267	1859	600		-60	180	9/10/2011
SUN-114	542819	4925724	1867	660		-55	60	9/13/2011
SUN-115	544906	4925491	1565	520		-45	310	9/16/2011
SUN-116	544983	4925682	1913	815		-65	130	9/21/2011
SUN-117	545078	4925494	1564	620		-45	310	9/23/2011
SUN-118	545078	4925500	1899	545		-45	25	10/4/2011
SUN-119	545026	4925379	1924	660		-45	310	10/6/2011
SUN-120C	546419	4925844	1857		847	-45	152	10/30/2011
SUN-121C	543933	4926822	1815		1198	-70	280	10/9/2011
SUN-122	545221	4925369	1894	975		-50	40	10/13/2011

SUN-123	545980	4925885	1831	600		-45	135	10/15/2011
SUN-124	546298	4926460	1788	435		-90	0	10/21/2011
SUN-125	545846	4925741	1852	675		-55	135	10/19/2011
SUN-126	545838	4926375	1812	600		-45	180	11/4/2011
SUN-127	546214	4927251	1783	135		-90	0	11/8/2011
SUN-128	545765	4926575	1818	590		-45	225	11/9/2011
SUN-129	544209	4926103	1877	500		-47	45	11/12/2011
SUN-130	544210	4926103	1877	530		-72	45	11/14/2011
SUN-131	544012	4926069	1872	490		-45	45	11/16/2011
TOTALS				**80402**	**7862**			

Appendix C - Sundance Gold Program - Significant Gold Intercepts from Drill Samples Collected During 2006-2011

Hole #	TD (Feet)	Prospect	From (Feet)	To (Feet)	Length (Feet)	Length (Meters)	Grade Grams/ Tonne Au	G-T = Gram * Thickness (Meters)
SUN-001	460	Carbon	5	160	155	47.3	0.55	26.2
			250	270	20	6.1	1.1	6.7
SUN-002	500	Carbon	5	130	125	38.1	0.4	15.3
			275	465	190	57.9	0.53	30.8
SUN-003	685	Taylor	30	90	60	18	0.5	10
			145	165	20	6	0.4	2.6
			465	485	20	6	0.5	3.2
SUN-004	585	Taylor	0	365	365	111.3	0.4	44.7
			420	440	20	6.1	0.4	2.4
SUN-005	550	Taylor						
SUN-006	605	Taylor	145	165	20	6.1	0.42	2.5
			175	195	20	6.1	0.4	2.4
SUN-007C	807	Carbon						
SUN-008	950	Taylor	0	415	415	126.5	0.44	55.7
			710	730	20	6.1	0.45	2.7
SUN-009	990	Taylor	0	575	575	175.3	0.44	76.6
			725	745	20	6.1	0.43	2.6
SUN-010	230	Taylor	180	230	50	15.2	0.51	7.8
SUN-011C	948	Carbon	25	45	20	6.1	0.56	3.4
			90	110	20	6.1	1.22	7.4
			130	150	20	6.1	0.67	4.1
			160	180	20	6.1	0.63	3.8
SUN-012	1090	Reuter						
SUN-013C	765	Taylor	10	145	135	41.2	0.49	20.3
			245	265	20	6.1	0.4	2.4
			685	725	40	12.2	0.66	8
SUN-014	1030	Reuter						
SUN-015	1250	Ogden						
SUN-016	875	Ogden						
SUN-017	835	Reuter						
SUN-018C	1003	Ogden	475	495	20	6.1	0.49	3
SUN-019	1180	Reuter	835	860	25	7.6	0.44	3.3
SUN-020	810	Carbon			0	0		0
SUN-021	935	Carbon	0	120	120	36.6	1.35	49.4
			170	340	170	51.8	0.54	28.2
			440	505	65	19.8	0.63	12.5

SUN-022	300	Carbon	40	80	40	12.2	0.6	7.3
			100	150	50	15.2	1.24	18.8
SUN-023	850	Carbon						
SUN-024C	1600	Reuter	985	1013	28	8.5	0.44	3.7
			1105	1124	19	5.8	0.55	3.2
SUN-025	500	Taylor	270	290	20	6.1	0.43	2.6
SUN-026	500	Taylor	75	130	55	16.8	0.46	7.8
SUN-027	700	Taylor	15	35	20	6.1	0.4	2.4
SUN-028	825	Bear Den	5	35	30	9.1	1.32	12.1
			515	535	20	6.1	0.43	2.6
			805	825	20	6.1	0.46	2.8
SUN-029	500	Bear Den						
SUN-030	485	Bear Den			0	0		0
SUN-031	300	Bear Den						
SUN-032	635	Carbon	465	485	20	6.1	0.45	2.7
SUN-033	640	Carbon	30	50	20	6.1	0.44	2.7
			155	190	35	10.7	0.45	4.8
			205	230	25	7.6	0.48	3.6
SUN-034	580	Carbon	60	80	20	6.1	0.49	3
			115	135	20	6.1	0.49	3
			170	195	25	7.6	0.45	3.4
			385	480	95	29	0.47	13.7
SUN-035	980	Carbon	325	355	30	9.1	0.63	5.8
			415	460	45	13.7	0.54	7.5
			495	545	50	15.2	0.58	8.8
			760	780	20	6.1	0.45	2.8
SUN-036	760	Carbon	75	125	50	15.2	0.49	7.4
SUN-037	420	Carbon						
SUN-038	765	Carbon	10	35	25	7.6	0.42	3.2
			100	205	105	32	0.77	24.6
SUN-039	980	Bull Hill						
SUN-040	500	Smith	40	65	25	7.6	0.86	6.6
			340	390	50	15.2	0.54	8.2
SUN-041	500	Smith	145	245	100	30.5	0.42	12.8
			275	480	205	62.5	0.7	43.8
SUN-042	755	Smith	385	470	85	25.9	0.43	11.1
			540	565	25	7.6	0.49	3.7
			590	715	125	38.1	0.72	27.4
SUN-043	720	Smith	470	720	250	76.2	0.85	64.8

SUN-044	982	Smith	455	640	185	56.4	1.05	59.2
			670	695	25	7.6	0.61	4.7
			915	935	20	6.1	0.69	4.2
			965	985	20	6.1	0.41	2.5
SUN-045	520	Smith	220	245	25	7.6	0.78	5.9
			375	400	25	7.6	0.76	5.8
SUN-046	1100	Smith	155	195	40	12.2	0.6	7.3
SUN-047	600	Section 16	360	380	20	6.1	0.58	3.5
SUN-048	720	Section 16						
SUN-049	600	Smith	170	190	20	6.1	1.14	6.9
			620	642	22	6.7	0.44	2.9
			791	935	144	43.9	1.24	54.4
SUN-050	740	Smith						
SUN-051	780	Taylor	5	30	25	7.6	0.44	3.3
			55	100	45	13.7	0.47	6.5
			120	140	20	6.1	0.42	2.6
			165	190	25	7.6	0.58	4.4
			250	290	40	12.2	0.71	8.7
SUN-052	620	Carbon						
SUN-053	650	Carbon						
SUN-054	520	Carbon						
SUN-055	650	Taylor						
SUN-056	700	Taylor						
SUN-057	650	Carbon						
SUN-058	800	Cole						
SUN-059	600	Smith	55	95	40	12.2	0.4	4.8
SUN-060	500	Smith	220	500	280	85.4	0.89	75.8
SUN-061	690	Smith	10	40	30	9.1	0.47	4.3
			100	130	30	9.1	0.41	3.8
			445	465	20	6.1	0.51	3.1
SUN-062	900	Smith	430	900	470	143.3	0.74	105.6
SUN-063	600	Smith						
SUN-064	600	Smith	130	385	255	77.7	0.66	51.1
			565	585	20	6.1	0.49	3
SUN-065	930	Smith	0	50	50	15.2	0.36	5.5
			95	145	50	15.2	0.62	9.5
			655	675	20	6.1	0.42	2.6
			785	850	65	19.8	0.5	9.9
			910	930	20	6.1	0.48	3
SUN-066	600	Smith	550	575	25	7.6	0.6	4.6

SUN-067		Smith						
SUN-068	930	Smith	445	465	20	6.1	0.42	2.6
			615	635	20	6.1	0.48	2.9
			815	835	20	6.1	0.8	4.9
SUN-069	720	Smith	425	515	90	27.4	0.49	13.4
SUN-070	700	Smith						
SUN-071	950	Carbon	20	245	225	68.6	0.52	35.5
SUN-072	900	Carbon	35	295	260	79.3	0.59	46.5
SUN-073	760	Carbon						
SUN-074	360	Carbon						
SUN-075	680	Carbon						
SUN-076	615	Carbon						
SUN-077	600	Carbon	260	430	170	51.8	0.41	21.1
			560	580	20	6.1	0.71	4.3
SUN-078	800	Carbon	625	655	30	9.1	0.42	3.9
SUN-079	775	Carbon	200	225	25	7.6	0.55	4.2
SUN-080	580	Carbon						
SUN-081	210	Old Baldy						
SUN-082	300	Old Baldy						
SUN-083	500	Carbon						
SUN-084	500	Carbon	150	240	90	27.4	0.47	12.8
SUN-085	700	Taylor	0	235	235	71.6	0.56	40.3
SUN-086	620	Taylor	0	70	70	21.3	0.44	9.3
			85	105	20	6.1	0.4	2.5
			140	190	50	15.2	0.41	6.2
			215	235	20	6.1	0.42	2.6
			270	290	20	6.1	0.74	4.5
			315	335	20	6.1	0.48	2.9
			360	390	30	9.1	0.69	6.3
			440	460	20	6.1	0.66	4
SUN-087	600	Taylor	65	155	90	27.4	0.41	11.3
			370	390	20	6.1	0.4	2.4
SUN-088		Taylor						
SUN-089	560	Taylor	110	560	450	137.2	0.67	92.3
SUN-090	630	Taylor	0	630	630	192.1	0.59	114.1
SUN-091	600	Taylor	200	385	185	56.4	0.45	25.2
SUN-092	360	Taylor	0	210	210	64	0.42	26.8
SUN-093	500	State 16	75	100	25	7.6	0.46	3.5
SUN-094	720	State 16						
SUN-095	500	State 16						
SUN-096	620	State 16						
SUN-097	600	State 16						

SUN-098	620	State 16	425	460	35	10.7	0.75	8
SUN-099	635	State 16	585	615	30	9.1	0.73	6.7
SUN-100	500	State 16						
SUN-101	385	State 16	305	325	20	6.1	0.4	2.5
			360	385	25	7.6	0.5	3.8
SUN-102	580	State 16						
SUN-103	505	State 16	465	505	40	12.2	0.41	5
SUN-104	785	Taylor	155	175	20	6.1	0.53	3.2
SUN-105	700	Taylor						
SUN-106	680	Taylor	20	50	30	9.1	0.42	3.9
			210	250	40	12.2	0.44	5.4
			590	610	20	6.1	0.42	2.6
SUN-107	530	Taylor	0	20	20	6.1	0.53	3.2
SUN-108	700	Taylor						
SUN-109	750	Taylor	0	20	20	6.1	0.42	2.6
			40	125	85	25.9	0.57	14.8
			540	585	45	13.7	0.5	6.8
			700	720	20	6.1	0.75	4.6
SUN-110	750	Taylor	420	450	30	9.1	0.5	4.5
			595	615	20	6.1	0.41	2.5
SUN-111	770	Taylor						
SUN-112	630	Taylor	290	310	20	6.1	0.55	3.3
SUN-113	600	Taylor	275	300	25	7.6	0.93	7
			430	455	25	7.6	0.48	3.6
SUN-114	680	Taylor	135	160	25	7.6	0.56	4.3
			185	215	30	9.1	0.45	4.1
SUN-115	520	Smith	300	320	20	6.1	0.43	2.6
SUN-116	815	Smith	165	225	60	18.3	0.49	9
			235	815	580	176.8	1.21	213.4
SUN-117	620	Smith	125	165	40	12.2	1.35	16.4
SUN-118	545	Smith	115	135	20	6.1	0.44	2.7
			245	275	30	9.1	0.41	3.6
			325	365	40	12.2	1.24	15.2
			490	520	30	9.1	0.41	3.7
SUN-119	660	Smith	205	225	20	6.1	0.52	3.2
			550	590	40	12.2	0.45	5.5
			615	645	30	9.1	0.61	5.6
SUN-120C	847	Smith	168	195	27	8.2	0.75	6.1
SUN-121C	1198	Bull Hill	Assays Pending					

SUN-122	975	Smith	650	670	20	6.1	0.42	2.6
			745	770	25	7.6	0.43	3.3
			810	850	40	12.2	0.44	5.4
			940	960	20	6.1	0.64	3.9
SUN-123	600	Smith	460	480	20	6.1	0.51	3.1
			520	550	30	9.1	0.46	4.2
SUN-124	435	Smith						
SUN-125	675	Smith	605	655	50	15.2	0.45	6.9
SUN-126	600	State 16	265	410	145	44.2	0.58	25.7
			490	510	20	6.1	0.41	2.5
SUN-127	135	State 16						
SUN-128	590	State 16	105	130	25	7.6	0.44	3.3
			240	265	25	7.6	0.46	3.5
			355	375	20	6.1	0.47	2.9
			480	535	55	16.8	0.43	7.2
RES11-26	139	Taylor	10	139	130	39.5	1.93	76.3
RES11-26A	81	Taylor	0	81	81	24.7	1.38	34.1
RES11-27	580	Taylor	6	168	162	49.2	2.01	98.9
			238	268	30	9.1	0.58	5.3
			549	580	31	9.4	0.69	6.5
RES11-31	260	Taylor	0	234	234	71.3	0.77	55.2
RES11-32	365	Taylor	0	232	232	70.7	0.55	38.8
RES11-33	500	Taylor	0	163	163	49.7	0.49	24.5

Note. The above table only shows the Intercepts larger than 20 feet (6.1 meters) and with a gold concentration greater than 0.40 grams per tonne Au.

APPENDIX D
PROCESS FLOW DIAGRAMS

100-STO-001/002 — RMR & OxCx ROM STOCKPILES
100-MOE-001 — ROM LOADER
100-CVO-007 — SECONDARY CRUSHER FEED CONVEYOR
100-STO-007 — HIGH GRADE CRUSHED ORE STOCKPILE
100-BLF-002A/B — HIGH GRADE STOCKPILE BELT FEEDERS
100-GRZ-001 — GRIZZLY SCREEN
100-HOP-001 — FEED DUMP HOPPER
100-GRF-001 — ORE GRIZZLY FEEDER
100-JCR-001 — JAW CRUSHER
100-CVO-001 — JAW CRUSHER DISCHARGE CONVEYOR
100-CVO-006 — HIGH GRADE STOCKPILE FEED CONVEYOR
100-VIS-001 — COARSE SCREEN
100-CVO-003 — REVERSIBLE CONVEYOR
100-BMA-001 — TRAMP METAL MAGNET
100-TRB-001 — TRASH BIN
100-CVO-002 — COARSE SCREEN O/S CONVEYOR
100-CVO-004 — LOW GRADE STOCKPILE FEED CONVEYOR
100-CVO-005 — DRUM SCRUBBER FEED CONVEYOR
100-STO-006 — LOW GRADE CRUSHED ORE STOCKPILE
100-BLF-001A/B — LOW GRADE STOCKPILE BELT FEEDERS



100-STO-001/002
100-MOE-001
100-GRZ-001
100-HOP-001
1.1
100-GRF-001
1.2
1.3
100-JCR-001
100-CVO-001
100-BMA-001
1.4
100-TRB-001
100-VIS-001
1.5
1.6
100-CVO-002
TO WRF STACKER CONV.
100-002
100-STO-007
100-CVO-003
100-STO-006
100-CVO-006
100-CVO-004
100-BLF-002A/B
100-BLF-001A/B
1.7
1.8
TO LG DRUM SCRUBBER
100-002
100-CVO-005
TO SECONDARY CRUSHER
100-002
100-CVO-007

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REV

REV	BY	APPD	DESCRIPTION	YR	MO	DA
4	I.C.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED:
DATE:
SCALE: NONE
PROJ. # 10013
DRAWN: I.CLAVET
CHECK: C.GAGNE
DESIGN: P.COTE
DISC.CHK: A.DORVAL
CADFILE:

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.806.0116
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
PUG - CRUSHING AREA
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-100-001 | REV 0



110-JAC-001
LG DRUM SCRUBBER JACKING SYSTEM
120-CCR-001
CONE CRUSHER
110-SCR-001
LG DRUM SCRUBBER
120-CVO-009
CONE CRUSHER DISCHARGE CONVEYOR
110-TRS-001
LG DRUM SCRUBBER TROMMEL SCREEN
110-PBO-001
LG DRUM SCRUBBER PUMP BOX
120-CVO-010
RECYCLE MATERIAL CONVEYOR
110-PCS-001A/B
LG DRUM SCRUBBER DISCH. PUMPS 1&2
120-VIS-003
SECONDARY CRUSHER WET SCREEN
120-LAU-001
HG DRUM SCRUBBER FEED LAUNDER
110-PCS-047
LG DRUM SCRUBBER AREA SUMP PUMP
110-VIS-005
LG DRUM SCRUBBER DISCHARGE SCREEN
110-PBO-006
LG RECIRCULATION PUMP BOX
130-PCS-048
HG DRUM SCRUBBER AREA SUMP PUMP
130-JAC-002
HG DRUM SCRUBBER JACKING SYSTEM
110-CVO-008
COARSE MATERIAL REJECT CONVEYOR
130-SCR-002
HG DRUM SCRUBBER
130-PBO-004
HG DRUM SCRUBBER DISCH. PUMP BOX
110-PCS-044A/B
LG RECIRCULATION PUMPS 1&2
130-TRS-002
HG DRUM SCRUBBER TROMMEL SCREEN
130-PCS-007A/B
HG DRUM SCRUBBER DISCH. PUMPS 1&2
130-VIS-004
DSM SCREEN
130-PBO-005
DSM SCREEN U/S PUMP BOX
130-CVO-014
TRANSFER CONVEYOR
130-PCS-009A/B
DSM SCREEN U/S PUMPS 1&2
110-STO-003
WASTE ROCK FACILITY STOCKPILE
110-CVO-013
WRF STACKER CONVEYOR
FROM COARSE SCREEN OVERSIZE
100-001
PROCESS WATER
100-004
FROM LOW GRADE STOCKPILE
100-001
GLAND SEAL WATER
100-004
PROCESS WATER
100-004
FROM HIGH GRADE STOCKPILE
100-001
GLAND SEAL WATER
100-004
PUG THICKENER FEED TANK
100-003
1.5
2.26
2.1
2.4
1.7
2.2
2.3
2.24
2.25
2.7
2.6
2.5
2.21
2.18
2.16
2.12
2.11
1.6
2.9
2.8
2.10
2.13
2.14
2.15
2.17
2.20
2.23
2.19
2.22
(2x)
ENGINEER'S SEAL

0	I.C.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12
REV	BY	APPD	DESCRIPTION	YR	MO	DA

APPROVED:
DATE
SCALE NONE
PROJ. # 10013
DRAWN: I. CLAVET
CHECK: C. GAGNE
DESIGN: F. COTE
DISC.CHK: A. DORVAL
CADFILE:

Roche Engineering
5815 S. Monroe St., Suite 302
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.856.0115
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
PUG - WASHING AREA
FLOWSHEET

DWG. 10013-PFD-100-002 REV 0


140-TAK-001
PUG THICKENER FEED TANK
140-RAM-001
PUG THICKENER RAKE MECHANISM
140-THK-001
PUG THICKENER TANK
140-PCS-011A/B
PUG THICKENER U/F PUMPS 1&2
140-TAK-007
PRESSURE FILTER WASH WATER TANK
140-TAK-002
PUG THICKENER O/F TANK
140-AGI-001
PUG FILTER SURGE TANK AGITATOR
140-TAK-003
PUG FILTER SURGE TANK
140-PCS-022A/B/C/D
PRESSURE FILTER WASH PUMPS
140-PCS-017 A&F
PRESSURE FILTER FILTRATE PUMPS
140-PCS-013A/B
PUG THICKENER O/F PUMPS 1&2
140-PCS-015A/B/C/D
PUG FILTER FEED PUMPS 1 TO 4
140-TAK-004A/B/C
PRESSURE FILTER FILTRATE RECEIVERS
140-PCS-019
PUG PRESSURE FILTER SUMP PUMP
140-FPR-001A/B/C
PUG PRESSURE FILTERS
140-FAN-001
FLASH DRYER FAN
140-ILF-001A/B
THICKENER O/F IN-LINE FILTERS
140-CVO-016A/B/C
PUG FILTER DISCHARGE CONVEYORS
140-HOP-003
FLASH DRYER HOPPER
140-CVO-012
FILTER CAKE CONVEYOR
140-AHE-001
FLASH DRYER HEATER
140-SCC-002
FLASH DRYER SCREW FEEDER
140-DRY-001
FLASH DRYER
140-CAB-001A/B/C
PUG FILTER CAKE BREAKERS
140-CAB-002
FLASH DRYER FEED DISINTEGRATOR
140-CVO-015
DRYER DISCHARGE CONVEYOR
140-HPP-001A/B/C
PRESSURE FILTER HYDRAULIC POWER UNITS
140-ROA-001
DUST COLLECTOR ROTARY VALVE
140-DUC-001
FLASH DRYER DUST COLLECTOR
140-FAN-002
DUST COLLECTOR INDUCED DRAFT FAN
150-BIN-003
PRE-CONCENTRATE STORAGE BIN
150-BLF-005
PRE-CONCENTRATE BIN DISCHARGE FEEDER
150-BIV-003
PRE-CONCENTRATE STORAGE BIN VENT
PROCESS WATER
100-004
FROM OSM SCREEN UNDERSIZE
100-002
FLOCCULANT
100-004
GLAND SEAL WATER
100-004
TO PROCESS WATER TANK
100-004
AMBIENT AIR
VENT
TO ATM.
TO ATM.
(4x)
(2x)
(2x)
(6x)
(2x)
3.8
2.23
3.7
3.10
3.3
2.9
3.9
3.2
3.13
3.12
3.11
3.14
3.1
3.4
3.5
3.18
3.16
3.17
140-TAK-007
140-PCS-022A/B/C/D
140-AGI-001
140-TAK-003
140-RAM-001
140-TAK-001
140-THK-001
140-PCS-015A/B/C/D
140-PCS-011A/B
140-FPR-001A/B/C
140-HPP-001A/B/C
140-CAB-001A/B/C
140-CVO-016A/B/C
140-CVO-012
140-HOP-003
140-SCC-002
140-CAB-002
140-FAN-002
140-DUC-001
140-ROA-001
140-PCS-017 A&F
140-TAK-004A/B/C
140-PCS-019
140-FAN-001
140-AHE-001
140-DRY-001
140-CVO-015
150-BIV-003
150-BIN-003
150-BLF-005
140-TAK-002
140-PCS-013A/B
140-ILF-001A/B

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REF#

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	I.C.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: I.CLAVET
DATE	CHECK: C.GAGNE
SCALE NONE	DESIGN: P.COTE
PROJ. # 10013	CHK.CHK: A.DORVAL
	CADFILE:

Roche Engineering
5015 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.566.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
PUG - DEWATERING
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-100-003 REV 0



160-TAK-007
FRESH/FIRE WATER TANK
160-PCS-020A/B
PROCESS WATER PUMPS 1&2
160-JOP-001
FIRE WATER JOCKEY PUMP
160-PCF-001
ELECTRIC FIRE WATER PUMP
160-FDP-001
DIESEL FIRE WATER PUMP
160-PCW-003A/B
FRESH WATER DISTRIBUTION PUMPS 1&2
160-PCW-005A/B
GLAND SEAL WATER DISTRIBUTION PUMPS 1&2
160-TAK-008
PROCESS WATER TANK
BY OTHERS
TO MINE TRUCK WASH & AUXILIARIES
TO FRESH WATER DISTRIBUTION
TO GLAND SEAL WATER DISTRIBUTION
FIRE PROTECTION LOOP
PUG THICKENER O/F
100-003
TO PROCESS WATER DISTRIBUTION
(2x)
WATER SUPPLY
160-FLS-001
DRY FLOCCULANT FEED SYSTEM
160-HOP-002
DRY FLOCCULANT HOPPER
160-AGI-002
FLOCCULANT MIXING TANK AGITATOR
160-TAK-009
FLOCCULANT MIXING TANK
160-TAK-010
FLOCCULANT DISTRIBUTION TANK
160-MEP-001A/B
FLOCCULANT DISTRIBUTION PUMPS 1&2
160-MIX-001
FLOCCULANT STATIC MIXER
PROCESS WATER
100-004
FRESH WATER
100-004
PUG THICKENER FEED TANK
100-003
FLOCCULANT
160-COM-001A/B/C
PLANT AIR COMPRESSORS 1&3
160-ARE-001
PLANT AIR RECEIVER
160-ADR-001
INSTRUMENT AIR DRYER
160-ARE-002
INSTRUMENT AIR RECEIVER
TO PLANT AIR DISTRIBUTION
TO INST. AIR DISTRIBUTION
AIR SUPPLY

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REV

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	I.C.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED
DATE
SCALE NONE
PROJ. # 10013
DRAWN: I.CLAVET
CHECK: C.GAGNE
DESIGN: P.COTE
DES.CHK: A.DORVAL
CADFILE:

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.608.0116
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
PUG - UTILITIES
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-100-004 REV 0


200-BGH-001
PRE-CONCENTRATE DISCHARGE CHUTE BAGHOUSE
200-CHU-001
PRE-CONCENTRATE DISCHARGE CHUTE
200-CVO-001
PRE-CONCENTRATE DISCHARGE CONVEYOR
200-CVO-002
PRE-CONCENTRATE SILO FEED CONVEYOR
200-CHU-002
TRANSFER CHUTE
200-BIV-002
SILO FEED BIN VENT
200-SIL-001A/B
PRE-CONCENTRATE FEED SILO
ø: 19.5 ft
H: 40.9 ft
CAPACITY: 8,849 ft³
200-CVO-003A/B
PRE-CONCENTRATE SILO DISCHARGE CONVEYOR
200-DIC-001
SILO FEED DIVERTER CHUTE
200-BIV-004A/B
TRANSFER CHUTE BIN VENT
200-CHU-004A/B
TRANSFER CHUTE
200-DIC-002A/B
PRE-CONCENTRATE FEED DIVERTER CHUTE
200-CVO-004A/B
PRE-CONCENTRATE FEED CONVEYOR
200-BSC-001A/B
PRE-CONCENTRATE BELT SCALE
200-CHU-005A/B
PRE-CONCENTRATE FEED CHUTE
200-ROA-001 A/B
PRE-CONCENTRATE LEACH REACTOR FEED ROTARY VALVE
200-BIV-005A/B
PRE-CONCENTRATE FEED CHUTE BIN VENT
200-BGH-001
200-CHU-001
200-CVO-001
200-CHU-002
200-CVO-002
200-BIV-002
200-DIC-001
200-SIL-001A/B
200-DIC-002A/B
200-BIV-004A/B
200-CVO-003A/B
200-CHU-004A/B
200-BIV-005A/B
22C
200-CHU-005A/B
200-ROA-001 A/B
PRE-CONCENTRATE TO LEACH REACTORS
200-002
200-CVO-004A/B
200-BSC-001A/B

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REV

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: I.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ # 10013	DSN.CHK: C.LAROCHELLE	11	12	13
	CADFILE			

Roche Engineering
5615 S. Monroe St., Suite 602
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.856.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
LEACH UNIT FEED
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-200-001 REV 0

200-REA-001A/B	200-REA-002A/B	200-REA-003A/B	200-REA-004A/B	200-PCS-001A/B
LEACH REACTOR #1 Ø: 14.5 ft H: 25 ft CAPACITY: 31,000 GALS.	LEACH REACTOR #2 Ø: 14.5 ft H: 17 ft CAPACITY: 21,000 GALS.	LEACH REACTOR #3 Ø: 14.5 ft H: 17 ft CAPACITY: 21,000 GALS.	LEACH REACTOR #4 Ø: 14.5 ft H: 17 ft CAPACITY: 31,000 GALS.	LEACH REACTOR TRANSFER PUMP FLOW: 1,400 USGPM TDH: 66 ft POWER: 37 BHP

200-AGI-001A/B	200-AGI-002A/B	200-AGI-003A/B	200-AGI-004A/B
LEACH REACTOR #1 AGITATOR POWER: 20 HP	LEACH REACTOR #2 AGITATOR POWER: 15 HP	LEACH REACTOR #3 AGITATOR POWER: 15 HP	LEACH REACTOR #4 AGITATOR POWER: 15 HP


HCl FROM STORAGE
200-002
221
PRE-CONCENTRATE FROM FEED SILOS
200-001
220
M
200-REA-001A/B
200-AGI-001A/B
200-REA-002A/B
200-AGI-002A/B
200-REA-003A/B
200-AGI-003A/B
200-REA-004A/B
200-AGI-004A/B
223
LEACH REACTORS VENTS TO SODIUM SULFITE SCRUBBER
200-003
222
LEACHED ORE SOLUTION TO NEUTRALIZATION REACTOR
300-001
200-PCS-001A/B

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REF

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: L.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ # 10013	DSGCHK: E.LAROCHELLE	11	12	13
	CAD FILE			

ROCHE ENGINEERING
Roche Engineering
5615 S. Monroe St., Suite 602
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.556.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
LEACH UNIT
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-200-002 REV 0



200-ULP-002
NaOH UNLOADING STATION
200-PCL-002A/B
HCl FEED PUMP
FLOW: 326 USGPM
TDH: 156 ft
POWER: 18 BHP
200-TAK-001A/B
HCl STORAGE TANK
Φ: 22 ft
H: 28 ft
CAPACITY: 80,300 GALS.
200-TAK-003
NaOH STORAGE TANK
Φ: 14 ft
H: 21 ft
CAPACITY: 24,200 GALS.
200-PCL-006 A/B
NaOH FEED PUMP
FLOW: 11 USGPM
TDH: 138 ft
POWER: 1 BHP
200-SCR-002
SODIUM SULFITE SCRUBBER
Φ: 7 ft
H: 14 ft
200-SCR-003
WATER SCRUBBER
Φ: 7 ft
H: 14 ft
200-PCL-003A/B
SODIUM SULFITE SCRUBBER RECIRCULATION PUMP
FLOW: 500 USGPM
TDH: 47 ft
POWER: 10 BHP
200-PCL-004A/B
WATER SCRUBBER RECIRCULATION PUMP
FLOW: 500 USGPM
TDH: 47 ft
POWER: 7.5 BHP
200-BLO-001A/B
SCRUBBER VENT BLOWER
FLOW: 4,500 ACFM
200-TAK-002
SODIUM SULFITE TANK
Φ: 5 ft
H: 6 ft
CAPACITY: 881 GALS.
200-AGI-005
SODIUM SULFITE TANK AGITATOR
POWER: 5 HP
200-CSR-001
SODIUM SULFITE SCREW CONVEYOR
200-PCL-005A/B
SODIUM SULFITE FEED PUMP
FLOW: 84 USGPM
TDH: 133 ft
POWER: 3.5 BHP
200-SIL-002
SODIUM SULFITE STORAGE SILO
Φ: 14 ft
H: 32.1 ft
CAPACITY: 3,791 ft³
200-ULP-001
SODIUM SULFITE UNLOADING STATION
VTA
232
200-BLO-001A/B
239
TO ACID REGENERATION UNIT
350-001
200-SCR-003
WATER FROM STORAGE
400-004
240
PRECIPITATION REACTORS VENTS
300-003
334
NEUTRALIZATION REACTORS VENTS
300-001
310
LEACH REACTORS VENTS
200-002
223
200-PCL-004A/B
200-SIL-002
200-ULP-001
200-TAK-001A/B
238
200-SCR-002
200-CSR-001
HCl FROM HCl REGENERATION UNIT
350-001
363
236
WATER FROM STORAGE
400-004
235
M
HCl TO LEACH REACTORS
200-002
221
230
200-PCL-002A/B
HCl TO ION EXCHANGE UNIT
300-002
373
234
200-TAK-002
200-AGI-005
200-PCL-003A/B
237
200-PCL-005A/B
241
200-TAK-003
TO ACID REGENERATION UNIT
350-001
200-ULP-002
200-PCL-006A/B

ENGINEER'S SEAL

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REF#

REV	BY	APPD	DESCRIPTION	YR	MO	DA
1	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: L.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ. # 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CADFILE			

ROCHE ENGINEERING

Roche Engineering
5015 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.556.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
CHEMICAL STORAGE
FLOWSHEET

DWG. 10013-PFD-200-003 | REV 0

300-REA-001A/B/C/D
NEUTRALIZATION REACTOR
Ø: 16 ft
H: 26 ft
CAPACITY: 55,200 GALS.

300-AGI-001A/B/C/D
NEUTRALIZATION REACTOR AGITATOR
POWER: 25 HP

300-PCS-001A/B
NEUTRALIZATION REACTORS TRANSFER PUMP
FLOW: 324 USGPM
TDH: 106 ft
POWER: 15 BHP

300-BLF-001A/B
NEUTRALIZED SOLUTION BELT FILTER
FILTRATION AREA: 540 ft²

300-PCL-001A/B
NEUTRALIZED SOLUTION FILTRATE PUMP
FLOW: 333 USGPM
TDH: 88 ft
POWER: 11 BHP

300-CHU-002
BELT FILTER CAKE CHUTE

300-PUM-001
BELT FILTER CAKE MIXING EQUIPMENT

300-HTX-002
WASH WATER HEATER
3.5 MMBTU

300-ILF-001A/B
TAILINGS MICRO-FILTER

300-CHU-003
TAILINGS CHUTE

300-BIN-001
TAILINGS BIN
CAPACITY: 718 GALS.

300-PCS-003A/B
TAILINGS TRANSFER PUMP
FLOW: 325 USGPM
TDH: 614 ft
POWER: 82 BHP

300-HTX-001
WASH WATER PRE-HEATER
3.3 MMBTU



SODIUM CARBONATE FROM STORAGE
300-004
340
LEACHED ORE SOLUTION FROM LEACH REACTORS
200-002
222
M
300-REA-001A/B/C/D
300-AGI-001A/B/C/D
300
300-PCS-001A/B
NEUTRALIZATION REACTORS VENTS TO WATER SCRUBBER
300-003
310
309
300-HTX-002
NOTE 1
300-BLF-001A/B
SLUDGE FROM HCl REGENERATION UNIT
350-001
303
302
300-CHU-002
300-PUM-001
300-CHU-003
TAILINGS TO DISPOSAL
305
300-BIN-001
300-PCS-003A/B
307
300-HTX-001
301
300-PCL-001A/B
300-ILF-001A/B
NEUTRALIZED SOLUTION TO ION EXCHANGE UNIT
300-002
302
WASH WATER FROM STORAGE
400-004
306

KEYPLAN

GENERAL NOTES

1. VENDOR PACKAGE

DWG. NO.	REFERENCE	REV.

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: L.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ. # 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CADFILE			

Roche Engineering
5815 S. Monroe St., Suite 802
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.656.0119
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
NEUTRALIZATION UNIT
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-300-001 REV 0


300-CIE-001
ION EXCHANGE UNIT
300-TAK-001
CALCIUM MANGANESE TANK
Φ: 16 ft
H: 26 ft
CAPACITY: 38,100 GALS.
300-ULP-003
CALCIUM MANGANESE SOLUTION UNLOADING PAD
RARE EARTH CHLORIDES SOLUTION TO PRECIPITATION REACTORS
300-003
321
322
300-TAK-001
NOTE 1
300-CIE-001
300-ULP-003
NEUTRALIZED SOLUTION FROM BELT FILTER
300-001
302
HCl FROM STORAGE
300-003
323

KEYPLAN

GENERAL NOTES

1. VENDOR PACKAGE

DWG. NO.	REFERENCE	REF#

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

		YR	MO	DA
APPROVED	DRAWN: L.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE: NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ.# 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CAD FILE:			

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.571.2400
Fax: 801.566.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
ION EXCHANGE UNIT
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-300-002 REV 0

300-REA-002A/B/C/D
PRECIPITATION REACTOR
Φ: 18 ft
H: 22 ft
CAPACITY: 41,900 GALS

300-AGI-002A/B/C/D
PRECIPITATION REACTOR AGITATOR
POWER: 10 HP

300-PCS-004A/B
PRECIPITATION REACTORS TRANSFER PUMP
FLOW: 333 USGPM
TDH: 88 ft
POWER: 11 BHP

300-BLF-002
RARE EARTH PRODUCT BELT FILTER
FILTRATION AREA: 540 ft²

300-PCL-002A/B
RARE EARTH FILTRATE PUMP
FLOW: 351 USGPM
TDH: 57 ft
POWER: 7 BHP

300-CHU-001
RARE EARTH PRODUCT CHUTE

300-CVO-001
RARE EARTH PRODUCT CONVEYOR

300-BIN-003
RARE EARTH PRODUCT BAGGING FEED BIN
Φ: 14 ft
H: 32.1 ft
CAPACITY: 3,701 ft³

300-BGM-001A/B
RARE EARTH PRODUCT BAG FILLING MACHINE

300-CAB-001
CAKE BREAKER

300-ILF-002A/B
FILTRATE MICRO FILTER



SODIUM CARBONATE FROM STORAGE
300-004
341
NEUTRALIZED SOLUTION FROM BELT FILTER
300-002
321
M
300-REA-002A/B/C/D
300-AGI-002A/B/C/D
300-PCS-004A/B
330
334
PRECIPITATION REACTORS VENTS TO NaOH SCRUBBER
300-003
WASH WATER FROM STORAGE
400-004
331
NOTE 1
300-BLF-002
333
300-CHU-001
300-CAB-001
300-CVO-001
300-BIN-003
300-BGM-001A/B
RARE EARTH PRODUCT BAGS TO STORAGE
300-PCL-002A/B
300-ILF-002A/B
332
PRECIPITATION FILTRATE TO HCl REGENERATION UNIT
350-001

KEYPLAN

GENERAL NOTES

1. VENDOR PACKAGE

DWG. NO.	REFERENCE	REV

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

		YR	MO	DA
APPROVED	DRAWN: I.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE: NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ # 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CADFILE			

ROCHE ENGINEERING
Roche Engineering
5615 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.558.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
PRECIPITATION UNIT
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-300-003 REV 0

300-COM-001A/B
AIR CONVEYOR COMPRESSOR

300-ARE-001
AIR CONVEYOR RECEIVER

300-CHU-001A/B
SODIUM CARBONATE UNLOADING CHUTE

300-COM-002A/B
AIR CONVEYOR COMPRESSOR

300-ARE-002
AIR CONVEYOR RECEIVER

300-BN-001 A/B/C/D
SODIUM CARBONATE SILO BIN VENT

300-VPR-002 A/B/C/D
SODIUM CARBONATE PRESSURE TRANSPORTER
CAPACITY: 21 STPH

300-BN-005A/B/C/D
SODIUM CARBONATE PRECIPITATION BIN VENT

300-ROA-005A/B/C/D
SODIUM CARBONATE PRECIPITATION FEED ROTARY VALVE

300-BIN-005A/B/C/D
SODIUM CARBONATE PRECIPITATION BIN
CAPACITY: 360 ft³

300-ULP-002
SODIUM CARBONATE TRAIN UNLOADING STATION

300-VPR-001A/B
SODIUM CARBONATE PRESSURE TRANSPORTER
CAPACITY: 42 STPH

300-PNC-001A/B
SODIUM CARBONATE STORAGE PNEUMATIC CONVEYOR
CAPACITY: 42 STPH

300-SIL-001 A/B/C/D
SODIUM CARBONATE STORAGE SILO
Ø: 14 ft
H: 44.1 ft
CAPACITY: 6,840 ft³

300-PNC-002 A/B/C/D
SODIUM CARBONATE FEED PNEUMATIC CONVEYOR
CAPACITY: 21 STPH

300-BN-004A/B/C/D
SODIUM CARBONATE NEUTRALIZATION BIN VENT

300-ROA-004A/B/C/D
SODIUM CARBONATE NEUTRALIZATION FEED ROTARY VALVE

300-BIN-004A/B/C/D
SODIUM CARBONATE NEUTRALIZATION BIN
CAPACITY: 360 ft³



300-ULP-002
RAILROAD CAR UNLOADING STATION
HYDROMET PLANT
300-COM-001A/B
300-ARE-001
300-CHU-001A/B
300-PNC-001A/B
300-VPR-001A/B
300-BV-001 A/B/C/D
300-SIL-001 A/B/C/D
300-COM-002A/B
300-ARE-002
300-VPR-002 A/B/C/D
342
300-PNC-002 A/B/C/D
341
300-BV-005A/B/C/D
300-BIN-005A/B/C/D
300-ROA-005A/B/C/D
SODIUM CARBONATE TO PRECIPITATION REACTORS
300-003
340
300-BV-004A/B/C/D
300-BIN-004A/B/C/D
300-ROA-004A/B/C/D
SODIUM CARBONATE TO NEUTRALIZATION REACTORS
300-001
NOTE 2

KEYPLAN

GENERAL NOTES

1. SODIUM CARBONATE BULK DENSITY IS ASSUMED AT 56 lbs/cft
2. VENDOR PACKAGE

DWG. NO.	REFERENCE	REF#

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

		YR	MO	DA
APPROVED	DRAWN: L.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ.# 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CADFILE			

ROCHE ENGINEERING
Roche Engineering
9815 S. Monroe St., Suite 602
Sandy, UT 84070
Phone: 801.571.2400
Fax: 801.656.0115
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
SODIUM CARBONATE HANDLING
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-300-004 REV 0



350-TAK-007
350-REA-001
350-AGI-001
350-COM-001
350-HTX-001
350-PCS-001
350-PCL-001
350-BOL-001
350-BLF-001
350-BIN-001
350-COI-001
350-PCL-003
350-TAK-001
350-HTX-003
NOTE:1
350-PCS-002
350-PCL-002
350-HTX-002
350-HTX-004
350-PCS-003
350-PCL-004
HCl FROM WATER SCRUBBER
200-003
336
PRECIPITATION FILTRATE FROM BELT FILTER
300-003
332
SODIUM SOLUTION FROM SODIUM SULFITE SCRUBBER
200-003
234
SEEPAGE WATER FROM TAILINGS
385
H2SO4 FROM STORAGE
350-002
360
NaCl FROM STORAGE
350-002
361
M
CWS
CWR
WATER TO WATER STORAGE TANK
400-004
364
HCL TO STORAGE
200-003
363
SULFATE SLUDGE TO TAILING BIN
310-001
362

KEYPLAN

GENERAL NOTES

1. VENDOR PACKAGE

DWG. NO.	REFERENCE	REV

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: L.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	09
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ. # 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CADFILE:			

Roche Engineering
9815 S. Monroe St., Suite 602
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.858.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
HCL REGENERATION UNIT
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-350-001 REV 0

350-CHU-001
NaCl DISCHARGE CHUTE

350-CVD-001
NaCl DISCHARGE CONVEYOR

350-CAB-001
NaCl PARTICLE BREAKER

350-CHU-002
NaCl TRANSFER CHUTE

350-ULP-002A/B
H_2SO_4 TRAIN UNLOADING STATION
(TRAIN CAR 12,900 GALS. CAPACITY)

350-CVD-002
NaCl STORAGE BIN FEED CONVEYOR

350-PCL-006A/B/C
H_2SO_4 TRANSFER PUMP
FLOW: 86 USGPM
TDH: 350 ft
POWER: 18 BHP

350-BIN-002A/B
NaCl STORAGE BIN
ø: 11 ft
H: 33.5 ft
CAPACITY: 1,632 ft³

350-DIC-001
NaCl STORAGE BIN FEED DIVERTER CHUTE

350-CSR-001A/B
NaCl SCREW CONVEYOR

350-TAK-006
H_2SO_4 STORAGE TANK
ø: 34 ft
H: 35 ft
CAPACITY: 118,500 GALS.

350-PCL-005A/B
H_2SO_4 FEED PUMP
FLOW: 52 USGPM
TDH: 74 ft
POWER: 2 BHP


350-ULP-002A/B
350-PCL-006A/B/C
350-TAK-006
350-PCL-005A/B
360
H2SO4 TO HCl REGENERATION UNIT
350-001
350-CHU-001
350-CAB-001
350-CVD-001
350-CHU-002
350-CVD-002
350-DIC-001
350-BIN-002A/B
350-CSR-001A/B
361
NaCl TO HCl REGENERATION
350-001

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REF#

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: J.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ. # 10013	DES.CHK: E.LAROCHELLE	11	12	13
	CADFILE			

ROCHE ENGINEERING
Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone 801.871.2400
Fax 801.656.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
HCL REGEN. CHEMICAL STORAGE
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-350-002 | REV 0

400-COM-001A/B
PLANT AIR
COMPRESSORS 1&2

400-ARE-001
PLANT AIR
RECEIVER

400-ADR-001
INSTRUMENT
AIR DRYER

400-ARE-002
INSTRUMENT
AIR RECEIVER



400-COM-001A/B
400-ARE-001
400-ADR-001
400-ARE-002
NOTE 1
PLANT AIR DISTRIBUTION
INSTRUMENT AIR DISTRIBUTION

KEYPLAN

GENERAL NOTES

1. VENDOR PACKAGE

DWG. NO.	REFERENCE	REF

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: J.CLAVET	11	12	08
DATE	CHECK: C.GAGNE	11	11	05
SCALE: NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ.# 10013	DES.CHK: F.LAROCHELLE	11	12	13
	CAD FILE:			

ROCHE ENGINEERING

Roche Engineering
5015 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.858.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
COMPRESSED AIR UNIT
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-400-003 REV 0


400-TAK-002
WATER STORAGE TANK
ø: 21 ft
H: 30 ft
CAPACITY: 77,700 GALS.
400-PCL-001A/B
WATER SUPPLY PUMP
FLOW: 155 USGPM
TDH: 155 ft
POWER: 8 BHP
WATER FROM HCl REGENERATION
364
FRESH WATER SUPPLY
401
400-TAK-002
472
400-PCL-001A/B
331
306
235
240
WATER TO BELT FILTER
300-003
WATER TO BELT FILTER
300-001
WATER TO Na2SO4 SCRUBBER
300-003
WATER TO WATER SCRUBBER
200-002

KEYPLAN

GENERAL NOTES

DWG. NO.	REFERENCE	REF

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	W.E.	T.L.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN: J.CLAVET	11	12	06
DATE	CHECK: C.GAGNE	11	11	05
SCALE NONE	DESIGN: T.LAROCHELLE	11	11	21
PROJ. # 10013	DES.CHK: F.LAROCHELLE	11	12	13
	CADFILE			

Roche Engineering
5015 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.558.0118
www.roche-engineering.com

Rare Element Resources

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
WATER STORAGE
FLOWSHEET

ENGINEER'S SEAL

DWG. 10013-PFD-400-004 REV 0

Appendix E
Site Plan and General Arrangement Drawings


LOW GRADE STOC□PILE
□M SHORT TONS
(2)STOCKPILE DIA. 300'-0"
5312□
2722'
PUG OPTION SITE □1
FUEL ISLAND
MINE SHOP
TRUC□ WASH STATION
OFFICE CHANGE WAREHOUSE
GUARD HOUSE
GRA□ES
WASTE DUMP
6300 ELE□ATION
(TOP OF DUMP)
EXPLOSI□E MAGASIN
BULL HILL MINE
PUG OPTION SITE □2
900'
1750'
16,170,000 N
16,168,000 N
16,166,000 N
16,164,000 N
16,162,000 N
16,160,000 N
1,780,000 E
1,782,000 E
1,784,000 E
1,786,000 E
1,788,000 E
1,790,000 E
1,792,000 E
1,794,000 E
PLAN □IEW
500 0 500 1000 FEET
1" = 500' AT FULL SI□E (ANSI D)
1" = 1000' AT HALF SI□E (ANSI B)

LEGEN□

5 STRAND FENCING
6' CHAIN LINK AND RAZOR FENCING
ROAD
WATER

GENERAL NOTES

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	D.B.	P.B.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

DRAWN D BOUCHER 11 12 20
CHECKED P.BEAUDOIN 12 01 26
DESIGNED D BOUCHER 11 12 20
DES.CHK. R BOUCHARD 12 01 26
SCALE 1:500
D 10013

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.656.0116
www.roche-engineering.com

Rare Element Resources

PROJECT
BEAR LODGE PROJECT

TITLE
PRELIMINARY FEASIBILITY STUDY
PUG SITE PLAN
GENERAL ARRANGEMENT

ENGINEER'S SEAL

DWG. 10013-G-GA-1001 REV 0



WASTE ROCK FACILITY STOCKPILE 110-STO-003
THICKENER MECHANISM 140-RAM-001
THICKENER TANK 140-THK-001 (Ø131'-0")
THICKENER O/F TANK 140-TAK-002
FLASH DRYER ANNEX (60'x44'x130'H)
THICKENER FEED TANK 140-TAK-001
PRESSURE FILTER WASH WATER TANK 140-TAK-007
FILTER SURGE TANK 140-TAK-003
THICKNER SURGE TANK AGITATOR 140-AGI-001
PUMPBOX SCRUBBER 110-PBO-001
DRUM SCRUBBER 110-SCR-001 (UPPER LEVEL)
FILTRATE FILTER RECEIVER 140-TAK-004
CONVEYOR 140-CVO-015
PROCESS WATER TANK 160-TAK-008
TRAVELING OVER CRANE
PRE-CONCENTRATE STORAGE BIN 150-BIN-003
FRESH/FIRE WATER TANK 160-TAK-007
FLOCCULANT DISTRIBUTION TANK 160-TAK-010
FLOCCULANT MIXING TANK 160-TAK-009
DRY FLOCCULANT FEED SYSTEM 160-FLS-001
PRE-CONCENTRATE LOADING BUILDING (40'x80'x100'H)
100-STO-006 (STOCKPILE DIA.100'x38'H) (DOME DIA.150'x50'H)
100-STO-007 (STOCKPILE DIA.100'x38'H) (DOME DIA.150'x50'H)
GRIZZLY SCREEN 100-GRZ-001
ORE GRIZZLY FEEDER 100-GRF-001
CONVEYOR 100-CVO-004
CONVEYOR 100-CVO-005
CONVEYOR 100-CVO-002
CONVEYOR 100-CVO-007
CONVEYOR 100-CVO-006
JAW CRUSHER 100-JCR-001
COARSE SCREEN 100-VIS-001
CRUSHING BUILDING (38'x60'x51'H)
COARSE SCREEN BUILDING (38'x60'x41'H)
PUMPBOX 130-PBO-005
CONE CRUSHER 120-CCR-001 (UPPER LEVEL)
SECONDARY CRUSHER SCREEN 120-VIS-003 (UPPER LEVEL)
CONTROL ROOM (40'x40') 2nd FLOOR
I.T. ROOM (20'x40') 2nd FLOOR
LAB ROOM (20'x40')
ADMINISTRATION AREA (60'x40')
CHANGE ROOM SHOWER UPPER LEVEL (40'x40')
LUNCH ROOM LOWER LEVEL (40'x40')
ELECTRICAL ROOM UPPER LEVEL (60'x40')
ELECTRICAL ROOM LOWER LEVEL (60'x40')
LAY DOWN AREA
MAINTENANCE ROOM (40'x80')
30'-0"
20'-0"
20'-0"
20'-0" TYP.
PRESSURE-FILTER#1 140-FPR-001 (UPPER LEVEL)
PRESSURE-FILTER#2 140-FPR-002 (UPPER LEVEL)
PRESSURE-FILTER#3 140-FPR-003 (UPPER LEVEL)
ELECTRICAL TRANSFO.
FENCE
HG DRUM SCRUBBER 130-SCR-002 (UPPER LEVEL)
DSM SCREEN 130-VIS-004 (UPPER LEVEL)
PUMPBOX 130-PBO-004
FILTER SUMP PUMP 140-PCS-019
PUG BUILDING (270'x140'x90'H)
DIRECTION (3) STOCKPILE(Ø300')
A 1003
B 1003
C 1003
D 1003

LEGEND

GENERAL NOTES

DWG. No.	REFERENCE

REV	BY	APPR	DESCRIPTION	YR	MO	DA
0	D.B.	P.B.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED		DRAWN	D.BOUCHER	12	01	06
DATE		CHECK	P.BEAUDOIN	12	01	26
SCALE	1" = 40'-0"	DESIGN	D.BOUCHER	12	01	06
D	10013	DES.CHK	R.BOUCHARD	12	01	2
		CAD FILE:	10013-G-GA-1002-REV-0			

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.656.0116
www.roche-engineering.com

Rare Element Resources

PROJECT

BEAR LODGE PROJECT

TITLE

PRELIMINARY FEASIBILITY STUDY
PUG LAYOUT-OPERATING FLOOR
GENERAL ARRANGEMENT

ENGINEER'S SEAL

DWG. 10013-G-GA-1002 REV 0

D SIZE 34" x 22"



THIC ENER FEED TAN 140-TA -001
THIC ENER SURGE TAN AGITATOR 140-AGI-001
FILTRATE FILTER RECEI ER 140-TA -004
PRESSURE FILTER 1 140-FPR-001
THIC ENER SURGE TAN 140-TA -003
110-STO-006 (STOC PILE DIA.100 3 H.) (DOME DIA 150 50H.)
CON EYOR 110-C O-004
DRUM SCRUBBER 110-SCR-001
CON EYOR 110-C O-005
CONVEYOR 140-CVO-015
PRE-CONCENTRATE STORAGE BIN 150-BIN-003
CON EYOR 110-C O-002
PUMPBOX SCRUBBER 110-PBO-001
PRESSURE FILTER WASH WATER TAN 140-TA -00
FILTER SUMP PUMP 140-PCS-01
THIC ENER O/F TAN 140-TA -002
FRESH/FIRE WATER TAN 160-TA -00
PROCESS WATER TAN 160-TA -00
GARAGE DOOR
SECTION A 1002
1/32"=1'-0"



FILTRATE FILTER RECEI ER 140-TA -004
HG DRUM SCRUBBER FEED LAUNDER 120-LAU-001
DMS SCREEN 130- IS-004
HG DRUM SCRUBBER 130-SCR-002
SECONDARY CRUSHER SCREEN 120- IS-003
PRESSURE FILTER 3 140-FPR-001
110-STO-00 (STOC PILE DIA.100 3 H.) (DOME DIA 150 50H.)
CON EYOR 110-C O-006
CONE CRUSHER 120-CCR-001
CON EYOR 110-C O-00
CONVEYOR 140-CVO-015
PRE-CONCENTRATE STORAGE BIN 150-BIN-003
CON EYOR 110-C O-002
PUMPBOX 130-PBO-005
PUMPBOX 130-PBO-004
FRESH/FIRE WATER TAN 160-TA -00
THIC ENER O/F TAN 140-TA -002
FILTER SUMP PUMP 140-PCS-01
PROCESS WATER TAN 160-TA -00
GARAGE DOOR
SECTION B 1002
1/32"=1'-0"



GRI LY SCREEN 100-GRI -001
ORE GRI LY FEEDER 100-GRF-001
JAW CRUSHER 100-JCR-001
36'-0"
59'-0"
38'-0"
COARSE SCREEN 100- IS-001
CON EYOR 100-C O-001
RE ERSIBLE CON EYOR 100-C O-003
FMR BIN FEED CON EYOR 100-CON-006
COARSE SCREEN O/S CON EYOR 100-CON-002
SECTION D 1002
1/32"=1'-0"



COARSE SCREEN O/S CON EYOR 100-CON-002
SECTION C 1002
1/32"=1'-0"

LEGEND

GENERAL NOTES

DWG. No.	REFERENCE

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	D.B.	P.B.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED		DRAWING	D.BOUCHER	12 01 26	
DATE		CHECKED	P.BEAUDOIN	12 01 26	
SCALE	1/32"=1'-0"	DESIGNED	D.BOUCHER	12 01 26	
D	10013	DES. CHK.	R.BOUCHARD	12 01 2	
		CAD FILE	10013-G-GA-1003-REV-0		

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.656.0116
www.roche-engineering.com

Rare Element Resources

PROJECT: BEAR LODGE PROJECT

TITLE:
PRELIMINARY FEASIBILITY STUDY
PUG LAYOUT-OPERATING FLOOR
GENERAL ARRANGEMENT-SECTIONS

ENGINEER'S SEAL

DWG. 10013-G-GA-1003 REV 0


WASTE ROCK FACILITY STOCKPILE
110-STO-003
THICKENER TANK
140-THK-001
(Ø131'-0")
FLASH DRYER
ANNEX
(60'x44'x130'H)
CONVEYOR
140-CVO-015
FILTER SURGE TANK
140-TAK-003
THICKENER FEED TANK
140-TAK-001
PRESSURE FILTER
WASH WATER TANK
140-TAK-007
THICKNER SURGE TANK
AGITATOR
140-AGI-001
FILTRATE FILTER
RECEIVER
140-TAK-004
THICKENER
O/F TANK
140-TAK-002
PUMPBOX SCRUBBER
110-PBO-001
PROCESS WATER
TANK
160-TAK-008
DRUM SCRUBBER
110-SCR-001
(UPPER LEVEL)
TRAVELING
OVER CRANE
TRAVELING
OVER CRANE
CONVEYOR
100-CVO-005
FRESH/FIRE
WATER TANK
160-TAK-007
CONVEYOR
100-CVO-002
FLOCCULANT
DISTRIBUTION TANK
160-TAK-010
PUMPBOX
130-PBO-005
FLOCCULANT MIXING TANK
160-TAK-009
CONVEYOR
100-CVO-007
CONE CRUSHER
120-CCR-001
(UPPER LEVEL)
DRY FLOCCULANT
FEED SYSTEM
160-FLS-001
MAINTENANCE
ROOM
(80'x40')
SECONDARY
CRUSHER SCREEN
120-VIS-003
(UPPER LEVEL)
CONTROL
ROOM
(40'x40')
2nd FLOOR
I.T.
ROOM
(20'x40')
2nd FLOOR
LAB
ROOM
(20'x40')
CHANGE ROOM
SHOWER
UPPER LEVEL
(40'x40')
ELECTRICAL ROOM
UPPER LEVEL
(60'x40')
30'-0"
PRESSURE-FILTER#1
140-FPR-001
(UPPER LEVEL)
ADMINISTRATION
AREA
(60'x40')
LUNCH ROOM
LOWER LEVEL
(40'x40')
ELECTRICAL ROOM
LOWER LEVEL
(60'x40')
PRESSURE-FILTER#2
140-FPR-002
(UPPER LEVEL)
PRESSURE-FILTER#3
140-FPR-003
(UPPER LEVEL)
20'-0" TYP.
20'-0"
TYP.
HG DRUM SCRUBBER
130-SCR-002
(UPPER LEVEL)
DSM SCREEN
130-VIS-004
(UPPER LEVEL)
ELECTRICAL
TRANSFO.
FENCE
FILTER SUMP PUMP
140-PCS-010
PUMPBOX
130-PBO-004
PUG BUILDING
(270'x140'x90'H)

LEGEND

GENERAL NOTES

DWG. No.	REFERENCE

RE	BY	APPD	DESCRIPTION	YR	MO	DA
0	D.B.	P.B.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED		DRAWN	D.BOUCHER	12 02 0	
DATE		CHECK	P.BEAUDOIN	12 02 0	
SCALE	1:16" 1'-0"	DESIGN	D.BOUCHER	12 02 0	
D	10013	DES.CHK	R.BOUCHARD	12 02 0	
		CAD FILE	10013-G-GA-1004-REV-0		

Roche Engineering
9815 S. Monroe St., Suite 502
Sandy, UT 84070
Phone: 801.871.2400
Fax: 801.656.0116
www.roche-engineering.com

Rare Element Resources

PROJECT
BEAR LODGE PROJECT

TITLE
PRELIMINARY FEASIBILITY STUDY
PUG BUILDING LAYOUT
GENERAL ARRANGEMENT

ENGINEER'S SEAL

DWG. 10013-G-GA-1004 | REV 0

D SIZE 34" x 22"



APPROXIMATE STATION LIMITS 840'X200', 75' FROM RELOCATED POWER LINE
SODIUM CARBONATE & H_2SO_4 UNLOADING STATIONS
MAIN HYDROMET PROCESS BUILDING 130'x345'
300k GAL STORAGE
U.S. Hwy 18
APPROXIMATE PLANT LIMITS 1300'X1375', 75' FROM RELOCATED POWER LINE
APPROXIMATE LOCATION OF GAS PIPE LINE
APPROXIMATE LOCATION OF PERMANENT DIVERTER CHANNEL
TSF EMBANKMENT (FILL: 1,548,831 CYD)
TAILINGS POND TONNAGE STORAGE CAPACITY: 5,571,162 tons
APPROXIMATE LOCATION RELOCATED POWER LINE 75' CLEAR OF EXISTING GAS LINE
100 FT OFFSET
PROPOSED LOCATION OF UNDERDRAIN WATER POND
APPROXIMATE LOCATION OF EXISTING POWER LINE (TO BE RELOCATED)
GAS
EXWA
EXSA
PLAN VIEW
500 0 500 1,000 FEET

LEGEND

NATURAL GAS	GAS GAS
POWER	P P P
WATER	EXWA
SEWAGE	EXSA
5 STRAND FENCING	
6' CHAIN LINK AND RAZOR FENCING	

GENERAL NOTES

DWG. No.	REFERENCE	
10013-G-GA-2000	HYDROMET PLANT SITE OPERATIONS GA	1
10013-G-GA-2002	HYDROMET PLANT PLAN VIEWS	2
10013-G-GA-2003	HYDROMET PLANT SECTIONS & ELEVATIONS	3

0	P.T.	C.G.	ISSUED FOR PRE-FEASIBILITY STUDY	12 04 12
REV	BY	APPD	DESCRIPTION	

DRAWN P.TREMBLAY
DESIGN C.CHOINE
CHECKED P.TREMBLAY
APPROVED R.BOUCHARD
SCALE 1" = 500
10013
10013-G-GA-2001

Roche Engineering
www.roche-engineering.com

Rare Element Resources

PROJECT BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
UPTON SITE PLAN
GENERAL ARRANGEMENT

ENGINEER'S SEAL

DWG. 10013-G-GA-2001 REV 0



SODIUM CARBONATE & H2SO4 UNLOADING AREA
N=16,023,651'
E=1,728,220'
E=1,727,414'
1 NEW RAIL SPURS (500') FOR H2SO4 RAIL CARS
H2SO4 PUMP HOUSE
U/G PIPE WAY
2 NEW RAIL SPURS (500') FOR SODIUM CARBONATE HOPPER CARS
SODIUM CARBONATE UNLOADING STATION.
HOLCIM ACCESS ROAD
NEW RAIL SPUR FOR UNLOADING STATIONS
WESTON COUNTY ROAD.
PIPE RACK
ADMINISTRATION
VISITOR PARKING
MAIN GATE ENTRANCE
TRUCK GATE ENTRANCE
5 STRAND FENCING
6' CHAIN LINK AND RAZOR FENCING
E=1,727,665'
PLANT VEHICLE PARKING
EMPLOYEE PARKING
RARE EARTH LOADING AREA
FIRE FIGHTING, FIRST AID AND GUARD POST
MECHANICAL AND ELECTRICAL ROOM.
ELECTRICAL TRANSFORMER
WAREHOUSE AND MAINTENANCE
SODIUM CARBONATE STORAGE SILOS
HCL REGENERATION UNIT
NaCl UNLOADING STATION
CHEMICAL STORAGE AND UNLOADING AREA
UPTON DEVELOPMENT PARK
100'-0" EASEMENT LINE FOR GAS LINE
TAILINGS POND ACCESS ROAD
PRE-CONCENTRATE UNLOADING STATION
E=1,729,019'
ACCESS ROAD
75'-0" CLEAR OF RELOCATED POWER LINE
RELOCATED POWER LINE
EXISTING U/G GAS LINE
HYDROMET PROCESS AREA
N=16,022,163'
TAILINGS POND.

LEGEND

5 STRAND FENCING

6' CHAIN LINK AND RAZOR FENCING

GENERAL NOTES

DWG. No.	REFERENCE	REF. No.
10013-G-GA-2001	UPTON SITE PLAN G.A.	1
10013-G-GA-2003	HYDROMET PLANT PLAN VIEWS	2
10013-G-GA-2004	HYDROMET PLANT SECTIONS & ELEVATIONS	3

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	P.T.	C.G.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED
DATE
SCALE 1" = 100'
10013

DRAWN	P.TREMBLAY	12	01	15
CHECK	C. GAGNE	12	01	20
DESIGN	P. TREMBLAY	12	01	15
DSGN CHK	R.BOUCHARD	12	01	20
DWG No.	10013-G-GA-2002			

ROCHE

www.roche-engineering.com

Roche Engineering

Sandy, UT 84070

Rare Element Resources

PROJECT

BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
HYDROMET PLANT UNIT OPERATIONS
GENERAL ARRANGEMENT

ENGINEER'S SEAL

DWG. 10013-G-GA-2002 REV 0

1" = 100' AT FULL SIZE (ANSI D)
1" = 200' AT HALF SIZE (ANSI B)


LAB (50'X50')
SHOWER & CHANGE ROOM (50'X66')
ADMINISTRATION (50'X50')
GARAGE DOOR
VEHICLE MAINTENANCE, (50'X80')
WORKSHOP & STORE (50'X45')
300-BIN-003 RARE EARTH PRODUCT FEED BIN
RARE EARTH BAGGING & LOADING AREA
300-ILF-002A/B FILTRATE MICRO FILTERS
CONTAINMENT
300-CIE-001 ION EXCHANGE UNIT
300-TAK-001 CALCIUM MANGANESE TANK
WALKWAY
300-BIN-001
300-PUM-001
FUTURE TANKS
300-REA-002A@D PRECIPITATION
MECHANICAL & ELECTRICAL ROOM (50'X50')
ELECTRICAL TRANSFORMER AREA
300-SIL-001A/B/C/D SODIUM CARBONATE STORAGE SILOS
300-ILF-001A/B
300-HTX-001
300-HTX-002
300-REA-001A@D NEUTRALIZATION
400-TAK-002 WATER STORAGE TANK
LAY DOWN AREA (40'x80')
FUTURE LEACH TANKS
200-REA-001@4A/B LEACH
200-TAK-002 SODIUM SULFITE STORAGE TANK
200-SIL-002 SODIUM SULFITE STORAGE SILO
350 HCL REGENERATION UNIT
200-TAK-003 NaOH STORAGE TANK
MAIN HYDROMET PROCESS BUILDING (130'X345')
200-TAK-001 HCL STORAGE TANKS
350-TAK-006 H_2SO_4 STORAGE TANK
200-CVO-004A
200-CVO-004B
CHEMICAL STORAGE AND UNLOADING AREA
PLAN VIEW BELOW EL.29'-6"
ADMINISTRATION & LUNCH ROOM (50'X50')
300-BIN-003 RARE EARTH PRODUCT FEED BIN
300-CVO-001
OPEN AREA TO GROUND LEVEL
300-BLF-002 RARE EARTH BELT FILTER
FILTER MAINTENANCE WALKWAY
300-CIE-001 ION EXCHANGE UNIT
CONTROL ROOM 30'X30'
300-REA-002A@D PRECIPITATION
300-BLF-001A NEUTRALIZATION BELT FILTER
FILTER MAINTENANCE WALKWAY
300-BLF-001B NEUTRALIZATION BELT FILTER
300-REA-001A@D NEUTRALIZATION
350 HCL REGENERATION UNIT
SCRUBBER EXHAUST STACK
200-SCR-003 WATER SCRUBBER
200-SCR-002 Na_2SO_3 SCRUBBER
40'X80' OPEN AREA TO GROUND LEVEL
200-REA-001@4A/B LEACH
200-SIL-002 SODIUM SULFITE
200-BIV-005A
200-BIV-005B
200-CVO-002
350-BIN-002A/B NaCl STORAGE BINS
ACCESS WALKWAY
MAIN HYDROMET PROCESS BUILDING (130'X345')
200-CVO-004A
200-CVO-004B
350-TAK-006 H_2SO_4 STORAGE TANK
PLAN VIEW ABOVE EL.29'-6"

LEGEND

6' CHAIN LINK AND RAZOR FENCING

GENERAL NOTES

DWG. No.	REFERENCES	No.
10013-G-GA-1001	UPTON SITE PLAN G.A.	1
10013-G-GA-2002	HYDROMET PLANT UNIT OPERATIONS G.A.	2
10013-G-GA-2004	HYDROMET PLANT SECTIONS & ELEVATIONS	3

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	P.T.	C.G.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED		DRAWN	F. TREMBLAY 12 01 16
DATE		CHECKED	C.GAGNE 12 01 26
SCALE 1"=25'		DESIGN	F. TREMBLAY 12 01 16
10013		APPROVED	R. BOUCHARD 12 01 27

ROCHE
www.roche-engineering.com

Roche Engineering
Sandy, UT
Phone 801.871.2830

Rare Element Resources

PROJECT
BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
HYDROMET PLANT
PLAN VIEWS

ENGINEER'S SEAL

DWG. 10013-G-GA-2003 REV 0


1ST TRAVELING CRANE
200-BIV-005A/B
200-CHU-005A/B
200-REA-001B4A&B
LEACH
300-BLF-001A & B
300-CHU-002
CONTROL ROOM
300-BLF-002
RARE EARTH BAGGING BIN
300-BIN-003
300-CVO-001
300-REA-001A&B
NEUTRALIZATION
300-REA-002A&B
PRECIPITATION
300-CIE-001
ION EXCHANGE UNIT
RARE EARTH BAGGING & LOADING AREA
ADMINISTRATION
ADMINISTRATION
PIPE RACK
GRADE
SECTION A
200-BIV-002
200-DIC-001
200-SIL-001A/B
PRE-CONCENTRATE FEED SILOS
200-DIC-002A/B
200-CVO-003A/B
200-BIV-004A/B
200-CHU-004A/B
200-CVO-004A/B
200-CVO-004A/B
200-BSC-001A/B
15' SLOPE
200-BIV-005A/B
200-CHU-005A/B
GRADE
CHEMICAL UNLOADING AREA
GRADE
SECTION B
200-BIV-002
200-DIC-001
200-SIL-001A/B
PRE CONCENTRATE FEED SILOS
200-DIC-002A/B
200-CVO-003A/B
200-BIV-004A/B
200-CHU-004A/B
200-CVO-002
15' SLOPE
GRADE
NaCl UNLOADING STATION
PRE CONCENTRATE UNLOADING STATION
200-CHU-001
200-BGH-001
200-CVO-001
SECTION C

DWG. No.	REFERENCE	REF No.
10013-G-GA-2001	UPTON SITE PLAN G.A.	1
10013-C-GA-2002	HYDROMET PLANT UNIT OPERATIONS G.A.	2
10013-G-GA-2003	HYDROMET PLANT PLAN VIEWS	3

REV	BY	APPD	DESCRIPTION	YR	MO	DA
0	P.T.	C.G.	ISSUED FOR PRE-FEASIBILITY STUDY	12	04	12

APPROVED	DRAWN P.TREMBLAY	12	01	19
DATE	DESIGN C.GAGNE	12	01	20
SCALE 1"=25'	CHECKED P.TREMBLAY	12	01	16
10013	CHECKED R.BOUCHARD	12	01	27

ROCHE
www.roche-engineering.com
Roche Engineering

Rare Element Resources

PROJECT
BEAR LODGE PROJECT

PRELIMINARY FEASIBILITY STUDY
HYDROMET PLANT
SECTIONS AND ELEVATIONS

ENGINEER'S SEAL

DWG. 10013-G-GA-2004 REV 0

APPENDIX F
MINERAL PROCESSING AND METALLURGICAL TESTING

FINAL REPORT

PRECONCENTRATION AND LEACHING OF BEAR LODGE OXIDE ORES

Submitted to:

Rare Element Resources
309 Parkview Avenue
Golden, Colorado 80401

Submitted by:

Mountain States R&D International, Inc.
13801 East Benson Highway, Suite A
Vail, Arizona 85641

November 2, 2011
MSRDI Project No. 6202

Approved by: ____________________
Dr. Roshan B. Bhappu
President
AZ P.E., License 04144

Registered Professional Engineer (Metallurgical)
CERTIFICATE NO. 04144
ROSHAN B. BHAPPU
Date Signed 11/3/11
ARIZONA, U.S.A.

TABLE OF CONTENTS

1.0 EXECUTIVE SUMMARY

1. Initial testwork on the Bear Lodge Deposit of Rare Element Resources was initiated by Mountain States R&D International, Inc. (MSRDI) in the spring of 2008. The primary objective of the test program was to develop the most technical and economical process for treating various ore types (Oxide, Transition and Sulfide). Initial tests were conducted on three ore type using drill core rejects.

2. The results of these preliminary tests indicated that a combination of physical separation processes (including sink-float, scrubbing and attritioning and gravity concentrations) were successful in treating these ore samples provided by the Client to MSRDI as core drilling splits (about ±1/2"). However, in processing these ores it was found that the REO values tended to migrate to fine size fractions with minus 500-mesh (-25µm) assaying highest REO grades. Based on this observation it was recommended that these tests be repeated on bulk (run-of-mine) samples starting with the surface oxide ores (FMO ore type).

3. The subsequent pre-concentration tests were initiated on a 6,000 lb bulk sample of the run-of-mine ore assaying about 8% REO. Jim Clark (V.P. of Exploration) was first to point out that most of the REO values in form of whiskers (fine coatings) on the coarse host rock. This observation was then confirmed by mineralogical studies conducted by Colorado School of Mines Mineralogical Division.

4. Based on this important mineralogical data, it was quite apparent the simple scrubbing of the run-of-mine ore would be sufficient to provide the required up-graded REO values in the fine size fractions. In actual practice this simple scrubbing duplicated the action in an autogenous mill or a tumbler which was quite effective in scuffing off the fine mineralization occurring on the coarser host rocks.

5. Accordingly, most of the test work in this mini pilot plant program was concerned with simple scrubbing of the run-of-mine ore in a modified cement mixer at different time intervals followed by screening at various sizes starting with 3-inch and down to minus 500-mesh (-25µm).

6. The results of these tests were reported in several progress reports and then summarized in this final report.

7. Parallel to the physical upgrading test program, MSRDI also evaluated the subsequent hydrometallurgical treatment of the upgraded product averaging 15 to 20% REO. MSRDI's initial hydromet test program included the determination of the best lixiviant for dissolving all the REO values. Leaching with HCl at a minimum concentration of about 14% was found to be most effective for dissolving all the REO values with an average recovery of about 95 to 98%.

8. Addition hydro met studies also indicated that it was technically and economically viable to regenerate most of the residual HCl from the spent solution by distillation of HCl and using H_2SO_4. Such a procedure makes use of HCl technically, economically and environmentally acceptable.

9. The conceptual flowsheet of the pre-concentration procedure is provided under Section 5.0 along with the test data and figures. A summarized diagram to determine the Grade vs. Recovery vs. Wt (%) Pre-concentration is attached for Client's convenience.

10. A preliminary Capex and Opex estimates based on the conceptual flowsheet are included under Section 6.0.

11. Since success of the treatment procedure is primarily based on favorable mineralogy, MSRDI has included the mineralogical report for Client's convenience.

2.0 REUSTLS OF SCRUBBING TESTS

2.1 Introduction

Bench scale tests have shown that scrubbing crushed ore samples` is effective in significantly reducing the weight for the throughput of the plant. It also contributes to raising the grade of the rare earth values and eliminating the coarse rock to waste. This series of tests scales up the process to use run of mine ore to demonstrate that minus five-inch particle size samples can be effectively treated by the same method.

A series of six tests, including four new runs, was run at varied times to demonstrate the effect of extending the run to create better washing and recovery. Scrubbing the ore is essential to dislodge the fines and embedded crystals from the very low grade coarse rock contained in the ore-body and shifting it to a fine particle size pre-concentrate that can be treated more economically.

2.2 Summary of Results

Results of this series of tests show that scrubbing enhances recoveries in four significant areas.

1. Pre-concentration of Rare earth values is achieved by separating the mineralized fines, occurring principally in the mud/fines found in the deposit, from the barren waste rock. Concentration and recovery are determined by the time and energy input to the scrubbing process.
2. At least 50% of the weight of the ore can be discarded with less than 10% of the values being sacrificed.
3. After removing the coarse particles, the majority of the values reports to the finest fractions which are the most amenable to extraction in subsequent hydrometallurgical processes.
4. Scrubbing augments mineralization in the intermediate size particles dislodged from exposed rock fracture planes that can be upgraded by a secondary circuit to economically separate the values from gangue particles.

By studying the charts and metallurgical balances and applying economic modeling, the best time versus recovery scenario can be determined based on the ore-body profile. Instituting this technique facilitates mineral extraction by circumventing expensive crushing and milling of the whole ore to generate a product that is ready for processing. If additional beneficiation is necessary, only 15 to 20 percent of the original ore weight needs to be processed and that segment has already been reduced in size to minus ¼" by 100-mesh.

Rare earth oxide grade was enhanced by a factor of 2.2 from 7.15% to 16.0% with 90% recovery of values. This takes place with 10 minutes retention time in the scrubbing simulator.

The following flowsheet summary figure provides a relationship between Grade vs. Recovery vs. Wt. (%) of Pre-concentrates. Using this table it is feasible to obtain pertinent operational parameters for difference scenarios.

The results of the above pre-concentration tests are attached to this section.



Cum. Weight % vs. Cum. Recovery % vs. Cum. Grade
Cumulative Assay Grade %
Cumulative Recovery %
Cumulative Weight %
25.00
23.00
21.00
19.00
17.00
15.00
13.00
11.00
9.00
7.00
5.00
100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
0.00 10.00 20.00 30.00 40.00 50.00 60.00 70.00 80.00 90.00 100.00
Washed Grade
5 min Grade
20 min Grade
Washed Recovery
5 Min Recovery
20 min Recovery

2.3 Process Description

Attached are charts and spreadsheets showing preliminary recoveries and grades of Rare Earth Oxide (REO) values when hand washed and scrubbed. Additional scrub tests were performed to evaluate the effect of reducing the time necessary to separate the fines from the coarse particles in order to estimate the time needed to produce an upgraded product. Typically, between 15 and 20 percent of the ore passes through a 500-mesh sieve. Sieve openings for the 500-mesh screen are 25 microns or .001 inch.

Hand washing consists of removing the coating of fines from the rocks primarily by rinsing with a garden hose with a spray nozzle. To perform these operations, the ore is placed on a screen and rinsed with a hose. After complete wetting, the larger rocks are rubbed by hand and with a brush to clean their surfaces. Material finer than minus ¼" is wet screened to separate the fractions by size and to further segregate smaller particles from the REO-rich

Scrubbing uses a rotary scrubbing simulator – the modified cement mixer as shown in Figure 1 – to impart more energy to the tumbling the ore by lofting the material with the intent of increasing the abrasion factor at the contact surfaces of the full range of particles. Since the drum turns at only 17 RPM, this is not a high energy system that would otherwise grind the whole sample and create excessive fines. It is calculated to wash the rock and dislodge embedded particles and mineralized grains from the surface. Liberation occurs as more of the abraded crystals report to the fines, thereby generating a higher grade pre-concentrate while the nearly barren coarse rock is discarded without further processing. Most of the values are encountered in the minus 500-mesh fraction but there is significant upgrading possible in the intermediate size particles.



Figure 1. Modified Attritioner with Solid Lifters

Six tests were conducted, two of which had been previously reported, to compare scrub rates by varying the times and conditions. Charts showing recovery and grade are plotted on a log-log scale to emphasize the individual grade of the ore and to expand the scale at the finer particle sizes for enhanced visualization. Intercepts have been drawn on the charts to highlight points for consideration.

- 90% recovery with a 50 weight percent rejection was chosen as the target value for this series of tests. Lines superimposed on the charts record the positions of the values on the various curves.
- 48-mesh approaches the limit of feasible screening on a plant scale. At this size, the REO values begin to diminish, although the intermediate size fractions of the rejected ore still retains a grade sufficiently high to justify stockpiling for future consideration.
- At fifty weight percent, half of the mined ore can be rejected, reducing capital investment in the processing plant. From the charts, it can be inferred that more or less material can be removed to adjust the economics of the operation.

Intercepting the curves at ninety percent recovery shows that the mined head value of 8.4% REO is concentrated to 14 to 20% REO while the waste is reduced to about 0.7 to0.8 percent. Some of the intermediate particle sizes may be removed and upgraded by attritioning in a separate circuit.

2.4 Scrubbing Particulars

Scrubbing produces four major benefits; liberation of REO values, reduction of weight, pre-concentration to an optimum REO grade, and a shift of the values into the finer sizes. Two types of rock exist in these samples. There is the gangue rock with its associated coating of REO fines and the host rock from the dikes that contains encrustations of frangible mineralization and grains of REO embedded on the surfaces.



Figure 2. Gangue Rock with Mud

1. Liberation of the REO values happens on two levels. REO is found in geological dikes within a gangue matrix. Scrubbing allows the fine particles of ore to be washed away from the barren rock surround. Assays indicate that the highest concentrations of REO occur in the finest minus 500-mesh fraction, indicating that much of the REO values are already liberated. Mineralogical examination has also shown that the principal REO mineral, bastnasite, which is part of a group of associated rare earth carbonates, occurs in fracture zones and on surfaces of the dike host rock as needlelike crystals. Thorough scrubbing as part of the wash cycle abrades these crystals off the surfaces as fine grains that mostly report to the finest fractions of the upgraded ore.

2. Weight reduction takes place as the barren rock is rejected to a waste stream. Coarse particles above one half inch size have a very low concentration of REO and can be effectively rejected out of hand. Finer particles, down to 100-mesh, however, can still contain substantial values and should be segregated by size for further consideration rather than be automatically consigned to the waste stream. These finer particles consist of an aggregate of REO minerals attached to gangue rock. It will be necessary to declare a cutoff value for the acceptable REO pre-concentrate. Another cutoff value can be established for the designated waste rock. Values below the waste cutoff will be discarded. Values between the two cutoff points will report to a stockpile for future processing or to an upgrading process in the plant for further treatment.



Figure 3. Host Rock with Inclusions

3. Assay grade is enhanced by removing the fines and the REO-bearing minerals from the larger rock surfaces so they report to the finer fractions even though they might not be fully liberated at this time. Pre-concentration makes it more efficient to recover the values without having to treat the whole ore in subsequent refining processes.

4. Fine particle size pre-concentration is a function of liberation. Generally, it is expected that longer or more energetic scrubbing will produce a higher grade as the REO values are shifted towards the finer particles. Excessive scrubbing, however, will also generate additional fines by abrading the host rock, thereby diluting the concentrate. Achieving a balance between the need to recover as much of the REO as possible and a suitable waste cutoff grade determines the discard criteria; mostly a decision based on economics of scale and processing costs.

2.5 General Remarks

Previous testing has established the effectiveness of the scrubbing technique. Run of mine ore samples as received at MSRDI contained a percentage of large barren rocks coated with 'mud' that actually was rich in REO content. For our purposes, rocks bigger than about five inches were opted out of the tests as the weight would artificially skew the results in favor of the barren coarse particles. Actual mining situations would include a device such as a large screen, or grizzly, that would reject overly coarse material. Of course, the oversize material would still retain its slimes coating. To preserve the REO values, a preliminary high pressure wash would be indicated to remove the slimes as the material exited the grizzly thereby avoiding discarding the resource along with the barren rocks. There has to be something elegant in washing rocks before throwing them away.

Charts and spreadsheets have been appended to this section to show the metallurgical balances obtained by simple washing as well as by scrub tests of varying duration. Because the samples were largely encased in wet mud, it was difficult to generate totally uniform samples for each test. Weight percentages, consequently, will vary among the tests. Analytical and empirical results confirm that enhancement by scrubbing not only enriches the concentrate but also allows rejecting at least half of the tonnage mechanically prior to treatment.

Based on the particle analysis shown in the table below, certain points can be postulated.

REO Characteristics Summary Table

Characteristic	Washed	Scrub 5	Scrub 10	Scrub 15	Scrub 20	Scrub 60
Weight % Retained @ 90% Recovery	52	50	40	37	48	52
REO Recovery % @ 50% Passing	82	89	91	92.5	88	87
Assay Grade @ 90% Recovery	13.5	14	16	13.5	17.5	13
Mesh Size @ 90% Recovery	100	35	35	35	48	150
Head Grade % REO	9.11	7.82	7.15	6.21	9.27	8.62
% -500 mesh	16.55	14.82	14.42	14.64	22.05	19.47
-500 mesh REO Grade	19.06	19.64	20.06	20.12	20.39	20.51

1. First, it is necessary to install some sort of rock cleaning device because the particles are encased in mud and the REO values are primarily encountered in the finest size fractions.

2. At least 50% of the weight of the ore can be discarded as waste.

3. Washing, alone, does not meet the target of recovering 90% of the REO values, however, it is the lowest cost alternative.

4. Low energy autogenous scrubbing removes embedded minerals and bastnasite crystals deposited on the exposed fracture planes. The addition of lifters in the scrubber promotes higher loft to the particles that increases the attritioning of the rock surfaces, shattering midsize particles, and grinding the preexisting fines. Short times and low energy transfer prevent the apparatus from acting as a mill that indiscriminately grinds up everything while still reducing the size of the intermediate fractions.

5. Scrubbing as part of the necessary wash treatment is a relatively low cost operation especially in light of the value of the additional REO that will be recovered.

6. Presented in the lower part of the summary table are data showing that extended scrubbing times produce increasing amounts of minus 500-mesh fines and that the grade increases proportionately. This means that liberation of the REO occurs at a faster rate than fines generation from autogenous grinding of the gangue rock. However, overall fines reporting to the pre-concentrate still increase proportionately, causing dilution of the overall grade of the final product.

7. Excessive scrubbing beyond the optimum REO values liberation point creates copious fines which dilute the overall grade but not the -500 mesh. This shifts the overall particle size of the final pre-concentrate downward.

8. Observation of the clean host rock (Figure 3, above) shows a rough facade with significant inclusions on the surface that may be dislodged during scrubbing. If these are mineralized with REO values—and the assays give some indication that this is the case—then these chips will report to the fine and intermediate size ranges where they can be recovered as part of the concentrate.

9. Judging from the mesh size data in the table above, washing and over scrubbing both cause the REO values to report as finer particles.

    a. Washing does so because no fines are generated in the procedure.
    b. Over scrubbing causes an autogenous milling effect that creates gangue fines.

10. From the mesh size data it appears that intermediate scrubbing produces a coarser final product. This is misleading, because the coarser size represents the dislodged particles ostensibly extracted from even coarser large rock surfaces containing REO values that are not necessarily fully liberated but have been redirected to the pre-concentrate.

11. Coarse particles in the size ranges from +1/4" and above have very low REO content averaging around 0.35% REO from a head grade of 7.1% for the scrubbed samples. Hand washed samples averaged about double the grade. Clearly, scrubbing reallocates the values to the pre-concentrate.

12. In these tests, the 10-minute scrub performed at an optimum rate of recovery versus weight rejection and scrub time. According to the summary table for 90% recovery, there was a 60% reduction in weight, a grade of 16% REO yielding an upgrade factor of 2.2, and a delimiting sieve size of 35-mesh.

13. Fifteen minutes scrub time also yielded good results and possibly may have the advantage of a slightly better cleaning if the economics support the extended time. This test had the best weight rejection.

14. Intermediate fractions, those defined by the range of -1/4" by +100-mesh, contain significant REO values that have not been liberated. This segment represents about one quarter of the weight of the ore and retains a value of 4% REO after scrubbing. It is already in the treatment process and can be shunted to a secondary recovery area as a lower grade feed source for further removal of REO by mechanical or metallurgical means.

2.6 Recommendations

1. Design and test a semi-pilot plant machine that scrubs the ore at 50% solids and then has a trommel to separate the intermediate fractions followed by a classifier to provide a separation delimiter for the 90% recovery point.

2. Investigate the treatment of the intermediate fractions by various methods.

    a. High energy attritioning at high percent solids to liberate REO particles from the coarse rock.
    b. Heavy media separation.
    c. Centrifugal gravity separation on fine particles.
    d. Grinding and gangue flotation.

3. Scales of economy in the scrub times will determine the best combination of time and energy to expend on pre-concentration.

Proposed REO Treatment Flowsheet



ROM Ore
Water
Grizzly with High Pressure Wash
Plus 8" Rock Reject
Screen at 3"
Plus 3" Rock Reject
Autogenous Scrub
Trommel Screen at 1/4"
Plus 1/4" Rock Reject
Minus 1/4" Material
Rescrubbed Product
DSM Screen at 48-mesh
Possible Rescrub
Makeup Water
Dewatering
Plus 48-mesh Reject
Preconcentrate

Hydrometallurgical Tests

Estimated

✓ Recovery: 90% REO

✓ Grade: 16.0% REO

✓ Weight Retained: 40% to 50%

2.7 Scrubbing Figure Tests Charts for Scrubbing Tests



Hand Washed Ore Values and Recoveries
Calculated Head Value : 9.11% REO
Ore samples were hand rinsed with minimal use of scrub brush to clean the fines coating the coarse particles.
50 wt.%
90% Recovery
Cum Weight %
REO Cum. Recovery
Individual Assay
Cumulative Assay
Percent
325m
100m
500m
200m
48m
20m
1/4"
1"
2"
3"
10
100
1,000
10,000
100,000
Sieved Particle Sizes (microns)



Test Scrub 5: Scrubbed Ore Values and Recoveries
Calculated Head Value: 7.82% REO
Ore samples were tumbled in a mixer for 5 minutes to further liberate the REO particles.
50 wt.%
90% Recovery
Cum Weight %
REO Cum. Recovery
Individual Assay
Cumulative Assay
Percent
325m
100m
500m
200m
48m
20m
1/4"
1"
2"
3"
10
100
1,000
10,000
100,000
Sieved Particle Sizes (microns)


Test Scrub 10: Scrubbed Ore Values and Recoveries
Calculated Head Value: 7.15% REO
Percent
Sieved Particle Sizes (microns)
Ore samples were tumbled in a mixer for 10 minutes to further liberate the REO particles.
Cum Weight %
REO Cum. Recovery
Individual Assay
Cumulative Assay
50 wt.%
90% Recovery
325m
100m
500m
200m
48m
20m
1/4"
1"
2"
3"
10
100
1,000
10,000
100,000


Test Scrub 15: Scrubbed Ore Values and Recoveries
Calculated Head Value: 6.21% REO
Percent
Sieved Particle Sizes (microns)
Ore samples were tumbled in a mixer for 15 minutes to further liberate the REO particles.
Cum Weight %
REO Cum. Recovery
Individual Assay
Cumulative Assay
50 wt.%
90% Recovery
325m
100m
3/8"
500m
200m
48m
20m
1/4"
1"
2"
3"
10
100
1,000
10,000
100,000



Test Scrub 20: Scrubbed Ore Values and Recoveries
Calculated Head Value: 9.27% REO
Percent
Sieved Particle Sizes (microns)
50 wt.%
90% Recovery
Ore samples were tumbled in a mixer for 20 minutes to further liberate the REO particles.
Cum Weight %
REO Cum. Recovery
Individual Assay
Cumulative Assay
325m
100m
500m
200m
48m
20m
1/4"
1"
2"
3"
10
100
1,000
10,000
100,000



Test Scrub 60: Scrubbed Ore Values and Recoveries
Calculated Head Value: 8.62% REO
Percent
Sieved Particle Sizes (microns)
50 wt.%
90% Recovery
Ore samples were tumbled in a mixer for 60 minutes to further liberate the REO particles.
Cum Weight %
REO Cum. Recovery
Individual Assay
Cumulative Assay
325m
100m
500m
200m
48m
1/4"
1"
2"
3"
10
100
1,000
10,000
100,000

2.8 Scrubbing Tests Metallurgical Balance Spreadsheets

Hand Washed Composite Head Sample Sieve Assay Metallurgical Balance

Sieve Fraction	Sample Log №	Weight (gm)	Weight (%)	Assay (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	209	1854.8	9.69	0.181	0.090	0.086	0.020	0.023	0.006	0.40
2"	210	1699.3	8.88	0.710	0.496	0.220	0.058	0.050	0.009	1.53
1"	211	1335.2	6.97	0.620	0.444	0.253	0.062	0.055	0.008	1.43
1/4"	212	2428.6	12.69	1.080	0.850	0.349	0.094	0.077	0.012	2.45
100m	213	6134.8	32.05	4.480	3.040	1.270	0.320	0.239	0.028	9.35
200m	214	958.7	5.01	7.300	6.490	2.700	0.740	0.431	0.047	17.66
325m	215	778.0	4.06	7.070	6.750	2.760	0.750	0.433	0.046	17.76
500m	216	787.1	4.11	7.490	7.170	2.880	0.800	0.454	0.047	18.79
-500m	217	3167.7	16.55	9.970	5.470	2.430	0.680	0.455	0.050	19.06
Calc Head		19144.2	100.00	4.307	2.965	1.265	0.339	0.230	0.027	9.114

Sieve Fraction	Size inches	Individual Distribution (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
+3"	3.00	0.41	0.29	0.66	0.57	0.97	2.16	0.43
+2"	2.00	1.46	1.48	1.54	1.52	1.93	2.97	1.49
+1"	1.00	1.00	1.04	1.40	1.28	1.67	2.08	1.10
+1/4"	0.25	3.18	3.64	3.50	3.52	4.25	5.67	3.41
+100m	0.0059	33.33	32.86	32.18	30.26	33.30	33.40	32.87
+200m	0.0029	8.49	10.96	10.69	10.94	9.38	8.76	9.70
+325m	0.0017	6.67	9.25	8.87	9.00	7.65	6.96	7.92
+500m	0.0010	7.15	9.94	9.36	9.71	8.12	7.19	8.48
-500m	0.0003	38.30	30.53	31.79	33.21	32.73	30.80	34.60
Totals		100.00	100.00	100.00	100.00	100.00	100.00	100.00

Sieve Fraction	Weight Percent			REO Distribution Percent			REO Assay Grade Percent		
	Individual	Cumulative		Individual	Cumulative		Individual	Cumulative	
		Retained	Passing		Retained	Passing		Retained	Passing
+3"	9.69	9.69	90.31	0.43	0.43	99.57	0.40	0.40	9.11
+2"	8.88	18.56	81.44	1.49	1.92	98.08	1.53	0.94	10.05
+1"	6.97	25.54	74.46	1.10	3.02	96.98	1.43	1.08	10.98
+1/4"	12.69	38.23	61.77	3.41	6.43	93.57	2.45	1.53	11.87
+100m	32.05	70.27	29.73	32.87	39.30	60.70	9.35	5.10	13.80
+200m	5.01	75.28	24.72	9.70	49.00	51.00	17.66	5.93	18.61
+325m	4.06	79.34	20.66	7.92	56.93	43.07	17.76	6.54	18.80
+500m	4.11	83.45	16.55	8.48	65.40	34.60	18.79	7.14	19.00
-500m	16.55	100.00		34.60	100.00		19.06	9.11	19.06
Totals	100.00			100.00			9.11		

Scrub Simulator Sieve Assay Metallurgical Balance

Test Scrub 5: 5 Minute Scrub

Sieve Fraction	Sample Log №	Weight (gm)	Weight (%)	Assay (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	2986	588.8	2.71	0.192	0.095	0.112	0.026	0.023	0.005	0.45
2"	2987	2515.6	11.58	1.271	0.869	0.463	0.133	0.070	0.013	2.81
1"	2988	3853.9	17.74	0.529	0.393	0.246	0.067	0.041	0.010	1.28
1/4"	2989	4033.7	18.57	0.712	0.527	0.324	0.089	0.052	0.011	1.70
20m	2990	2832.7	13.04	2.167	1.255	0.685	0.187	0.104	0.018	4.40
48m	2991	1270.3	5.85	5.493	3.225	1.621	0.465	0.244	0.037	11.05
100m	2992	837.4	3.86	7.321	5.090	2.473	0.772	0.363	0.050	16.02
200m	2993	954.6	4.40	7.180	5.794	2.788	0.878	0.404	0.051	17.04
325m	2994	775.8	3.57	7.309	7.107	3.161	0.960	0.450	0.054	18.99
500m	2995	837.4	3.86	7.754	7.506	3.219	1.018	0.458	0.055	19.96
-500m	2996	3218.9	14.82	10.307	5.313	2.718	0.831	0.411	0.057	19.64
Calc Head		21719.1	100.00	3.668	2.405	1.202	0.361	0.180	0.027	7.825

Sieve Fraction	Size microns	Individual Distribution (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	76200	0.14	0.11	0.25	0.20	0.35	0.54	0.16
2"	50800	4.01	4.19	4.46	4.28	4.48	5.58	4.15
1"	25000	2.56	2.90	3.63	3.28	4.08	6.34	2.89
1/4"	6300	3.61	4.07	5.01	4.58	5.36	7.90	4.04
20m	850	7.69	8.16	7.93	8.25	7.78	7.18	7.89
48m	300	8.60	10.59	10.19	10.68	9.86	8.47	9.57
100m	149	7.69	8.16	7.93	8.25	7.78	7.18	7.89
200m	74	8.60	10.59	10.19	10.68	9.86	8.47	9.57
325m	44	7.12	10.56	9.39	9.49	8.92	7.19	8.67
500m	25	8.15	12.03	10.32	10.87	9.82	8.01	9.83
-500m	11	41.65	32.75	33.50	34.10	33.88	31.90	37.20
Totals		99.83	104.10	102.81	104.64	102.17	98.77	101.88

Sieve Fraction	Weight Percent Individual	Weight Percent Cumulative Retained	Weight Percent Cumulative Passing	REO Distribution Percent Individual	REO Distribution Percent Cumulative Retained	REO Distribution Percent Cumulative Passing	REO Assay Grade Percent Individual	REO Assay Grade Percent Cumulative Retained	REO Assay Grade Percent Cumulative Passing
			100.00			100.00			
3"	2.71	2.71	97.29	0.16	0.16	99.84	0.45	0.45	7.82
2"	11.58	14.29	85.71	4.15	4.31	95.69	2.81	2.36	8.03
1"	17.74	32.04	67.96	2.89	7.20	92.80	1.28	1.76	8.74
1/4"	18.57	50.61	49.39	4.04	11.25	88.75	1.70	1.74	10.68
20m	13.04	63.65	36.35	7.33	18.58	81.42	4.40	2.28	14.06
48m	5.85	69.50	30.50	8.26	26.84	73.16	11.05	3.02	17.53
100m	3.86	73.36	26.64	7.89	34.73	65.27	16.02	3.70	18.77
200m	4.40	77.75	22.25	9.57	44.30	55.70	17.04	4.46	19.17
325m	3.57	81.32	18.68	8.67	52.97	47.03	18.99	5.10	19.59
500m	3.86	85.18	14.82	9.83	62.80	37.20	19.96	5.77	19.70
-500m	14.82	100.00		37.20	100.00		19.64	7.82	19.64
Totals	100.00			100.00			7.82		

Scrub Simulator Sieve Assay Metallurgical Balance

Test Scrub 10: 10 Minute Scrub

Sieve Fraction	Sample Log №	Weight (gm)	Weight (%)	Assay (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	2998	5143.1	22.82	0.410	0.258	0.202	0.052	0.036	0.008	0.96
2"	2999	975.0	4.33	0.294	0.195	0.149	0.039	0.026	0.006	0.70
1"	3000	2347.1	10.42	0.380	0.287	0.216	0.056	0.036	0.008	0.97
1/4"	3001	2449.9	10.87	0.671	0.523	0.317	0.088	0.051	0.011	1.65
20m	3002	3537.8	15.70	1.382	0.808	0.453	0.127	0.070	0.013	2.84
48m	3003	1354.7	6.01	4.591	2.662	1.341	0.380	0.203	0.030	9.18
100m	3004	820.6	3.64	6.817	4.726	2.286	0.702	0.335	0.046	14.87
200m	3005	940.7	4.17	7.063	5.782	2.753	0.854	0.396	0.051	16.85
325m	3006	812.4	3.60	7.356	7.178	2.939	0.960	0.420	0.049	18.85
500m	3007	904.8	4.02	7.824	7.647	3.068	1.018	0.432	0.049	19.99
-500m	3008	3249.5	14.42	10.823	5.231	2.671	0.878	0.401	0.054	20.06
Calc Head		22535.5	100.00	3.395	2.174	1.074	0.335	0.161	0.023	7.146

Sieve Fraction	Size microns	Individual Distribution (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	76200	2.76	2.71	4.29	3.52	5.10	7.76	3.06
2"	50800	0.37	0.39	0.60	0.50	0.70	1.15	0.43
1"	25000	1.16	1.38	2.09	1.74	2.34	3.54	1.42
1/4"	6300	2.15	2.62	3.21	2.85	3.42	4.91	2.51
20m	850	6.39	5.83	6.62	5.95	6.85	8.92	6.24
48m	300	8.13	7.36	7.51	6.83	7.57	7.86	7.72
100m	149	7.31	7.91	7.75	7.63	7.59	7.21	7.58
200m	74	8.68	11.10	10.70	10.65	10.28	9.09	9.84
325m	44	7.81	11.90	9.87	10.33	9.42	7.52	9.51
500m	25	9.25	14.12	11.47	12.21	10.77	8.52	11.23
-500m	11	45.97	34.69	35.88	37.79	35.96	33.51	40.47
Totals		100.00	100.00	100.00	100.00	100.00	100.00	100.00

Sieve Fraction	Weight Percent Individual	Weight Percent Cumulative Retained	Weight Percent Cumulative Passing	REO Distribution Percent Individual	REO Distribution Percent Cumulative Retained	REO Distribution Percent Cumulative Passing	REO Assay Grade Percent Individual	REO Assay Grade Percent Cumulative Retained	REO Assay Grade Percent Cumulative Passing
3"	22.82	22.82	77.18	3.06	3.06	96.94	0.96	0.96	7.15
2"	4.33	27.15	72.85	0.43	3.48	96.52	0.70	0.92	8.98
1"	10.42	37.56	62.44	1.42	4.90	95.10	0.97	0.93	9.47
1/4"	10.87	48.44	51.56	2.51	7.41	92.59	1.65	1.09	10.88
20m	15.70	64.13	35.87	6.24	13.65	86.35	2.84	1.52	12.83
48m	6.01	70.15	29.85	7.72	21.37	78.63	9.18	2.18	17.20
100m	3.64	73.79	26.21	7.58	28.95	71.05	14.87	2.80	18.82
200m	4.17	77.96	22.04	9.84	38.79	61.21	16.85	3.56	19.37
325m	3.60	81.57	18.43	9.51	48.30	51.70	18.85	4.23	19.85
500m	4.02	85.58	14.42	11.23	59.53	40.47	19.99	4.97	20.04
-500m	14.42	100.00		40.47	100.00		20.06	7.15	20.06
Totals	100.00			100.00			7.15		

Scrub Simulator Sieve Assay Metallurgical Balance

Test Scrub 15: 15 Minute Scrub

Sieve Fraction	Sample Log №	Weight (gm)	Weight (%)	Assay (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	2	4284.0	19.38	0.421	0.290	0.167	0.035	0.033	0.007	0.95
2"	3	2813.8	12.73	0.314	0.276	0.135	0.026	0.027	0.008	0.78
1"	4	2448.7	11.08	0.387	0.268	0.138	0.028	0.028	0.007	0.85
3/8"	5	2044.2	9.25	0.442	0.375	0.188	0.042	0.042	0.010	1.09
1/4"	6	523.5	2.37	0.658	0.479	0.242	0.059	0.059	0.009	1.50
20m	7	2265.9	10.25	0.943	0.595	0.264	0.068	0.067	0.010	1.94
48m	8	1260.9	5.71	3.432	1.979	0.815	0.235	0.186	0.023	6.65
100m	9	828.8	3.75	5.691	4.152	1.628	0.461	0.328	0.037	12.26
200m	10	932.7	4.22	5.914	5.232	2.351	0.663	0.386	0.042	14.54
325m	11	714.2	3.23	6.312	6.123	2.351	0.663	0.429	0.045	15.88
500m	12	749.5	3.39	6.698	6.756	2.612	0.715	0.461	0.045	17.24
-500m	13	3234.5	14.64	10.269	6.132	2.458	0.681	0.527	0.055	20.12
Calc Head		22100.7	100.00	2.910	2.042	0.846	0.230	0.171	0.021	6.207

Sieve Fraction	Size microns	Individual Distribution (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	76200	2.80	2.75	3.82	2.99	3.79	6.73	2.95
2"	50800	1.37	1.72	2.04	1.45	2.02	5.11	1.60
1"	25000	1.47	1.45	1.80	1.36	1.79	3.57	1.51
3/8"	9500	1.40	1.70	2.05	1.71	2.25	4.22	1.62
1/4"	6300	0.54	0.56	0.68	0.61	0.82	1.07	0.57
20m	850	3.32	2.99	3.20	3.05	4.04	4.93	3.20
48m	300	6.73	5.53	5.50	5.83	6.20	6.29	6.11
100m	149	7.33	7.63	7.22	7.54	7.20	6.67	7.41
200m	74	8.58	10.81	11.73	12.18	9.53	8.45	9.89
325m	44	7.01	9.69	8.98	9.33	8.11	6.92	8.27
500m	25	7.81	11.22	10.47	10.55	9.15	7.39	9.42
-500m	11	51.64	43.95	42.52	43.40	45.10	38.65	47.44
Totals		100.00	100.00	100.00	100.00	100.00	100.00	100.00

Sieve Fraction	Weight Percent Individual	Weight Percent Cumulative Retained	Weight Percent Cumulative Passing	REO Distribution Percent Individual	REO Distribution Percent Cumulative Retained	REO Distribution Percent Cumulative Passing	REO Assay Grade Percent Individual	REO Assay Grade Percent Cumulative Retained	REO Assay Grade Percent Cumulative Passing
			100.00			100.00			
3"	19.38	19.38	80.62	2.95	2.95	97.05	0.95	0.95	6.21
2"	12.73	32.12	67.88	1.60	4.55	95.45	0.78	0.88	7.47
1"	11.08	43.20	56.80	1.51	6.07	93.93	0.85	0.87	8.73
3/8"	9.25	52.44	47.56	1.62	7.69	92.31	1.09	0.91	10.26
1/4"	2.37	54.81	45.19	0.57	8.26	91.74	1.50	0.94	12.05
20m	10.25	65.07	34.93	3.20	11.46	88.54	1.94	1.09	12.60
48m	5.71	70.77	29.23	6.11	17.57	82.43	6.65	1.54	15.73
100m	3.75	74.52	25.48	7.41	24.98	75.02	12.26	2.08	17.50
200m	4.22	78.74	21.26	9.89	34.87	65.13	14.54	2.75	18.28
325m	3.23	81.97	18.03	8.27	43.13	56.87	15.88	3.27	19.02
500m	3.39	85.36	14.64	9.42	52.56	47.44	17.24	3.82	19.58
-500m	14.64	100.00		47.44	100.00		20.12	6.21	20.12
Totals	100.00			100.00			6.21		

Scrub Simulator Sieve Assay Metallurgical Balance

Test Scrub 20: 20 Minute Scrub

Sieve Fraction	Sample Log №	Weight (gm)	Weight (%)	Assay (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	3009	2768.7	13.52	0.286	0.202	0.142	0.037	0.025	0.006	0.69
2"	3010	927.9	4.53	0.213	0.136	0.132	0.032	0.026	0.008	0.54
1"	3011	1337.7	6.53	0.372	0.317	0.229	0.061	0.038	0.009	1.02
1/4"	3012	2216.2	10.82	0.460	0.353	0.237	0.064	0.040	0.009	1.15
20m	3013	2871.2	14.02	1.417	0.808	0.462	0.132	0.073	0.014	2.89
48m	3014	1670.1	8.15	4.720	2.651	1.336	0.384	0.206	0.032	9.30
100m	3015	1024.5	5.00	6.407	4.621	2.280	0.644	0.339	0.047	14.29
200m	3016	1159.2	5.66	6.723	5.325	2.589	0.819	0.375	0.049	15.83
325m	3017	1006.4	4.91	6.665	5.641	2.694	0.901	0.386	0.046	16.29
500m	3018	982.0	4.79	7.063	7.131	3.056	0.948	0.432	0.051	18.63
-500m	3019	4516.1	22.05	10.471	5.665	2.881	0.878	0.432	0.059	20.39
Calc Head		20480.1	100.00	4.382	2.623	1.414	0.429	0.211	0.030	9.273

Sieve Fraction	Size microns	Individual Distribution (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	76200	0.88	0.97	1.36	1.17	1.59	2.69	1.01
2"	50800	0.22	0.22	0.42	0.34	0.57	1.19	0.26
1"	25000	0.56	0.73	1.06	0.92	1.17	1.84	0.72
1/4"	6300	1.14	1.35	1.81	1.61	2.04	3.23	1.35
20m	850	4.53	4.01	4.58	4.30	4.86	6.46	4.37
48m	300	8.78	7.66	7.70	7.30	7.93	8.73	8.18
100m	149	7.31	8.19	8.07	7.51	8.02	7.79	7.71
200m	74	8.68	10.68	10.36	10.81	10.03	9.12	9.66
325m	44	7.47	9.82	9.36	10.32	8.97	7.51	8.63
500m	25	7.73	12.11	10.36	10.60	9.79	8.12	9.63
-500m	11	52.69	44.25	44.92	45.12	45.03	43.33	48.48
Totals		100.00	100.00	100.00	100.00	100.00	100.00	100.00

Sieve Fraction	Weight Percent Individual	Weight Percent Cumulative Retained	Weight Percent Cumulative Passing	REO Distribution Percent Individual	REO Distribution Percent Cumulative Retained	REO Distribution Percent Cumulative Passing	REO Assay Grade Percent Individual	REO Assay Grade Percent Cumulative Retained	REO Assay Grade Percent Cumulative Passing
			100.00			100.00			
3"	13.52	13.52	86.48	1.01	1.01	98.99	0.69	0.69	9.27
2"	4.53	18.05	81.95	0.26	1.27	98.73	0.54	0.65	10.61
1"	6.53	24.58	75.42	0.72	1.99	98.01	1.02	0.75	11.17
1/4"	10.82	35.40	64.60	1.35	3.33	96.67	1.15	0.87	12.05
20m	14.02	49.42	50.58	4.37	7.71	92.29	2.89	1.45	13.88
48m	8.15	57.58	42.42	8.18	15.88	84.12	9.30	2.56	16.92
100m	5.00	62.58	37.42	7.71	23.59	76.41	14.29	3.50	18.39
200m	5.66	68.24	31.76	9.66	33.26	66.74	15.83	4.52	18.93
325m	4.91	73.15	26.85	8.63	41.89	58.11	16.29	5.31	19.49
500m	4.79	77.95	22.05	9.63	51.52	48.48	18.63	6.13	20.07
-500m	22.05	100.00		48.48	100.00		20.39	9.27	20.39
Totals	100.00			100.00			9.27		

Cement Mixer Scrub Sieve Assay Metallurgical Balance

Scrub 60: 60 Minute Scrub

Sieve Fraction	Sample Log №	Weight (gm)	Weight (%)	Assay (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	238	2221.9	11.95	0.351	0.236	0.140	0.035	0.035	0.007	0.80
2"	239	948.6	5.10	0.210	0.143	0.104	0.026	0.026	0.005	0.51
1"	240	2013.7	10.83	0.214	0.165	0.111	0.027	0.027	0.007	0.54
1/4"	241	2009.5	10.81	0.452	0.397	0.192	0.051	0.044	0.008	1.14
100m	242	5021.2	27.01	3.150	2.020	0.840	0.219	0.160	0.020	6.39
200m	243	1047.4	5.63	6.960	6.100	2.510	0.700	0.390	0.046	16.66
325m	244	839.4	4.52	6.840	6.700	2.700	0.740	0.423	0.046	17.40
500m	245	869.9	4.68	7.300	7.220	2.890	0.790	0.457	0.048	18.66
-500m	246	3618.8	19.47	10.530	6.070	2.650	0.720	0.487	0.052	20.51
Calc Head		18590.4	100.00	4.068	2.808	1.196	0.323	0.214	0.025	8.618

Sieve Fraction	Size inches	Individual Distribution (%) Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO
3"	76200	1.03	1.00	1.40	1.29	1.96	3.33	1.11
2"	50800	0.26	0.26	0.44	0.41	0.62	1.01	0.30
1"	25000	0.57	0.64	1.01	0.91	1.37	3.01	0.68
1/4"	6300	1.20	1.53	1.74	1.71	2.23	3.44	1.42
100m	149	20.92	19.43	18.97	18.31	20.23	21.48	20.02
200m	74	9.64	12.24	11.82	12.21	10.28	10.30	10.89
325m	44	7.59	10.78	10.19	10.34	8.94	8.26	9.12
500m	25	8.40	12.03	11.31	11.44	10.01	8.93	10.13
-500m	11	50.39	42.09	43.13	43.38	44.37	40.24	46.32
Totals		100.00	100.00	100.00	100.00	100.00	100.00	100.00

Sieve Fraction	Weight Percent Individual	Weight Percent Cumulative Retained	Weight Percent Cumulative Passing	REO Distribution Percent Individual	REO Distribution Percent Cumulative Retained	REO Distribution Percent Cumulative Passing	REO Assay Grade Percent Individual	REO Assay Grade Percent Cumulative Retained	REO Assay Grade Percent Cumulative Passing
			100.00			100.00			
3"	11.95	11.95	88.05	1.11	1.11	98.89	0.80	0.80	8.62
2"	5.10	17.05	82.95	0.30	1.41	98.59	0.51	0.71	9.68
1"	10.83	27.89	72.11	0.68	2.09	97.91	0.54	0.65	10.24
1/4"	10.81	38.70	61.30	1.42	3.52	96.48	1.14	0.78	11.70
100m	27.01	65.71	34.29	20.02	23.54	76.46	6.39	3.09	13.56
200m	5.63	71.34	28.66	10.89	34.43	65.57	16.66	4.16	19.22
325m	4.52	75.85	24.15	9.12	43.55	56.45	17.40	4.95	19.72
500m	4.68	80.53	19.47	10.13	53.68	46.32	18.66	5.74	20.15
-500m	19.47	100.00		46.32	100.00		20.51	8.62	20.51
Totals	100.00			100.00			8.62		

3.0 BEAR LODGE RARE EARTH FLOWSHEET DEVELOPMENT LEACHING STEP

The emphasis of this project is to provide a basis for future pilot plant operation.

Previous testwork, MSRDI Project No. 6184, showed that sulfuric acid leaching of the particular Bear Lodge ore, gave relatively poor results. Typical dissolutions of contained R.E.O minerals was 85% or less. Leaching with concentrated Hydrochloric acid always gave excellent results, with virtually all the R.E.O values put into solution. Since hydrochloric acid is far more expensive than sulfuric acid, hydrochloric acid leaching was not pursued. Hydrochloric acid leaching could only be considered if acid could be regenerated / recovered using less expensive chemicals.

Various commercial processes exist where hydrochloric acid is recovered from pickle liquor. Research into the various methods of recovering hydrochloric acid showed the following facts;

1. The addition of sulfuric acid to a mixture of chloride containing solutions generates hydrogen chloride which can be separated by distillation.
2. The maximum concentration of hydrochloric acid produced by this process is 20.2% (the hydrochloric acid – water system forms an azeotrope at 20.2%).

As a result additional leach tests were conducted to see if acceptable results could be obtained using acid at the concentrations which would be obtained by distillation. The results were that acid concentrations lower than 20 % can be used for leaching and still maintain high percentages of dissolution.

Several distillation experiments were conducted to explore the viability of acid recovery. Summary of this data is shown in the appendix. The results showed that acid recovery / regeneration is indeed a reasonable process option.

Initially, oxalate precipitation was explored to recover the leached rare earths from solution and produce a salable product. Initial results showed that incomplete precipitation occurred, leaving a significant percentage of rare earths in solution. Carbonate precipitation was chosen for this phase of testing.

The major process steps are therefore: pre concentration, leaching, iron precipitation, and precipitation of rare earth carbonates.

3.1 Process Variables

Process variables to be explored are:

1. Necessary acid concentration.
2. Leaching temperature.
3. Time required for leaching.
4. Parameters for iron removal and tailings filtration.

5. Carbonate precipitation conditions.
6. The distribution of various elements.

3.2 Test Methods

All leaching tests were done on a sample of high-grade ore concentrated by scrubbing and screening the ore sample through 20 mesh. The assay screen is shown in the appendix.

A standard leach test is conducted in the following manner. Twenty grams of sample is weighed. The desired amount of acid is measured and made up to 100 Ml with distilled water in a 250 Ml beaker. The beaker is placed on a magnetic stir plate. Stirring is initiated, and the sample is added slowly. In some cases a large amount of CO2 is produced, so the sample must be added carefully. The beaker is covered and the temperature brought up to the target. The test is continued for the desired time. The slurry is immediately filtered through Watman # 40 filter paper in a Buechner filter funnel. The filter cake is washed with a minimum amount of distilled water until the filtrate is free of yellow iron color. The solution volume is measured and recorded. The filter cake is dried and weighed. Samples are submitted for assay as required.

The pregnant solution from the leaching step contains remaining free acid along with iron and other impurities. Raising the pH to 3.0 precipitates iron, while leaving the rare earths in solution. This can be done either before or after tailings filtration. In addition there are three obvious methods of increasing the pH. Adding lime, caustic (sodium hydroxide), or sodium carbonate. All three methods were explored.

The standard method of pH adjustment was to add neutralizing solution to a beaker of leach solution on a magnetic stir plate. The solution can be heated or not. A pH probe is inserted and monitored throughout the test. Since the pH change is so great, the pH meter must be recalibrated frequently. The reagent is added slowly, since some foaming can occur.

After each addition, the slurry is allowed to stir for a period of time since local precipitation of iron occurs. After the pH stabilizes at 3 the slurry is filtered and washed. The filter cake is dried and submitted for assay as required. In an attempt to increase filtration of the iron precipitate, the tailings were left in the solution in later tests.

In some cases the amount of base added to the tailings was measured with a burette, and pH vs volume data recorded.

The filtrate is then treated with concentrated sodium carbonate solution until the pH reaches 6. The rare earth carbonates are filtered, dried and weighed.

Several tests were conducted to explore countercurrent leaching. Three stages were employed in the tests. Three 250 Ml beakers were each placed on magnetic stir plates. To start the process, fresh concentrate was added to each beaker along with a charge of hydrochloric acid. The beakers were heated to ~90C and allowed to stir for 2 hours. Covers were placed on the beakers to minimize evaporation. At the end of 2 hours, each beaker was filtered. The solids were washed with a minimal amount of water. An attempt was made to maintain the solution volume. Solids

were advanced to the left and solution to the right. Therefore, the solids from the left most beaker became tailings, and the solution from the right beaker became pregnant solution. Fresh concentrate was added to the right beaker and fresh acid was added to the left. After 5 cycles, sampling began and continued for additional cycles. This test was repeated with 4 different levels of acid addition. Sampled tailings and pregnant solutions, were submitted for assay and weights and volumes recorded.

The filtrate is then treated with concentrated sodium carbonate solution until the pH reaches 6. The rare earth carbonates are filtered, dried and weighed.

A test was done to determine the settling characteristics of the leach tailings. One liter of leached slurry was prepared and allowed to settle in a 1 liter graduated cylinder. Solids interface data was taken at regular intervals until no more settling occurred.

3.3 Results

The concentrate sample used for all testing was prepared by screening, scrubbing and further screening through 20 mesh. The composition of the head sample is as follows.

SAMPLE IDENTIFICATION	Ce_2O_3 %	La_2O_3 %	Nd_2O_3 %	Pr_2O_3 %	Sm_2O_3 %	Y_2O_3* %	REO %
Scrub Comp Head	7.60	5.35	2.44	0.76	0.28	0.00	**16.43**

3.4 Temperature Effect

Previous testing showed that a standard time of 6 hours gave good results in leaching. Testing also showed that elevated temperatures made it possible to leach with relatively weak acid. To determine the optimum leaching temperature, three tests were done at 80, 90 and 100° C. Acid addition was 1.06 grams acid per gram of concentrate.

Temperature	% Leached
80	98.4
90	98.5
100	98.7

This shows that at these conditions, a temperature of 80° C is sufficient. For future testing, temperatures between 80 and 90°C were used.

3.5 Acid Concentration

Initial hydrochloric acid leaching tests were conducted with concentrated acid. The possibility of using regenerated acid led to testing with concentrations less than 20%. Standard leaching conditions were proposed to be 40 Ml of reagent grade hydrochloric acid, 20 grams of concentrate and 60 Ml distilled water. This works out to be 17.1 grams of 100% HCl in 100 Ml solution. This is a little under 17%. All leach tests performed under the conditions of 90C, 6 hours, and 15+ % acid showed extractions of over 90, and mostly 95%. This demonstrates that the use of regenerated acid is feasible. In test WAA # 6, the leach time was reduced to 4 hours for comparison.

the use of regenerated acid is feasible. In test WAA # 6, the leach time was reduced to 4 hours for comparison.

WAA # 1 6 hour leach, **90C** 100 Ml 1:1 HCl

Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
20	16.43	3.286	7.06	0.67	0.05
% Leached					98.56
Grams HCl per gram concentrate =			1.06		

WAA # 2 6 hour leach, **80C** 100 Ml 1:1 HCl

Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
20	16.43	3.286	7.29	0.70	0.05
% Leached					98.45
Grams HCl per gram concentrate =			1.06		

WAA # 3 6 hour leach, **100C** 100 Ml 1:1 HCl

Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
20	16.43	3.286	7.12	0.60	0.04
% Leached					98.70
Grams HCl per gram concentrate =			1.06		

WAA # 4 6 hour leach, 90C 13 gram HCl diluted to 100 Ml with water.

Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
20	16.43	3.29	8.67	2.54	0.22
% Leached					93.30
Grams HCl per gram concentrate =			0.65		

WAA # 5 6 Hr 90C 15 grams HCl diluted to 100 Ml

Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
20	16.43	3.29	8.10	2.01	0.16
% Leached					95.05
Grams HCl per gram concentrate =			0.75		

WAA # 6	4 hour leach, 90C	70 Ml HCl Diluted to 200 Ml with water.			
Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
40	16.43	6.57	19.83	4.45	0.88
% Leached					86.58
Gram Acid per gram Concentrate			0.74		

WAA # 7	6 hour leach, 90C	33.9 G HCl dil to 200 Ml			
Sample Weight	Head % REO	Grams REO	Residue Weight	Residue %REO	Grams REO Solids
40	16.43	6.57	16.01	2.43	0.39
% Leached					94.08
Gram Acid per gram Concentrate			0.84		

It can be seen that in all cases 6 hours and acid concentrations of 0.75 grams of acid per gram concentrate or more gave extractions greater than 90%. This is equivalent to leaching with 15% HCl, which is easily produced by recycling/regeneratioin.

Process conditions would then be:

- Leach temperature of 90C
- Six hours retention time
- Equivalent of 20 grams concentrate in 100 ml of 15+ % HCl

All residual free acid remaining after leaching must be neutralized to precipitate iron and produce rare earth carbonates. To minimize reagent consumption (sodium hydroxide or sodium carbonate) operating conditions must be adjusted to minimize residual acid.

3.6 Counter Current Leach Test

Countercurrent tests were performed to attempt to minimize residual free acid after leaching. Lower acid concentrations were used.

Conditions were as discussed above.

Three Stages

- 20 grams concentrate
- 2 hour retention in each stage
- 90°C
- Four different acid concentrations.
- Volume adjusted to 100 Ml
- Complete countercurrent results table located in the appendix.

20 Gram Concentrate Sample

Acid Added, Ml	Grams Acid	Equivalent % Acid W/V	R.E.O Extraction, % (AVG)	Resid. Free HCl, G
40	16.96	16.96	99.9	4.89
35	14.84	14.84	99.1	4.63
30	12.72	12.72	94.2	3.68
25	10.6	10.6	88.3	1.65

This shows that countercurrent leaching has many advantages. Approximately 15% acid can be used to give virtually 100 % extraction of rare earths. When acid addition drops to 12.72 g (.63 grams acid per gram of concentrate) Extraction drops to 94.2% and declines when acid is reduced.

To implement countercurrent leaching in practice, the solids and liquids must be separated between stages. This can be accomplished by either counter current decantation or by filtration between stages.

A settling test was done to determine the feasibility of using thickeners for settling between stages. The test was done with no flocculent. The settling curve is shown in the appendix. It took 24 hours to reach a terminal density of 20% solids. With 20% solids, there would be so much liquid carry back that this method was judged to be not applicable.

Using filtration to separate liquids and solids for advance in opposite directions would require a complicated flowsheet with multiple filters and liquid solid handling systems. This approach was also not considered for the proposed flowsheet. If the economic advantages can be shown to outweigh the complexity, then counter current leaching deserves further consideration.

3.7 Iron Precipitation

The next step in producing rare earth carbonates is to remove iron from solution. This can be done by adjusting the pH of the leach solution to about 3. Lime, sodium carbonate and sodium hydroxide were used in tests. Sodium carbonate was the first choice due to low cost and the fact that it must be used in the second step where rare earth carbonates are produced.

All trials using sodium carbonate were problematic due to foaming of the slurry caused by carbon dioxide formation. Several solutions to the foam problem were proposed including adding wetting agents (Aerosol GPG etc.) but none were satisfactory. The solution would be stirred and base addition interrupted until the foam dissipated.

The addition of sodium hydroxide caused no such problems.

Initial attempts at iron precipitation were not successful. The Slurry formed would not filter. The slurry would be poured into a Buechner funnel lined with Watman # 40 filter paper. A vacuum was pulled through a standard filter flask. Samples that would not filter would remain on the

filter paper overnight with only a few drops of solution passing through the filter paper. No assay data was collected for these attempts.

In an attempt to improve filtration, the tailings were not filtered out before iron precipitation. This did not improve filtration.

The next solution was to add an amount of sodium sulfate to promote jarrosite formation. This has shown in the past to promote excellent filtration characteristics. The slurry generated by this method did in fact filter quickly. Assay results unfortunately showed that rare earths also participate in the formation of jarrosites. A large percentage of rare earths precipitated along with the iron. This approach was abandoned.

Research showed that in other processes, precipitating iron at temperatures above 90C formed a different compound (composition not clear) that was easily filtered. This approach was tried and met with success. A liter of tailings + iron precipitate could be filtered in 1 – 2 minutes. Washing appeared to be fairly rapid. The high temperature approach was discovered later in the study so no washing data is available. This testing should be done on material produced by the pilot plant.

3.8 Carbonate Precipitation

Carbonate precipitation is straight forward, simply add concentrated sodium carbonate solution to increase the pH from 3 to ~6.5. Since carbonate is precipitated there is no foaming problem. The carbonate precipitate filters easily.

A summary of tests done to estimate the amount of NaOH required to neutralize leach solution, and the subsequent precipitation of rare earth carbonates with sodium carbonate is shown below.

		G. / G CONCENTRATE
GRAMS R.E.O CONCENTRATE LEACHED	40	
GRAMS NaOH REQUIRED TO PRECIPITATE IRON AT pH 3.0	18	0.45
EQUIVALENT GRAMS SODIUM CARBONATE	23.85	0.60
GRAMS SODIUM CARBONATE TO PRECIPITATE RARE EARTH CARBONATES	5.62	0.14

The following table is a typical analysis of leach residues, iron precipitates and carbonate precipitates.

Sample:	Ce_2O_3	La_2O_3	Nd_2O_3	Pr_2O_3	Sm_2O_3	Y_2O_3	REO	Fe	Th	U
	%	%	%	%	%	%	%	%	%	%
Leach residue	0.35	1.06	0.63	0.19	0.11	0.01	2.35	1.81	0.17	0.02
Iron Precipitate	3.00	1.82	1.01	0.45	0.14	0.00	6.43	17.70	0.08	0.03
Carbonate Precipitate	18.59	11.47	6.11	2.90	0.84	0.02	39.93	0.15	<.001	<.001

Note that the concentration of rare earth oxides in the carbonate precipitate is essentially 40%, which is part of the assumed product specification.

Typical solutions after precipitation of carbonates contain less than 10 PPM of all rare earth elements. In addition, iron, thorium, and uranium are less than 10 PPM.

The distribution of rare earths was calculated for a particular test.

		%
Grams R.E.O in concentrate	32.08	100.0
Grams R.E.O leached	31.08	94.8
Grams R.E.O in Iron Precipitate	5.78	18.0
Grams R.E.O in Carbonate	23.6	73.6
Adjusted for R.E.O available for precipitation		75.9
Grams R.E.O remaing in Solution	0	0.0
Sum of R.E.O in Carbonate and Iron precip.	29.38	
Accountability		94.5

This shows that the percentage of R.E.O recovered in the carbonate precipitate is only 75.9%, the remainder reporting to the iron precipitate. This should increase in future testing due to better porosity of cake formed at higher temperatures, and the resultant improved washing. It is not likely that 100% of the R.E.O values can be eliminated from the iron precipitate due to the formation of minor amounts of other rare earth compounds.

3.9 Manganese Distribution

The R.E.O concentrate used for this study contained 4.37% manganese. This is a significant quantity, so an attempt was made to determine the distribution in the various streams.

	% DISTRIBUTION	
MANGANESE LEACHED %	98.9	
MANGANESE IN IRON PRECIPITATE	13.4	
MANGANESE IN CARBONATE PRECIP	30.2	
MANGANESE REMAINING IN SOLUTION AFTER PRECIPITATION	50.8	(APPROXIMATE)

The carbonate precipitate contained 4.72% manganese. This is unavoidable unless manganese is removed from leach solution or the solution remaining after iron precipitation and before carbonate precipitation. This could be accomplished by ion exchange if removal is necessary.

The remaining Mn remained in the solution after carbonate precipitation. In the proposed flowsheet, manganese would ultimately be found in the sulfate sludge from the still bottoms in the distillation unit.

3.10 Fluorine Distribution

The concentrate sample contained 0.61% fluorine. The fluorine distribution is shown below.

	G	%
Grams Fluorine in head sample	0.122	100
Grams Fluorine in leach residue	0.031	28.8
Grams Fluorine in leach solution	0.076	71.2
Grams fluorine in iron precipitate	0.122	
Grams fluorine in solution after Iron precipitation	0.134	
Grams fluorine in carbonate precipitate	0.007	
Grams fluorine in remaining solution	0.001	

This shows that while assay data is not good enough to give accurate percentages, about 71% of the fluorine goes into solution, and the bulk of that reports to the iron precipitate. The amount remaining in solution is small and probably not enough to cause problems in the circuit.

3.11 Recommendations and Discussion

The conditions for successful leaching are essentially proven. Leaching at 90+C for 6 hours using a hydrochloric acid concentration of about 15% should yield dissolutions of greater than 95%. Greater extractions can be obtained using countercurrent leaching if the economics shoe that the extra equipment and complexity are justified. Planned pilot plant operations will confirm leaching conditions.

The iron precipitation step must be optimized with respect to pH, washing and chemical addition. The expected R.E.O loss should be less than 5%.

The distillation step was demonstrated in previous testing, no distillation data was developed during this study. The still boiling temperature was about 110C, and the vapor temperature was about 106C. When the hydrochloric acid was all removed from the still bottoms, the temperature shows a sharp rise.

The sulfuric acid addition rate can be calculated knowing the total chloride concentration. One half mole of sulfuric acid is required to produce one mole of hydrochloric. This amounts to 1.35 pounds of sulfuric per pound of hydrochloric acid. If 15% acid is used in the circuit, approximately one ton of acid is required per one ton of concentrate.
Chloride make will be determined by the amount of chloride lost in filtration, distillation and washing operations. This can be estimated from pilot plant data.

Other important process conditions:

1. The importance of the water balance. Any water entering the process must leave in filter cake or be removed in the distillation step. Removal by boiling is an expensive process, so care must be taken to minimize water addition. This includes the moisture content of the feed concentrate, reagent addition for neutralization, and washing of the various products.

2. Foaming was a continuing problem in leaching tests and neutralization with sodium carbonate. By operating the pilot plant as a continuous process, where small amounts or reagents are added to large volumes of leach slurry, the foaming problem can be minimized.

3. Filtration was improved by conducting the iron precipitation step at a temperature of 90+^{0}C. This, along with again adding relatively small amounts of leached tailings to a large volume of slurry already at pH of 3 should solve the filtration problem.

4. Washing of the iron precipitate – tailings slurry must be optimized. Relatively poor results were obtained in lab work. Some rare earths will inevitably be lost with the iron precipitate filter cake.

5. The effect of impurities such as manganese in the rare earth carbonate product needs to be determined. Manganese can be removed if necessary by additional processing steps.

6. Batch distillation is planned for the pilot plant, an amount of solution after precipitation of rare earths should be retained for studies by others.

4.0 CONCEPTUAL FLOWSHEET

There are many possible routes to recover REO from Bear Lodge ore. All start with pre-concentration by scrubbing, attritioning and sizing.

The concentrated ore can be leached with either sulfuric acid or hydrochloric acid.

Testwork at MSRDI indicates that a reasonable approach is to leach with hydrochloric acid at a concentration of 20% or less.

Hydrochloric acid leaching becomes feasible if the acid can be regenerated. This is done by adding sulfuric acid to solution stripped of REO in a distillation apparatus. This drives off hydrochloric acid as an azeotropic mixture of 20% concentration. The acid consuming elements, calcium etc., remain in the still bottoms as sulfate sludge. The acid is condensed and returned to the process.

The leaching process can be conducted in one stage at ambient conditions using 20% hydrochloric acid or in a three stage countercurrent leach using weaker acid. The weak acid leach has the advantage of producing a leach solution containing fewer impurities. The weak acid leach must be conducted at elevated temperatures to give high dissolution, while the 20% leach can be conducted at ambient temperature. Additional equipment is required to conduct the countercurrent leach.

The conceptual flowsheet for this initial step includes primary scalping at a coarse size of about 6" with heavy duty sprays and discarding the coarse (+6") product. Alternately, a primary crusher may be used. The undersize (-6") product is then scrubbed in a cylindrical scrubber for about 10-minutes followed by trommel screening (with -1/4" holes). The plus ¼" product is discarded. The minus ¼" product is next screened at desired size (20-mesh to 48-mesh) and the fine product is then forwarded to the leaching plant.

HCL LEACHING STEP


CRUSHING
CONCENTRATION
REJECT TO STOCKPILE
HYDROCHLORIC ACID
LEACHING
3 TANKS IN SERIES
FILTRATION &
WASHING
TAILINGS
PREGNANT
SOLUTION
REAGENTS
ION
EXCHANGE
PURIFIED
SOLUTION
STORAGE
R.E.O
PRECIPITATION
FILTRATION &
DRYING
R.E.O Product
RECYCLE
STORAGE
Hydrochloric Acid
Recovery
SULFATE IMPURITY
HYDROCHLORIC ACID
STORAGE
MAKEUP
ACID
SULFURIC ACID
STORAGE

COUNTERCURRENT LEACHING SECTION


PREGNANT SOLUTION
TO IX
RECYCLED HYDROCHLORIC ACID
FEED TO LEACH
O'FLO
O'FLO
O'FLO
ORE CONCENTRATE
FEED
LEACH
1
THICKENER
1
LEACH
2
THICKENER
2
LEACH
3
THICKENER
3
U'FLO
U'FLO
U'FLO
FILTRATION
FILTRATE
TAILINGS
TO DISPOSAL

5.0 PRE-CONCENTRATION PILOT PLANT FLOWSHEET AND ECONOMIC ANALYSIS

5.1 Summary

The Bear Lodge ReO concentration process consists of crushing, scrubbing/attritioning and sizing of the ore to produce a high grade ReO concentrate and low grade tailings. The concentrate is dewatered in preparation for feeding to an acid leach plant. The screen size of the separation of the concentrate from the tailings is a function of the grade of the ore, the price received for the ReO produce produced and the cost of process and concentrate.

Based on the scrubbing/attritioning test results from MSRDI the pilot plant flowsheet for the bear Lodge FMR ore should consist of the following.

- Jaw crusher
- Rotary drum washing with trammel screen (1/2 high)
- Wet vibrating screen (2-deck), 0.25 high and 6 (10 or 210) mesh
- Spiral classifier (optional)
- Vacuum filter

5.2 Introduction

A concentration step has been proposed for the Bear Lodge REO ore. The purpose of concentration is to increase the grade of the material being leached. Because leaching requires acid equal in weight to the weight of ore (concentrate) being leached the higher the grade of the leach f4ed the lower the cost of the ReO product.

The concentration process being evaluated is a scrubbing;/attrition of the ore followed by sizing to separate out the high grade fines from the low grade coarse size fraction. The screen size at which the separation is made is calculated based on the incremental value of ReO recovered by including a coarser size fraction versus the incremental cost of processing the additional weight of that additional size fraction. This concentration process results in a upgrading of the ReO content of the material being leached at the cost of loss of ReO values in the coarse fraction being discarded. The optimum parameters for the concentration process are a function of the cost of concentration, the cost of leaching the ReO recovery and the price received from the ReO produced. A methodology for optimizing the concentrator operating parameters has been presented previously.

Recent increases in the rice of ReOs have been significant. Re-examining the optimum concentrator operating parameters in light of the current ReOs, prices is required. This document recalculated the concentrator operating parameters for several different scenarios of ore grade, operating cost and ReO price.

5.3 Economic Analysis of Concentrator Operating Parameters

Four scenarios have been analyzed differing the ore grade and value of the ReO contained in the ore. The results are shown in Table 1, 2, 3 and 4 which show the optimum operating parameters and net value of a ton of ore.

Table 1 is the base case scenario and has been presented previously. The ore grade is 8.4% ReO and ReO in the ore has a value of $140 per each percent ReO in the ore. The concentrator scrubs/attritions the ore and makes a size separation at 20 mesh. The concentrate contains 95.4% of the ReO in 52.1% of the feed weight.

For Table 2 the ore grade is maintained at 8.84% ReO in the ore has a value of $500 per each percent ReO in the ore. The concentrator scrubs/attritions the ore and makes a size separation at 1 inch. The concentrate contains 98.4% of the ReO in 72.7 percent of the feed weight.

For Table 3 the ore grade has been reduced to 4.38% ReO and value of the ReO in the ore is maintained at $14 for each one percent ReO in the ore. (It has been assumed that the ReO grade of each size fraction is reduced by half and this needs to be confirmed.) The concentrator scrubs/attritions the ore and makes a size separation at 35 mesh. The concentrate contains 92.2% of the ReO in 46.1 percent of the feed.

In Table 4 the ore grade is maintained at 4.38 percent ReO but the value of the ReO and the ore is assumed to be $500 for each one percent ReO. The concentrator scrubs/attritions the ore and makes a size separation at 10 mesh. The concentrate contains 96.6% of the ReO in 57.9% of the feed weight.

5.4 Concentration Flowsheet

The pilot plant flowsheet starts with a jaw crusher to crush the ROM or to -3 inches. The crush ore then goes to a rotary drum washing in which it is tumbled at high percent solids for sufficient time to scrub/attrition the ReO contained minerals off of the barren gangue particles. Exiting the rotary drum washing the pulp passes through the ½ inch trammel attached to the end of the washing in which the +1/2 inch barren gangue is removed. The -1/2 inch fraction then goes to a double deck vibrating screen. The top deck (-1/4 inch) protects the bottom deck (6, 10 or 20 mesh) which separates out the fine fraction containing the ReO. The screen oversize joins the trammel over size and is sent to the waste pile. They screen undersize is d3ewatered and filtered. The filter cake becomes the feed to the acid leach plant. The flowsheet is attached along with a description of the rotary drum washer.



Jaw Crusher
3 inch
Water
Rotary Drum Washer
Water
1/4 Inch Trommel
-1/2 inch
Water
Double Deck Vibrating Screen
Optional
Spiral Classifier
Underflow
Overflow
Vacuum Filter
Bear Lodge - Concentrator
Rare Element Resources, Inc
Vancouver, B.C.
Drawing: FS001
Revision: 0
Leach, Inc.
Tucson, AZ
Date: Mar 18, 2011
Drawn by: RJR

TABLE 1 Mild Autogenous Scrubbing Results

Size		Weight			% REO			REO Distribution			Value, $/t		
mesh	microns	%	Cum % Retained	Cum % Passing	%	Cum. Retained	Cum. Passing	%	Cum. Retained	Cum. Passing	Incremental Fraction, $/t	Cum. Passing Pre-conc, $/t	Net Value/ton mined, $/t
+3"	76200	21.1	21.1	78.9	0.5	0.5	11.1	1.3	1.3	98.7	-276	1199	919
+2"	50800	1.5	22.6	77.4	0.3	0.5	11.3	0.1	1.3	98.7	-301	1228	924
+1"	25400	4.6	27.3	72.7	0.5	0.5	12.0	0.3	1.6	98.4	-275	1324	937
+1/4"	6350	8.5	35.8	64.2	1.1	0.7	13.4	1.1	2.7	97.3	-193	1525	953
+6m	3660	2.5	38.3	61.7	0.9	0.7	13.9	0.3	2.9	97.1	-225	1595	959
+10m	1680	3.8	42.1	57.9	1.0	0.7	14.7	0.4	3.4	96.6	-206	1714	966
+20m	840	5.8	47.9	52.1	1.8	0.8	16.2	1.2	4.6	95.4	-94	1914	972
+35m	420	6.0	53.9	46.1	4.6	1.3	17.7	3.2	7.8	92.2	301	2125	954
+48m	297	2.9	56.8	43.2	7.8	1.6	18.3	2.5	10.3	89.7	735	2218	933
+100m	149	5.0	61.8	38.2	11.4	2.4	19.3	6.4	16.7	83.3	1241	2346	870
+200m	74	5.9	67.7	32.3	14.1	3.4	20.2	9.4	26.1	73.9	1619	2479	775
+325m	44	5.0	72.7	27.3	16.0	4.3	21.0	9.0	35.1	64.9	1886	2587	681
+500m	25	5.1	77.7	22.3	18.3	5.2	21.6	10.5	45.6	54.4	2208	2673	569
-500m	-25	22.3	100.0		21.6	8.8		54.4	100.0		2673		
	Calc. Head	100.0			8.84			100.0					

REO Value =	$	140.00 /%REO
Pre-concentration OPEX =	$	8.00 /ton
Processing cost for pre-conc. =	$	350.00 /t pre-conc
Mining cost =	$	3.00 /ton rock
Stripping ratio =		5.0 tons waste/ton ore

TABLE 2 Mild Autogenous Scrubbing Results

Size		Weight			% REO			REO Distribution			Value, $/t		
mesh	microns	%	Cum % Retained	Cum % Passing	%	Cum. Retained	Cum. Passing	%	Cum. Retained	Cum. Passing	Incremental Fraction, $/t	Cum. Passing Pre-conc, $/t	Net Value/ton mined, $/t
+3"	76200	21.1	21.1	78.9	0.5	0.5	11.1	1.3	1.3	98.7	-84	5181	4060
+2"	50800	1.5	22.6	77.4	0.3	0.5	11.3	0.1	1.3	98.7	-176	5286	4063
+1"	25400	4.6	27.3	72.7	0.5	0.5	12.0	0.3	1.6	98.4	-82	5627	4066
+1/4"	6350	8.5	35.8	64.2	1.1	0.7	13.4	1.1	2.7	97.3	211	6346	4048
+6m	3660	2.5	38.3	61.7	0.9	0.7	13.9	0.3	2.9	97.1	97	6598	4046
+10m	1680	3.8	42.1	57.9	1.0	0.7	14.7	0.4	3.4	96.6	166	7023	4040
+20m	840	5.8	47.9	52.1	1.8	0.8	16.2	1.2	4.6	95.4	564	7736	4007
+35m	420	6.0	53.9	46.1	4.6	1.3	17.7	3.2	7.8	92.2	1975	8489	3888
+48m	297	2.9	56.8	43.2	7.8	1.6	18.3	2.5	10.3	89.7	3526	8820	3786
+100m	149	5.0	61.8	38.2	11.4	2.4	19.3	6.4	16.7	83.3	5332	9278	3519
+200m	74	5.9	67.7	32.3	14.1	3.4	20.2	9.4	26.1	73.9	6683	9753	3124
+325m	44	5.0	72.7	27.3	16.0	4.3	21.0	9.0	35.1	64.9	7637	10138	2744
+500m	25	5.1	77.7	22.3	18.3	5.2	21.6	10.5	45.6	54.4	8785	10445	2300
-500m	-25	22.3	100.0		21.6	8.8		54.4	100.0		10445		
	Calc. Head	100.0			8.84			100.0					

REO Value =	$	500.00 /%REO
Pre-concentration OPEX =	$	8.00 /ton
Processing cost for pre-conc. =	$	350.00 /t pre-conc
Mining cost =	$	3.00 /ton rock
Stripping ratio =		5.0 tons waste/ton ore

TABLE 3 Mild Autogenous Scrubbing Results

Size		Weight			% REO			REO Distribution			Value, $/t		
mesh	microns	%	Cum % Retained	Cum % Passing	%	Cum. Retained	Cum. Passing	%	Cum. Retained	Cum. Passing	Incremental Fraction, $/t	Cum. Passing Pre-conc, $/t	Net Value/ton mined, $/t
+3"	76200	21.1	21.1	78.9	0.3	0.5	11.1	1.3	1.3	98.7	-315	1199	919
+2"	50800	1.5	22.6	77.4	0.2	0.5	11.3	0.1	1.3	98.7	-329	1228	924
+1"	25400	4.6	27.3	72.7	0.3	0.5	12.0	0.3	1.6	98.4	-315	1324	937
+1/4"	6350	8.5	35.8	64.2	0.1	0.7	13.4	1.1	2.7	97.3	-341	1525	953
+6m	3660	2.5	38.3	61.7	0.5	0.7	13.9	0.3	2.9	97.1	-287	1595	959
+10m	1680	3.8	42.1	57.9	0.5	0.7	14.7	0.4	3.4	96.6	-280	1714	966
+20m	840	5.8	47.9	52.1	0.9	0.8	16.2	1.2	4.6	95.4	-224	1914	972
+35m	420	6.0	53.9	46.1	2.3	1.3	17.7	3.2	7.8	92.2	-28	2125	954
+48m	297	2.9	56.8	43.2	3.9	1.6	18.3	2.5	10.3	89.7	196	2218	933
+100m	149	5.0	61.8	38.2	5.7	2.4	19.3	6.4	16.7	83.3	448	2346	870
+200m	74	5.9	67.7	32.3	7.1	3.4	20.2	9.4	26.1	73.9	637	2479	775
+325m	44	5.0	72.7	27.3	8.0	4.3	21.0	9.0	35.1	64.9	770	2587	681
+500m	25	5.1	77.7	22.3	9.3	5.2	21.6	10.5	45.6	54.4	952	2673	569
-500m	-25	22.3	100.0		10.8	8.8		54.4	100.0		1162		
	Calc. Head	100.0			4.38			100.0					

REO Value =	$ 140.00	/%REO
Pre-concentration OPEX =	$ 8.00	/ton
Processing cost for pre-conc. =	$ 350.00	/t pre-conc
Mining cost =	$ 3.00	/ton rock
Stripping ratio =	5.0	tons waste/ton ore

TABLE 4 Mild Autogenous Scrubbing Results

Size		Weight			% REO			REO Distribution			Value, $/t		
mesh	microns	%	Cum % Retained	Cum % Passing	%	Cum. Retained	Cum. Passing	%	Cum. Retained	Cum. Passing	Incremental Fraction, $/t	Cum. Passing Pre-conc, $/t	Net Value/ton mined, $/t
+3"	76200	21.1	21.1	78.9	0.3	0.5	11.1	1.3	1.3	98.7	-225	5181	4060
+2"	50800	1.5	22.6	77.4	0.2	0.5	11.3	0.1	1.3	98.7	-275	5266	4063
+1"	25400	4.6	27.3	72.7	0.3	0.5	12.0	0.3	1.6	98.4	-225	5627	4066
+1/4"	6350	8.5	35.8	64.2	0.1	0.7	13.4	1.1	2.7	97.3	-317	6346	4048
+6m	3660	2.5	38.3	61.7	0.5	0.7	13.9	0.3	2.9	97.1	-125	6598	4046
+10m	1680	3.8	42.1	57.9	0.5	0.7	14.7	0.4	3.4	96.6	-100	7023	4040
+20m	840	5.8	47.9	52.1	0.9	0.8	16.2	1.2	4.6	95.4	100	7736	4007
+35m	420	6.0	53.9	46.1	2.3	1.3	17.7	3.2	7.8	92.2	800	8489	3888
+48m	297	2.9	56.8	43.2	3.9	1.6	18.3	2.5	10.3	89.7	1600	8820	3786
+100m	149	5.0	61.8	38.2	5.7	2.4	19.3	6.4	16.7	83.3	2500	9278	3519
+200m	74	5.9	67.7	32.3	7.1	3.4	20.2	9.4	26.1	73.9	3175	9753	3124
+325m	44	5.0	72.7	27.3	8.0	4.3	21.0	9.0	35.1	64.9	3650	10138	2744
+500m	25	5.1	77.7	22.3	9.3	5.2	21.6	10.5	45.6	54.4	4300	10445	2300
-500m	-25	22.3	100.0		10.8	8.8		54.4	100.0		5050		
	Calc. Head	100.0			**4.38**			100.0					

REO Value =	$	500.00 /%REO
Pre-concentration OPEX =	$	8.00 /ton
Processing cost for pre-conc. =	$	350.00 /t pre-conc
Mining cost =	$	3.00 /ton rock
Stripping ratio =		5.0 tons waste/ton ore

3. TUMBLING SCRUBBERS

Tumbling scrubbers are rotatable cylindrical shells, set more or less horizontally, with end closures sufficient to maintain a body of liquid within them, and with internal projections that serve to tumble the load on rotation. They operate, usually, at speeds well below critical (Sec. 5, Art. 2) and thus depend for their scrubbing action primarily on rubbing between the lumps of hard material in the feed, supplemented by such impact as occurs in cascading (see Sec. 5, Art. 2). At the usual low speeds the forces are insufficient to break material as soft as the ordinary pebble phosphates, but may disintegrate barite (Sec. 3, Art. 3) or nodular manganese oxides. Ordinary clays disintegrate relatively completely, if the harder material is 2-in. lump or larger, and the pulp is kept thin; tough clays, small lump, and thick pulps all tend toward the production of clay balls, which tend to float through without disintegration. The remedies are higher speeds to cause definite cataracting, introduction of a light load of steel tumbling media, and thin pulp; one or more being applied according to circumstances.

Drum scrubber in its simplest form (Fig. 2) is a cylindrical welded-steel shell, 5 to 7 ft. diameter by 8 to 25 ft. long, with plane or conical ends. It is mounted, with axis horizontal, on tires and rollers, and revolved 10 or 12 r.p.m. (170 to 190 f.p.m. peripheral speed) by spur gear. It is lined with chilled cast-iron or manganese-steel blocks, usually in alternate courses of smooth and lifter types, the lifters being set at an angle so as to both elevate and convey settled material from feed to discharge end. Water and suspended fines flow through, either concurrent or countercurrent, by reason of difference in diameter of feed and discharge openings. Lifters of spiral or radial types on the discharge head *a* may be used to lift the scrubbed rock to the discharge opening (see Sec. 5, Art. 8). Weight complete is from 20,000 to 85,000 lb. over the size range 5×8- to 7×24-ft.



Fig. 2. Drum scrubber (*after Allis-Chalmers Mfg. Co.*).

Operating conditions. Feed size for standard construction is usually 4-in. limiting. Larger lumps, 6- to 10-in., require larger feed and discharge openings and redesigned discharge-head lifters. Capacity is a matter of conveying rate, which depends upon the projection and inclination of the lifters and upon the coarseness of the feed. Manufacturers' ratings for 5-ft. drums are 20 to 75 t.p.h., for 6-ft. from 75 to 125 t.p.h., and for 7-ft. from 200 to 300 t.p.h., the lower values at each size corresponding, of course, to the higher and tougher clay contents of the feeds. Power consumption varies with the amount and specific gravity of coarse material in the feed, and upon the hardness of the sand and its resulting tendency to lift the load. Motor sizes recommended range from 10-hp. for a 5×8-ft. drum to 40-hp. for a 6×20-ft. and 125 hp. for the 7×24-ft. size. Water consumption depends upon the service, but is roughly within the range of 1 to 4 tons per ton of solid feed.

Blade mill; paddle mill (Fig. 3) is essentially a drum-type conflow scrubber with log-washer teeth *c* of adjustable angularity (Art. 4) and without an inside wash spray. In one form, it is trunnion-mounted, with trunnions capable of passing 12-in. lumps, and is fitted with a large gravity-feed hopper, a lifter-type discharge for coarse material, and a trunnion drum (see Fig. 4) having annular retaining rings to aid in maintaining level with a surging feed. It is built in the belief that the higher blades (as compared with the simple drum-type scrubber) will be more effective in disintegrating clay balls, by reason

of a cutting action; and that control of time-factor may be effected by adjustment of the pitch of the blades. Sizes are 6- and 7-ft. diameter by 16- to 30-ft. length. Performance data are not available but makers' ratings are 200 to 300 t.p.h.



Fig. 3. Blade mill (*after McLanahan & Stone Corp.*)

Cone-ended scrubber is a cylinder with 30° conical ends and spiral lifters carried up into the discharge-end cone to aid in discharging coarse material. It is effective for easy scrubbing, such as for lump limestone; it is doubtful whether it would be effective for difficult work.

Super-scrubber is used for refractory feeds that require intense tumbling for disintegration. LIFTERS are given more projection and the inclination toward the discharge end is decreased or eliminated. SPEED is increased to between 80 and 90% of critical so that there is much cataracting of the charge. POWER requirement is thus more than doubled. CAPACITY is decreased by reason of the decrease in conveying thrust. More good rock is crushed and broken. The machine should be heavier and more rugged generally to withstand the heavier duty.

Counterflow scrubber is designed to remove clay and fine sand from gravel and stone during the scrubbing operation. One form is shown in Fig. 4. It comprises a cylindrical shell with dished ends, trunnion mounted, with cylindrical axis horizontal. The feed end is lined with spiral lifters *a* directed toward the discharge end, so that material is heaped up beyond the inner ends of the lifters and thereafter flows by gravity to and through the discharge trunnion. The remainder of the cylinder is lined with lifter liners *b*, the ridges *c* parallel to the shell axis. A grate *d* at the feed end forms a perforate annulus around the feed chute, holding back the coarser material, but permitting egress of fines. Liquid flow toward this end is induced by making the diameter of the discharge opening smaller than the outside diameter of the grate and feed-trunnion opening. Spray pipe *e* with deflector jets (Fig. 9) projects into the discharge end as indicated. Speed is such that, with the lifters, the load is largely cataracted, and the low-level discharge minimizes cushioning. Counterflow acts to decrease in-load cushioning by removing much fine material shortly after entry; it also does final washing of product with the cleanest water. Usual diameters are 5 to 7 ft. and lengths from 1- to 1 3/4-times diameter. Outside screen (TRUNNION TROMMEL) *f*, bolted to the discharge spout, is used when close sizing of coarse products is unnecessary.



Fig. 4. Counterflow scrubber (*after Allis-Chalmers Mfg. Co.*).

In another form, with plane instead of dished ends, a chute projects adjustably into the discharge opening and the lifters are carried to the end of the shell; the combination serves to elevate and drop scrubbed material into the chute, and the extent of washing may be varied by the inward projection of the latter.

Screen scrubber is an imperforate section, usually at the head of a revolving screen washer (Art. 6). The cover sections are steel plate or manganese-steel castings, usually unlined, with longitudinal lifters, and, normally, an annular baffle at the end to increase time-factor somewhat and to make the falling load slightly heavier than otherwise. The action of a screen scrubber is much lighter than that of the drum-type machines above described; correspondingly, less thorough disintegration is demanded. For further detail of construction and operation see Sec. 7, Art. 5.

6.0 CAPITAL AND OPERATING COST ESTIMATE

The capital cost for a 1000 ton per day processing plant to produce a rare earth oxalate precipitate from the Bear Lodge oxide ore is estimated to be $24,100.000. The operating cost is estimated to be $280 per ton.

The capital and operating costs are of scoping level accuracy. The following were used as the basis for these estimates:

- Plant feed rate - 1000 tons per day
- Ore grade – 6-8 percent ReO
- ReO Recovery - 80 percent

The process includes single stage crushing of the run-of-mine ore followed by scrubbing the crush ore in a washing tube. The scrubbed ore is screened to remove the +0.25 inch fraction and attritioning the -0.25 fraction after dewatering to a pulp density of 50 percent. The attrition -0.25 inch fraction is then classified to remover the coarse fraction which is relatively cleaned of the rare earth values and the fine fraction, the concentrate, is dewatered to produce a feed to leaching.

The concentrate is leach at ambient temperatures in a strong hydrochloric acid solution. The pregnant leach solution (PLS) is recovered from the leached pulp and the ReOs precipitated with oxalic acid to form a rare earth oxalate. This rare earth oxalate is dried and prepared for shipment to another facility for the separation into the various rare earth products. The flowsheet for this process is shown in Figure 1.

The capital and operating costs do not include mining or shipping the final rare earth oxalate product. Site security is also not included. Both are assumed to be contracted to a third party.

The capital cost of the processing plant is estimated to be $20,600,000. The leaching, the precipitation, and hydrochloric acid regeneration and recovery circuits are not well defined resulting in the uncertainty of this cost.

Rolling stock consists of two wheeled loader, a fork lift and three light trucks and amounts to $1,300,000.

Buildings to house the processing plant, a lab and the general offices amount to $2,200,000. Laboratory equipment and office furniture has been included.

A total of 78 people are estimated to be required to operate the processing plant including supervision, maintenance, and support the operation (lab, secretarial, etc.). Labor cost is estimated to be $4,040,000 per year or about $11.50 per ton of ore processed.

Utilities (power, water, and fuel) are estimated to cost $5,470,000 per year or about $15.60 per ton.

Supplies including acid, (sulfuric acid, hydrochloric acid, and oxalic acid), water treatment chemicals, and maintenance supplies are estimated to cost $46,300,000 or about $132 per ton.

The total operating cost is estimated to be $55,800,000 per year or about $159 per ton. Taxes and insurance are not included.


ROM Ore
Crusher
Make-up Water
Scrubbing Tube
Trommel Screen
Coarse Rock to Waste
Solids/Liquid Separation
Attritioning
Classification
Oversize to Waste
Recycle Process Water
Dewatering
HCL Leaching
Make-up Hydrochloric Acid
Liquid/Solids Separation
Leach Residue to Waste
Solution Purification (if necessary)
Uranium and Thorium(?)
Oxalic Acid
Oxalate Precipitation
Liquid/Solids Separation
Drying and Packaging
Rare Earth Oxalate
Recycle Hydrochloric Acid
Hydrochloric Acid Regeneration and Recovery
Sulfuric Acid
Waste Soltuion Disposal

Bear Lodge Capital Cost

Production rate=	1000	tpd
Grade =	6	%REO
Recovery =	80	%
REO Production =	48	tpd

Operation	Discription	HP	tonnage, tph	Cost, $
Feeder	Wobbler, 3' wide 16 bars	15	42	135,200
Crusher	22" x 48" Double Toggle Jaw Crusher	100	42	241,000
Scrubbing Tube #1	42' x 35' log washer	200	21	143,150
Scrubbing Tube #2	42' x 35' log washer	200	21	143,150
Trommel Screen	60" x 26' trommel	25	42	121,523
Dewatering screen	DSM Screen, 5' x 9'	2	21	36,500
Thickener	100' dia	7.5	21	285,000
Attritioning	12-50ft3 cells	60	21	300,000
Classification	3 DSM Screen, 5' x 9'	2	21	109,500
Thickener	100' dia	7.5	21	285,000
Dewatering filter	Horizontal belt, 135 ft2	35	21	509,000
Leaching, Tanks	13 -7' x 9' polyethylene	--	13	34,541
Mixers	10 closed tank, 32" dia, 8 ft shaft	3	--	265,000
Thickening	50' dia	5	6	150,000
Residue Washing	Horizontal belt, 135 ft2	35	6	763,500
Solution Purification	????			500,000
Oxalate Precipitation	????			100,000
Liquid/Solids Separation	Thickener & Belt filter	25		300,000
Drying/Packaging	Rotary dryer, 6000lbs water/hr, 6' x 50'	25	60	237,000
HCl Recovery	Distillation unit			500,000
	TOTAL	747		5,159,064
		factor	4	
		Installed cost		20,636,256

Rolling Stock		QTY	Cost, $
	Wheel loader 9 cu. yd	1	800,000
	Wheel loader 5 cu. yd	1	400,000
	Fork lift, 5000 lbs	1	35,000
	Truck	3	90,000
		Total	1,325,000

Bulidings		$/ft^2	Ft^2	
	Preconcentration plant	25	20,000	500,000
	Leach Plant	25	20,000	500,000
	Precipitation/drying/packaging Plant	25	20,000	500,000
	Office w/equipment	150	2,000	300,000
	Laboratory w/equipment	200	2,000	400,000
			TOTAL	2,200,000
	TIOTAL			24,161,256

Tonnege rate= 1000 tpd Concentrate= 450 tpd

		number	rate, $/hr	rate, $/yr	Burden, %	Total	$/ton
Labor							
Operations							
Preconcentration							
	Operator	4	16.75		45	202,072	
	Helper	12	15.75		45	570,024	
Leahing							
	Operator	4	16.75		45	202,072	
	Helper	8	15.75		45	380,016	
Precipitation							
	Operator	4	16.75		45	202,072	
	Helper	8	15.75		45	380,016	
Packaging/Shipping							
	Operator	1	16.75		45	50,518	
	Helper	1	15.75		45	47,502	
HCl Recovery							
	Operator	4	16.75		45	202,072	
	Helper	4	15.75		45	190,008	
Tailings	Operator	1	16.75		45	50,518	
Assay	Chemist	1		60,000	40	84,000	
	Analysts	2		40,000	40	56,000	
	Sample Prep	2	15.75		45	95,004	
Maintenance							
	Mechanical	3	18.00		45	162,864	
	Electrical	2	20.50		45	123,656	
	Helper	6	15.75		45	285,012	
Supervision & G&A							
	Plant Manager	1		80,000	40	112,000	
	Assist. Manager	1		65,000	40	91,000	
	Accountant	1		65,000	40	91,000	
	HR	1		50,000	40	70,000	
	Bookkeeper	1		30,000	40	42,000	
	Enviromental/Saftey/Security	1		60,000	40	84,000	
	Metallurgist	1		65,000	40	91,000	
	Met Lab technician	2	14.50		45	87,464	
	Met Clerk	1	14.50		45	43,732	
	Secetary	1	14.00		45	42,224	
TOTAL Labor		78	68	10		**4,037,846**	**11.54**
Supplies							
Utilities							
	Power 747 HP @ $ 0.04 /kw-hr					233,956	0.67
	Water $ 0.50 /1000 gal 600 gal/ton					105,000	0.30
	Fuel 5 gal/ton $ 3.00 /gal		(135,000 BTUs/gal)		???????	5,250,000	15.00
					total	**5,588,956**	**15.97**
Reagents							
	Hydrochloric acid $ 700 /ton	0.1 t/ton concentrate			??????	11,025,000	31.50
	Sulfuric Acid $ 150 /ton	1.0 t/ton concentrate				23,625,000	67.50
	Oxalic Acid $ 1.00 /lb	0.2 t/ton product				6,720,000	19.20
	Flocculant $ 3.75 /lb	0.05 lbs/ton ore				65,625	0.19
	Caustic $ 125 /ton	200 lbs/ton ore				4,375,000	12.50
Maintance Supplies	2.0 % of Capital					483,225	1.38
TOTAL Supplies						**46,293,850**	**132.27**
TOTAL						***$ 55,920,652***	***$ 159.77***

APPENDIX

QEMSCAN Analysis of Oxidized Samples from the Bear Lodge Project, Wyoming





For James Clark
VP Exploration
Rare Element Resources Ltd.
Suite 410 - 325 Howe Street
Vancouver, BC V6C 1Z7 Canada
jim@appliedpetrographics.com

By Jane Stammer
Advanced Mineralogy Research Center
Colorado School of Mines
1310 Maple Street, Room 240
Golden, Colorado 80401 USA
jstammer@mines.edu

April 28, 2010

Table of Contents

Executive Summary

Four oxidized, REE samples were analyzed by QEMSCAN for mineralogy, locking and liberation characteristics, and mineral size distributions. Two of the samples were -6 mesh fraction samples, and two were -500 mesh fraction samples. Bastnasite is the most abundant REE mineral in all samples, and monazite is the second most abundant. Other REE minerals include small amounts of REE occurring within the matrixes of Mn+Fe oxides, and unidentifiable REE minerals that are <1 µm in size and/or very finely intergrown with gangue

In the two -6 mesh samples, bastnasite occurs as masses of very fine-grained, fibrous laths intergrown with almost all of the various gangue minerals; most often with biotite and Mn+Fe oxides. In samples Phase III and 949, only approximately 5% and 34% of bastnasite is liberated respectively. In the two -500 mesh samples, bastnasite is mostly intergrown with other REE minerals in sample 1272, and with biotite in sample 287. Unlike the -6 mesh samples, approximately 75% of bastnasite is liberated in the -500 mesh samples. Bastnasite abundance ranges from 3-20% in all samples.

Monazite occurs as subhedral crystals in all samples. It is often associated with biotite, Mn+Fe-oxides, and bastnasite. In samples Phase III and 949, only approximately 0% and 14% of monazite is liberated respectively. In samples 1272 and 287, approximately 74% and 52% of monazite is liberated respectively. Overall, monazite liberation is less than bastnasite. Monazite abundance ranges from 1-5% in all samples.

Because it is so intergrown and because of the fine-grained, fibrous habit of the individual grains, the true grain size of bastnasite can't be accurately determined at the 10-µm analysis resolution for the -6 mesh samples. The average grain size for the -500 mesh fractions ranges from approximately 5-7µm. Similarly, because it is so intergrown with gangue, the true grain size of monazite can't be accurately determined at the 10-µm analysis resolution for the -6 mesh samples. The average grain size for the -500 mesh fractions ranges from approximately 4-5 µm.

Project Background

In April, 2009, James Clark from Rare Element Resources sent four oxidized REE samples to the Advanced Mineralogy Research Center for QEMSCAN analysis. Two samples were -6 mesh fractions and two were -500 mesh fractions from the Bear Lodge Rare-Earth project in northeast Wyoming. Mineralization is hosted in both oxidized and unoxidized carbonatite dikes and veins. The primary aims of the project were to:

1. Quantify the modal mineralogy of the REE minerals and gangue phases in the oxidized samples;
2. Understand and quantify the locking and liberation characteristics of the ore; and
3. Calculate the particle size distribution of the REE minerals.

Sample Preparation and Measurements

The samples were received as -6 mesh and -500 mesh fractions. The following protocol was used for sample preparation:

1. Each of the four samples was split into a representative aliquot using a rotary micro-riffler.
2. Sized graphite was added to the -500 fraction samples to mitigate particle agglomeration, preferred orientation and settling. Subsequently, all samples were mounted in a 30-mm block with epoxy-resin and left to cure.
3. Because of the large particle size of the two -6 mesh fractions, three 30-mm blocks were made for each sample, and results were combined.
4. The blocks were ground and polished to obtain a flat surface for X-ray analysis.
5. The blocks were carbon coated to establish an electrically conductive surface.
6. The -6 mesh fraction samples were analyzed at a 10-μm resolution in Field Image (FI) mode. The -500 mesh samples were analyzed in Particle Mineral Analysis (PMA) mode at 2-micron resolution.

Notes on Mineral Definitions

1) Mn- and Fe-oxides are grouped together as Mn+Fe Oxides.
2) Ilmenite and rutile are grouped together and represent the total Ti-oxide phases.
3) Other gangue refers to less than 1% each of other silicates and oxides. These minerals consist primarily of quartz, muscovite, kaolinite, chlorite, albite, and others.
4) The REE minerals consist of monazite ((REE)PO_4) and the bastnasite-group minerals. In these oxidized samples, it seems that mostly bastnasite ((REE)CO_3F) occurs with only trace amounts of parasite + synchysite. They have been grouped together as bastnasite.
5) REE_nano consists of individual pixels that contain REE, but that cannot be accurately indentified by QEMSCAN. Many of the REE minerals that were identified were 1 µm or less in size. It is important to appreciate that the maximum resolution of the QEMSCAN instrument is approximately 1 µm. It is believed there are additional REE minerals in this sample that are less than 1 µm in size and are thus below the resolution of the system.
6) Mn+Fe(REE) refers to Mn+Fe±Ba-oxides that contain REE in their mineral matrix. (Refer to Figure 5)
7) Grains refer to individual minerals of one composition, while particles refer to natural agglomerations of many mineral grains.
8) Figure 12 illustrates mineral associations of the main REE in the samples. The determination of mineral "associations" is based on the frequency with which the system measured other minerals in proximity to the mineral of interest. It is an indication of the number of times a mineral is paired with another mineral.
9) Because they are so intergrown with gangue, and because bastnasite is so fibrous in nature, grain size determinations are inaccurate for bastnasite and monazite at the 10-µm analysis resolution for the -6 mesh fractions. REE mineral grain sizes for samples Phase III and 949 were therefore not calculated.

Results – Oxidized Samples


REO Phase III
6115A-09-949
6115A-09-1272
6184-10-287
0
10
20
30
40
50
60
70
80
90
100
Volume (%)

	REO Phase III	6115A-09-949	6115A-09-1272	6184-10-287
K-Feldspar	21	58	20	9
Biotite	26	13	28	41
Mn+Fe Oxides	16	16	15	10
Other Gangue	7	4	5	8
Apatite	1	1	5	3
Barite	2	<1	1	1
Ilmenite+Rutile	1	1	1	<1
Bastnasite	20	3	8	17
Monazite	2	1	5	2
REE_nano	2	<1	8	6
Mn+Fe (REE)	3	1	3	2

Figure 1. Chart displaying the modal mineralogy by volume % of the oxidized REE-bearing samples. Sample Phase III contains the highest abundance of REE-bearing minerals, while 949 contains the lowest abundance. Samples 1272 and 287 both have the highest percentages of liberated bastnasite grains at ~ 75%.

REO Phase III

- Gangue mineralogy in sample Phase III predominately consists of biotite (26%) K-feldspar (21%), and Mn+ Fe-oxides (16%). Other minor gangue minerals include barite (2%), apatite (1%), ilmenite + rutile (1%), and minor amounts of other silicates and oxides (7% total).
- REE mineralogy consists of bastnasite (20%), monazite (2%) Mn+Fe(REE) (3%) and REE-nano (2%).
- Bastnasite occurs as masses of very fine-grained, fibrous laths intergrown with almost all of the various gangue minerals (Figs. 2-3). The fibrous masses can be less than 10 μm in size to greater than 1mm. All of the gangue and REE mineral grains in this sample appear to be "cemented" together to form larger agglomerations of particles. Often, it appears that bastnasite ± monazite are the "cementing" minerals (Fig. 4) that rim and bind the other grains together. Approximately 5% of bastnasite grains are liberated, 16% are middlings, and 80% are locked. (Fig. 10). The high percentage of locked grains is most likely due to the large particle size of the sample.
- Monazite occurs as subhedral crystals and is also intergrown with almost all of the various gangue minerals (Figs. 2-3). Approximately 0% of monazite grains are liberated, 2% are middlings, and 97% are locked. (Fig. 11). Again, the high percentage of locked grains is most likely due to the large particle size of the sample.
- In this sample, it is evident that there are some Mn+Fe-oxides that may contain some REE in their matrixes (Fig. 5). The spectra for these minerals show that they are mostly Mn-rich but contain variable amounts of cerium. This accounts for approximately 3% of the total mineralogy in this sample.


1 mm
K-Feldspar
Mn+Fe Oxides
Biotite
Other Gangue
Background
Bastnasite
Monazite
Mn+Fe (REE)
Apatite
Ilmenite+Rutile
REE_nano
Barite

Figure 2. False-colored QEMSCAN images of example particles from sample Phase III. This sample has a high abundance of REE minerals (>20%). Bastnasite and monazite are highly intergrown with all the gangue minerals and appear to "cement" or bind smaller grains together into larger particles. Only 5% of bastnasite is liberated in this sample.


1A
100µm


1B


2A
100µm


2B


3
100µm


4A
5A
5B
6
7

Figure 3. Backscatter SEM images and QEMSCAN false-colored images of REE minerals in sample Phase III. 1A-B, 2A-B: Fine-grained, fibrous bastnasite grains (maroon) and monazite (magenta) intergrown with Mn+Fe-oxides (purple), Mn+Fe(REE) (pink), barite (black), apatite (aqua), quartz (salmon), and biotite (green). 3: Zoomed in view of 2A illustrating the fine-grained nature of bastnasite. 4A-B: Images illustrating the variability of REE minerals in Mn+Fe Oxides. 5A-B: Fine-grained intergrowth of bastnasite and Mn+Fe-oxides. 6-7: Images illustrating the grain size variability of REE minerals (bright phases), and the intergrowth between the REE minerals and gangue (bright and dark phases).


200µm
200µm

Figure 4. Backscatter SEM and false-colored QEMSCAN images of "cementing" textures of bastnasite and monazite. Bastnasite (maroon) and monazite (magenta) appear to rim and "cement" K-feldspar (turquoise) and other gangue minerals.


3
2
1
increasing cerium
Mn+Fe-oxide
30µm
Date :23 Apr 2010
Time :15:57:04
System Vacuum = 1.98e-005 Torr
Gun Vacuum = 1.64e-007 Torr
Filament Age = 1226.29 Hours Stage at Z = 20.000 mm
Contrast = 13.5 %
Brightness = 38.8 %
Mag = 251 X
WD = 21.0 mm
Signal A = QBSD
EHT = 25.00 kV
Fil I = 2.411 A
Spot Size = 539
1
2
3

Figure 5. Backscatter SEM image and semi-quantitative EDS X-ray spectra of three points of a Mn+Ba±Fe - oxide grain from sample Phase III. This grain has variable amounts of cerium within the matrix of the grain as evidenced by the three different spectral points. It seems that cerium may substitute for manganese in the Mn+Ba±Fe-oxide.

6115A-09-949

- Gangue mineralogy in sample 6115A-09-949 mainly consists of K-feldspar (58%) Mn+Fe-oxides (16%) and biotite (13%). Other minor gangue minerals include apatite (1%), ilmenite + rutile (1%), barite (<1%), and minor amounts of other silicates and oxides (4% total).
- REE mineralogy consists of bastnasite (3%), monazite (1%) Mn+Fe(REE) (1%) and minor REE-nano (<1%).
- Bastnasite occurs as masses of very fine-grained, fibrous laths variably intergrown with Mn+Fe-oxides ± monazite ± barite (Figs. 6-7). Approximately 34% of bastnasite grains are liberated, 17% are middlings, and 49% are locked. (Fig. 10).
- Monazite occurs as subhedral crystals intergrown with bastnasite and Mn+Fe-oxides (Figs. 6-7). Approximately 14% of monazite grains are liberated, 11% are middlings, and 75% are locked. (Fig. 11).


1 mm
K-Feldspar
Mn+Fe Oxides
Biotite
Other Gangue
Background
Bastnasite
Monazite
Mn+Fe (REE)
Apatite
Ilmenite+Rutile
REE_nano
Barite

Figure 6. False-colored QEMSCAN images of example particles from sample 949. This sample has a much lower abundance of REE minerals than the other -6 mesh sample, Phase III. Most of the sample consists of K-feldspar and biotite gangue. Bastnasite and monazite are mostly intergrown with Mn+Fe-oxides. Approximately 34% of bastnasite is liberated in this sample.


1A
1B
100µm
2A
2B
100µm
3A
3B
100µm

Figure 7. Backscatter SEM images and QEMSCAN false-colored images of REE minerals in sample 949. 1A-B, 2A-B: Fine-grained, fibrous bastnasite grains (maroon) intergrown with Mn+Fe-oxides (purple), Mn+Fe(REE) (pink), and barite (black). 3A-B: Monazite (magenta) intergrown with Mn+Fe-oxides, Mn+Fe(REE), and biotite (green). In the SEM images, areas of bright white contain more cerium.

6115A-09-1272

- Gangue mineralogy in sample 6115A-09-1272 primarily consists of biotite (28%), K-feldspar (20%), and Mn+Fe-oxides (15%). Other minor gangue minerals include apatite (5%), ilmenite + rutile (1%), barite (1%), and minor amounts of other silicates and oxides (5% total).
- REE mineralogy consists of bastnasite (8%), monazite (5%) Mn+Fe(REE) (3%) and REE-nano (8%). Because of the extremely fine particle size of the sample (<25 μm), approximately 8% of the particles are REE-nano.
- Bastnasite occurs as masses of very fine-grained, fibrous laths (Fig. 8). Approximately 76% of bastnasite grains are liberated, 13% are middlings, and 12% are locked. (Fig. 10). Of the middlings and locked grains, approximately 94% are associated with other REE-bearing phases (Fig. 12). The average grain size of bastnasite is approximately 5 μm.
- Monazite occurs as subhedral crystals (Fig 8). Approximately 74% of monazite grains are liberated, 12% are middlings, and 14% are locked. (Fig. 11). Of the middlings and locked grains, approximately 81% are associated with other REE-bearing phases, and 9% are associated with biotite. (Fig. 12). The average grain size of monazite is approximately 5 μm.


K-Feldspar
Mn+Fe Oxides
Biotite
Other Gangue
Background
Bastnasite
Monazite
Mn+Fe (REE)
Apatite
Ilmenite+Rutile
REE_nano
Barite
50 μm

Figure 8. False-colored QEMSCAN images of example grains from sample 1272.

6115A-09-287

- Gangue mineralogy in sample 6115A-09-287 primarily consists of biotite (41%), Mn+Fe-oxides (10%), and K-feldspar (9%). Other minor gangue minerals include apatite (3%), barite (1%), ilmenite + rutile (<1%), and minor amounts of other silicates and oxides (3% quartz, 8% total).
- REE mineralogy consists of bastnasite (17%), monazite (2%) Mn+Fe(REE) (2%) and REE-nano (6%). Because of the extremely fine particle size of the sample (<25 µm), approximately 6% of the particles are REE-nano.
- Bastnasite occurs as masses of very fine-grained, fibrous laths (Fig 9). Approximately 75% of bastnasite grains are liberated, 11% are middlings, and 14% are locked. (Fig. 10). Of the middlings and locked grains, approximately 42% are associated with other REE-bearing phases and 55% are associated with biotite (Fig. 12). The average grain size of bastnasite is approximately 7 µm.
- Monazite occurs as subhedral crystals (Fig 9). Approximately 52% of monazite grains are liberated, 8% are middlings, and 40% are locked (Fig. 11). Of the middlings and locked grains, approximately 63% are associated with other REE-bearing phases, and 30% are associated with biotite. (Fig. 12). The average grain size of monazite is approximately 4 µm.


K-Feldspar
Mn+Fe Oxides
Biotite
Other Gangue
Background
Bastnasite
Monazite
Mn+Fe (REE)
Apatite
Ilmenite+Rutile
REE_nano
Barite
50 µm

Figure 9. False-colored QEMSCAN images of example grains from sample 287.


Locking and Liberation of Bastnasite
Volume %
90
80
70
60
50
40
30
20
10
0
Phase III
949
1272
287
Sample
Liberated
Middlings
Locked

Figure 10. Graph illustrating the locking and liberation characteristics of bastnasite for all samples. The two -6 mesh fractions (Phase III and 949) have much lower values for bastnasite liberation than the two -500 mesh fractions (1272 and 287). This is most likely due to the large particle size of the -6 mesh fraction.


Locking and Liberation of Monazite
Volume %
120
100
80
60
40
20
0
Phase III
949
1272
287
Sample
Liberated
Middlings
Locked

Figure 11. Graph illustrating the locking and liberation characteristics of monazite for all samples. Similar to bastnasite, the two -6 mesh fractions (Phase III and 949) have much lower values for monazite liberation than the two -500 mesh fractions (1272 and 287). This is most likely due to the large particle size of the -6 mesh fraction.


Mineral Associations
Phase III
Volume %
50
45
40
35
30
25
20
15
10
5
0
Monazite
Bastnasite
K-Feldspar
Biotite
Other Gangue
Apatite
Barite
Mn+Fe Oxides
REE_nano
Monazite
Ilmenite+Rutile
Bastnasite
Mn+Fe (REE)
Mineral


Mineral Associations
Sample 949
Volume %
30
25
20
15
10
5
0
Monazite
Bastnasite
K-Feldspar
Biotite
Other Gangue
Apatite
Barite
Mn+Fe Oxides
REE_nano
Monazite
Ilmenite+Rutile
Bastnasite
Mn+Fe (REE)
Mineral


Mineral Associations
Sample 1272
Volume %
50
45
40
35
30
25
20
15
10
5
0
K-Feldspar
Biotite
Other Gangue
Apatite
Barite
Mn+Fe Oxides
REE_nano
Monazite
Ilmenite+Rutile
Bastnasite
Mn+Fe (REE)
Mineral
Monazite
Bastnasite


Mineral Associations
Sample 287
Volume %
60
50
40
30
20
10
0
K-Feldspar
Biotite
Other Gangue
Apatite
Barite
Mn+Fe Oxides
REE_nano
Monazite
Ilmenite+Rutile
Bastnasite
Mn+Fe (REE)
Mineral
Monazite
Bastnasite

Figure 12. Graphs displaying the mineral associations of the REE minerals bastnasite and monazite for all samples.

APPENDIX G
MARKET STUDY

IMCOA ABN 42 084 433 992

Industrial Minerals Company of Australia Pty Ltd

Rare Element Resources Ltd

Rare Earths Price Forecast (Revision #3)

The statements in this Forecast for Rare Earth Elements Ltd (RES) represent the considered views of the Industrial Minerals Company of Australia Pty Ltd (IMCOA). It includes certain statements that may be deemed "forward-looking statements." All statements in this overview, other than statements of historical facts, that address future market developments, government actions and events, are forward-looking statements. While IMCOA believes the outcomes expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include new rare earths applications, global economic conditions, the development of economic rare earths substitutes, actions by the Chinese government with respect to the control and management of the domestic rare earths industry and market conditions.

While, IMCOA has made every reasonable effort to ensure the veracity of the information presented it cannot expressly guarantee the accuracy and reliability of the estimates, forecasts and conclusions contained herein.

IMCOA agrees that the information contained within this Forecast may be used in RES PFS currently under preparation. The information contained in this document is not to be communicated to third parties without the written permission of IMCOA.

Dudley J Kingsnorth
24th January 2012

29 Van Kleef Circuit MT CLAREMONT Western Australia 6010

Tel: +61 8 9384 8483 Fax: +61 8 9286 2886 Mobile: 0417 922 805 email:djk@imcoa.com.au

Rare Earths Market Overview

Table 1: Estimated Global Rare Earths Demand in 2010 (t REO ±15%)

Application	**China**	**Japan & SE Asia**[1]	**USA**	**Others**	**Total**	**Market Share**
Catalysts	10,000	2,000	9,000	3,500	24,500	20%
Glass	6,500	1,500	1,000	1,000	10,000	8%
Polishing	11,000	5,500	1,000	1,500	19,000	16%
Metal Alloys	14,500	5,500	1,000	1,000	22,000	18½%
Magnets	17,000	3,500	500	1,000	22,000	18½%
Phosphors	5,500	2,000	500	500	8,500	7%
Ceramics	2,500	2,500	1,500	500	7,000	6%
Other	4,000	2,000	500	500	7,000	6%
Total	**71,000**	**24,500**	**15,000**	**9,500**	**120,000**	**100%**
Market Share	**59%**	**20%**	**13%**	**8%**	**100%**	**-**

Source: IMCOA, Roskill and CREIC

Note: 1. Large proportions of both the rare earth alloys for batteries and magnets are exported from China to Japan for the manufacture of the NiMH batteries and the NdFeB magnets; which, if they were included in the statistics as Japanese consumption would increase that country's consumption of rare earths to approximately 35,000t REO, or 40-50,000t of rare earths products. It is this dependence upon China as an effective sole source for many of these critical materials that is the driving force behind Japanese industry's support for non-Chinese rare earths projects.

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Table 2: Estimated Global Rare Earths Demand in 2011 (t REO ±15%)

Application	China	Japan & SE Asia[1]	USA	Others	Total	Market Share
Catalysts	11,000	2,000	5,000	2,000	20,000	19%
Glass	5,500	1,000	750	750	8,000	8%
Polishing	10,500	2,000	750	750	19,000	13%
Metal Alloys	15,000	4,000	1,000	1,000	21,000	20%
Magnets	16,500	3,500	500	500	21,000	20%
Phosphors	5,000	2,000	500	500	8,000	8%
Ceramics	3,000	2,000	1,500	500	7,000	7%
Other	3,500	1,500	500	500	6,000	5%
Total	**70,000**	**18,000**	**10,500**	**6,500**	**105,000**	**100%**
Market Share	**68%**	**16%**	**10%**	**6%**	**100%**	**-**

Source: IMCOA
Note 1: As per Table 1

Table 3: Forecast Rare Earths Sector Rates of Growth 2011-2020		
Application	**Growth between 2011 and 2016 with Comments**	**Growth between 2016 and 2020**
Catalysts	Modest recovery from 2011 in demand in 2012 (10%) then steady growth at 2-4%pa 2013 to 2016	Steady growth at 2-4%pa
Glass	Steady modest growth at 3-5%pa 2012 to 2016. There are alternatives to rare earths	Steady growth at 5-7%pa, due to high production of cerium with low prices
Polishing	Due to high prices in 2011, a large amount of re-cycling now takes place; some recovery in 2012 (10%) then steady growth at 4-6%pa	Steady growth at 5-10%pa, due to high production of cerium with low prices
Metal Alloys	Good recovery in 2012 (20%). But growth 2013 to 2016 constrained compared with recent years, due to adoption of Li-ion batteries on a large scale, at 4-8%pa.	Slower growth at 5-7% due to availability of Li-ion batteries
Magnets	Price and availability a constraint. Forecast growth of 8-12%pa could be greater if more of the rare earths used in permanent magnets were to become available on a long term sustainable basis and at reasonable prices	Ongoing growth at 10-15%pa
Phosphors	The new lighting devices, television and computer screens use less rare earths but are getting bigger and tend to be replaced more often. Hence steady growth rate at historic at 6-8%pa	Ongoing growth at 6-8%pa
Ceramics	Steady growth at historic rates of 6-8%pa	Steady growth at historic rates of 6-8%pa
Other	The use of cerium for water purification is included as a high growth application; leading to large increases in demand in 2012 and 2013. Other new applications are unknown but could include use of Gd in refrigeration. Growth rate of 6-10% 2014 to 2016	Ongoing growth at 8-12%pa, due to high production and low prices for cerium.
CAGR	Following a recovery in demand of 15-20% in 2012, IMCOA forecasts a CAGR for 2012-16 of 6-7%%pa, which is relatively slow for the rare earths market; due to supply uncertainties for HREEs and the general slowdown in the growth of Global GDP.	On the bases of a more secure supply of rare earths from ROW and a slightly more robust global economy the rare earths market, IMCOA forecast a CAGR for 2016 to 2020 of approx. 8%pa

Source: IMCOA

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Table 4: Forecast Global Rare Earths Demand in 2016[f] (t REO ±20%)

Application	China	Japan & SE Asia	USA	Others	Total	Market Share
Catalysts	15,500	2,500	5,500	1,500	25,000	16%
Glass	7,000	1,000	1,000	1,000	10,000	6%
Polishing	13,000	2,000	2,000	1,000	18,000	11%
Metal Alloys	23,000	3,000	2000	2,000	30,000	19%
Magnets	28,000	4,500	2,000	1,500	36,000	22½%
Phosphors	8,500	2,000	750	750	12,000	7½%
Ceramics	4,000	2,500	2,250	1,250	10,000	6%
Other	5,000	4,000	8,000	2,000	19,000	12%
Total	**104,000**	**21,500**	**23,500**	**11,000**	**160,000**	**100%**
Market Share	**65%**	**13%**	**15%**	**7%**	**100%**	**-**

Source: IMCOA

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Table 5: Forecast Global Rare Earths Demand in 2011, 2016 & 2020 (t REO ±20%)

Application	2011 Demand		2016 Demand		2020 Demand	
	Tonnes	%	Tonnes	%	Tonnes	%
Catalysts	20,000	19%	25,000	16%	28,000	13%
Glass	8,000	8%	10,000	6%	12,500	6%
Polishing	19,000	13%	18,000	11%	24,000	11%
Metal Alloys	21,000	20%	30,000	19%	37,500	17%
Magnets	21,000	20%	36,000	22½%	58,000	28%
Phosphors	8,000	8%	12,000	7½%	16,000	7%
Ceramics	7,000	7%	10,000	6%	13,000	6%
Other	6,000	5%	19,000	12%	26,000	12%
Total	**105,000**	**100%**	**160,000**	**100%**	**215,000**	**100%**

Source; IMCOA

Table 6: Global Rare Earths Supply and Demand 2005-20 (Tonnes, REO ±20%)								
Year	**Demand**			**Supply**			**China: Export Quota**	**Surplus/Deficit** (excluding stock drawdown)
	China	**ROW**	**Global**	**China**	**ROW**	**Global**		
2005	52,000t	46,000t	98,000t	110,000t	4,500t	114,500t	65,000t	16,500t
2006	60,000t	50,000t	110,000t	120,000t	5,500t	125,500t	62,000t	15,500t
2007	67,000t	53,000t	120,000t	121,000t	4,500t	125,500t	60,000t	5,500t
2008	68,000t	56,000t	124,000t	125,000t	4,000t	129,000t	56,000t	5,000t
2009	60,000t	25,000t	85,000t	120,000t	5,000t	125,000t	50,000t	40,000t
2010	71,000t	49,000t	120,000	109,000t	5,500t	114,500t	30,250t	5,500t
2011[f]	*70,000t*	*35,000t*	*105,000t*	*98,000t*	*6,500t*	*104,500t*	30,200t	*500t*
2012[f]	*80,000t*	*43,000t*	*123,000t*	*95,000t*	*15,000t*	*110,000t*	*30,000t*	*13,000t*
2013[f]	*86,000t*	*48,000t*	*134,000t*	*105,000t*	*25,000t*	*130,000t*	*28,000t*	*4,000t*
2014[f]	*92,000t*	*50,000t*	*142,000t*	*115,000t*	*36,000t*	*151,000t*	*26,000t*	*9,500t*
2015[f]	*98,000t*	*53,000t*	*151,000t*	*125,000t*	*48,000t*	*173,000t*	*24,000t*	*22,000t*
2016[f]	*104,000t*	*56,000t*	*160,000t*	*135,000t*	*60,000t*	*195,000t*	*22,000t*	*35,000t*
2020(prelim)	*140,000*	*75,000t*	*215,000t*	*165,000t*	*100,000t*	*265,000t*	*20,000t*	*50,000t*

Source: IMCOA

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Table 7: Forecast Global Demand and Supply for Individual Rare Earths in 2016 (±20%)

Rare Earth Oxide	Demand		Supply/Production	
	REO Tonnes	%	REO Tonnes	%
Lanthanum	36,750	23.0%	51,950	26.6%
Cerium	64,950	40.6%	80,750	41.4%
Praseodymium	7,650	4.8%	9,500	4.9%
Neodymium	29,825	18.6%	31,600	16.2%
Samarium	1,050	0.7%	3,900	2.0%
Europium	**675**	**0.4%**	**500**	**0.3%**
Gadolinium	2,275	1.4%	2,750	1.4%
Terbium	**600**	**0.4%**	**350**	**0.2%**
Dysprosium	**1,650**	**1.0%**	**1,475**	**0.8%**
Erbium	**1,050**	**0.7%**	**775**	**0.4%**
Yttrium	**13,350**	**8.3%**	**10,000**	**5.1%**
Ho-Tm-Yb-Lu	200	0.1%	1,450	0.7%
Total	**160,000**	**100.0%**	**195,000**	**100.0%**

Source: IMCOA

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Table 8: Forecast Global Demand and Supply for Individual Rare Earths in 2020 (±20%)

Rare Earth Oxide	Demand		Supply/Production	
	REO Tonnes	%	REO Tonnes	%
Lanthanum	44,200	20.6%	70,775	26.7%
Cerium	83,950	39.1%	112,300	42.3%
Praseodymium	11,475	5.3%	13,000	4.9%
Neodymium	**47,000**	**21.8%**	**43,000**	**16.3%**
Samarium	1,710	0.8%	5,125	1.9%
Europium	**1,460**	**0.7%**	**700**	**0.3%**
Gadolinium	2,550	1.2%	3,450	1.3%
Terbium	**860**	**0.4%**	**400**	**0.2%**
Dysprosium	**2,060**	**1.0%**	**1,725**	**0.7%**
Erbium	**1,360**	**0.6%**	**875**	**0.3%**
Yttrium	**17,875**	**8.3%**	**11,700**	**4.4%**
Ho-Tm-Yb-Lu	500	0.2%	1,950	0.7%
Total	**215,000**	**100.0%**	**265,000**	**100.0%**

Source: IMCOA

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Future Rare Earths Pricing

Given the determination by China to develop its rare earths resources for the prime benefit of its own manufacturing industry, it is considered likely that in the longer term rare earths prices will remain firm, with a distinct possibility that they will continue to increase until such time as Mountain Pass and Mt Weld are full capacity for their first phases of development. A history of recent rare earths prices is given below. Quarterly prices for 2011 are given overleaf; clearly demonstrating the influence of the announcement in July 2010 by the Chinese authorities that export quotas were reduced by 40% for 2010. Trade statistics indicate that under the influence of the resultant high prices and the general slowdown in the global economy demand fell from 120,000t REO in 2010 to 105,000t REO in 2011.

Table 9: Comparison of Average Annual Rare Earths Prices 2007-11

(Notes: 1.Source is *metal pages*© 2. Prices have been rounded)

Rare Earth Product	Rare Earths Price US$/kg FOB China[1,2]				
	2007	2008	2009	2010	2011
Lanthanum Oxide	$3.10	$7.75	$5.90	$22.85	$100
Cerium Oxide	$2.50	$4.35	$4.20	$21.25	$100
Praseodymium Oxide	$28.00	$27.00	$14.75	$45.60	$195
Neodymium Oxide	$29.00	$27.00	$14.85	$46.95	$230
Samarium Oxide	$4.50	$4.50	$4.50	$16.40	$100
Europium Oxide	$300	$475	$465	$550	$2,850
Gadolinium Oxide	$10.50	$9.75	$6.50	$22.00	$145
Dysprosium Oxide	$85	$110	$105	$225	$1,450
Terbium Oxide	$555	$650	$350	$530	$2,300
Yttrium Oxide	$6.85	$15.25	$13.50	$26.20	$140

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Table 10: Rare Earths Prices 2011 (US$/kg REO)

(Note: 1. Source: *metal pages*© 2. Figures have been rounded 3. Exchange Rate C¥=US$0.158)

Rare Earth	Chinese Export Prices						China Internal Prices 4Q2011
	1Q2011	2Q2011	3Q2011	4Q2011	Annual 2011	January 2011	
Lanthanum Oxide	$75	$140	$130	$55	$100	$50	$18
Cerium Oxide	$77½	$140	$125	$48	$100	$45	$21
Praseodymium Oxide	$120	$215	$240	$185	$195	$165	$115
Neodymium Oxide	$125	$255	$310	$215	$230	$195	$130
Samarium Oxide	$470	$120	$130	$80	$100	$80	$14
Europium Oxide	$725	$1,800	$5,100	$3,800	$2,850	$3,800	$2,300
Gadolinium Oxide	$80	$200	$190	$135	$145	$100	$48
Dysprosium Oxide	$400	$1,000	$2,400	$2,000	$1,450	$1,400	$1,150
Terbium Oxide	$700	$1,600	$4,000	$3,000	$2,300	$2,800	$1,750
Yttrium Oxide	$95	$160	$170	$125	$140	$90	$45
Lanthanum Metal	$80	$150	$150	$90	$90	$70	$100
Neodymium Metal	$160	$320	$425	$300	$295	$225	$175
Mischmetal (Low Zn/Mg)	$95	$170	$190	$160	$165	$150	$55
RE Carbonate (In China)	$9	$28	$29	$22	$22	$20	$9½

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Table 11 outlines IMCOA's price forecasts for rare earths prices in 2016 and 2020. These prices have been forecast on the basis of the future balance of supply and demand set against a background of a weak global economy.

Table 11: Forecast Rare Earths Prices for 2016 and 2020

Rare Earths Product	Rare Earths Price US$/kg FOB China ±20%[1]			
	2010[2]	2011[2]	2016[3]	2020[3]
Lanthanum Oxide	*$20*	$100	*$15*	*$12*
Cerium Oxide	*$15*	$100	*$15*	*$12*
Praseodymium Oxide	*$40*	$195	*$100*	*$100*
Neodymium Oxide	*$40*	$230	*$120*	*$150*
Samarium Oxide	*$10*	$100	*$20*	*$20*
Europium Oxide	*$550*	$2,850	*$2,500*	*$3,000*
Gadolinium Oxide	$20	$145	*$80*	*$75*
Dysprosium Oxide	*$200*	$1,450	*$1,500*	*$1,750*
Terbium Oxide	*$600*	$2,300	*$2,000*	*$2,250*
Yttrium Oxide	*$25*	$140	*$100*	*$120*

Notes: 1. The forecast prices are in 'real terms', that is there is no allowance for inflation, which it is assumed RES will incorporate in their economic modelling
2. The source of these prices is Metal Pages©
3. IMCOA forecast prices

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Developments That Could Impact on IMCOA's Forecasts

1. **Analyses of Rare Earths Deposits**
   In the compilation of the above tables estimating future production IMCOA has had to rely on the available public information, which is not necessarily up-to-date; indeed many of the analyses, particularly those given for Chinese provincial output, have remained unchanged for 10 years or more. Furthermore, in most mines the mine plan can be revised to extract the ore with a grade/analysis that maximises the profitability of the operation. Accordingly, the production forecasts should be used for guidance only; even though they are a good indication of those rare earths likely to be in short supply.

2. **Li-ion Battery Development**
   The promotion of hybrids and electrical vehicles as a means of substantially reducing global carbon emissions is gathering pace with an expectation in many quarters that production/sales could exceed one million in 2 years. Yet the NiMH hydride battery remains the battery of choice for hybrid vehicles and Li-ion battery technologies have yet to be produced/proven on a large manufacturing scale. While China, as a command economy, can hasten the adoption of this technology, IMCOA is of the view that the technology is unlikely to have an impact on the demand for lanthanum, in terms of a reduction in consumption, until 2016/17. If IMCOA's view is too pessimistic then lanthanum prices could fall within the next 3-4 years, while if it is proved to be too optimistic then lanthanum prices could be stronger in 2016 than indicated above.

3. **China's Rare Earth Export Quotas**
   With respect to rare earth export quotas China has not been as transparent as the consuming entities had hoped, making forecasting difficult. IMCOA has adopted the view that over the next decade the quotas will be reduced by 5-10%pa, which has been a factor in the forecast of future prices; particularly heavy rare earths. In the event that China chooses to freeze the quotas at a future date in order to maintain a market for Chinese producers then the forecast prices may prove to be too high.

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The recent issue of China's Export Quotas for the first half of 2012 showed a minimal reduction from 2011. However, the most contentious issue was the decision to split the Quota into light and heavy fractions, which will cause some administrative headaches and compound the shortage of heavy rare earths.

If the surplus of cerium does prove to be a real problem then it is possible that China could remove this rare earth from the quota list; maybe as soon as 2013, when the Molycorp and Lynas projects are running up to design capacity.

4. **Construction and Commissioning of Mountain Pass and Mt Weld**
   In the view of IMCOA both Molycorp and Lynas have adopted aggressive construction and start-up schedules which they may have problems in realising. IMCOA believes that it will take 3 years to reach design capacity from start-up for the initial phase of each project. It has been assumed that under pressure from a market seeking sustainable alternatives (due to ongoing export restrictions by China) Lynas will make a decision to construct Phase 2 of the Mt Weld Project in late 2012. However, major problems for either or both projects would heighten the shortage of rare earths and reduce the capacity/enthusiasm of the finance industry to fund other projects.

5. **'Other' Rare Earths Projects**
   Since the announcement of the large reduction in Chinese export quotas in 2010 Japan has made strong representations to China to re-instate the quotas; to no avail. In addition, the major Japanese consumers have been strong supporters of the non-Chinese alternatives: such as Toyota's sponsorship of the rare earths project at the Orissa Sands Complex in India.

   With the possible exception of the Orissa (Indian Rare Earths), Dubbo (Alkane Resources), Dong Pao (Toyota) and Steenkramskaal (GWMG) projects IMCOA is of the view that there is unlikely to be any substantive production from any other potential rare earths projects before 2016. Furthermore, the net production/sales from these relatively advanced projects is unlikely to exceed 10,000tpa REO by the end of 2015. It will be late 2012 before the next generation of rare earths projects that could meet the potential shortfall in supply will be identified; however, it

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appears that the Bear Lodge Project is well placed to be the next major greenfields light rare earths project to receive financial support for its development; supporting the possibility that the Project could be in the start-up phase in 2016.

6. Demand for Magnetic Rare Earths

For the next decade it appears that the rare earths industry will be driven by the demand for permanent rare earths magnets (for wind turbines, hard disc drives, hybrid vehicle drives, electric bicycle drives, audio-visual equipment drives, voice coils etc…). However, the composition of the present and foreseeable future sources of rare earths indicate that the demand cannot be satisfied (see Tables 7 and 8 above). If the prices of the 'magnetic' rare earths (Nd, Pr, Dy and Tb) were to rise to such an extent that the mining and processing of rare earths could be satisfied on their demand alone then there would be very large surpluses of lanthanum and cerium; a scenario that IMCOA considers unlikely at this point in time.

7. Environmental and OHS Standards

The increasing awareness by the UN, the EU, the USA, Japan and China, in particular, of the harm caused to individuals and the environment through inadequate environmental and OHS management practices is leading to the enactment of legislation that will effectively outlaw products that cannot be proven to originate from a 'clean source'. Inevitably this will lead to increased prices, particularly as has been witnessed in China in recent months; for which IMCOA has made some allowance in its forecasts. Nevertheless, the impact could be greater than estimated.

8. New Applications and Substitution

It is possible that a new rare earths application(s) could be developed within the next decade that could have a fundamental impact on the rare earths industry.
Similarly, it is possible that with rising prices substitutes for rare earths will be developed; although in most applications this is considered unlikely within the next 5years.

9. Change in Global Economic Conditions

The forecasts above are based upon a return to 'normal' economic conditions under which global GDP grows at 2½-4% pa; so, any significant departure from this range could impact on the volume and value of rare earths sales.

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ROCHE

Roche engineering
9815 Monroe Street, Suite 502
Sandy Utah, 84070
USA
Phone 801-871-2400
www.roche-engineering.com